UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No. 1)

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Soliciting Material under Rule 14a-12

Fathom Digital Manufacturing Corporation

(Name of Registrant as Specified in Its Charter)

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☐	No fee required

☒	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

PRELIMINARY PROXY MATERIALS—SUBJECT TO COMPLETION

Fathom Digital Manufacturing Corporation

1050 Walnut Ridge Drive

Hartland, Wisconsin 53029

     , 2024

Dear Stockholders:

You are cordially invited to attend a special meeting (such meeting, including any adjournments or postponements thereof, the “Special Meeting”) of the stockholders of Fathom Digital Manufacturing Corporation, a Delaware corporation (the “Company” or “Fathom”), which will be held entirely online in virtual meeting format at https://www.virtualshareholdermeeting.com/FATH2024SM, on      , 2024, at     Central time. You may submit questions and vote online during the online Special Meeting. We believe a virtual meeting provides expanded access, improves communication, enables increased stockholder attendance and participation and provides cost savings for our stockholders and the Company. Details regarding the business to be conducted at the Special Meeting are described in the accompanying proxy statement and the accompanying notice of Special Meeting (the “Notice of Special Meeting”). For purposes of attendance at the Special Meeting, all references in the accompanying proxy statement to “present in person” or “in person” shall mean virtually present at the Special Meeting.

At the Special Meeting you will be asked to consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger, dated as of February 16, 2024 (as may be amended from time to time in accordance with its terms, the “Merger Agreement”), by and among Fathom Digital Manufacturing Intermediate, LLC, a Delaware limited liability company (“Parent”), Fathom Digital Manufacturing Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Company Merger Sub”), Fathom Digital Manufacturing Merger Sub 2, LLC, a Delaware limited liability company and a wholly-owned subsidiary of Company Merger Sub (“LLC Merger Sub”), Fathom Holdco, LLC, a Delaware limited liability company and the partially-owned operating subsidiary of Fathom (“OpCo”), and Fathom, pursuant to which Company Merger Sub will merge with and into the Company, with the Company as the surviving corporation (the “Merger”). A copy of the Merger Agreement is attached as Annex A to the accompanying proxy statement. On the date of the closing of the Merger and immediately prior to completion of the LLC Merger, the Class A Units of Opco (other than those held by the Company) will be automatically exchanged for an equal number of shares of Class A Common Stock and each paired share of Class B Common Stock will be cancelled.

Parent, Company Merger Sub and LLC Merger Sub are affiliates of CORE Industrial Partners Fund I, L.P. (“CORE Fund I”), CORE Industrial Partners Fund I Parallel L.P. (“CORE Fund I Parallel”) and CORE Industrial Partners GP I, LLC (the general partner of CORE Fund I and CORE Fund I Parallel) and are collectively the holders of a majority of the outstanding capital stock of the Company (collectively with certain other funds managed by CORE Industrial Partners, LLC, the “CORE Funds”).

If the Merger is completed, each share of Fathom’s Class A common stock, par value $0.0001 per share (the “Class A Common Stock”), issued and outstanding immediately prior to the effective time of the Merger, other than certain excluded shares pursuant to the terms of the Merger Agreement, shall be cancelled and extinguished and automatically converted into and shall thereafter represent only the right to receive an amount in cash equal to $4.75 per share of Class A Common Stock (the “Merger Consideration”), payable to the holder thereof, without interest, subject to and in accordance with the terms and conditions of the Merger Agreement. Upon completion of the Merger, Fathom will become a private company and Fathom will no longer be required to file periodic and other reports with the SEC with respect to its Class A Common Stock. After the completion of the Merger, if you are an Unaffiliated Stockholder (as defined below), you will no longer have an equity interest in Fathom and will not participate in any potential future earnings of Fathom. The Merger Agreement and the Merger are described further in the accompanying proxy statement.

Whether or not you plan to attend the Special Meeting, you are urged to submit a proxy to vote your shares as promptly as possible to ensure your representation at the Special Meeting. Please review the instructions in the accompanying Notice of Special Meeting and proxy statement regarding the submission of proxies and voting.

The proposed transactions constitute a “going-private transaction” under the rules of the SEC. The CORE Funds hold approximately 63% of the voting power of Fathom’s outstanding capital stock.

The Fathom Board of Directors (the “Fathom Board”) formed a special committee (the “Special Committee”) consisting solely of independent and disinterested directors of Fathom to, among other things, review, evaluate and negotiate the Merger Agreement and the Merger, and other alternatives available to Fathom. After careful consideration, the Special Committee, pursuant to resolutions adopted at a meeting of the Special Committee held on February 15, 2024, (i) determined the terms and conditions of the Merger Agreement and the transactions contemplated thereby (the “Transactions”), including the Merger, to be advisable and fair to, and in the best interests of, the Company and the Company’s stockholders, including the Unaffiliated Stockholders (as defined below), and (ii) recommended that the Fathom Board approve the Merger Agreement and the Transactions, including the Merger, and submit and recommend the Merger Agreement to the Company’s stockholders for approval and adoption thereby. As part of its evaluation of the Merger Agreement and the Transactions, including the Merger, the Special Committee received advice from the Special Committee’s independent legal and financial advisors, consulted with Fathom’s management and considered various material factors, including those summarized in the accompanying proxy statement.

Based on the unanimous recommendation of the Special Committee, the Fathom Board, pursuant to resolutions adopted at a meeting of the Fathom Board held on February 15, 2024, (i) determined the terms and conditions of the Merger Agreement and the Transactions, including the Merger, to be advisable and fair to, and in the best interests of, the Company and the Company’s stockholders, including the Unaffiliated Stockholders, (ii) approved and declared advisable the Merger Agreement and the Transactions, including the Merger, (iii) resolved to recommend that the stockholders of the Company vote to adopt and approve the Merger Agreement in accordance with the DGCL and (iv) directed that the Merger Agreement be submitted to the stockholders of the Company for adoption thereby.

The Fathom Board, acting upon the unanimous recommendation of the Special Committee, recommends that you vote “FOR” the proposal to approve and adopt the Merger Agreement and the Merger.

Your vote is very important, regardless of the number of shares of Company stock you own. The approval of the proposal to adopt the Merger Agreement requires the affirmative vote of the holders of at least a majority of the voting power of the outstanding shares of Class A Common Stock and the outstanding shares of the Company’s non-economic, vote-only Class B common stock, par value $0.0001 per share (together with the Class A Common Stock, the “Company Common Stock”), in each case entitled to vote in accordance with the DGCL and voting together as a single class. Each record holder of Company Common Stock is entitled to one (1) vote for each share of Company Common Stock owned of record on the Record Date. If you fail to vote on the proposal to adopt the Merger Agreement and the Merger, the effect will be the same as a vote against the proposal.

You will also be asked to vote at the Special Meeting on one or more proposals to adjourn the Special Meeting, if necessary or appropriate, including adjournments to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to adopt the Merger Agreement, which requires the affirmative vote of the holders of a majority of the voting power of the shares of Company Common Stock present in person or represented by proxy at the virtual Special Meeting and entitled to vote thereon, assuming that a quorum is present.

For each of the foregoing proposals, each record holder of Company Common Stock is entitled to one (1) vote for each outstanding share of Company Common Stock owned of record on the Record Date.

The Fathom Board, acting upon the unanimous recommendation of the Special Committee, recommends that you vote “FOR” the proposal to adjourn the Special Meeting, if necessary or appropriate.

In considering the recommendations of the Fathom Board, Fathom’s stockholders should be aware that the executive officers and directors have certain interests in the Merger that may be different from, or in addition to, the interests of Fathom’s stockholders generally. Those interests are more fully described in the accompanying proxy statement. The Special Committee and the Fathom Board were aware of these interests and considered them, among other matters, in making their recommendations.

The CORE Funds, which hold approximately 63% of the voting power of Fathom’s outstanding capital stock, entered into a Support Agreement with Fathom and Parent pursuant to which, among other things, the CORE Funds have agreed, subject to the terms, conditions and limitations set forth therein, to (i) vote all shares of Company Common Stock beneficially owned by the CORE Funds in favor of the Merger Agreement and the Merger, (ii) not exercise dissenters’ rights, appraisal rights or vote in favor of an alternative proposal or other action that would reasonably be expected to prevent, interfere with, adversely affect or delay the Merger and (iii) not sell, assign, transfer, encumber or otherwise dispose of any shares of Fathom held by the CORE Funds, or enter into any contract, option or other arrangement or understanding with respect to the sale, assignment, transfer, encumbrance or other disposition of any shares of Company Common Stock held by the CORE Funds, other than as provided under certain customary exceptions contained therein. A copy of the Support Agreement is attached as Annex B to the accompanying proxy statement. Accordingly, subject to the terms and conditions contained therein, the required vote by the CORE Funds at the Special Meeting pursuant to the Support Agreement is expected to result in a majority of outstanding shares of Company Common Stock being voted in favor of the proposal to approve and adopt the Merger Agreement, with the result that such proposal will be adopted.

Completion of the Merger is subject to the satisfaction or waiver of certain conditions set forth in the Merger Agreement. The accompanying proxy statement provides you with more detailed information about the Special Meeting, the Merger Agreement and the Merger. We encourage you to carefully read the entire proxy statement and its annexes, including the Merger Agreement and the documents referred to or incorporated by reference in the accompanying proxy statement in their entirety. You may also obtain additional information about Fathom from other documents we have filed with the SEC and incorporated by reference in the accompanying proxy statement in their entirety, for risks relating to our business and for a discussion of the risks you should consider in evaluating the proposed transactions and how they may affect you.

Thank you in advance for your continued support.

Sincerely,

TJ Chung
Chair of the Board

The accompanying proxy statement is dated    , 2024, and is first being mailed to Fathom’s stockholders on or about    , 2024. Capitalized terms used, but not defined, in this letter to stockholders have the meanings given to such terms in the accompanying proxy statement.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE MERGER, PASSED UPON THE MERITS OR FAIRNESS OF THE MERGER AGREEMENT OR THE MERGER, OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE INFORMATION CONTAINED IN THIS DOCUMENT OR THE ACCOMPANYING PROXY STATEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

1050 Walnut Ridge Drive

Hartland, Wisconsin 53029

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

Dear Stockholders:

You are cordially invited to attend a special meeting (such meeting, including any adjournments or postponements thereof, the “Special Meeting”) of the stockholders of Fathom Digital Manufacturing Corporation, a Delaware corporation, which we refer to as the “Company” or “Fathom,” to be held on      , 2024, at   Central time. The Special Meeting will be held entirely online in virtual meeting format. You will be able to attend the Special Meeting, submit your questions and vote online during the meeting by visiting https://www.virtualshareholdermeeting.com/FATH2024SM. For purposes of attendance at the Special Meeting, all references in the accompanying proxy statement to “present in person” or “in person” shall mean virtually present at the Special Meeting.

The Special Meeting is being held to consider and vote on the following proposals:

1. a proposal to approve and adopt the Agreement and Plan of Merger, dated as of February 16, 2024 (as may be amended from time to time in accordance with its terms, the “Merger Agreement”), by and among Fathom Digital Manufacturing Intermediate, LLC, a Delaware limited liability company (“Parent”), Fathom Digital Manufacturing Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Company Merger Sub”), Fathom Digital Manufacturing Merger Sub 2, LLC, a Delaware limited liability company and a wholly-owned subsidiary of Company Merger Sub, Fathom Holdco, LLC, a Delaware limited liability company and the partially-owned operating subsidiary of Fathom (“OpCo”), and Fathom, pursuant to which Company Merger Sub will merge with and into the Company, with the Company as the surviving corporation (the “Merger,”) and approve the transactions contemplated thereby, including the Merger (the “Merger Agreement Proposal”) (a copy of the Merger Agreement is attached as Annex A to the accompanying proxy statement); and

2. a proposal to approve one or more proposals to adjourn the Special Meeting, if necessary or appropriate, including adjournments to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the Merger Agreement Proposal (the “Adjournment Proposal”).

Parent, Company Merger Sub and LLC Merger Sub are affiliates of CORE Industrial Partners Fund I, L.P. (“CORE Fund I”), CORE Industrial Partners Fund I Parallel L.P. (“CORE Fund I Parallel”) and CORE Industrial Partners GP I, LLC (the general partner of CORE Fund I and CORE Fund I Parallel) and are collectively the holders of a majority of the outstanding capital stock of the Company (collectively with certain other funds managed by CORE Industrial Partners, LLC, the “CORE Funds”).

These items of business are more fully described in the proxy statement accompanying this Notice of Special Meeting.

The record date for the Special Meeting is      , 2024 (the “Record Date”). Only stockholders of record at the close of business on that date are entitled to notice of, and to attend and vote at, the Special Meeting or any adjournment or postponement thereof. Any stockholder entitled to attend and vote at the Special Meeting is entitled to appoint a proxy to attend and act on such stockholder’s behalf. Such proxy need not be a stockholder of Fathom. You may submit a proxy to vote your shares on the Internet, by telephone or by mail or you may attend the virtual Special Meeting and vote in person.

The Fathom Board of Directors, acting upon the unanimous recommendation of the Special Committee, has approved the Merger Agreement and the Merger, and recommends that you vote “FOR” the Merger Agreement Proposal and “FOR” the Adjournment Proposal.

The proposed transactions constitute a “going-private transaction” under the rules of the SEC. The CORE Funds hold approximately 63% of the voting power of Fathom’s outstanding capital stock.

Your vote is very important, regardless of the number of shares of Fathom Class A common stock, par value $0.0001 per share, and non-economic, vote-only Class B common stock, par value $0.0001 per share (collectively, “Company Common Stock”), you own. The approval of the Merger Agreement Proposal requires the affirmative vote of the holders of at least a majority of the voting power of the outstanding shares of Company Common Stock entitled to vote in accordance with the DGCL, as described in the accompanying proxy statement. If you fail to vote on the Merger Agreement Proposal, the effect will be the same as a vote against the Merger Agreement Proposal.

For each of the Merger Agreement Proposal and the Adjournment Proposal, each record holder of Company Common Stock is entitled to one (1) vote for each outstanding share of Company Common Stock owned of record on the Record Date.

To ensure your representation at the Special Meeting, it is important that you submit a proxy for your shares of Company Common Stock promptly, whether or not you plan to attend the virtual Special Meeting in person. As promptly as possible, please complete, date, sign and return the enclosed proxy card in the accompanying prepaid reply envelope, or submit your proxy over the Internet or by telephone by following the instructions set forth on the enclosed proxy card. Stockholders who attend the virtual Special Meeting may revoke their proxies and vote in person.

By Order of the Fathom Board of Directors,

TJ Chung
Chair of the Board

Fathom Digital Manufacturing Corporation

1050 Walnut Ridge Drive, Hartland, Wisconsin 53029

Dated:      , 2024

i

ii

		Page

OTHER IMPORTANT INFORMATION REGARDING FATHOM		114
	Directors and Executive Officers of Fathom	114
	Book Value per Share	117
	Market Price of Shares of Class A Common Stock and Dividends	118
	Security Ownership of Certain Beneficial Owners and Management	118
	Prior Public Offerings	120
	Certain Transactions in the Shares of Class A Common Stock	120
	Recent Information	121

OTHER IMPORTANT INFORMATION REGARDING THE PARENT ENTITIES		122
	The Parent Entities	122
	Directors, Executive Officers and Controlling Persons	123

DELISTING AND DEREGISTRATION OF THE CLASS A COMMON STOCK		124

STOCKHOLDER PROPOSALS AND NOMINATIONS		124
	Requirements for Stockholder Proposals to be Considered for Inclusion in Fathom’s Proxy Materials	124
	Requirements for Stockholder Proposals to be Brought before the Annual Meeting	124
	Requirements for Stockholder Nominations for Fathom Board Directors	124

WHERE YOU CAN FIND MORE INFORMATION		126

Annex A	Agreement and Plan of Merger, dated as of February 16, 2024, by and among Fathom Digital Manufacturing Intermediate, LLC, Fathom Digital Manufacturing Merger Sub, Inc., Fathom Digital Manufacturing Merger Sub 2, LLC, Fathom Holdco, LLC and Fathom Digital Manufacturing Corporation	A-1

Annex B	Support Agreement, dated as of February 16, 2024, by and among Fathom Digital Manufacturing Corporation, Fathom Digital Manufacturing Intermediate, LLC and the other parties thereto	B-1

Annex C	Opinion of Duff & Phelps, dated as of February 15, 2024	C-1

Annex D	Section 262 of the Delaware General Corporation Law of the State of Delaware	D-1

iii

DEFINED TERMS

Certain defined terms used in this proxy statement have the meanings given to them in the Merger Agreement, a copy of which is attached to this proxy statement as Annex A and which is incorporated by reference into this proxy statement in its entirety. Unless specified otherwise, whenever used in this proxy statement, the following terms have the meanings set forth below:

Acquisition Proposal has the meaning set forth in the Merger Agreement.

Adjournment Proposal means the proposal to approve one or more proposals to adjourn the Special Meeting, if necessary or appropriate, including adjournments to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to adopt the Merger Agreement Proposal.

Affiliate has the meaning set forth in the Merger Agreement.

Alternative Acquisition Agreement has the meaning set forth in the Merger Agreement.

Business Day has the meaning set forth in the Merger Agreement.

Class A Common Stock means the Company’s Class A common stock, par value $0.0001 per share.

Class A Unit Exchange has the meaning set forth in the Merger Agreement.

Class B Common Stock means the Company’s non-economic, vote-only Class B common stock, par value $0.0001 per share.

Closing has the meaning set forth in the Merger Agreement.

Closing Date has the meaning set forth in the Merger Agreement. See “Special Factors — Effective Time of the Merger.”

Code has the meaning set forth in the Merger Agreement.

Company means Fathom Digital Manufacturing Corporation (which also includes references to “Fathom,” “our,” “us” and “we”).

Company Board Recommendation Change has the meaning set forth in the Merger Agreement.

Company Common Stock means the Company’s Class A Common Stock and Class B Common Stock.

Company Disclosure Letter means the disclosure letter delivered by the Company to Parent and the Merger Subs in connection with the execution of the Merger Agreement.

Company ESPP means the Company’s 2021 Employee Stock Purchase Plan.

Company Material Adverse Effect has the meaning set forth in the Merger Agreement.

Company Merger Sub means Fathom Digital Manufacturing Merger Sub, Inc., a Delaware corporation.

Company Option has the meaning set forth in the Merger Agreement.

Company Restricted Stock Unit Award has the meaning set forth in the Merger Agreement.

Company Termination Fee means a cash amount equal to $813,771.

Company Warrants means those outstanding Public Warrants (as defined in the Warrant Agreement) and Private Placement Warrants (as defined in the Warrant Agreement) of the Company exercisable for shares of Class A Common Stock pursuant to the terms of the Warrant Agreement.

Continuing Employees has the meaning set forth in the Merger Agreement.

CORE Funds means, collectively, CORE Industrial Partners Fund I, L.P. (“CORE Fund I”), CORE Industrial Partners Fund I Parallel L.P. (“CORE Fund I Parallel”) and CORE Industrial Partners GP I, LLC (the general partner of CORE Fund I and CORE Fund I Parallel) and, solely for purposes of their equity commitment to Parent in accordance with the terms of the Equity Commitment Letter, CORE Industrial Partners Fund III, L.P. (“CORE Fund III”), CORE Industrial Partners Fund III Parallel, L.P. (“CORE Fund III Parallel”) and CORE Industrial Partners GP III, L.P. (the general partner of CORE Fund III and CORE Fund III Parallel).

COVID-19 means SARS-CoV-2 or COVID-19, and any evolutions or mutations thereof.

Credit Agreement Amendment means the Fourth Amendment, dated as of February 16, 2024, to the Credit Agreement, dated as of December 23, 2021, as previously amended by the First Amendment, Second Amendment and Third Amendment thereto, by and among Fathom Guarantor, LLC, Fathom Manufacturing, LLC, the Lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent, and as more fully described below under, “The Merger Agreement – Amendments to OpCo’s LLC Agreement, the Amended and Restated Tax Receivable Agreement and Fathom’s Credit Agreement.”

Delaware Certificate of Merger means a certificate of merger in such form as required by and in accordance with the applicable provisions of the DGCL.

DGCL means the General Corporation Law of the State of Delaware, as amended.

Dissenting Shares means shares of Class A Common Stock that are issued and outstanding as of immediately prior to the Merger Effective Time and held by stockholders who have not voted in favor of the adoption of the Merger Agreement and who have properly demanded appraisal of such shares in accordance with, and who have otherwise complied with, Section 262 of the DGCL.

Effective Time means the time at which the Merger becomes effective, being the time at which the Company Certificate of Merger is filed with the Office of the Secretary of State of the State of Delaware, or at such later time and date as may be agreed upon in writing by Parent, the Merger Subs and the Company and stated in the Company Certificate of Merger, as described in “Special Factors — Effective Time of the Merger” and “The Merger Agreement — Effective Time of the Merger.”

Equity Commitment Letter means the equity commitment letter, dated February 16, 2024, entered into by and between Parent and the CORE Funds.

Equity Securities means, with respect to any Person, (i) any shares of capital or capital stock (including any ordinary shares) or other voting securities of, or other ownership interest in, such Person, (ii) any securities of such Person convertible into or exchangeable for cash or shares of capital or capital stock or other voting securities of, or other ownership interests in, such Person or any of its Subsidiaries, (iii) any warrants, calls, options or other rights to acquire from such Person, or other obligations of such Person to issue, any shares of capital or capital stock or other voting securities of, or other ownership interests in, or securities convertible into or exchangeable for shares of capital or capital stock or other voting securities of, or other ownership interests in, such Person or any of its Subsidiaries or (iv) any restricted shares, stock appreciation rights, restricted units, performance units, contingent value rights, “phantom” stock or similar securities or rights issued by or with the approval of such Person that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any shares of capital or capital stock or other voting securities of, or other ownership interests in, or any business, products or assets of, such Person or any of its Subsidiaries.

Exchange Act means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

Excluded Shares means the Owned Company Shares and any Dissenting Shares.

Fathom Board means the board of directors of Fathom Digital Manufacturing Corporation.

GAAP means generally accepted accounting principles, consistently applied, in the United States.

Governmental Authority has the meaning set forth in the Merger Agreement.

Intervening Event has the meaning set forth in the Merger Agreement.

Law has the meaning set forth in the Merger Agreement.

LLC Merger means the proposed merger of LLC Merger Sub with and into OpCo with OpCo surviving the merger as a partially-owned subsidiary of the Company and a partially-owned subsidiary of Company Merger Sub.

LLC Merger Sub means Fathom Digital Manufacturing Merger Sub 2, LLC, a Delaware limited liability company.

Material Contract has the meaning set forth in the Merger Agreement.

Merger means the proposed merger of Company Merger Sub with and into the Company pursuant to the Merger Agreement in accordance with the applicable provisions of the DGCL, with the Company surviving the Merger as the surviving corporation and a wholly-owned subsidiary of Parent (and as a result of the Merger, OpCo, presently a partially-owned subsidiary of the Company, shall become a wholly-owned subsidiary of the Company).

Merger Agreement means the Agreement and Plan of Merger, dated as of February 16, 2024, by and among the Company, Parent and Merger Subs, as it may be amended from time to time.

Merger Agreement Proposal means the proposal to approve and adopt the Merger Agreement and the Transactions, including the Merger. A copy of the Merger Agreement is attached as Annex A to this proxy statement and is incorporated by reference in this proxy statement in its entirety.

Merger Consideration means $4.75 per share of Class A Common Stock in cash, without interest, less any applicable withholding taxes, subject to and in accordance with the terms and conditions of the Merger Agreement.

Merger Subs means, together, Company Merger Sub and LLC Merger Sub.

NYSE means the New York Stock Exchange.

OpCo means Fathom Holdco, LLC, a Delaware limited liability company and the partially-owned consolidated operating subsidiary of the Company.

OpCo Class A Units means the outstanding Class A Units of OpCo.

OpCo LLC Agreement Amendment means Amendment No. 1, dated as of February 16, 2024, to the Second Amended and Restated Limited Liability Company Agreement of OpCo, dated as of December 23, 2021, by and among the Company, OpCo and the other parties signatory thereto, and as more fully described below under, “The Merger Agreement – Amendments to OpCo’s LLC Agreement, the Amended and Restated Tax Receivable Agreement and Fathom’s Credit Agreement.”

Order has the meaning set forth in the Merger Agreement.

Owned Company Shares means each share of Class A Common Stock that, immediately before the Merger Effective Time, is (i) held by the Company as treasury stock, (ii) owned by Parent or Merger Subs or any of their Affiliates (including, for the avoidance of doubt, the Rollover Shares) and (iii) owned, directly or indirectly, by the CORE Funds.

Parent means Fathom Digital Manufacturing Intermediate LLC, a Delaware limited liability company.

Parent Entities means Topco, Parent, Company Merger Sub, LLC Merger Sub and the CORE Funds.

Payment Agent has the meaning set forth in the Merger Agreement.

Person has the meaning set forth in the Merger Agreement.

Record Date means      , 2024, being the record date for the Special Meeting.

Representatives has the meaning set forth in the Merger Agreement.

Rollover Shares has the meaning set forth in the Merger Agreement.

Securities Act means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

Software has the meaning set forth in the Merger Agreement.

Special Committee means a committee established by the Fathom Board consisting of the independent and disinterested members of the Fathom Board.

Special Meeting means the special meeting of the stockholders of the Company to be held on      , 2024, at   Central time in a virtual meeting format via live webcast, including any adjournment or postponement thereof.

Subsidiary has the meaning set forth in the Merger Agreement.

Superior Proposal has the meaning set forth in the Merger Agreement.

Support Agreement means the support agreement dated as of February 16, 2024, by and among the Company, Parent and the CORE Funds. A copy of the Support Agreement is attached as Annex B to this proxy statement and is incorporated by reference in the proxy statement in its entirety.

Surviving Corporation means the surviving corporation in the Company Merger in accordance with the Merger Agreement, as described in “The Merger Agreement — The Merger.”

Tax or Taxes has the meaning set forth in the Merger Agreement.

Third Person has the meaning set forth in the Merger Agreement.

Topco means Fathom Digital Manufacturing Topco, LLC, a Delaware limited liability company.

TRA Amendment means Amendment No. 1, dated as of February 16, 2024, to the Amended and Restated Tax Receivable Agreement dated as of April 4, 2023, by and among the Company, OpCo and the other parties thereto, as more fully described below under, “The Merger Agreement – Amendments to OpCo’s LLC Agreement, the Amended and Restated Tax Receivable Agreement and Fathom’s Credit Agreement.”

Transactions means the transactions contemplated by the Merger Agreement, including the Merger.

Unaffiliated Stockholders has the meaning set forth in the Merger Agreement.

Warrant Agreement means that certain Warrant Agreement, dated as of February 4, 2021, by and between the Company (formerly known as Altimar Acquisition Corporation II) and Continental Stock Transfer & Trust Company, a New York limited purpose trust company, as warrant agent.

Willful Breach has the meaning set forth in the Merger Agreement.

SUMMARY TERM SHEET

This summary term sheet highlights selected information in this proxy statement and may not contain all of the information about the Merger Agreement and the Transactions, including the Merger, that is important to you. You should carefully read this proxy statement in its entirety, including the annexes hereto and the other documents to which we have referred you, for a more complete understanding of the matters being considered at the Special Meeting, including, without limitation, the Merger Agreement attached as Annex A to this proxy statement. Each item in this summary term sheet includes a page reference directing you to a more complete description of that topic. See “Where You Can Find More Information.”

Because the Merger contemplated by the Merger Agreement constitutes a “going-private” transaction under SEC rules, Fathom, OpCo, the Parent Entities and certain of their affiliates have filed with the SEC a Transaction Statement on Schedule 13E-3 with respect to the Merger Agreement and the Merger. For more information about obtaining the Schedule 13E-3 and any amendments thereto, see “Where You Can Find More Information.”

Special Factors (page 22)

•

Certain Effects of the Merger; Treatment of Class A Common Stock. At the Effective Time, each share of Class A Common Stock issued and outstanding immediately prior to the Effective Time (other than the Excluded Shares) will be cancelled and extinguished and automatically converted into and shall thereafter represent only the right to receive an amount in cash equal to $4.75 per share of Class A Common Stock, payable to the holder thereof, without interest. For a further description of certain effects of the Merger, see “Special Factors — Certain Effects of the Merger” and “The Merger Agreement – Consideration to Be Received in the Merger.”

•	Background of the Merger. For a description of the background of the Merger, see “Special Factors — Background of the Merger.”

•

Purpose and Reasons of Fathom for the Merger; Recommendation of the Fathom Board and the Special Committee; Fairness of the Merger. After careful consideration, the Special Committee, pursuant to resolutions adopted at a meeting of the Special Committee held on February 15, 2024, recommended that the Fathom Board (i) determine the Merger Agreement and the Transactions, including the Merger, to be advisable and fair to, and in the best interests of, Fathom and Fathom’s stockholders, including the Unaffiliated Stockholders, (ii) approve and declare advisable the Merger Agreement and the Transactions, including the Merger, and the TRA Amendment, the OpCo LLC Agreement Amendment and the Credit Agreement Amendment, (iii) resolve to recommend that the Fathom stockholders vote to adopt and approve the Merger Agreement and the Transactions, including the Merger, in accordance with the DGCL and (iv) direct that the Merger Agreement and the Transactions, including the Merger, be submitted to the Fathom stockholders for adoption thereby. As part of its evaluation of the Merger Agreement and the Transactions, including the Merger, and the TRA Amendment, the OpCo LLC Agreement Amendment and the Credit Agreement Amendment, the Special Committee received the advice of the Special Committee’s independent legal and financial advisors, consulted with Fathom’s management and considered various material factors, including those summarized herein.

Based on the unanimous recommendation of the Special Committee, the Fathom Board, pursuant to resolutions adopted at a meeting of the Fathom Board held on February 15, 2024, (i) determined the terms and conditions of the Merger Agreement and the Transactions, including the Merger, and the TRA Amendment, the OpCo LLC Amendment and the Credit Agreement Amendment, to be advisable and fair to, and in the best interests of, Fathom and Fathom’s stockholders, including the Unaffiliated Stockholders, (ii) approved and declared advisable the Merger Agreement and the Transactions, including the Merger, and the TRA Amendment, the OpCo LLC Amendment and the Credit Agreement Amendment, (iii) resolved to recommend that the Fathom stockholders approve the adoption of the Merger Agreement and the Transactions, including the Merger, in accordance with the DGCL and (iv) directed that the Merger Agreement and the Transactions, including the Merger, be submitted to the Fathom stockholders for adoption thereby.

Accordingly, the Fathom Board recommends that you vote “FOR” the Merger Agreement Proposal and “FOR” the Adjournment Proposal.

For a description of the material factors considered by the Special Committee and the Fathom Board in evaluating the Merger Agreement and the Transactions, including the Merger, and making the decisions, determinations and recommendations above, see “Special Factors — Purpose and Reasons of Fathom for the Merger; Recommendation of the Fathom Board and the Special Committee; Fairness of the Merger.”

•

Opinion of the Special Committee’s Financial Advisor. The Special Committee retained Kroll, LLC (“Duff & Phelps”), operating through its Duff & Phelps Opinions Practice, and Kroll Securities, LLC (together with Duff & Phelps, “Kroll”) to act as its financial advisor in connection with the Merger Agreement and the Merger, pursuant to an engagement letter dated November 27, 2023. The Special Committee requested that Duff & Phelps evaluate the fairness, from a financial point of view, to the holders of outstanding shares of Class A Common Stock (other than CORE, those members of the Board of Directors who are employees of CORE, any person that the Company has determined to be an “officer” of the Company within the meaning of Rule 16a-1(f) of the Exchange Act, those persons holding Rollover Shares and the holders of Excluded Shares) of the Merger Consideration to be received by such holders in the Merger pursuant to the Merger Agreement. On February 15, 2024, Duff & Phelps rendered to the Special Committee its oral opinion, subsequently confirmed in writing, to the effect that, as of such date and based upon and subject to the various assumptions made, procedures followed, matters considered and qualifications and limitations set forth therein, the Merger Consideration to be received by the Public Stockholders (as defined therein) of outstanding shares of Class A Common Stock in the Merger pursuant to the Merger Agreement was fair, from a financial point of view, to such holders.

The full text of Duff & Phelps’ written opinion, dated February 15, 2024, which sets forth, among other things, the assumptions made, procedures followed, matters considered and qualifications and limitations on the review undertaken by Duff & Phelps, is attached as Annex C to this proxy statement and is incorporated by reference herein. Duff & Phelps’ opinion was addressed to and provided for the information and assistance of the Special Committee, in its capacity as such, in connection with, and for the purpose of, the Special Committee’s evaluation of the Merger Consideration from a financial point of view, and does not address any other term, aspect or implication of the Merger Agreement or the Merger. Duff & Phelps’ opinion does not address the underlying business decision by the Special Committee or the Company to engage in the Merger nor the relative merits of the Merger compared with any alternative transactions or business strategies. Duff & Phelps’ opinion was not intended to be and does not constitute a recommendation to any holder of shares of Company Common Stock as to how such holder should vote or otherwise act with respect to the Merger or any other matter. Duff & Phelps’ opinion does not in any manner address the prices at which shares of Class A Common Stock will trade at any time. In addition, Duff & Phelps expressed no opinion as to the fairness of the Merger to, or any consideration received in connection with the Merger by, the holders of any other class of securities, creditors or other constituencies of the Company (including the CORE Funds). The full text of Duff & Phelps’ written opinion should be read carefully in its entirety.

For more information, see Annex C to this proxy statement and the section of this proxy statement titled “Special Factors — Opinion of the Special Committee’s Financial Advisor.”

•

Position of the Parent Entities as to the Fairness of the Merger. The Parent Entities, which are affiliates of Fathom, are engaged in a “going private” transaction with respect to Fathom and, therefore, are required to express their beliefs as to the fairness of the Merger to the Unaffiliated Stockholders. For a description of the Parent Entities’ beliefs as to the fairness of the Merger to the Unaffiliated Stockholders, see “Special Factors — Position of the Parent Entities as to the Fairness of the Merger.”

•

Purpose and Reasons of the Parent Entities for the Merger. The Parent Entities, which are affiliates of Fathom, are engaged in a “going private” transaction with respect to Fathom and, therefore, are required to express their reasons for the Merger to the Unaffiliated Stockholders. For a description of the Parent Entities’ purposes and reasons for the Merger, see “Special Factors — Purpose and Reasons of the Parent Entities for the Merger.”

•

Interests of Executive Officers and Directors of Fathom in the Merger. In considering the recommendations of the Fathom Board with respect to the Merger, the Fathom stockholders should be aware that the executive officers and directors of Fathom have certain interests in the Merger that may be different from, or in addition to, the interests of the Fathom stockholders generally. The Special Committee, consisting entirely of independent directors, and the Fathom Board were aware of these interests and considered them, among other matters, in evaluating the Merger Agreement and the Merger and in making their recommendations.

For a more detailed description of the interests of executive officers and directors of Fathom in the Merger, see “Special Factors — Interests of Executive Officers and Directors of Fathom in the Merger.”

•

Intent of the Directors and Executive Officers to Vote in Favor of the Merger. Our directors and executive officers have informed us that, as of the date of this proxy statement and to the extent that they own shares of Company Common Stock as of the Record Date, they intend to vote all of the shares of Company Common Stock owned directly by them in favor of the approval of the Merger Agreement Proposal and of the Adjournment Proposal. As of the Record Date, our directors and executive officers directly owned, in the aggregate,   outstanding shares of Class A Common Stock (and no shares of Class B Common Stock) entitled to vote at the Special Meeting, or collectively approximately   % of the total voting power entitled to vote at the Special Meeting. For a further description of the voting intentions of Fathom’s directors and executive officers, see “Special Factors — Intent of the Directors and Executive Officers to Vote in Favor of the Merger.”

•

Intent of the CORE Funds to Vote in Favor of the Merger. The CORE Funds, which hold approximately 63% of the voting power of Fathom’s outstanding capital stock, have duly executed and entered into a Support Agreement, pursuant to which they have agreed to vote their Company Common Stock in favor of the adoption and approval of the Merger Agreement and the Merger, subject to and in accordance with the terms and conditions of the Support Agreement. Accordingly, the Support Agreement is expected to result in a majority of outstanding shares of Company Common Stock being voted in favor of the proposal to approve and adopt the Merger Agreement, with the result that such proposal will be adopted. A copy of the Support Agreement is attached as Annex B to this proxy statement and is incorporated by reference in this proxy statement in its entirety. For more information about the Support Agreement and the voting intentions of the CORE Funds, see “Special Factors — Intent of the CORE Funds to Vote in Favor of the Merger” and “Special Factors — Support Agreement.”

•

Material U.S. Federal Income Tax Consequences of the Merger. The exchange of the shares of Class A Common Stock for cash in the Merger will be a taxable transaction to U.S. Holders (as defined below in “Special Factors — Material U.S. Federal Income Tax Consequences of the Merger”) for U.S. federal income tax purposes and may also be taxable under state, local, and non-U.S. tax laws. A U.S. Holder that receives cash in exchange for shares of Class A Common Stock pursuant to the Merger will generally recognize gain or loss in an amount equal to the difference, if any, between the cash received by such holder in the Merger and the adjusted tax basis in the shares of Class A Common Stock surrendered in exchange therefor. A stockholder that is a Non-U.S. Holder (as defined below in “Special Factors — Material U.S. Federal Income Tax Consequences of Merger”) will generally not be subject to U.S. federal income tax on any gain recognized in connection with the Merger unless such Non-U.S. Holder has certain connections to the United States. However, the tax consequences of the Merger to a stockholder will depend on the stockholder’s particular circumstances, and stockholders should consult their own tax advisors to determine the particular tax consequences to them (including the application of any U.S. federal non-income, state, local and non-U.S. tax laws) of the Merger. The foregoing discussion does not address the U.S. federal income tax consequences to holders of Class B Common Stock or of Rollover Shares or of the Class A Unit Exchange. For further information about the material U.S. federal income tax consequences of the Merger, see “Special Factors — Material U.S. Federal Income Tax Consequences of the Merger.”

•

Financing of the Merger. The Merger Agreement does not contain any financing-related contingencies or financing conditions to consummation of the Merger. In connection with the execution of the Merger Agreement, Parent delivered to Fathom an equity commitment letter, dated February 16, 2024 (the “Equity Commitment Letter”), entered into by and among the CORE Funds and Parent. Pursuant to the Equity Commitment Letter, and subject to the terms and conditions set forth therein, the CORE Funds in the aggregate committed to severally fund up to $73,869,248 to cover (i) the $22,679,522 payment required in order to consummate the Merger, including satisfying any premiums related to the directors and officers tail insurance policy to be obtained at the Closing, and (ii) the $51,189,726 required paydown amount under the Company’s credit facility. Subject to the terms of the Equity Commitment Letter, the amounts committed by each fund may be reduced dollar-for-dollar to the extent any additional rollover investments are made at the Closing and any cash and cash equivalents are immediately available to the Company. The Company is an express third party beneficiary of the Equity Commitment Letter in connection with its specific performance rights under the Merger Agreement, which are more particularly described in “Merger Agreement—Specific Performance.”

•

Litigation Relating to the Merger. As of the date of this proxy statement, there are no pending lawsuits challenging the Merger. However, potential plaintiffs may file lawsuits challenging the Merger and the outcome of any future litigation is uncertain. For a further description of potential litigation relating to the Merger, see “Special Factors — Litigation Relating to the Merger.”

The Merger Agreement (page 76)

•

A summary of the material provisions of the Merger Agreement, which is attached as Annex A to this proxy statement and which is incorporated by reference in this proxy statement in its entirety, is included in “The Merger Agreement.”

•

The Merger. Pursuant to the Merger Agreement, subject to the satisfaction or waiver of certain conditions and on the terms set forth therein, Company Merger Sub will merge with and into Fathom, with Fathom surviving as a wholly-owned subsidiary of Parent.

•

Conditions to the Completion of the Merger. The Closing of the Merger depends on a number of conditions being satisfied or waived. These conditions, which are described more fully in “The Merger Agreement — Conditions to the Completion of the Merger,” include, among other things:

•

the adoption of the Merger Agreement by the affirmative vote of the holders of at least a majority of the voting power of the outstanding shares of Company Common Stock entitled to vote in accordance with the DGCL; and

•

no court or other governmental authority of competent jurisdiction has enacted, issued, promulgated, enforced or entered any order or law (whether temporary, preliminary or permanent in nature) that is in effect that prohibits, makes illegal or enjoins the Merger.

For more information about the conditions to completion of the Merger, see “The Merger Agreement - Conditions to Consummation of the Merger.”

•

Solicitation of Acquisition Proposals. The Merger Agreement generally restricts the Company’s ability to directly or indirectly solicit initiate, propose or knowingly induce the making of an Acquisition Proposal (as defined below under the section entitled “Merger Agreement - No Solicitation; Superior Proposal and Change of Recommendation”), including by furnishing non-public information, to participate or engage in discussions, communications or negotiations with any third party with respect to an Acquisition Proposal, to adopt, approve or recommend any proposals that constitute or would reasonably be expected to lead to an Acquisition Proposal or to enter into agreements relating to an Acquisition Proposal. Under certain circumstances, however, and in compliance with certain obligations contained in the Merger Agreement, the Company is permitted to engage in discussions and negotiations with, and provide information to, third parties that have delivered an Acquisition Proposal that does not result from a breach of the non-solicitation restrictions under the Merger Agreement upon the good faith determination of the Board (upon the recommendation of the Special Committee) or the Special Committee, after consultation with its financial advisor and outside legal counsel, that such Acquisition Proposal either constitutes a Superior Proposal (as defined below under the section entitled “Merger Agreement - No Solicitation; Superior Proposal and Change of Recommendation”) or could reasonably be expected to lead to a Superior Proposal and the failure to take such actions would be inconsistent with its fiduciary duties under applicable law.

For more information about the restrictions on Fathom’s solicitation of Acquisition Proposals and Adverse Recommendation Changes, see “The Merger Agreement - No Solicitation; Superior Proposal and Change of Recommendation”

•

Termination. The Merger Agreement contains certain termination rights, including, but not limited to, the right of (i) Parent to terminate the Merger Agreement if at any time the Fathom Board or the Special Committee has effected a Company Board Recommendation Change or (ii) Fathom to terminate the Merger Agreement if (w) the Company has received a Superior Proposal; (x) the Company Board or the Special Committee has authorized the Company to enter into a definitive Alternative Acquisition Agreement (as defined below under the section entitled, “Merger Agreement - No Solicitation; Superior Proposal and Change of Recommendation – Fiduciary Out”) to consummate the acquisition transaction contemplated by that Superior Proposal; (y) the Company has complied with the relevant requirements and obligations set forth in the Merger Agreement; and (z) concurrently with such termination the Company pays Parent a termination fee of $813,771.00. In addition, subject to specified exceptions and limitations, either Fathom or Parent may terminate the Merger Agreement if the Merger is not consummated by July 31, 2024. For more information about the termination rights and terminations fees payable under the Merger Agreement, see “The Merger Agreement—Termination of the Merger Agreement” and “The Merger Agreement—Termination Fees and Expenses.”

Parties to the Merger (page 96)

•

Fathom Digital Manufacturing Corporation. Fathom was initially formed as a blank check company incorporated as a Cayman Islands exempted company named Altimar Acquisition Corp. II (“Altimar II”), and in connection with its business combination with OpCo completed on December 23, 2021, domesticated as a Delaware corporation and changed its name to “Fathom Digital Manufacturing Corporation.” Fathom, through its operating subsidiary OpCo, is a leading on-demand digital manufacturing platform in North America, providing comprehensive product development and production part manufacturing to many of the largest and most innovative companies in the world. Fathom has extensive expertise in both additive and traditional manufacturing, enabling its agile, technology-agnostic platform to blend manufacturing technologies and processes to deliver hybridized solutions designed to meet the specific needs of its customers. Fathom pairs its expertise and manufacturing capabilities with a unified proprietary suite of software, which becomes an extension of the customer’s digital product development and low to mid-volume production threads. By continuously augmenting its software suite to stay in tune with evolving Industry 4.0 trends, Fathom believes its platform is ideally suited to serve the product development and low-to mid-volume production parts needs of the largest and most innovative companies in the world. Fathom’s principal executive office is 1050 Walnut Ridge Drive, Hartland, Wisconsin 53029 and the telephone number of Fathom’s principal executive office is (262) 367-8254. For more information about Fathom, see “Parties to the Merger - The Company.”

•

Fathom Digital Manufacturing Intermediate, LLC. Parent was formed on January 22, 2024, solely for the purpose of completing the Transactions and has conducted no business activities other than those related to the structuring and negotiation of the Merger Agreement and the Transactions. Parent is a direct, wholly-owned subsidiary of Fathom Digital Manufacturing Topco, LLC, an affiliate of CORE Industrial Partners, LLC, and has not engaged in any business except as contemplated by the Merger Agreement. For more information about Parent, see “Parties to the Merger - The Parent Entities.”

•

Company Merger Sub. Company Merger Sub was formed on January 22, 2024, solely for the purpose of completing the Merger and has conducted no business activities other than those related to the structuring and negotiation of the Merger Agreement and the Merger. Company Merger Sub is a direct, wholly-owned subsidiary of Parent and has not engaged in any business except as contemplated by the Merger Agreement. For more information about Company Merger Sub, see “Parties to the Merger - The Parent Entities.”

•

Fathom Digital Manufacturing Merger Sub 2, LLC. LLC Merger Sub was formed on January 22, 2024, solely for the purpose of completing the LLC Merger and has conducted no business activities other than those related to the structuring and negotiation of the Merger Agreement and the LLC Merger. LLC Merger Sub is a direct, wholly-owned subsidiary of Company Merger Sub and has not engaged in any business except as contemplated by the Merger Agreement. For more information about LLC Merger Sub, see “Parties to the Merger - The Parent Entities.”

The Special Meeting (page 98)

•	Date, Time, Place and Purpose of the Special Meeting. The Special Meeting of Fathom stockholders will be held on , 2024 at Central time online at https://www.virtualshareholdermeeting.com/FATH2024SM.

•

For more information about the Special Meeting, including the record date, quorum and the vote required to approve each of the proposals, see “The Special Meeting - Date, Time, Place,” “The Special Meeting - Purpose of the Special Meeting,” “The Special Meeting - Record Date and Quorum” and “The Special Meeting - Vote Required.”

Other Important Information Regarding Fathom (page 114)

•

Market Price of Shares of Class A Common Stock and Dividends. On    , 2024, the most recent practicable date before this proxy statement was distributed to our stockholders, the closing price for the shares of Class A Common Stock on the NYSE was $ per share. You are encouraged to obtain current market quotations for the shares of Class A Common Stock in connection with voting your shares of Company Common Stock. For more information about the market price of shares of Class A Common Stock and dividends, see “Other Important Information Regarding Fathom - Market Price of Shares of Class A Common Stock and Dividends.”

QUESTIONS AND ANSWERS ABOUT THE PROPOSALS AND

THE SPECIAL MEETING

The following questions and answers are intended to address briefly some commonly asked questions regarding the Special Meeting, the Merger Agreement and the Transactions, including the Merger. These questions and answers may not address all questions that may be important to you as a stockholder of Fathom. Please refer to the “Summary Term Sheet” and the more detailed information contained elsewhere in this proxy statement, the annexes to this proxy statement and the documents referred to or incorporated by reference in this proxy statement, all of which you should read carefully in their entirety. See “Where You Can Find More Information.”

Q.	Why am I receiving this document?

A.

You are receiving this proxy statement because you own shares of Company Common Stock and Fathom is soliciting proxies for the Special Meeting. Fathom is holding the Special Meeting so that our stockholders may vote to approve the Merger Agreement Proposal and the Adjournment Proposal.

This proxy statement contains important information about the Merger Agreement and the Transactions, including the Merger, and the Special Meeting, and you should read it carefully. The enclosed proxy card allows you to submit a proxy to vote your shares of Company Common Stock without attending the virtual Special Meeting in person.

Your vote is important, and we encourage you to submit your proxy as soon as possible. For more information on how to vote your shares of Company Common Stock, please see the section of this proxy statement titled “The Special Meeting.”

Q.	What is the proposed transaction and what effects will it have on Fathom?

A.

On February 16, 2024, Fathom entered into the Merger Agreement, a copy of which is attached to this proxy statement as Annex A and is incorporated herein by reference in its entirety. Pursuant to the Merger Agreement, subject to the satisfaction or waiver of certain conditions, Company Merger Sub will merge with and into Fathom, with Fathom surviving the Merger as a wholly-owned subsidiary of Parent. If the Merger is completed, the holders of the shares of Class A Common Stock outstanding as of immediately prior to the Merger, other than the Excluded Shares, will have only the right to receive the Merger Consideration of $4.75 per share of Class A Common Stock in cash, without interest, less any applicable withholding taxes, subject to and in accordance with the terms and conditions set forth in the Merger Agreement.

In addition, following completion of the Merger, there will be no further market for the shares of Class A Common Stock and, as promptly as practicable following the Effective Time and in compliance with applicable law, the Class A Common Stock will be delisted from the NYSE and deregistered under the Exchange Act, upon application to the SEC. As a result of the Merger, Fathom will no longer be a public company, the shares of Class A Common Stock will no longer be listed on any exchange or quotation system, price quotations will no longer be available and Fathom’s registration and reporting obligations under the Exchange Act will cease.

Following completion of the Merger, your shares of Class A Common Stock will represent only the right to receive the Merger Consideration subject to and in accordance with the terms and conditions of the Merger Agreement, and you will no longer have any interest in Fathom’s future earnings, growth or value.

For more information about the Merger Agreement and the Transactions, including the Merger, see “The Merger Agreement.”

Q:	What did the Special Committee determine and recommend to the Board?

A:	The Special Committee unanimously:

•

determined that the Merger Agreement and the Transactions, including the Merger, are advisable, fair to and in the best interests of the Company and the Company’s Stockholders, including the Unaffiliated Stockholders;

•	recommended that the Board:

•	approve and declare advisable the Merger Agreement and the Transactions, including the Merger; and

•

submit the Merger Agreement to the Company’s Stockholders for adoption and recommend that the Company’s stockholders, including the Unaffiliated Stockholders, vote in favor of the adoption of the Merger Agreement.

Q:	Did the Board approve and recommend the Merger Agreement?

A:	Yes. Among other things, the Board (acting on the unanimous recommendation of the Special Committee) resolved:

•

that the Merger Agreement and the Transactions, including the Merger, on the terms and subject to the conditions set forth in the Merger Agreement, and the TRA Amendment, the LLC Agreement Amendment and the Credit Agreement Amendment, are advisable and in the best interests of the Company and the Company’s stockholders, including the Unaffiliated Stockholders;

•

to approve the Merger Agreement and the Transactions, including the Merger, on the terms and subject to the conditions set forth in the Merger Agreement, and the TRA Amendment, the LLC Agreement Amendment and the Credit Agreement Amendment;

•	to recommend adoption and approval of the Merger Agreement and the Transactions, including the Merger, to the Company’s stockholders, including the Unaffiliated Stockholders; and

•

to authorize the execution and delivery of the agreements to which the Company or OpCo, as applicable, is a party and the performance by the Company or OpCo, as applicable, of all of its obligations under the Merger Agreement and the TRA Amendment, the LLC Agreement Amendment and the Credit Agreement Amendment.

Q.	What happens if the Merger is not completed?

A.

If the Merger Agreement Proposal is not approved by Fathom’s stockholders or if the Merger is not completed for any other reason, Fathom’s stockholders will not receive any payment for their shares of Class A Common Stock in connection with the Merger. Instead, unless Fathom is sold to a third party, Fathom will remain a public company, and shares of Class A Common Stock will continue to be listed and traded on the NYSE, so long as Fathom continues to meet the applicable listing requirements. In addition, if the Merger is not completed, Fathom expects that management will operate Fathom’s business in a manner similar to that in which it is being operated today and that Fathom’s stockholders will continue to be subject to the same risks and opportunities to which they are currently subject. There is no assurance as to the effect of these risks and opportunities on the future value of your shares of Class A Common Stock, including the risk that the market price of Class A Common Stock may decline to the extent that the current market price of Class A Common Stock reflects a market assumption that the Merger will be completed. For more information about what happens if the Merger is not completed, see “Special Factors — Certain Effects on Fathom if the Merger is Not Completed.”

Under certain circumstances, if the Merger is not completed, Fathom would be required to pay Parent a Company Termination Fee of $813,771 in cash. For more information about termination fees, see “The Merger Agreement - Termination Fees and Expenses.”

Q.	When and where is the Special Meeting?

A.

The webcast of the Special Meeting will begin promptly at Central time on      , 2024. We encourage you to access the meeting prior to the start time. Online check-in will begin at    Central time on      , 2024, and you should allow reasonable time for the check-in procedures. To attend the Special Meeting, stockholders will need to log in to https://www.virtualshareholdermeeting.com/FATH2024SM using the 16-digit control number on the proxy card or voting instruction form. For more information about the Special Meeting, see “The Special Meeting.”

Q.	Who can vote at the Special Meeting?

A.

All record holders of the shares of Company Common Stock as of the close of business on      , 2024, the Record Date for the Special Meeting, are entitled to notice of, and to attend and vote at, the Special Meeting or any adjournment or postponement thereof. You are entitled to receive notice of, and to attend and vote at, the Special Meeting if you are a record holder of the shares of Company Common Stock at the close of business on the Record Date.

Each record holder of Company Common Stock is entitled to one (1) vote for each outstanding share of Company Common Stock owned of record on the Record Date on each matter properly brought before the Special Meeting.

For more information about who can vote at the Special Meeting, see “The Special Meeting - Voting.”

Q.	What is the difference between being a “stockholder of record” and a “beneficial owner” of shares of Class A Common Stock held in “street name”?

A.

If your shares of Company Common Stock (that is, Class A Common Stock or Class B Common Stock, as applicable) are registered directly in your name with our transfer agent, Continental Stock Transfer & Trust Company (“Continental”), you are considered, with respect to those shares of Company Common Stock, the “stockholder of record” or “record holder.” In that case, this proxy statement and proxy card have been sent directly to you by Fathom. As the stockholder of record, you have the right to grant your voting proxy directly to us or to another proxyholder to vote in person (which means presence virtually at the Special Meeting) at the Special Meeting. (Note: If you own shares of the non-economic, vote-only Class B Common Stock, such shares are exclusively registered directly in your name with Continental.)

If your shares of Class A Common Stock are held through a broker, bank or other nominee, you are considered the “beneficial owner” of those shares of Class A Common Stock held in “street name.” In that case, this proxy statement has been forwarded to you by your broker, bank or other nominee who is considered, with respect to those shares of Class A Common Stock, the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank or other nominee as to how to vote your shares of Class A Common Stock by following their instructions for voting. You are also invited to attend the Special Meeting. However, since you are not the stockholder of record, you may not vote these shares of Class A Common Stock in person (which means presence virtually at the Special Meeting) at the Special Meeting unless you provide a legal proxy from your broker, bank or other nominee.

For more information about the stockholders of record and beneficial owners of shares of Class A Common Stock held “in street name,” see “The Special Meeting - Voting.”

Q.	What am I being asked to vote on at the Special Meeting?

A.	You are being asked to consider and vote on the following:

•

Merger Agreement Proposal: A proposal to approve and adopt the Merger Agreement and the Transactions, including the Merger. A copy of the Merger Agreement is attached as Annex A to this proxy statement and is incorporated by reference in this proxy statement in its entirety; and

•

Adjournment Proposal: One or more proposals to adjourn the Special Meeting, if necessary or appropriate, including adjournments to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to adopt the Merger Agreement Proposal.

For more information each of these proposals, see “The Merger (The Merger Agreement Proposal - Proposal 1,” and “Adjournment of the Special Meeting (The Adjournment Proposal - Proposal 2).”

Q.	What is a quorum?

A.

The representation of the holders of a majority of the voting power of outstanding shares of Company Common Stock as of the Record Date must be present, in person (which means presence virtually at the Special Meeting) or represented by proxy, at the Special Meeting in order to constitute a quorum, for the purposes of holding the Special Meeting and conducting business. For more information about the quorum of the Special Meeting, see “The Special Meeting - Record Date and Quorum.”

Q.	What vote is required for Fathom’s stockholders to approve the Merger Agreement Proposal?

A.

The approval of the Merger Agreement Proposal requires the affirmative vote of the holders of at least a majority of the voting power of the outstanding shares of Company Common Stock entitled to vote in accordance with the DGCL.

The CORE Funds, which hold approximately 63% of the voting power of Fathom’s outstanding capital stock, entered into a Support Agreement with Fathom and Parent, pursuant to which, among other things, the CORE Funds have agreed to vote all shares of Company Common Stock beneficially owned by the CORE Funds in favor of the Merger Agreement and the Transactions, including the Merger. Accordingly, the Support Agreement is expected to result in a majority of outstanding shares of Company Common Stock being voted in favor of the proposal to approve and adopt the Merger Agreement and the Transactions, including the Merger, with the result that such proposal will be adopted. A copy of the Support Agreement is attached as Annex B to this proxy statement.

For more information on the Merger Agreement Proposal, see “The Merger (The Merger Agreement Proposal - Proposal 1).”

Q.	What vote is required for Fathom’s stockholders to approve the Adjournment Proposal?

A.

Approval of one or more proposals to adjourn the Special Meeting, if necessary or appropriate, including adjournments to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to adopt the Merger Agreement Proposal, requires the affirmative vote of the holders of a majority of the voting power of the shares of Company Common Stock present in person (which includes presence virtually at the Special Meeting) or represented by proxy at the Special Meeting and entitled to vote thereon, assuming that a quorum is present.

For more information on The Adjournment Proposal, see “Adjournment of the Special Meeting (The Adjournment Proposal—Proposal 2).”

Q.	How many votes do I have?

A.

Each record holder of Company Common Stock is entitled to one (1) vote for each outstanding share of Company Common Stock owned of record on the Record Date on each matter properly brought before the Special Meeting.

Q.	How are the votes counted?

A.	For each of the Merger Agreement Proposal and the Adjournment Proposal, you may vote

“FOR,” “AGAINST” or “ABSTAIN.” An abstention will have the same effect as an “AGAINST” vote for these proposals and will count for purposes of determining if a quorum is present at the Special Meeting. For more information, see “The Special Meeting.”

Q.	How does the Fathom Board recommend that I vote?

A.	Based in part on the unanimous recommendation of the Special Committee, the Fathom Board recommends that you vote:

•	“FOR” the Merger Agreement Proposal; and

•	“FOR” the Adjournment Proposal.

For more information, you should read “Special Factors — Purpose and Reasons of Fathom for the Merger; Recommendation of the Fathom Board and the Special Committee; Fairness of the Merger” for a discussion of the factors that the Special Committee and the Fathom Board considered in deciding to recommend the approval of the Merger Agreement. See also “Special Factors — Interests of Executive Officers and Directors of Fathom in the Merger.”

Q.	How will the CORE Funds vote on the Merger Agreement Proposal?

A.

Concurrently with the execution and delivery of the Merger Agreement, the CORE Funds, which hold approximately 63% of the voting power of Fathom’s outstanding capital stock entered into a Support Agreement with Fathom and Parent. Under the Support Agreement, the CORE Funds have agreed, subject to the terms, conditions and limitations set forth therein, to (i) vote all shares of Company Common Stock beneficially owned by the CORE Funds in favor of the Merger Agreement and the Merger; (ii) not exercise dissenters’ rights, appraisal rights or vote in favor of an alternative proposal or other action that would reasonably be expected to prevent, interfere with, adversely affect or delay the Merger; and (iii) not sell, assign, transfer, encumber or otherwise dispose of any shares of Fathom held by the CORE Funds, or enter into any contract, option or other arrangement or understanding with respect to the sale, assignment, transfer, encumbrance or other disposition of, any shares of Fathom held by the CORE Funds, other than as provided under certain customary exceptions. Accordingly, the required vote of the CORE Funds in accordance with the Support Agreement is expected to result in a majority of outstanding shares of Company Common Stock being voted in favor of the proposal to approve and adopt the Merger and the Merger Agreement, with the result that such proposal will be adopted.

A copy of the Support Agreement is attached as Annex B to this proxy statement and is incorporated by reference in this proxy statement in its entirety.

For more information about the voting intentions of the CORE Funds, see “Special Factors — Intent of the CORE Funds to Vote in Favor of the Merger” and “Special Factors — Support Agreement.”

Q.	How do I vote?

A.

If, on the Record Date, your shares were registered directly in your name with the transfer agent for Company Common Stock, Continental, then you are a “stockholder of record.” As a stockholder of record, you may vote at the virtual Special Meeting or vote by proxy by telephone, Internet or mail. Whether or not you plan to attend the Special Meeting online, please submit a proxy to vote as soon as possible to ensure your vote is counted. Even if you have submitted a proxy before the Special Meeting, you may still attend the Special Meeting online and vote online. In such case, your previously submitted proxy will be disregarded.

•	To vote by proxy over the Internet—To vote by proxy over the Internet, follow the instructions provided on your proxy card.

•	To vote by proxy by telephone—If you receive printed proxy materials, you may also vote by submitting a proxy via telephone by following the instructions on your proxy card.

•

To vote by proxy by mail—If you receive printed proxy materials, you may also vote by mail: simply complete, sign and date the proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Special Meeting, we will vote your shares in accordance with the proxy card.

•

To vote by attending the virtual Special Meeting—You may vote your shares at https://www.virtualshareholdermeeting.com/FATH2024SM. You will be asked to provide the 16-digit control number from your proxy card.

If, as of the Record Date, you are the “beneficial owner” of shares of Class A Common Stock held in “street name” by your broker, bank or other nominee, you will receive instructions from your broker, bank or other nominee that you must follow in order to have your shares of Class A Common Stock voted. Those instructions will identify which of the above choices are available to you in order to have your shares of Company Common Stock voted. Please note that if you are a beneficial owner and wish to vote in person (which includes presence virtually at the Special Meeting) at the Special Meeting, you must have a legal proxy from your broker, bank or other nominee naming you as the proxy. You should allow yourself enough time prior to the Special Meeting to obtain this proxy from the holder of record. (Note: If you own shares of the non-economic, vote-only Class B Common Stock, such shares are exclusively registered directly in your name with Continental.)

The control number located on your proxy card is designed to verify your identity and allow you to submit a proxy for your shares of Class A Common Stock, and to confirm that your voting instructions have been properly recorded when submitting a proxy over the Internet or by telephone.

Please refer to the instructions on your proxy card or voting instruction form to determine the deadlines for submitting a proxy over the Internet or by telephone. If you choose to submit your proxy by mailing a proxy card, your proxy card must be received by the Secretary of the Company by the time the Special Meeting begins.

For more information about voting, see “The Special Meeting - How to Vote.”

Q.	What is a “proxy?”

A.

A “proxy” is your legal designation of another person to vote your shares of Company Common Stock. This written document describing the matters to be considered and voted on at the Special Meeting is called a “proxy statement.” The document used to designate a proxy to vote your shares of Company Common Stock is called a “proxy card.” For more information about voting by proxy, see “The Special Meeting - How to Vote.”

Q.	If I am a stockholder of record, what happens if I do not vote or submit a proxy card?

A.

If you do not attend the Special Meeting and fail to vote, either in person (which means presence virtually at the Special Meeting) or by proxy, your shares of Company Common Stock will not be voted at the Special Meeting and will not be counted for purposes of determining whether a quorum exists.

Additionally, if you do not attend the Special Meeting and fail to vote, either in person (which means presence virtually at the Special Meeting) or by proxy, your failure to vote will have the effect of counting “AGAINST” the Merger Agreement Proposal with respect to the approval threshold requiring the affirmative vote of the holders of at least a majority of the voting power of the outstanding shares of Company Common Stock entitled to vote in accordance with the DGCL. For more information, see “The Special Meeting.”

Q.	If my shares of Class A Common Stock are held in “street name” by my broker, bank or other nominee, will my broker, bank or other nominee vote my shares of Class A Common Stock for me?

A.

No. Your broker, bank or other nominee will only be permitted to vote your shares of Class A Common Stock if you instruct your broker, bank or other nominee as to how to vote. As a result, absent specific instructions from you as the beneficial owner of such shares of Class A Common Stock, your broker, bank or other nominee is not empowered to vote such shares of Class A Common Stock.

If you instruct your broker, bank or other nominee how to vote on at least one, but not all of the proposals to be considered at the Special Meeting, your shares of Class A Common Stock will be voted according to your instructions on those proposals for which you have provided instructions and will be counted as present for purposes of determining whether a quorum is present at the Special Meeting. In this scenario, a “broker non-vote” will occur with respect to each proposal for which you did not provide voting instructions to your broker, bank or other nominee.

A failure to provide instructions with respect to either of the proposals, and a broker non-vote with respect to the Merger Agreement Proposal, will have (a) the effect of a vote “AGAINST” the Merger Agreement Proposal with respect to the approval threshold requiring the affirmative vote of the holders of at least a majority of the voting power of the outstanding shares of Company Common Stock entitled to vote in accordance with the DGCL and (b) no effect on the Adjournment Proposal. For more information, see “The Special Meeting - Voting.”

Q.	If a stockholder gives a proxy, how are the shares of Company Common Stock voted?

A.

If you vote by proxy, regardless of the method you choose to submit a proxy, the individuals named on the enclosed proxy card, and each of them, with full power of substitution will vote your shares of Company Common Stock in the way that you indicate. When completing the Internet or telephone proxy processes or the proxy card, you may specify whether your shares of Company Common Stock should be voted “FOR” or “AGAINST,” or to “ABSTAIN” from voting on, all, some or none of the specific items of business to come before the Special Meeting.

If you properly execute your proxy card but do not mark the boxes indicating how your shares of Company Common Stock should be voted on a matter, the shares of Company Common Stock represented by your properly execute proxy will be voted “FOR” the Merger Agreement Proposal and “FOR” the Adjournment Proposal. For more information, see “The Special Meeting - How to Vote.”

Q.	Can I change or revoke my vote?

A.

Yes. You have the right to revoke a proxy, whether delivered over the Internet, by telephone or by mail, at any time before it is exercised, by (1) submitting another proxy, including a proxy card, at a later date by telephone or on the Internet or by timely delivery of a validly executed, later-dated proxy, (2) giving written notice of revocation to the Secretary of the Company, which must be filed with the Secretary of the Company before the Special Meeting begins or (3) attending the Special Meeting and voting in person (which means presence virtually at the Special Meeting). If, as of the Record Date, you are the beneficial owner of shares of Class A Common Stock held in “street name” by your broker, bank or other nominee, please refer to the information forwarded by your broker, bank or other nominee for procedures on revoking your proxy.

Only your last submitted proxy with respect to any shares will be considered. Please cast your vote “FOR” each of the proposals, following the instructions set forth on your enclosed proxy card or voting instruction form provided by your broker, bank or other nominee, as promptly as possible. For more information, see “The Special Meeting - Proxies and Revocation.”

Q.	What do I do if I receive more than one proxy or set of voting instructions?

A.

If, as of the Record Date, you hold shares of Class A Common Stock as the beneficial owner of shares of Class A Common Stock held in “street name,” or through more than one broker, bank or other nominee, and also directly as the stockholder of record or otherwise, you may receive more than one proxy card or voting instruction form relating to the Special Meeting. These should each be executed and returned separately in accordance with the instructions provided in this proxy statement in order to ensure that all of your shares of Class A Common Stock are voted.

Q.	Should I send in any evidence of ownership now?

A.

No. After the Merger is completed, you will be sent a letter of transmittal with detailed written instructions for exchanging your shares of Class A Common Stock for the Merger Consideration. If you are the beneficial owner of shares of Class A Common Stock held in “street name” by your broker, bank or other nominee immediately prior to the Merger, you may receive instructions from your broker, bank or other nominee as to what action, if any, you need to take to effect the surrender of your shares of Class A Common Stock in exchange for the Merger Consideration. (Note: If you own shares of the non-economic, vote-only Class B Common Stock, then, in accordance with the terms of the Merger Agreement, such shares, together with the corresponding exchangeable OpCo Class A Units held by you, will be automatically exchanged for shares of Class A Common Stock on the Closing Date immediately prior to the consummation of the LLC Merger. Such shares of Class A Common Stock issued to you in the exchange will be registered directly in your name with the transfer agent, Continental and, upon completion of the Merger, will represent only the right to receive the Merger Consideration.)

Q.	What happens if I sell my shares of Class A Common Stock before the Special Meeting?

A.

The Record Date for stockholders entitled to vote at the Special Meeting is prior to both the date of the Special Meeting and the consummation of the Merger. If you transfer your shares of Class A Common Stock before the Record Date, you will not be entitled to vote at the Special Meeting and will not be entitled to receive the Merger Consideration. If you transfer your shares of Class A Common Stock after the Record Date but before the Special Meeting, you will, unless special arrangements are made, retain your right to vote at the Special Meeting, but will transfer the right to receive the Merger Consideration to the person to whom you transfer your shares of Class A Common Stock. Unless special arrangements are made, the person to whom you transfer your shares of Class A Common Stock after the Record Date will not have a right to vote those shares of Class A Common Stock at the Special Meeting. For more information, see “The Special Meeting - How to Vote.” If you demand appraisal for any of your shares of Class A Common Stock in connection with the Merger and subsequently transfer any such shares, you will lose your right to appraisal with respect to the shares that you have so transferred. For more information about appraisal rights, see “The Special Meeting - Appraisal Rights” and Annex D to this proxy statement.

Q.	Who will solicit and pay the cost of soliciting proxies?

A.

Fathom will pay for the entire cost of soliciting proxies. Our directors, officers and employees may also solicit proxies by telephone, by facsimile, by mail, over the Internet or in person. Our directors, officers and employees will not be paid any additional amounts for soliciting proxies. For more information, see “The Special Meeting - Solicitation of Proxies; Payment of Solicitation Expenses.”

Q.	What is “householding” and how does it affect me?

A.

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

We do not “household” for any of our stockholders of record. However, brokers with account holders who or that are Fathom stockholders may be “householding” our proxy materials. A single proxy statement may be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you notify your broker or the Company that you no longer wish to participate in “householding.”

If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, you may (1) notify your broker, (2) direct your written request to Fathom at: 1050 Walnut Ridge Drive, Hartland, Wisconsin 53029, Attn: Corporate Secretary. Stockholders who currently receive multiple copies of this proxy statement at their address and would like to request “householding” of their communications should contact their broker or (3) request from the Company at (262) 367-8254. In addition, the Company will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the proxy statement or proxy card to a stockholder at a shared address to which a single copy of the documents was delivered. For more information, see “The Special Meeting—Where You Can Find More Information.”

Q.	What rights do I have to seek an appraisal of my shares of Class A Common Stock?

A.

Each holder of shares of Class A Common Stock will have the right to seek appraisal of the fair value of such holder’s shares of Class A Common Stock as determined by the Delaware Chancery Court if the Merger is completed, but only if such holder does not vote such shares of Class A Common Stock in favor of the Merger Agreement Proposal and otherwise complies with the statutory requirements and procedures for demanding and perfecting appraisal rights set forth in Section 262 of the DGCL, which is the appraisal rights statute applicable to Delaware corporations such as Fathom. Failure to follow precisely any of the statutory requirements and procedures may result in the loss of appraisal rights. A copy of Section 262 of the DGCL is included as Annex D to this proxy statement and is incorporated into this proxy statement by reference in its entirety. The requirements and procedures are also summarized in this proxy statement. For more information about appraisal rights, see “The Special Meeting - Appraisal Rights” and Annex D to this proxy statement.

Q.	What are the material U.S. federal income tax consequences of the Merger to me?

A.

If you are a U.S. Holder (as defined below in “Special Factors — Material U.S. Federal Income Tax Consequences of the Merger”), receipt of cash in exchange for shares of Class A Common Stock pursuant to the Merger generally will be a taxable transaction for U.S. federal income tax purposes. Generally, you will recognize gain or loss equal to the difference, if any, between the amount of cash you receive and the adjusted tax basis of your shares of Class A Common Stock. If you are a Non-U.S. Holder (as defined below in “Special Factors — Material U.S. Federal Income Tax Consequences of the Merger”), you generally will not be subject to U.S. federal income tax on any gain recognized in connection with the Merger unless you have certain connections to the United States. However, the tax consequences of the Merger to you will depend on your particular circumstances, and you should consult your own tax advisors to determine how the Merger will affect you. The foregoing discussion does not address the U.S. federal income tax consequences to holders of Class B Common Stock or of Rollover Shares or of the Class A Unit Exchange. For a more detailed summary of the tax consequences of the Merger, see the section below, “Special Factors — Material U.S. Federal Income Tax Consequences of the Merger.”

Q.	What do I need to do now?

A.

We urge you to read this proxy statement carefully, including its annexes and the documents referred to as incorporated by reference in this proxy statement, as well as the related Schedule 13E-3, including the exhibits thereto, filed with the SEC, and to consider how the Merger affects you. For more information, see “Where You Can Find More Information.”

Even if you plan to attend the virtual Special Meeting, after carefully reading and considering the information contained in this proxy statement, please submit your proxy promptly to ensure that your shares of Company Common Stock are represented at the Special Meeting.

If you are a stockholder of record, please submit your proxy for your shares of Company Common Stock:

•	on the Internet, by following the Internet proxy instructions printed on the enclosed proxy card;

•	by telephone, using the telephone number printed on the enclosed proxy card; or

•	by mail, by marking the enclosed proxy card, dating and signing it, and returning it in the accompanying prepaid reply envelope.

If you decide to attend the Special Meeting virtually and vote in person (which means presence virtually at the Special Meeting), your vote in person (which means presence virtually at the Special Meeting) at the Special Meeting will revoke any proxy previously submitted.

If, as of the Record Date, you are the beneficial owner of shares of Class A Common Stock held in “street name” by your broker, bank or other nominee, please refer to the instructions provided by your broker, bank or other nominee to see which of the above choices are available to you in order to have your shares of Class A Common Stock voted.

For more information, see “The Special Meeting” and “Where You Can Find More Information.”

SPECIAL FACTORS

The following, together with the summary of the Merger Agreement set forth under the section titled “The Merger Agreement,” is a description of the material aspects of the Merger Agreement and the Transactions, including the Merger. While we believe that the following description covers the material aspects of the Merger Agreement and the Transactions, including the Merger, the description may not contain all of the information that is important to you. We encourage you to read carefully this entire document, including the Merger Agreement attached to this proxy statement as Annex A, for a more complete understanding of the Merger Agreement and the Transactions, including the Merger. The following description is subject to, and is qualified in its entirety by reference to, the Merger Agreement. You may obtain additional information without charge as described in the section titled “Where You Can Find More Information.”

We are asking our stockholders to consider and vote on the approval and adoption of the Merger Agreement and the Transactions, including the Merger. Pursuant to the Merger Agreement, subject to the satisfaction or waiver of certain conditions, (i) LLC Merger Sub will merge with and into OpCo with OpCo surviving the merger as a partially-owned subsidiary of Fathom (the “LLC Merger”) and (ii) immediately following the LLC Merger, Company Merger Sub will merge with and into the Company, with the Company as the surviving corporation (the “Merger”). On the date of the closing of the Merger and immediately prior to the completion of the LLC Merger, the Class A Units of OpCo (other than those held by the Company), together with the shares of the non-economic, vote-only Class B Common Stock corresponding with such Class A Units, will be automatically exchanged for an equal number of shares of Class A Common Stock (the “Class A Unit Exchange”). If the Merger is completed, the holders of shares of Class A Common Stock immediately prior to the Merger, including the shares issued in the Class A Unit Exchange (other than the holders of Owned Company Shares and the Dissenting Shares (each as defined in the Merger Agreement)), will have only the right to receive the Merger Consideration of $4.75 per share of Class A Common Stock in cash, without interest, less any applicable tax withholding, subject to and in accordance with the terms and conditions set forth in the Merger Agreement.

Background of the Merger

The following chronology summarizes the key meetings and events that led to the signing of the Merger Agreement. This chronology does not purport to catalogue every conversation of or among the Board, the Special Committee, the representatives of the Company or the Special Committee, or other parties, including representatives of CORE Industrial Partners, LLC and its affiliated investment vehicles (collectively, “CORE”).

As a matter of course and in their ongoing focus on enhancing stockholder value, the board of directors of the Company (the “Board”) and the Company’s management, at times with the assistance of outside advisors, regularly review and evaluate the Company’s historical performance, future growth prospects, strategic direction and ongoing business plans with a view toward strengthening its business and enhancing stockholder value, and in light of industry conditions and developments. At times, the Board and Company management have conducted such reviews in coordination with CORE, the majority owner of the Company prior to and since the closing of the Company’s business combination with Altimar Acquisition Corp. II in December 2021 (the “Business Combination”), and its affiliates. CORE currently beneficially owns approximately 63% of the outstanding shares of Class A Common Stock (the “Class A Shares”) and approximately 95% of the outstanding shares of Class B Common Stock (the “Class B Shares”). Since the Business Combination, CORE and its affiliates also have continually reviewed, considered and evaluated CORE’s ongoing investment in the Company and potential options with respect to its investment in the Company.

The Board has, from time to time, considered a variety of potential strategic alternatives for the Company. These potential strategic alternatives have included, among others, (i) the continuation of, and potential improvements to, the Company’s current business plan, with the Company remaining an independent entity, (ii) the investment in, and development of, new business lines and services, (iii) capital raising activities, (iv) potential expansion opportunities through acquisitions, partnerships or other commercial relationships and

(v) business combinations, acquisitions and other financial and strategic alternatives, including a sale of the Company.

In August 2022, a director of the Company who is also a representative of CORE received an unsolicited inquiry from a financial party (“Party A”) inquiring about CORE’s and the Company’s interest in a potential sale of the Company. No economic terms were proposed by Party A or the Company. The director notified the Board that same month of this inquiry. While, as noted above, the Board regularly evaluates the Company’s strategic alternatives, the Company’s receipt of this unsolicited inquiry resulted in the Company’s focused exploration of a potential sale through a process which did not result in any third-party offers, as described in further detail below.

In the course of reviewing such inquiry with the Board, this director conveyed to the Board his expectation that, in connection with any transaction with Party A or any other purchaser identified through a process undertaken by the Board in response to such inquiry, CORE would participate as a seller on the same terms as other stockholders of the Company. Thereafter and at the direction of the Board, the Company retained J.P. Morgan Securities LLC (“J.P. Morgan Securities”) and Stifel, Nicolaus & Company, Incorporated (“Stifel”) in November 2022 to serve as the financial advisors to the Company in connection with a formal review and exploration of a potential strategic sale transaction, which resulted in a decision to pursue a full sale of the Company (the “2022 Company Sale Process”). At the time of its engagement, J.P. Morgan Securities and Stifel were known to the Company and its management in light of past work performed on behalf of the Company in connection with the Business Combination and the respective firms’ experience in transactions similar to the one proposed, qualifications, expertise and reputation and their respective knowledge of the Company and its business and the industries in which the Company conducts its business.

Under the direction of the Board, approximately 14 parties (including Party A) were contacted by J.P. Morgan Securities and Stifel in order to explore a potential transaction. Ultimately, the parties that were contacted during the 2022 Company Sale Process were prospective financial buyers on the expectation that they would offer the most favorable terms. Overall, nine parties signed non-disclosure agreements and received management presentations in November and December 2022. Ultimately, neither Party A nor any other party submitted a formal indication of interest or verbal offer as a result of this process and the 2022 Company Sale Process ended. Following the 2022 Company Sale Process and throughout early 2023, outreach was initiated with a potential strategic buyer, and several potential strategic buyers made inquiries and engaged in introductory dialogue with the Company; however, none of these informal dialogues yielded any further interest by these parties.

On November 10, 2022, the Company entered into an amendment to its existing credit agreement under which it had outstanding a $50 million revolving credit facility and a $125 million term loan (the “Credit Agreement”). Among other things, the amendment reduced the required minimum interest coverage ratio and increased the maximum net leverage ratio for each fiscal quarter ending on or before September 30, 2024, in order to provide the Company with more financial and operating flexibility. The lenders under the Credit Agreement also agreed to a waiver of any default by the Company in exceeding the maximum net leverage ratio as of and for the three months ended September 30, 2022. In an effort to further avoid, or obtain relief from, non-compliance with these and other financial covenants as a result of the Company’s financial performance failing to meet expectations, the Company subsequently entered into three subsequent amendments to the Credit Agreement as further discussed herein.

In early March 2023, representatives of CORE informed the Board that, although no decision had been made by CORE, CORE was contemplating a review of its investment in the Company, which could result in CORE proposing to enter into one or more transactions with the Company. In light of this potential, CORE suggested that the Board form a special committee of the Board that could evaluate any potential transaction that CORE might propose in the future. Thereafter, representatives of Winston & Strawn LLP (“Winston & Strawn” or “Winston”), the Company’s outside legal counsel, met with certain directors to discuss the establishment of a special committee of the Board and the directors’ potential participation on such special committee. Prior to or during the discussions, directors disclosed and reviewed their respective relationships with CORE and the Company.

On March 10, 2023, the Board held a meeting that was attended solely by the independent directors of the Board and representatives of Winston & Strawn. At the meeting, the Board discussed the establishment of a special committee of the Board. The representative of Winston & Strawn reviewed certain legal and process considerations relating to any possible transaction involving the Company and CORE, including the possibility that certain members of the Board might have actual or perceived conflicts of interest in connection with any such transaction. A discussion ensued pursuant to which the Board determined that Adam DeWitt, David Fisher and Peter Leemputte were each independent and disinterested with respect to any potential transaction with CORE and free of any relationship that, in the opinion of the Board, would interfere with their exercise of independent judgment as a member of a special committee. The Board then established a committee comprised of Mr. DeWitt, Mr. Fisher and Mr. Leemputte (the “Special Committee”) to review and evaluate (i) any potential transaction with CORE and (ii) if the Special Committee deems it appropriate, alternative transactions with other parties. The Board also resolved that it would not approve any potential transaction with CORE without a prior favorable recommendation of the Special Committee. The Board delegated to the Special Committee full power and authority to, among other things:

•

review, evaluate, negotiate, structure, document, and/or reject the terms and conditions of any transaction, including reject any transaction in its entirety, in the Special Committee’s sole discretion;

•	determine whether any transaction negotiated by the Special Committee is advisable, fair to, and in the best interests of, the Company and its stockholders; and

•

recommend to the full Board what action, if any, should be taken by the Board with respect to any transaction with any qualifications, terms or conditions the Special Committee deems appropriate or required.

The Board also authorized the Special Committee to retain and compensate, at the Company’s expense, the Special Committee’s own independent advisors, including legal and financial advisors, as the Special Committee deemed appropriate, to assist the Special Committee.

In anticipation of the possibility of further outreach from CORE regarding a possible transaction, on March 21, 2023 the Special Committee engaged Vedder Price P.C. (“Vedder Price”) as its counsel based on Vedder Price’s experience representing boards of directors, working with special committees and advising on public company mergers and acquisitions, and after representatives of Vedder Price confirmed that the firm had not performed work on behalf of CORE or the Company.

Following the establishment of the Special Committee in March 2023 and through October 2023, no proposals, verbal or written, were received by the Company or the Special Committee from representatives of CORE, and no discussions about a proposed transaction occurred between representatives of CORE and members of the Special Committee. During this time period, members of the Board unaffiliated with CORE came to understand that CORE was continuing to evaluate its investment in the Company.

On March 23, 2023, after consultation with the Board, the Company entered into a second amendment to the Credit Agreement, which, among other things, suspended the applicability of the maximum net leverage ratio and minimum interest coverage ratio covenants under the Credit Agreement through the end of fiscal 2023 and modified the ratios applicable to such covenants in fiscal 2024. The second amendment also established new financial covenants for minimum EBITDA and minimum liquidity, and the lenders provided a loan covenant waiver with respect to the Company’s failure to satisfy the net leverage ratio covenant as of and for the three months ended December 31, 2022.

On March 29, 2023, the Company was notified by the New York Stock Exchange (“NYSE”) that the average closing price of the Class A Shares, over the prior 30 consecutive trading day period, was below $1.00, which is the minimum average closing price per share required to maintain listing on the NYSE. This followed a period in which the Company’s stock price had fallen approximately 93% since the Business Combination.

Under NYSE rules, the Company had six months following receipt of the notice to regain compliance with the minimum price requirement. Following the approval by the Company’s stockholders at its annual meeting on June 11, 2023 of an amendment to the Company’s Certificate of Incorporation to provide the Board with discretion to effect a reverse stock split of the Company’s Class A and Class B Shares, on September 15, 2023, the Board determined to proceed with a reverse stock split to reduce the number of outstanding Class A Shares and Class B Shares into a lesser number of shares at a ratio of 1-for-20 (the “Reverse Stock Split”). The primary purpose of the Reverse Stock Split was to enable the Company to regain compliance with the minimum price requirement of the NYSE. As a result of the Reverse Stock Split, effective on September 28, 2023, every 20 issued and outstanding Class A Shares were combined and reclassified into one issued and outstanding Class A Share and every 20 issued and outstanding Class B Shares were combined and reclassified into one issued and outstanding Class B Share.

On November 13, 2023, following consultation with the Board, the Company entered into a third amendment to the Credit Agreement that further modified the financial covenants, including reducing (a) the minimum EBITDA requirement for the three months ended September 30, 2023 and December 31, 2023 and (b) the minimum liquidity requirement for the three months ending in fiscal 2023 and for 2024. The third amendment to the Credit Agreement also required the Company to obtain qualified equity capital to make a repayment of $50 million of the outstanding principal balance of the term loan under the Credit Agreement (the “Term Loan Paydown”) no later than (a) March 31, 2024, with capital available pursuant to a binding commitment entered on or before January 31, 2024 or (b) June 30, 2024 in the event certain credit support of such obligation is obtained on or before January 31, 2024 in the form of a guaranty by CORE or another third party acceptable to the Credit Agreement lenders or letter of credit issued by a bank of recognized national reputation. The lenders under the Credit Agreement also agreed to a waiver of defaults by the Company with respect to, among other things, EBITDA covenant compliance for the fiscal quarter ended September 30, 2023 and the minimum liquidity covenant compliance with respect to the months ended September 30 and October 31, 2023.

On November 22, 2023, the Special Committee received a letter from CORE (the “November 22 Letter”) setting forth, on a non-binding basis, CORE’s interest in pursuing a take-private acquisition of the Company at a price of $4.50 per Class A Share, in cash, with an expectation that there would be no financing condition. The November 22 Letter also contemplated the expectation that there may be some rollover equity financing (but did not specify the potential amount expected). CORE stated in the November 22 Letter that it was interested in acquiring only the shares of the Company that it did not already own and that it would not expect, in its capacity as a stockholder of the Company, to vote in favor of any alternative sale, merger or other corporate transaction involving the Company nor divest or sell any portion of its ownership interest. Following the closing of trading of the Class A Shares on the NYSE on November 24, 2023, CORE publicly disclosed the November 22 Letter.

On November 24, 2023, the Special Committee formally engaged Potter Anderson & Corroon LLP (“Potter”) as its special Delaware counsel based on Potter’s experience in representing special committees and advising on public company mergers and acquisitions and after representatives of Potter confirmed that the firm had not performed work on behalf of CORE or the Company.

On November 24, 2023, the Special Committee met via videoconference to preliminarily consider the November 22 Letter. Representatives of Vedder Price and Potter also participated in the meeting, as counsel to the Special Committee. Representatives of Vedder Price and Potter discussed the mandate given to the Special Committee by the Board and reviewed the Special Committee’s fiduciary duties and obligations in connection with a potential sale to CORE of the shares of the Company not owned by CORE. The Special Committee also reviewed and discussed the experience and qualifications of potential independent financial advisors and the rendering of a fairness opinion to the Special Committee, following which discussion, the Special Committee determined to pursue an engagement with Kroll, LLC (“Duff & Phelps”), operating through its Duff & Phelps Opinions Practice, and Kroll Securities, LLC (“Kroll Securities,” and together with Duff & Phelps, “Kroll”).

During the meeting, the Special Committee and its counsel also discussed certain potential conflicts of interest that could arise in connection with CORE’s offer. The Special Committee reviewed their understanding of the level of involvement by CORE-affiliated personnel with the Company’s lender relationships and involvement in the general operations and preparation of financial models, which included assisting Company management with debt covenant compliance and cash management, and in negotiations with the Company’s lenders.

In regard to the November 22 Letter, the Special Committee explored conditioning any transaction with CORE on Special Committee approval, obtaining the approval of a majority-of-the-minority (unaffiliated) stockholders of the Company (“MoM Vote Condition”), and market check or go-shop conditions, after which the Special Committee directed Vedder Price and Potter to engage with CORE’s legal counsel on these and other preliminary matters.

On November 25, 2023, representatives of Vedder Price and Potter held a call with representatives of Kirkland & Ellis LLP (“K&E”), counsel to CORE, and, as directed by the Special Committee, conveyed the Special Committee’s desire that (i) approval by the Special Committee must be an express condition to any such transaction involving CORE and (ii) any transaction with CORE should be subject to a MoM Vote Condition. As directed by the Special Committee, Vedder Price also sought to (a) discern from CORE’s counsel CORE’s willingness to consider potential transactions involving a sale of the Company to a third party or other strategic alternative, such that a go-shop or market check would be a reasonable condition to any transaction with CORE, and (b) discuss and better understand the role and level of involvement of CORE personnel in the Company’s financing and credit facility matters, currently and going forward.

On November 27, 2023, the Special Committee met via videoconference to further consider CORE’s offer and related matters. Representatives of Vedder Price and Potter also participated in the meeting, as counsel to the Special Committee, as well as representatives of Kroll for the latter part of the meeting. Representatives of Vedder Price provided an overview of their discussions with K&E regarding structuring points of any transaction with CORE. While CORE agreed to the Special Committee’s request that a favorable recommendation from and approval by the Special Committee be an express condition to any transaction with CORE, it was not willing to subject a transaction with CORE to a MoM Vote Condition. In addition, K&E affirmed to Vedder Price CORE’s unwillingness to consider alternative transactions under the current landscape.

During this meeting, the 2022 Company Sale Process was reviewed, in which, despite the active marketing of the Company by its financial advisors, no indications of interest or verbal offers to acquire the Company were received. In addition, the Special Committee considered CORE’s historical involvement in certain aspects of the Company’s operations, CORE’s understanding of the Company’s liquidity and financing issues and its relationship with the Company’s lenders, and the potential benefits to the Special Committee of gleaning further information from CORE on these matters. The Special Committee also considered potential transaction timing and other considerations around the Company’s liquidity issues, including how such considerations may impact the evaluation of a potential transaction with CORE or any alternative transactions, and concerns regarding the ability of the Company to continue as a going concern absent CORE’s involvement and support. The Special Committee discussed with its legal advisors and Kroll the limited ability to perform a go-shop or full market check in light of the Company’s upcoming obligation to obtain an equity commitment or credit support by January 31, 2024 in connection with required Term Loan Paydown.

The Special Committee also discussed the retention of Kroll as the Special Committee’s financial adviser, including fee proposals. Representatives of Vedder Price discussed information that Kroll had provided in its relationship disclosure letter, which was made available to the Special Committee prior to the meeting.

The Special Committee approved retaining Kroll as its financial advisor, subject to satisfactory completion of a conflicts review and completing the negotiation and execution of a formal engagement letter. Kroll was selected to act as financial advisor to the Special Committee due to its experience, expertise and qualifications in advising companies on M&A transactions, particularly those involving controlling holders. Kroll, and specifically Duff & Phelps, was authorized and directed to request and receive information from Company management regarding the Company, its liquidity position and other financial data needed to evaluate CORE’s proposal. The Special Committee also directed Vedder Price and Potter to further develop guidelines or “rules of the road” with respect to CORE’s ongoing involvement with the Company’s business and with Company management during the course of the possible transaction.

On November 27, 2023, following the meeting, Kroll provided its executed letter agreement finalizing the terms of Duff & Phelps’s engagement, which the Special Committee countersigned on November 28, 2023. Vedder Price and Potter also provided a draft “rules of the road” memorandum for review by the Special Committee setting forth appropriate guidelines for CORE’s involvement with the management team of the Company during the course of the possible transaction. In connection with formulating the memo, Mr. DeWitt, the Chairman of the Special Committee, reached out to a representative of CORE who was also a member of the Board (the “CORE Representative”) to discuss and obtain more specific information on CORE’s historical advisory role and assistance to the Company’s financial team.

Also on November 27, 2023, at the request of the Special Committee, representatives of Duff & Phelps delivered Duff & Phelps’s initial information review request list to the management of the Company. Additionally, Company management and representatives of Duff & Phelps engaged in a videoconference to coordinate Duff & Phelps’s information review process. From this time through the delivery of its fairness opinion to the Special Committee, in response to requests from representatives of Duff & Phelps on behalf of the Special Committee, the Company provided representatives of Duff & Phelps with information on an iterative basis as requested by representatives of Duff & Phelps.

On November 30, 2023, Vedder Price shared the draft rules-of-the-road memorandum with Winston, counsel for the Company.

On December 1, 2023, representatives of the Company and Mr. DeWitt of the Special Committee, along with representatives of Vedder Price, Potter and Winston & Strawn, had a conference call to discuss the draft rules-of-the-road memorandum, and to discuss historic practice relating to CORE’s involvement with respect to the Company’s financial modeling, covenant analysis and compliance and interactions with the Company’s lenders under the Credit Agreement and the practical benefit of CORE’s continued involvement in these matters. Following this call, on December 2, 2023, Mr. DeWitt provided the draft rules-of-the-road memorandum to the CORE Representative.

On December 2, 2023, Potter circulated a draft of proposed revisions (the “Updated Resolutions”) to the March 2023 resolutions of the Board creating the Special Committee, with such changes reflecting the Special Committee’s request that, in light of the November 22 Letter, the Board re-enumerate, supplement and clarify the powers and authority of the Special Committee, and to reaffirm, ratify and confirm the disinterestedness and independence of the members of the Special Committee and address Special Committee member compensation.

On December 5, 2023, representatives of Vedder Price and K&E exchanged on the details of the rules-of-the-road memorandum, with K&E requesting more latitude for “ordinary course” discussions. Following direction from the Special Committee, representatives of Vedder Price advised that the Special Committee was unwilling to make the requested change.

Additionally, on December 5, 2023, representatives of Duff & Phelps, at the direction of the Special Committee, contacted representatives of J.P. Morgan Securities to glean and confirm information regarding the 2022 Company Sale Process. Consistent with the Special Committee’s understanding, the representatives of J.P. Morgan Securities confirmed that, despite having conducted a number of formal presentations with potential buyers, including those with experience and expertise in the industrial technology and rapid prototyping industries, the 2022 Company Sale Process did not result in any formal indications of interest or verbal offers to acquire the Company or otherwise participate in an equity recapitalization of the Company.

On December 8, 2023, the Board convened a meeting attended solely by the independent directors of the Board during which, upon recommendation of the Special Committee, the independent members of the Board approved the Updated Resolutions.

On December 11, 2023, at the direction of the Special Committee, representatives of Vedder Price and Duff & Phelps held a call with a stockholder of the Company (“Stockholder A”). Stockholder A had initially reached out to a member of Company management on November 27, 2023 and had expressed an interest in the proposed CORE transaction that had been publicly disclosed on November 24, 2023 and appeared to have an interest in making an offer with respect to the Company. During the December 11th call, however, Stockholder A stated that such stockholder’s primary interest in the transaction was to rollover Stockholder A’s equity into a post-transaction company, and that Stockholder A was not interested in making an independent bid for the Company. Representatives of Vedder Price communicated its conversations with Stockholder A to the Special Committee, and following further outreach to Vedder Price at the end of January 2024, provided Stockholder A’s contact information to K&E in light of Stockholder A’s interest in participating in a rollover transaction.

On December 12, 2023, at the direction of the Special Committee, Duff & Phelps engaged in discussions with representatives of the administrative agent under the Company’s Credit Agreement to discern the lenders’ views on alternative credit support arrangements and transaction timing. As subsequently discussed with the Special Committee, Duff & Phelps reported that it did not appear that there was any alternative credit support or equity financing that would be considered beyond the equity/credit support structure reflected in the third amendment to the Credit Agreement. Duff & Phelps also reported that representatives of the administrative agent under the Credit Agreement indicated that there likely would be some flexibility from a timing perspective relative to a January 31, 2024 equity commitment or credit support deadline only if it appeared progress had been made on a transaction. The Special Committee considered this anticipated flexibility in timing as supporting the Special Committee’s intention to further negotiate CORE’s proposal terms.

On December 13, 2023, representatives of Vedder Price, Potter and K&E held a call to discuss CORE’s position that it would not provide for a MoM Vote Condition, and representatives of Vedder Price noted that the Special Committee may revisit the issue again during negotiations. Representatives of Vedder Price expressed the Special Committee’s request that CORE consider being a seller in the event of a competing transaction, and representatives of K&E expressed on behalf of CORE that CORE was focused on its proposed transaction and would not be a seller into any alternative transaction. Representatives of Vedder Price again noted that the Special Committee may revisit the issue again during negotiations.

On December 19, 2023, K&E reached out to Vedder Price to discuss the timeline for completing a transaction with CORE. Vedder Price advised that the process was proceeding and that the Special Committee would respond at such time as it and its advisors have received and reviewed all requested information.

On December 19, 2023, management of the Company shared a version of its “5 Year Strategic Plan” (the “Original Management Projections”) with the Special Committee and its legal and financial advisors. The Original Management Projections included historical and prospective financial information through the fiscal year ending December 31, 2028. Management of the Company also separately provided information showing the Company’s fourth quarter 2023 adjusted EBITDA was expected to come in lower than the adjusted EBITDA forecast it had provided to the Credit Agreement lenders in August 2023, and lower than the Company was required to achieve in order to remain in compliance with the Credit Agreement covenants in effect at that time.

On December 20, 2023, the Special Committee held a meeting via videoconference. Representatives of Vedder Price and Potter also participated in the meeting, as well as representatives of Duff & Phelps and, at the invitation of the Special Committee for a portion of the meeting, certain members of Company management, including Carey Chen, the Company’s Chief Executive Officer, and Mark Frost, the Company’s Chief Financial Officer. The purpose of the meeting was to have Company management review the previously circulated Original Management Projections and allow for the Special Committee and its advisors to probe management as to these projections and underlying assumptions. Members of the Special Committee inquired of management as to the extent to which the Original Management Projections differed from August 2023 forecasts provided to the lenders under the Credit Agreement, the reasons for such differences and questioned the underlying assumptions.

Following management’s departure from the meeting, the Special Committee instructed Duff & Phelps to request that Company management revisit and update the forecasts contained in the Original Management Projections to account for inflation impacts on revenue growth projections that the Special Committee believed should be reflected, provide a more detailed walk-forward that bridged the management forecasts provided to the lenders under the Credit Agreement in August 2023 to the Original Management Projections and look to address the Special Committee’s questions with the narrative around capital expenditures, SG&A and additional investments and how these items could impact future growth.

On December 22, 2023, management of the Company shared an updated version of its “5 Year Strategic Plan” (the “Updated Management Projections”). The Updated Management Projections included the projections included in the Original Management Projections, which remained substantially the same (the “Scenario 1 Projections”), and also included an alternative scenario of projections (the “Scenario 2 Projections”) in response to Special Committee feedback on the Original Management Projections that assumed a rate of price increases over years 2025 through 2028 and materials cost inflation.

Duff & Phelps used the Updated Management Projections in connection with performing its financial analyses of CORE’s offer of $4.50 per Class A Share, and considered both the Scenario 1 Projections and Scenario 2 Projections in its analysis.

On December 23, 2023, the Special Committee and representatives of Vedder Price, Potter and Duff & Phelps met via videoconference, during which meeting representatives of Duff & Phelps presented Duff & Phelps’s preliminary valuation analysis contained in discussion materials, dated December 23, 2023, that had been prepared by Duff & Phelps and previously circulated to the Special Committee on December 22, 2023 (the “Initial Duff & Phelps Presentation”). Duff & Phelps found that its preliminary analysis supported a conclusion that CORE’s offer price in its November 22 Letter was a fair price from a valuation perspective. Notwithstanding this preliminary conclusion, members of the Special Committee concurred in seeking to continue to negotiate a higher offer price, in part to seek to capture more of the projected cost savings that would result from the Company no longer being publicly traded following any transaction with CORE, and in light of Duff & Phelps’s preliminary premiums-paid analysis, particularly for distressed companies. In considering CORE’s offer in light of Duff & Phelps’s preliminary valuation analysis, the Special Committee also considered the Company’s liquidity position, covenant compliance matters and the terms of the Credit Agreement in the context of the risk of bankruptcy for the Company in the event that no agreement on price was reached with CORE and the possibility that CORE could seek to buy the Company from the Company’s lenders out of bankruptcy, in which case the Company’s minority stockholders would possibly receive nothing, or substantially less than CORE’s initial proposal. Following discussion with representatives of Duff & Phelps as well as Vedder Price and Potter, the Special Committee determined to make a counterproposal to CORE’s initial proposal at a price of $5.00 per Class A Share (as compared to $4.50 per Class A Share in the November 22 Letter).

Following the Special Committee meeting on December 23, 2023, a representative of Duff & Phelps had a conference with the CORE Representative in which Duff & Phelps presented the Special Committee’s counteroffer of $5.00 per Class A Share, as well as the Special Committee’s request for the MoM Vote Condition.

Additionally, also on December 23, 2023, representatives of Vedder Price communicated the Special Committee’s counterproposal to K&E and shared the Special Committee’s rationale and reiterated the request for the MoM Vote Condition.

On December 27, 2023, the Special Committee received a revised proposal from CORE (the “December 27 Letter”) setting forth, on a non-binding basis, CORE’s interest in pursuing a take-private acquisition of the Company at a price of $4.60 per Class A Share, in cash. The December 27 Letter stated that CORE did not expect there to be any financing conditions with respect to its revised proposal. The December 27 Letter also reiterated that the revised proposal was not subject to a MoM Vote Condition and that CORE would not agree to a MoM Vote Condition for any transaction. The December 27 Letter requested the Special Committee’s respond no later than 5.00 p.m. ET on Friday, December 29, 2023.

Following the receipt of the December 27 Letter, Mr. DeWitt spoke with the CORE Representative about CORE’s revised proposal. During that call, the CORE Representative communicated CORE’s rationale behind its counteroffer, including that CORE’s assumptions with respect to potential public company cost savings were lower than the annual cost savings assumptions used by the Company in the Updated Management Projections, and that CORE’s revised proposal had not taken into account that the Company’s fourth quarter 2023 results would likely underachieve earlier expectations.

Additionally, following the receipt of the December 27 Letter, representatives of Duff & Phelps separately had a discussion with the CORE Representative about CORE’s revised proposal, in which the CORE Representative reiterated CORE’s view that the Updated Management Projections assumed greater public company cost savings, including the reduction of management compensation and the elimination of management positions, than what CORE viewed would be the case.

On December 28, 2023, the Special Committee held a meeting via videoconference to discuss CORE’s counteroffer contained in the December 27 Letter. Representatives of Vedder Price, Potter and Duff & Phelps also participated in the meeting. Following discussion, the Special Committee directed Vedder Price to communicate the Special Committee’s counteroffer to CORE which was comprised of two alternatives: acceptance of CORE’s offer of $4.60 per Class A Share as set forth in the December 27 Letter only if it was coupled with CORE agreeing to a MoM Vote Condition in which a majority of the shares of common stock held by Company stockholders unaffiliated with CORE approved the CORE take-private transaction (with any rollover stockholders being excluded from such vote), or, alternatively, $4.85 per Class A Share.

On December 28, 2023, as directed by the Special Committee, Vedder Price communicated the Special Committee’s counteroffer to K&E. In a subsequent call with K&E on the morning of December 29, 2023, representatives of Vedder Price provided the Special Committee’s rationale in formulating its counterproposal, including that the Special Committee believed the premium implied by CORE’s $4.60 was low in comparison to distressed similarly situated companies. Vedder Price also noted that, in light of the Company’s near term (January 31, 2024) capital commitment deadline under the Credit Agreement, and the previous unsuccessful efforts by the Company’s financial advisors to actively sell the Company during the 2022 Company Sale Process, the Special Committee would be amenable to foregoing a go-shop or other market check process if the $4.85 proposal was accepted.

On December 29, 2023, the Special Committee received a revised proposal from CORE (the “December 29 Letter”) setting forth, on a non-binding basis, CORE’s interest in pursuing a take-private acquisition of the Company at a price of $4.75 per Class A Share, in cash, and noted that the revised proposal was CORE’s best and final offer. The December 29 Letter reiterated that CORE did not expect there to be any financing conditions with respect to its revised proposal, and that the revised proposal was not subject to a MoM Vote Condition and that CORE would not agree to a MoM Vote Condition for any transaction.

On December 29, 2023, the Special Committee and representatives of Vedder Price, Potter and Duff & Phelps met via videoconference to discuss the updated counterproposal from CORE reflected in the December 29, 2023 Letter. After discussion, the Special Committee unanimously determined to provisionally accept CORE’s counteroffer for $4.75 per Class A Share, without a MoM Vote Condition, subject to negotiation of definitive transaction documents, the receipt of Duff & Phelps’s fairness opinion and final approval. In deciding to proceed based on CORE’s revised proposal, the Special Committee considered that the revised offer price reflected a 10% premium over the closing price of the Company’s stock on the day prior to CORE’s original proposal, which was more in line with the comparable premiums for financially distressed companies noted in the Initial Duff & Phelps Presentation to the Special Committee. It also considered that the revised offer price exceeded in every case the valuation ranges under different scenarios outlined in the Initial Duff & Phelps Presentation, except in one instance in which the offer price was at the high-end of the valuation range. The Special Committee also took note of its understanding that the Company expected to be unable to satisfy the then applicable minimum EBITDA covenant under the Credit Agreement for the 2023 fourth quarter and the possibility that it would not be able to meet compliance with the Credit Agreement’s $10 million liquidity covenant. The Special Committee instructed representatives of Duff & Phelps to finalize its financial analysis of the $4.75 per Class A Share and provide an updated analysis of the valuation ranges reflected in its presentation assuming a lower amount of public company cost savings.

On December 31, 2023, representatives of K&E and Vedder Price met via telephone conference to discuss the process for handling CORE’s high priority diligence requests and structuring queries required for K&E’s initial draft of the Merger Agreement.

On January 8, 2024, Mr. DeWitt and representatives of K&E, CORE and Vedder Price met via telephone conference to emphasize CORE’s necessity to receive responses to certain diligence requests on an expedited basis, including calculations from the Company’s accountants regarding potential payments under the Amended and Restated Tax Receivable Agreement of the Company, dated as of April 4, 2023 (the “TRA”).

During the first two weeks of January, representatives of Vedder Price, K&E and Winston & Strawn held calls and exchanged correspondence regarding transaction structuring matters, diligence, operative agreements and antitrust matters in order to facilitate the transaction.

On January 8, 2024, representatives of K&E proposed a structure to representatives of Vedder Price that in summary required (i) exchange of all outstanding Class A units of Fathom Holdco, LLC, a Delaware limited liability company and the operating subsidiary of the Company (“OpCo”), for Class A Shares (the “Class A Unit Exchange”) and the simultaneous cancellation of all outstanding Class B Shares, followed by (ii) two mergers (the “Mergers”): first, a merger of OpCo with a newly formed merger subsidiary established by CORE in connection with the transaction, and second, a merger of the Company with another newly formed merger subsidiary established by CORE in connection with the transaction. CORE based its structure on the assumption that it would be able to terminate the TRA without any payments required thereunder in connection with the Mergers. Representatives of Vedder Price reviewed this structure and conducted calls and exchanged correspondence with representatives of K&E to answer questions and confirm that it is appropriate.

On January 9, 2024, representatives of K&E notified representatives of Vedder Price that CORE intended to engage in discussions with certain stockholders of the Company to rollover their shares in connection with the transactions and that any material terms or updates resulting from such discussions would promptly be made available to the Special Committee.

On January 10, 2024, representatives of K&E delivered to representatives of Vedder Price an initial draft of the Merger Agreement. The draft Merger Agreement contemplated, among other things, (i) no acquirer debt financing contingencies and a full backing of CORE’s transaction payment obligations by an equity commitment (the “Equity Financing”) from certain funds affiliated with CORE (the “CORE Funds”), (ii) a Company termination fee of three percent (3%) of the total equity value of the Company (the “Company Termination Fee”) if the Board were to exercise its fiduciary out and no termination fee payable by CORE under any circumstances, (iii) no MoM Vote Condition, (iv) a condition to the parties’ obligations to consummate the Mergers that the Board and Special Committee shall not have effected a recommendation change pursuant to the fiduciary out, (v) a requirement to hold a vote by the Company’s stockholders notwithstanding a change in recommendation by the Board or the Special Committee, (vi) a specific performance remedy for the Company in the event that CORE fails to consummate the closing of the transactions contemplated by the Merger Agreement (the “Transactions”) and related documents (such date that the Transactions are consummated, the “Closing”) and (vii) certain covenants regarding continuing employees of the Company. The initial Merger Agreement contained a placeholder for (and did not address) any necessary covenants regarding the Credit Agreement. The Merger Agreement proposed treating the Company’s equity awards such that: (A) options would be cancelled unless vested and paid only to the extent in-the-money, (B) Company restricted stock awards to employees would be converted into cash awards and remain subject to their respective vesting conditions, (C) Company restricted stock awards to non-employee directors would be cancelled without consideration, (D) performance stock awards would be converted into a right to receive cash consideration if vested and cancelled if unvested and (E) warrants of the Company would become exercisable for cash consideration of $4.75 per Class A Share if duly exercised.

On January 14-15, 2024, representatives of Vedder Price and the Special Committee engaged in discussions over e-mail regarding the key terms of the initial draft of the Merger Agreement and the proposed comments and negotiation points.

On January 15, 2024, representatives of Vedder Price sent comments to the Merger Agreement to representatives of K&E. The comments, among other things, (i) requested a support agreement to be entered into by the CORE stockholders concurrent with the signing of the Merger Agreement, (ii) requested an unconditional guaranty from CORE regarding the Company’s Term Loan paydown obligation under the Credit Agreement, (iii) added exclusions to the definition of “Company Material Adverse Effect” for defaults under the Credit Agreement (the “Credit Facility Default MAE Exclusion”), so that a default under the Credit Agreement could not be considered a Company Material Adverse Effect, and any litigation against the Company or its officers (including transaction-based litigation), (iv) included customary carve-backs to the Company’s representations and warranties and operating covenants, (v) enhanced the representations, warranties and covenants from CORE regarding the Equity Financing and the funding thereof, (vi) strengthened CORE’s efforts standards by not excluding actions brought by CORE against the CORE Funds to enforce the Equity Commitment Letter therefrom, (vii) lowered the thresholds upon which certain representations and warranties are brought down at closing, (viii) reduced the Company Termination Fee to 2% and (ix) rejected CORE and the CORE Funds not having any liability limitation in the event of a willful breach of the Merger Agreement or the Equity Commitment Letter. The comments also included a request for additional information on the rollover and any proposed covenants regarding the Term Loan Paydown.

On January 17, 2024, representatives of Vedder Price and Winston & Strawn discussed the Company’s proposed approach for its outstanding equity awards that agreed with the initial Merger Agreement treatment thereof other than with respect to the restricted stock awards to non-employee directors, which the Company felt should be accelerated to be consistent with the restricted stock awards to employees because vesting would have occurred on May 4, 2024 but for the resignations of such non-employee directors as a consequence of the Transactions. Representatives of Vedder Price updated the Special Committee of such plan and the Special Committee did not object to the Company’s approach as communicated by representatives of Winston & Strawn.

On January 18, 2024, representatives of K&E delivered to representatives of Vedder Price an initial draft of an amendment to the Second Amended and Restated Limited Liability Company Agreement of OpCo (the “LLC Agreement Amendment”), which would provide for the Class A Unit Exchange mechanics.

On January 18, 2024, representatives of K&E and Winston & Strawn discussed the proposed approach for the Company’s outstanding equity awards under the Merger Agreement, in accordance with the discussions from January 17, 2024.

On January 19, 2024, representatives of Vedder Price delivered to representatives of K&E an initial draft Support Agreement (the “Support Agreement”) pursuant to which CORE would agree to vote its shares in favor of the adoption and approval of the Merger Agreement and the Transactions. The initial draft Support Agreement contained (i) a proxy granted to the Company by CORE and (ii) a ratcheting down provision that lowered the voting power of the CORE shares covered by the Support Agreement in the event of a change in the recommendation of the Board or the Special Committee.

Also on January 19, 2024, representatives of K&E delivered to representatives of Vedder Price an initial draft of the Equity Commitment Letter (the “Equity Commitment Letter”), which set forth the terms and conditions of the CORE Funds providing the Equity Financing at the Closing and the Company’s remedy to seek specific performance against the CORE Funds as an express third-party beneficiary thereto in the event that the Equity Financing is not funded. The initial draft of the Equity Commitment Letter provided that the CORE Funds would fund their respective obligations severally up to specified maximum amounts, which in total equaled the full amount of the required Equity Financing under the Merger Agreement.

Also on January 19, 2024, representatives of K&E delivered to representatives of Vedder Price an initial draft of the Rollover Agreement (the “Rollover Agreement”), which set forth the terms, conditions and mechanics of any potential rollover stockholders, and would be attached as an exhibit to the Merger Agreement.

On January 20, 2024, representatives of Vedder Price delivered comments to representatives of K&E regarding the initial draft Rollover Agreement, which included a request for CORE to provide the economic terms of any contemplated rollover.

Also on January 20, 2024, representatives of K&E delivered to representatives of Vedder Price a revised draft of the Merger Agreement. The revised draft, among other things, (i) accepted the Support Agreement concept, (ii) accepted an exclusion for transaction-based litigation from the definition of “Company Material Adverse Effect,” (iii) rejected the Credit Facility Default MAE Exclusion, (iv) removed the employee matters covenant, (v) restored the provision that CORE would not be required to bring any actions against the CORE Funds to enforce the Equity Commitment Letter unless all closing conditions were fully satisfied, (vi) restored the Company Termination Fee to 3%, (vii) added a 6% liability limitation for CORE (the “Parent Liability Limitation”) for the total amount of damages that CORE would be responsible for in the event that the Merger Agreement was terminated and the Company sought damages for such termination rather than specific performance of the Merger Agreement and (viii) rejected willful breaches of the Equity Commitment Letter and claims against the CORE Funds for willful breaches of the Merger Agreement or Equity Commitment Letter from the exclusions to CORE’s liability limitations.

On January 21-22, 2024, representatives of Vedder Price and the Special Committee engaged in detailed correspondence over e-mail regarding the key terms of the revised draft of the Merger Agreement and the proposed comments.

On January 22, 2024, representatives of Vedder Price delivered to representatives of K&E comments to the initial draft Equity Commitment Letter and incremental comments to the LLC Agreement Amendment and Rollover Agreement. The comments to the Equity Commitment Letter included (i) a request that the CORE Funds commit to the full Equity Financing on a joint and several basis, (ii) removal of any limitation on monetary liability for the CORE Funds in the event of a breach of the Merger Agreement or Equity Commitment Letter and (iii) strengthened anti-assignment and protections around termination of the Equity Commitment Letter.

On January 23, 2024, representatives of K&E delivered to representatives of Vedder Price an initial draft of an amendment to the TRA (the “TRA Amendment”), which provided for the automatic termination of the Amended and Restated Tax Receivable Agreement in full upon the consummation of the Mergers.

Also on January 23, 2024, representatives of Vedder Price delivered comments to the revised draft of the Merger Agreement to representatives of K&E. The comments, among other things, (i) restored the Credit Facility Default MAE Exclusion, (ii) added that the required Equity Financing must be sufficient to cover the directors and officers tail policy, any fees owed to the Special Committee and any amounts owed in respect of the Term Loan Paydown, (iii) added an affirmative covenant for the Company to pay all fees of the Special Committee and its third-party advisors during the period between signing and Closing as such fees may become due, (iv) restored the employee matters covenant, (v) rejected CORE’s efforts standards excluding actions brought by CORE against the CORE Funds to enforce the Equity Commitment Letter, (vi) rejected the Parent Liability Limitation and (vii) restored willful breaches of the Equity Commitment Letter and claims against the CORE Funds for willful breaches of the Merger Agreement or Equity Commitment Letter to the exclusions to CORE’s liability limitations.

Also on January 23, 2024, representatives of K&E delivered to representatives of Vedder Price a revised draft of the LLC Agreement Amendment.

On January 24, 2024, representatives of K&E delivered to representatives of Vedder Price a revised draft of the Equity Commitment Letter and the Rollover Agreement. The revised draft Equity Commitment Letter contemplated, among other things, (i) rejecting joint and several equity commitments from the CORE Funds and (ii) restoring the damages cap consistent with the Parent Liability Limitation in the January 20, 2024 draft of the Merger Agreement. The revised draft of the Rollover Agreement made minor tax-related revisions and was deemed to be in final form, however, representatives of Vedder Price repeated the need for the Special Committee to review the economic terms of any contemplated rollover and the general status of rollover discussions.

Also on January 24, 2024, representatives of K&E and Vedder Price discussed via telephone conference the revised form of LLC Agreement Amendment.

On January 25, 2024, representatives of K&E delivered to representatives of Vedder Price a revised draft of the LLC Agreement Amendment, which was substantially in final form.

On January 26, 2024, representatives of Winston & Strawn delivered to representatives of Vedder Price an initial draft of the Company Disclosure Letter, who then delivered such draft to representatives of K&E.

For the next week, representatives of K&E, Winston & Strawn and Vedder Price continued to have multiple correspondences regarding updated CORE diligence requests and the calculations of potential payment obligations under the TRA.

On January 29, 2024, representatives of K&E delivered comments to the initial draft Support Agreement that, among other things, rejected the proxy from the initial draft and certain other covenants relating to non-solicitation by CORE that were deemed by the parties to be not applicable given that CORE is the proposed acquirer of the Company.

On January 30, 2024, representatives of Vedder Price delivered to representatives of K&E a revised draft of the Support Agreement clarifying certain of CORE’s representations and warranties.

On January 31, 2024, the lenders under the Credit Agreement agreed to extend the date by which the Company was required to obtain a binding commitment or credit support in respect of the Term Loan Paydown, from January 31, 2024 to February 16, 2024. Such extension was facilitated by the lender’s understanding of the progress that was being made toward reaching a definitive agreement relating to a transaction with CORE.

Also on January 31, 2024, representatives of K&E delivered to representatives of Vedder Price a revised draft of the Merger Agreement. The revised draft, among other things, (i) rejected the Credit Facility Default MAE Exclusion, (ii) rejected the affirmative covenant for the Company to pay Special Committee and third-party advisor fees during the period between signing and Closing as they became due, (iii) removed the employee matters covenant, (iv) restored the Company Termination Fee to 3%, (v) restored the Parent Liability Limitation of 6% and (vi) rejected willful breaches of the Equity Commitment Letter and claims against the CORE Funds for willful breaches of the Merger Agreement or Equity Commitment Letter from the exclusions to CORE’s liability limitations.

On February 1, 2024, representatives of Vedder Price and the Special Committee engaged in detailed correspondence over e-mail regarding the key terms of the revised draft of the Merger Agreement and the Equity Commitment Letter, which included (i) the lack of specificity in the Merger Agreement on any covenants related to the Credit Agreement, (ii) the continued rejection of the Credit Facility Default MAE Exclusion, (iii) the continued restoration of the Parent Liability Limitation, (iv) the continued restoration of the Company Termination Fee to 3%, (v) the lack of disclosure of the financial terms for any contemplated rollover and (vi) the continued rejection of willful breaches of the Equity Commitment Letter and claims against the CORE Funds for willful breaches of the Merger Agreement or Equity Commitment Letter from the exclusions to CORE’s liability limitations. The Special Committee instructed representatives of Vedder Price to discuss the key remaining open items with representatives from K&E on a telephone conference, and then to schedule a meeting of the Special Committee promptly thereafter to discuss any remaining open items.

On February 2, 2024, representatives of K&E delivered to representatives of Vedder Price comments on the initial draft Company Disclosure Letter and representatives of K&E, Vedder Price and Winston & Strawn engaged in detailed correspondence for the next two weeks in order to satisfy any remaining documentation requests from CORE and open matters to finalize the Company Disclosure Letter.

Also on February 2, 2024, representatives of K&E, Vedder Price and the Company’s outside tax advisor met via telephone conference to discuss the TRA and determined that the TRA may be amended pursuant to the TRA Amendment if executed by both CORE and affiliates of Siguler Guff.

On February 4, 2024, representatives of K&E and Vedder Price met via telephone conference to discuss the issues list delivered on February 1, 2024 and CORE’s views on such matters. The representatives of K&E indicated that (i) no additional covenants were anticipated regarding the Credit Agreement, (ii) CORE was no longer looking to finalize the terms of any equity rollover prior to signing the Merger Agreement, (iii) CORE would agree to a Company Termination Fee of 2.5% and (iv) CORE would not agree to the Credit Facility Default MAE Exclusion, would not agree to eliminate the Parent Liability Limitation and would not agree to the issue relating to willful breaches.

On February 4-5, 2024, representatives of Vedder Price updated the Special Committee on the outcome of the open issues discussion with representatives of K&E and engaged in further e-mail correspondence with representatives of K&E to reiterate that the contemplated fourth amendment to the Credit Agreement (the “Fourth Credit Agreement Amendment”) must limit the risk of defaults thereunder to the maximum extent possible.

On February 5, 2024, representatives of K&E, Vedder Price and the Company’s outside tax advisor met via telephone conference to discuss the TRA Amendment.

On February 6, 2024, the Special Committee held a meeting via videoconference. Representatives of Vedder Price and Potter also participated in the meeting. The purpose of the meeting was to discuss the remaining open issues in the Merger Agreement and related transaction documents, and CORE’s established positions thereon. Members of the Special Committee and representatives of Vedder Price discussed the risks presented by the Credit Agreement in relation of the Credit Facility Default MAE Exclusion and determined that the risk cannot be completely assessed until the terms of the Fourth Credit Agreement Amendment are finalized.

The Special Committee and representatives of both Vedder Price and Potter then discussed the Parent Liability Limitation, liability of CORE and the CORE Funds for willful breaches of the Merger Agreement and Equity Commitment Letter and the covenant regarding payment of third-party advisor fees. The Special

Committee agreed that (i) a Parent Liability Limitation is acceptable given its prevalence in the market provided that such amount is increased from CORE’s proposal to a meaningful dollar amount, (ii) CORE’s and the CORE Funds’ liability should not be limited in the case of intentional common law fraud and (iii) the covenant regarding payment of third-party advisor fees should be restored in the Merger Agreement as the Company must not be hindered in fulfilling its timely payment obligations to such third parties. The Special Committee instructed representatives of Vedder Price to communicate these positions to representatives of K&E.

On February 7-8, 2024, representatives of Vedder Price and K&E engaged in detailed e-mail correspondence regarding positions of the Special Committee from its February 6, 2024 meeting. In such correspondence, CORE accepted increasing the Parent Liability Limitation to 12%, after representatives from Vedder Price had proposed 18%, but continued to reject all other requests.

On February 7-9, 2024, representatives of Vedder Price, K&E and Winston & Strawn engaged in multiple telephone conferences and detailed correspondence to discuss confirmatory questions from Cravath, Swaine & Moore LLP (“Cravath”), counsel to the administrative agent under the Credit Agreement, regarding, among other things, the closing certainty and their proposed comments to the Merger Agreement and Equity Commitment Letter that it had communicated over e-mail to representatives of Vedder Price on February 7, 2024. Representatives of Vedder Price responded to all of the points raised by representatives of Cravath on February 9, 2024.

Also on February 11, 2024, representatives of Cravath delivered to representatives of K&E and Vedder Price comments to the Equity Commitment Letter draft from January 24, 2024 that, among other things, provided additional specificity to the circumstances upon which the Equity Commitment Letter may be terminated, amended or waived as well as to the portion relating to payment of amounts required in connection with the Term Loan Paydown.

Also on February 11, 2024, representatives of Vedder Price delivered to representatives of K&E comments to the Merger Agreement and Equity Commitment Letter, which, among other things, implemented comments from Cravath and expressly prevented CORE from terminating if there were a breach under the Equity Commitment Letter.

On February 12, 2024, (i) representatives of K&E delivered to representatives of Vedder Price, Cravath and Winston & Strawn a revised draft of the Equity Commitment Letter, (ii) representatives of Vedder Price delivered updated comments to the Merger Agreement to representatives of K&E and Cravath that contained de minimis clarifications to the draft provided on February 11, 2024 and (iii) representatives of Cravath delivered to representatives of K&E, Vedder Price and Winston & Strawn comments to the K&E draft of the Equity Commitment Letter from February 12, 2024.

On February 13, 2024, K&E delivered to representatives of Vedder Price a revised draft of the Merger Agreement. The draft Merger Agreement did not indicate any change in CORE’s positions and rejected the Cravath revisions that were not mechanical clarifications in nature.

On February 14, 2024, representatives of Cravath delivered comments to the revised draft of the Merger Agreement from February 12, 2024 and the revised draft of the Company Disclosure Letter from February 12, 2024 to representatives of K&E, Vedder Price and Winston & Strawn. The comments included additional clarifications around the Credit Agreement-related matters and representatives from Vedder Price requested that the representatives from K&E incorporate the revisions proposed by the representatives of Cravath. The representatives from K&E accepted the comments other than with respect to a modification of the bringdown standard for breaches of certain portions of the capitalization representation and warranty. Representatives of K&E and Vedder Price engaged in correspondence over e-mail to revise the Merger Agreement over the course of the evening until it was deemed to be in substantially final form subject to comments from the Special Committee.

Also on February 14, 2024, representatives of K&E delivered to representatives of Vedder Price, Winston & Strawn and Cravath a revised Equity Commitment Letter that accepted the comments proposed by the representatives of Cravath on February 12, 2024.

In the afternoon on February 14, 2024, the Special Committee and representatives of Vedder Price and Potter met via videoconference to discuss the draft of the Merger Agreement received from K&E earlier that day and the draft of the Fourth Credit Agreement Amendment reviewed by the Special Committee in advance of the meeting. The members of the Special Committee discussed the risks related to defaults under the Credit Agreement and instructed representatives of Vedder Price to request the Credit Facility Default MAE Exclusion again on the understanding that the remaining portions of the Merger Agreement were acceptable to the Special Committee. The members of the Special Committee agreed that if CORE were unwilling to accept the Credit Facility Default MAE Exclusion, then CORE should be required to covenant in the Support Agreement that it will not take any actions after the signing of the Merger Agreement that would cause a default under the Credit Agreement.

After the meeting of the Special Committee on February 14, 2024, representatives of Vedder Price met with representatives of K&E via telephone conference and requested the Credit Facility Default MAE Exclusion as instructed by the Special Committee. Upon such request once again being rejected by CORE, representatives of Vedder Price proposed including a covenant in the Support Agreement as requested by the Special Committee, which was accepted by CORE.

On February 15, 2024, representatives of K&E delivered to representatives of Vedder Price an updated Support Agreement that included a covenant that CORE, among other things, would not intentionally cause the Company to default under the Credit Agreement and would use its reasonable best efforts to assist the Company in avoiding defaults under the Credit Agreement, subject to certain limitations. The proposed covenant was acceptable to the Special Committee and the Support Agreement was deemed to be in agreed form.

On February 15, 2024, the Special Committee held a meeting via videoconference, attended by representatives of Vedder Price, Potter and Duff & Phelps to discuss and review the draft Merger Agreement and related transaction documents and to consider the Transactions. Representatives of Duff & Phelps reviewed with the Special Committee Duff & Phelps’s financial analysis of the consideration proposed in the Merger to be paid to the public stockholders. Representatives of Vedder Price reviewed the terms of the draft transaction agreements. Representatives of Duff & Phelps then rendered Duff & Phelps’s oral opinion, which was subsequently confirmed in writing, to the Special Committee to the effect that, as of the date of and subject to the assumptions, limitations, qualifications and other conditions set forth in such opinion, the per share price paid in connection with the transaction, is fair, from a financial point of view, to the public stockholders. See “Special Factors — Opinion of the Special Committee’s Financial Advisor.” Following additional discussion, including of the factors summarized in “Special Factors — Reasons for the Merger; Recommendation of the Special Committee; Recommendation of the Board; Fairness of the Merger,” the members of the Special Committee unanimously (i) determined that the Merger Agreement and the Transactions, including the Mergers, are fair to, advisable, and in the best interests of, the Company and its stockholders, including stockholders (the “Unaffiliated Stockholders”) who are (A) not affiliated with CORE, (B) not a member of the Board, (C) not a person determined to be an officer under the Securities Exchange Act of 1934, as amended, and (D) not a person who is rolling over shares in the Company (understanding that there were no such stockholders as of the date of the Merger Agreement), (ii) approved and declared advisable the Merger Agreement and the Transactions, including the Mergers, (iii) recommended that the Board approve and declare advisable the Merger Agreement and the Transactions, including the Mergers, and determine that the Merger Agreement and the Transactions, including the Mergers, are fair to, advisable, and in the best interests of, the Company and its stockholders, including the Unaffiliated Stockholders, and (iv) recommended that, subject to Board approval, the Board submit the Merger Agreement to the Company’s stockholders for their adoption and recommend that the Company’s stockholders vote in favor of the adoption of the Merger Agreement.

Later on February 15, 2024, following the Special Committee’s meeting, the Board held a meeting by videoconference, attended by representatives of Winston & Strawn and Vedder Price and certain members of Company management, to discuss and review the draft Merger Agreement, to receive the recommendation of the Special Committee and to consider the Transactions. Due to a scheduling conflict, the CORE Representative (as a member of the Board) did not attend the meeting. Following this discussion, representatives of Vedder Price and Winston & Strawn described the process undertaken by the Special Committee and its financial advisor, the receipt of Duff & Phelps’s opinion and the Special Committee’s recommendation that the Merger Agreement be approved. Following such discussion, the Board (i) determined that it is in the best interests of the Company, and declared it advisable, to enter into the Merger Agreement and consummate the Merger upon the terms and subject to the conditions set forth therein; (ii) approved the execution and delivery of the Merger Agreement by the Company, the performance by the Company of its covenants and other obligations thereunder, and the consummation of the Merger upon the terms and conditions set forth therein; (iii) directed that the Merger Agreement submitted to the Company stockholders for approval; and (iv) resolved to recommend that the Company Stockholders vote in favor of the adoption of the Merger Agreement.

Also on February 15, 2024, representatives of K&E delivered to representatives of Vedder Price, Winston & Strawn and Cravath an updated Equity Commitment Letter that finalized any remaining missing information and it was deemed to be in agreed form.

Following such meetings and the finalization of the Equity Commitment Letter, in the evening of February 16, 2024, the Company and CORE executed the Merger Agreement and related transaction documents.

Also on February 16, 2024, the Company entered into the Fourth Credit Agreement Amendment, pursuant to which the lenders thereunder agreed to, among other things (i) extend the deadline for the Term Loan Paydown until the earlier of (A) July 31, 2024, (B) the date on which the Merger Agreement, the Equity Commitment Letter, the TRA Amendment, the LLC Agreement Amendment and/or the Support Agreement is terminated and (C) the Closing, and (ii) waive any defaults under the Credit Agreement in respect of, among other things, compliance with minimum liquidity and EBITDA covenants.

Prior to the opening of trading of the Class A Shares on the NYSE on February 20, 2024, the Company filed a Form 8-K to report the execution of the Merger Agreement and related transactions.

Recommendation of the Board and Special Committee

The Board formed the Special Committee consisting solely of directors of the Company who are not directly or indirectly affiliated with, and who are otherwise independent from, CORE and who are not members of the Company’s management to, among other things, review, evaluate and negotiate the Merger Agreement and the Transactions, including the Merger. The Special Committee evaluated the Merger, in consultation with the Company’s management and its own independent legal and financial advisors and considered various relevant factors. After careful consideration, the Special Committee unanimously (i) determined that the Merger Agreement and the Transactions, including the Mergers, are fair to, advisable, and in the best interests of, the Company and the Company Stockholders, including the Unaffiliated Stockholders, (ii) approved and declared advisable the Merger Agreement and the Transactions, including the Mergers, (iii) recommended that the Board approve and declare advisable the Merger Agreement and the Transactions, including the Mergers, and determine that the Merger Agreement and the Transactions, including the Mergers, are fair to, advisable, and in the best interests of, the Company and the Company Stockholders, including the Unaffiliated Stockholders, and (iv) recommended that, subject to Board approval, the Board submit the Merger Agreement to the Company Stockholders for their adoption and recommend that the Company Stockholders vote in favor of the adoption of the Merger Agreement.

At a meeting of the Board on February 15, 2024, the Board, based in part on the unanimous recommendation of the Special Committee, (i) found that the Merger Agreement and the Transactions are fair to,

advisable, and in the best interests of, the Company and its stockholders, including the Unaffiliated Stockholders, (ii) approved and declared advisable the Merger Agreement and the Transactions and (iii) approved the execution and delivery of the Merger Agreement by the Company, the performance by the Company of its covenants and other obligations thereunder and the consummation of the Merger of the Company upon the terms and conditions set forth therein, (vi) directed that the Merger Agreement and the Plan of Merger be submitted to the Company’s stockholders for approval and (v) recommended that the Company’s stockholders authorize the Plan of Merger in accordance with the Company’s organizational documents and the DGCL at the special meeting of the stockholders.

Accordingly, the Board recommends that the Company’s stockholders vote “FOR” the Merger Proposal (Proposal 1).

See “Special Factors — Reasons for the Merger” for additional information related to the factors considered by the Board in authorizing the Merger, the Merger Agreement, Plan of Merger and the Transactions and recommending that the Company’s stockholders vote “FOR” the Merger Proposal.

Reasons for the Merger

Recommendation of the Special Committee

In recommending the Merger Agreement and evaluating the Transactions, including the Mergers, the Special Committee consulted with the Special Committee’s financial and legal advisors and considered the following factors as being generally supportive of their determinations and recommendations, which are not intended to be exhaustive and are not presented in any relative order of importance nor in the order the Special Committee considered such factors:

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the merger consideration for the minority stockholders of $4.75 per Class A Share represented a premium of 13.1% over the closing price of the Class A Shares on November 24, 2023, the last full trading day before CORE publicly disclosed its non-binding acquisition proposal to the Board;

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information available to the Special Committee with respect to the Company’s business, operations, financial condition, liquidity, earnings and prospects, the Company’s long-range plans, and the risks in achieving those prospects and plans, including the information further described in the section herein entitled “Certain Unaudited Prospective Financial Information” beginning on page 45 of this proxy statement;

•	ongoing market volatility related to the evolving and continuing macroeconomic headwinds facing the Company and the digital manufacturing industry more generally;

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the fact that the Company was actively marketed in a formal process in late 2022 by the Company’s financial advisors, with further outreach to and discussions with potentially interested partners during early 2023, and that such process did not result in the receipt of any indications of interest or other offers to purchase or invest in the Company or its assets;

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the Special Committee’s belief that the Merger Agreement and the Transactions, including the Mergers, were more favorable to the Company and the Unaffiliated Stockholders, when compared with the Company’s stand-alone business plan and long-term prospects, and the associated benefits and risks;

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the fact that the Special Committee was able to negotiate an increase in the offer price from the $4.50 per Class A Share consideration offered in the November 22, 2024 Letter to $4.75 per Class A Share on behalf of the Unaffiliated Stockholders, representing an increase of approximately 5.5%;

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the belief by the Special Committee, after discussions with the Special Committee’s advisors and negotiations with CORE, that the consideration of $4.75 per Class A Share for the minority stockholders was likely the highest price per Class A Share that CORE was willing to pay;

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the Special Committee’s belief that the Company’s prospects for resolving its liquidity issues organically in order to continue as an independent company were too remote, that there would be a very significant risk of bankruptcy if the Company were to proceed without the Transactions and that further or prolonged negotiations would create a risk of causing CORE to abandon the Transactions altogether;

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the financial and other terms and conditions of the Merger Agreement (including the consideration of $4.75 per Class A Share, in cash, without interest and subject to any withholding taxes) and the Transactions, including the Mergers, resulting from extensive arm’s-length negotiations conducted at the direction of the Special Committee, with the assistance of experienced legal and financial advisors;

•	the current and historical market prices of the Class A Shares;

•	that the merger consideration consists solely of cash, providing the Unaffiliated Stockholders with certainty of value and liquidity, while eliminating long-term business and execution risk;

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the oral opinion of Duff & Phelps, which was subsequently confirmed by delivery of a written opinion, dated February 15, 2024, to the Special Committee to the effect that, as of that date and based on and subject to the assumptions, procedures, factors, qualifications and limitations set forth in its opinion, the Merger Consideration is fair, from a financial point of view, to the holders of Class A Shares (other than CORE and its affiliates, those members of the Board who are employees of CORE, persons deemed to be executive officers of the Company, holders who are participating in the rollover of their shares and holders of Excluded Shares (as defined in Duff & Phelps’s written option) (as more fully described under “Special Factors — Opinion of the Special Committee’s Financial Advisor”), and which analyses and conclusions were expressly adopted by the Special Committee;

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the fact that Company stockholders who properly exercise their appraisal rights in accordance with and pursuant to Section 262 of the DGCL will be entitled to such appraisal rights in connection with the Merger;

•	the likelihood of the Merger being completed, based on, among other matters:

•	the limited nature of the conditions to completion of the Merger as provided by the Merger Agreement, including the absence of a financing condition;

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the requirement that CORE take certain actions, subject to the terms of the Merger Agreement, to obtain the regulatory approvals required to consummate the Merger, subject to and in accordance with the terms and conditions of the Merger Agreement;

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the fact that CORE, which holds approximately 63% of the voting power of the Company’s outstanding capital stock, has duly executed and entered into the Support Agreement, as further described under “Special Factors — Support Agreement,” pursuant to which it has agreed to vote its shares in favor of the Merger Proposal, subject to, and in accordance with, the terms and conditions of the Support Agreement; and

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the availability of the remedy of specific performance to the Company under the Merger Agreement in certain circumstances, including the Company’s right under the Equity Commitment Letter to cause the Equity Financing to be funded if, among other things, the conditions to closing are satisfied (or would be satisfied at the Closing);

•	the terms and conditions of the Merger Agreement, including:

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the Company’s right, in response to an unsolicited written bona fide acquisition proposal and subject to compliance with certain procedural requirements (including the Board’s, acting upon the recommendation of the Special Committee, or the Special Committee’s good faith belief (after consultation with its financial advisors and outside legal counsel) that such proposal constitutes or could be reasonably expected to lead to a Superior Proposal (as defined in the Merger Agreement), (i) to furnish information with respect to the Company to a person making such acquisition proposal and (ii) to engage in negotiations or discussions with the person making such acquisition proposal;

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the ability of the Board or the Special Committee to change or withdraw the Board’s recommendation in certain instances, subject to compliance with certain procedural requirements, that the Unaffiliated Stockholders vote in favor of the Merger Proposal in connection with (i) an unsolicited written bona fide acquisition proposal that the Special Committee has determined in good faith (after consultation with its financial advisors and outside legal counsel) is a Superior Proposal or (ii) a specified Intervening Event, if the Board, acting upon the recommendation of the Special Committee, or the Special Committee determines that the failure to change or withdraw its recommendation would be inconsistent with its fiduciary duties;

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the ability of the Company, at the Special Committee’s direction, to terminate the Merger Agreement, among other times, to enter into a definitive agreement to consummate a Superior Proposal, subject to compliance with certain procedural requirements, including payment of the Company Termination Fee;

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the terms of the Merger Agreement providing the Company sufficient operating flexibility to conduct its business in the ordinary course until the consummation of the Merger or the termination of the Merger Agreement;

•	the Special Committee’s belief that it was fully informed about the extent to which the interests of CORE in the Merger differ from those of the Unaffiliated Stockholders; and

•	material risks to the Company’s ability to pursue and execute long-term strategic objectives and growth plans as a public company, including, without limitation, an elevated risk of bankruptcy.

The Special Committee believes that sufficient procedural safeguards were, and are, present to ensure the fairness of the Merger and to permit the Special Committee to represent effectively the interests of the Unaffiliated Stockholders. These procedural safeguards include the following:

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that, from its formation, the Special Committee was granted authority to, among other things, review, evaluate and negotiate the terms and conditions, and to determine the advisability of, the Merger Agreement and the Transactions, including the Mergers, to recommend to the Board what action, if any, should be taken by the Board with respect to the Transactions (including recommending not to pursue the Transactions), and the fact that the Board agreed that it would not approve the Merger Proposal without the prior favorable recommendation of the Special Committee;

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that the members of the Special Committee are not employees of, or otherwise affiliated with CORE, and are not expected to have an economic interest in the Company or the surviving company following the completion of the Merger;

•	that the Special Committee received the advice and assistance of experienced independent legal and financial advisors;

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the various terms and conditions of the Merger Agreement, including the fact that the Merger Agreement provides that it cannot be amended, nor may any provision be waived by the Company, without the approval and at the direction of the Special Committee;

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that, at the direction of the Special Committee, with the assistance of legal and financial advisors, extensive negotiations occurred with CORE regarding the consideration to be paid pursuant to the Merger Agreement that resulted in an increase in such consideration from CORE’s original offer price proposal on November 22, 2023 of $4.50 per Class A Share to $4.75 per Class A Share price for the minority stockholders;

•	that the members of the Special Committee met on numerous occasions, and were actively engaged outside of formal meetings, during the course of approximately three months (with its legal and financial advisors present or copied) to discuss the potential acquisition, the ongoing negotiations with CORE, financial information relating to the Company, as well as to review and negotiate the terms and conditions of the Merger; and

•

that the Special Committee and Board made their evaluation of the Merger Agreement and the Merger based upon the factors discussed in this proxy statement and with the full knowledge of the interests of CORE in the Merger.

The Special Committee also considered the following uncertainties, risks and potentially countervailing factors in their deliberations concerning the Merger, which are not intended to be exhaustive and are not presented in any relative order of importance:

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that, following the completion of the Merger, the Company will no longer exist as a publicly traded company and that the consummation of the Merger and receipt of the Merger Consideration in the Merger, while providing relative certainty of value, will not allow the Unaffiliated Stockholders to participate in potential further growth in the Company’s assets, future earnings growth, future appreciation in value of the Class A Shares or any future dividends after the Merger;

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the risk that the Transactions, including the Mergers, may not be consummated in a timely manner or at all, and the consequences thereof, including (i) the potential loss of value to the Company’s stockholders, (ii) the potential negative impact on the operations and prospects of the Company, including the risk of loss of key personnel, and (iii) the market’s perception of the Company’s prospects could be adversely affected if such transactions were delayed or were not consummated;

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the fact that the Merger Consideration for the minority stockholders of $4.75 per Class A Share represented a decrease of approximately 98% from the $200 per share deemed value (as adjusted to reflect the Reverse Stock Split) at which Class A Shares were issued to Company shareholders in the Business Combination, noting however that the market, economic and industry conditions and Company’s prospects had each changed materially since that time;

•	the restrictions imposed by the Merger Agreement on the Company’s solicitation of acquisition proposals from third parties;

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the understanding that some of the Company’s directors and executive officers have other interests in the Merger in addition to their interests as stockholders of the Company, including the manner in which they would be affected by the Merger (as discussed under “Special Factors — Interests of the Company’s Directors and Executive Officers in the Merger”);

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the possible effects of the pendency or consummation of the Transactions, including the potential for suits, actions or proceedings in respect of the Merger Agreement or the Transactions, the risk of any loss or change in the relationship of the Company and its subsidiaries with their respective employees, agents, customers and other business relationships, and any possible effect on the Company’s ability to attract and retain key employees, including that employees might choose not to remain employed with the Company prior to the completion of the Merger;

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the restrictions placed on the conduct of the Company’s business prior to the completion of the Merger pursuant to the terms of the Merger Agreement, which could delay or prevent the Company from undertaking business opportunities that may arise or any other action it would otherwise take with respect to the operations of the Company absent the pending completion of the Merger;

•	that the receipt of cash in exchange for Class A Shares pursuant to the Merger will be a taxable transaction for U.S. federal income tax purposes;

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the fact that the Merger Agreement (i) does not include a MoM Vote Condition or (ii) expressly provide for the opportunity for the Unaffiliated Stockholders to participate in any ongoing equity investment in the surviving company following the Mergers, and despite the Special Committee’s attempts to include a MoM Vote Condition as a condition to the Mergers, there is no such condition to the consummation of the Mergers;

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the fact that, notwithstanding the provisions in the Merger Agreement permitting the Special Committee and the Company to respond to and pursue a Superior Proposal under the circumstances specified in the Merger Agreement, CORE’s majority ownership of the Company and its assertions that it did not expect, in its capacity as a stockholder of the Company, to vote in favor of any alternative sale, merger or other corporate transaction involving the Company nor divest or sell any portion of its ownership interest in the Company, could thwart any attempt to effectuate a Superior Proposal;

•

that the Company’s directors, officers and employees have expended and will expend extensive efforts attempting to complete the Transactions and such persons have experienced and will experience significant distractions from their work during the pendency of such transactions; and

•	that the Company has incurred and will incur substantial costs in connection with the Transactions, even if such Transactions are not consummated.

The Special Committee concluded that the uncertainties, risks and potentially negative factors relevant to the Merger Agreement and the Mergers were outweighed by the potential benefits of the Merger Agreement and the Mergers.

In considering the fairness of the Merger to the Unaffiliated Stockholders, the Special Committee considered, among other things, market value and the financial analysis and opinion of Duff & Phelps, and did not consider the liquidation value or net book value of the Company. The liquidation value was not considered because the Special Committee viewed the Company as a viable going concern and did not believe that an orderly sale of the Company’s assets for cash and the subsequent distribution of proceeds from such sale would be a practical alternative to the Transactions. Further, net book value, which is an accounting concept, was not considered as a factor because net book value was not seen as a material indicator of the value of the Company as a going concern but rather is indicative of historical costs. The Special Committee is not aware of any firm offers made by any other person (other than CORE) for a merger or consolidation of the Company with another company, the sale or transfer of all or substantially all of the Company’s assets or a purchase of the Company’s securities that would enable such person to exercise control of the Company during the past two years. In addition, the Special Committee did not seek to establish a pre-Merger going concern value for the Company as such. Rather, the Special Committee believed that the financial analyses presented by Duff & Phelps, as more fully summarized under the caption “Special Factors — Opinion of the Special Committee’s Financial Advisor,” on which the Special Committee relied in making its recommendation to the Board, represented potential valuations of the Company as it continues to operate its business. The Special Committee considered each of the analyses performed by Duff & Phelps in the context of the opinion provided by Duff & Phelps as well as various additional factors, as discussed above.

The foregoing discussion is not exhaustive but is intended to summarize the material information and factors considered by the Special Committee in its consideration of the Transactions, including the Mergers. The Special Committee reached the unanimous decision to recommend that the Board approve the Company’s entry into the Merger Agreement, considering the factors described above and other factors that the Special Committee believed were appropriate. In view of the variety of factors and the quality and amount of information considered, the Special Committee did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching its determinations. In addition, each individual member of the Special Committee may have given different weight to different factors. The Special Committee conducted an overall review of the factors described above, including thorough discussions with the Special Committee’s legal and financial advisors, and considered the factors overall to be favorable to, and to support, its’ determinations.

Recommendation of the Fathom Board

The Board, on behalf of the Company, believes, based on the factors described below, that the Merger is fair to the “unaffiliated security holders,” as such term is defined in Rule 13e-3 under the Exchange Act.

Based on the unanimous recommendation of the Special Committee (discussed further below) and on the basis of the other factors described above and below, the Board: (i) found that the Merger Agreement and the Transactions are fair to, advisable, and in the best interests of, the Company and its stockholders, including the Unaffiliated Stockholders, (ii) approved and declared advisable the Merger Agreement and the Transactions and (iii) approved the execution and delivery of the Merger Agreement by the Company, the performance by the Company of its covenants and other obligations thereunder and the consummation of the Merger of the Company upon the terms and conditions set forth therein, (iv) directed that the Merger Agreement and the Plan of Merger be submitted to the Company’s stockholders for approval and (v) recommended that the Company’s stockholders authorize the Plan of Merger in accordance with the Company’s organizational documents and the DGCL at the special meeting of the stockholders.

In the course of reaching its determination and making its recommendations, the Board considered the following non-exhaustive list of material factors and countervailing factors, which are not presented in any relative order of importance:

•

the Special Committee’s analysis (as to both substantive and procedural aspects of the Merger), conclusions and unanimous determination, which the Board adopted, that the Merger Agreement and the Transactions, including the Mergers, are advisable, fair to and in the best interests of the Company and the Unaffiliated Stockholders (and, as described in this proxy statement, the “unaffiliated security holders,” as such term is defined in Rule 13e-3 of the Exchange Act). The Board also considered the Special Committee’s unanimous recommendation that (i) found that the Merger Agreement and the Transactions are fair to, advisable, and in the best interests of, the Company and its stockholders, including the Unaffiliated Stockholders, (ii) approved and declared advisable the Merger Agreement and the Transactions and (iii) approved the execution and delivery of the Merger Agreement by the Company, the performance by the Company of its covenants and other obligations thereunder and the consummation of the Merger of the Company upon the terms and conditions set forth therein, (iv) directed that the Merger Agreement and the Plan of Merger be submitted to the Company’s stockholders for approval and (v) recommended that the Company’s stockholders authorize the Plan of Merger in accordance with the Company’s organizational documents and the DGCL at the special meeting of the stockholders;

•

the procedural fairness of the Merger, including that (i) it was negotiated by the Special Committee consisting solely of independent and disinterested directors that are not affiliated with, and are independent of, CORE and management of the Company and were otherwise disinterested and independent with respect to a potential acquisition of the Company, other than as discussed in the section entitled “Special Factors — Interests of the Company’s Directors and Executive Officers in the Merger”; and (ii) the Special Committee had the authority to negotiate the Merger Agreement, determine the advisability of the Transactions, to recommend to the Board what action should be taken with respect to the Transactions and to select and engage, and was advised by, its own independent legal and financial advisors; and

•	the other material factors and countervailing factors considered by the Special Committee and listed above.

The Board concluded that the uncertainties, risks and potentially negative factors relevant to the Merger Agreement and the Mergers were outweighed by the potential benefits of the Merger Agreement and the Mergers.

In considering the fairness of the Merger, the Board did not consider the liquidation value or net book value of the Company. The liquidation value was not considered because the Board considered the Company to be a viable going concern and did not believe that the orderly sale of the Company’s assets for cash and the subsequent distribution of proceeds from such sale would be a practical alternative to the Transactions. Further, the Board did not consider net book value, which is an accounting concept, as a factor because net book value was not viewed as a material indicator of the value of the Company as a going concern. The Board is not aware of any firm offers made by any person (other than CORE) for a merger or consolidation of the Company with another company, the sale or transfer of all or substantially all of the Company’s assets or a purchase of the Company’s securities that would enable such person to exercise control of the Company during the past two years.

The foregoing discussion is not exhaustive but is intended to summarize the material information and factors considered by the Board in its consideration of the Transactions, including the Mergers. The Board reached the unanimous decision to recommend the Company’s entry into the Merger Agreement, considering the factors described above and other factors that it believed were appropriate. In view of the variety of factors and the quality and amount of information considered, the Board did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching its determinations. In addition, each individual member of the Board may have given different weight to different factors. The Board conducted an overall review of the factors described above, and considered the factors overall to be favorable to, and to support, their determinations.

The Board was not aware of, and thus did not consider, any firm offer for a merger, sale of all or a substantial part of Fathom’s assets, or a purchase of a controlling interest in Fathom’s voting securities having been received by Fathom from anyone other than the Parent Entities in the two (2) years preceding the signing of the Merger Agreement.

It should be noted that certain aspects of this explanation of the reasoning of both the Special Committee and the Board and certain information presented in this section is forward-looking in nature and should be read in light of the factors set forth in the section entitled “Cautionary Statement Concerning Forward-Looking Information.”

Certain Unaudited Prospective Financial Information

The Company does not, as a matter of course, publicly disclose long-term consolidated forecasts as to future performance, earnings or other results given, among other reasons, the uncertainty, unpredictability and subjectivity of the underlying assumptions and estimates. However, the Company is including a summary of certain previously nonpublic, unaudited prospective financial information for the fiscal year ending December 31, 2024 through the fiscal year ending December 31, 2028 that members of the Company’s management provided to the Special Committee and the Special Committee’s advisors in connection with their evaluation of the Merger. The Management Projections (as defined below) were prepared on a stand-alone basis and do not take into account any of the transactions contemplated by the Merger Agreement, including any costs incurred in connection with the Merger, or any changes to the Company’s operations or strategy that may be implemented after the completion of the Merger. As a result, actual results likely will differ, and may differ materially, from those contained in the Management Projections. You should note that Management Projections constitute forward-looking statements.

The Company’s management provided the Original Management Projections to the Special Committee and its legal and financial advisors on December 19, 2023, and at the direction of the Special Committee, provided the Special Committee and its legal and financial advisors the Updated Management Projections on December 22, 2023. The Updated Management Projections included the projections included in the Original Management Projections, which remained substantially the same and are referred to as the “Scenario 1 Projections”, and also included an alternative scenario of projections (referred to as the “Scenario 2 Projections”) in response to Special Committee feedback on the Original Management Projections that assumed incremental price increases over years 2025 through 2028, respectively, and incremental materials cost increases over the same period. See “Special Factors — Background of the Merger.” The Original Management Projections and the Updated Management Projections are referred to collectively as the “Management Projections” and the Special

Committee directed Duff & Phelps to use the Management Projections in connection with performing certain of its financial analyses in connection with its opinion, as described in more detail in the section of this proxy statement entitled “Special Factors — Opinion of the Special Committee’s Financial Advisor.” The summaries of these projections are being included in this proxy statement solely to give Company stockholders access to non-public information that was provided to Duff & Phelps in the course of evaluating the Merger and are not included in this proxy statement to influence any Company stockholder to vote for the Merger Proposal, to vote against the Merger Proposal, or for any other purpose. The inclusion of this information should not be regarded as an indication that any of the Company, its advisors or other representatives or any other recipient of this information considered, or now considers, it to be predictive of actual future performance or events, or that it should be construed as financial guidance, and such summary projections set forth below should not be relied on as such.

While presented with numeric specificity, the Management Projections reflect numerous estimates and assumptions that are inherently uncertain and may be beyond the control of the Company, including, among others, the Company’s assumptions about revenue growth, net benefits from the anticipated 2024 closing of the Company’s Miami Lakes, FL operations, material inflation being offset by price increases, increases in compensation, capital expenditures, headcount, operations productivity, term debt paydown, interest rates and working capital, as well as the other matters described in the section entitled “Cautionary Factors Regarding Forward-Looking Statements.” The Management Projections reflect both assumptions as to certain business decisions that are subject to change and, in many respects, subjective judgment, and thus are susceptible to multiple interpretations and periodic revisions based on actual experience and business developments. The Company can give no assurance that the Management Projections and the underlying estimates and assumptions will be realized. In addition, since the Management Projections cover multiple years, such information by its nature becomes more speculative with each successive year. This information constitutes “forward-looking statements” and actual results may differ materially and adversely from those projected. See “Cautionary Factors Regarding Forward-Looking Statements.”

The Management Projections were not prepared with a view toward public disclosure, nor were they prepared with a view toward compliance with U.S. generally accepted accounting principles (“GAAP”), published guidelines of the SEC or the guidelines established by the Public Company Accounting Oversight Board for preparation and presentation of prospective financial information.

The Management Projections included non GAAP financial measures, which should not be viewed as a substitute for GAAP financial measures and may be different from similarly titled non-GAAP financial measures used by other companies. Furthermore, there are limitations inherent in non-GAAP financial measures because they exclude charges and credits that are required to be included in a GAAP presentation. Accordingly, these non-GAAP financial measures should be considered together with, and not as an alternative to, financial measures prepared in accordance with GAAP. Financial measures included in forecasts provided to a financial advisor and a board of directors in connection with a business combination transaction, such as the Management Projections, are excluded from the definition of “non GAAP financial measures” under applicable SEC rules and regulations. As a result, the Management Projections are not subject to SEC rules regarding disclosures of non-GAAP financial measures, which would otherwise require a reconciliation of a non-GAAP financial measure to a GAAP financial measure. Neither the Company’s independent registered public accounting firm, nor any other independent accountants, have compiled, examined or performed any procedures with respect to the Management Projections, nor have they expressed any opinion or any other form of assurance on such information or its achievability.

Furthermore, the Management Projections do not take into account any circumstances or events occurring after the date they were prepared. The Company can give no assurance that, had the Management Projections been prepared as of the date of this proxy statement, similar estimates and assumptions would be used. Except as required by applicable securities laws, the Company does not intend to, and disclaims any obligation to, make publicly available any update or other revision to the Management Projections to reflect circumstances existing since their preparation or to reflect the occurrence of unanticipated events, even in the event that any or all of the underlying assumptions are shown to be in error or to reflect changes in general economic or industry conditions. The Management Projections do not take into account all the possible financial and other effects on the Company of the Merger, the effect on the Company of any business or strategic decision or action that has been or will be taken as a result of the Merger Agreement having been executed, or the effect of any business or strategic decisions or actions that would likely have been taken if the Merger Agreement had not been executed, but which were instead altered, accelerated, postponed or not taken in anticipation of the Merger. Further, the Management Projections do not take into account the effect on the Company of any possible failure of consummation of the Merger and should not be viewed as accurate or continuing in that context. None of the Company or its affiliates, officers, directors, advisors, or other representatives has made, makes, or is authorized in the future to make any representation to any Company stockholder or other person regarding the Company’s ultimate performance compared to the information contained in the Management Projections or to the effect that the forecasted results will be achieved. The inclusion of the Management Projections herein should not be deemed an admission or representation by the Company or its advisors or any other person that it is viewed as material information of the Company, particularly in light of the inherent risks and uncertainties associated with such forecasts. The financial forecasts included in the Management Projections also cover multiple years and such information by its nature becomes subject to greater uncertainty with each successive year. In light of the foregoing, as well as the uncertainties inherent in any forecasted information, Company stockholders are cautioned not to place undue reliance on such information, and the Company urges all of its stockholders to review the Company’s most recent SEC filings for a description of the Company’s reported financial results.

Certain Assumptions

In preparing the Management Projections described below, the Company’s management team used various assumptions, including, but not limited to, the following principal assumptions:

•	revenue growth for each year presented;

•	net benefits of approximately $850,000 per year from the anticipated 2024 closing of our Miami Lakes, FL operations;

•	material inflation being offset by price increases;

•	solely in respect of Scenario 2, incremental price increases of 1%, 2%, 3% and 3% over years 2025-2028 and incremental materials cost increases of approximately 0.7% over the same period.

•	increases in compensation of 3.5% in 2024 and 3% each year thereafter, including restoration of bonus payments to 100% payout throughout periods covered;

•	capital expenditure at 3% in 2024 increasing to 6% by 2028;

•	flat headcount;

•	operations productivity of 0.5% increasing to 2.0% by 2028;

•	term debt paydown of $50 million in June 2024;

•	interest rate at current rates; and

•	modest improvements in working capital

The following tables summarize the Management Projections for Scenario 1 and Scenario 2 for the fiscal years 2024 through 2028 ($ in thousands, unless otherwise stated):

Summary Financials – Scenario 1(1)

	Scenario 1 Projections
	2023E	2024P	2025P	2026P	2027P	2028P
Revenue	$131,292	$134,248	$140,961	$149,407	$158,435	$165,036
Growth	(18.5%)	2.3%	5.0%	6.0%	6.0%	4.2%
Gross Profit	$37,692	$42,976	$48,308	$53,612	$60,178	$64,286
Margin	28.7%	32.0%	34.3%	35.9%	38.0%	39.0%
EBITDA(2)	$10,595	$8,228	$16,733	$21.223	$26,122	$29,425
Plus: Management Adjustments(3)	2,488	7,215	3,767	3,838	3,911	3,987

Management Adj. EBITDA(3)	$13,083	$15,443	$20,500	$25,061	$30,033	$33,412
Less: Board Fees	(16)	(410)	(400)	(400)	(400)	(400)
Less: Normalized Stock Based Compensation	(2,000)	(2,000)	(2,060)	(2,122)	(2,185)	(2,251)

Adjusted EBITDA(4)	$11,067	$13,033	$18,040	$22,539	$27,448	$30,761
Margin	8.4%	9.7%	12.8%	15.1%	17.3%	18.6%
Growth	(45.9%)	17.8%	38.4%	24.9%	21.8%	12.1%
Capital Expenditures	$5,010	$4,110	$5,808	$7,695	$9,792	$10,200
as % of Revenue	3.8%	3.1%	4.1%	5.2%	6.2%	6.2%
Net Working Capital	$14,333	$11,990	$16,163	$17,154	$18,108	$18,719
as % of Revenue	10.9%	8.9%	11.5%	11.5%	11.4%	11.3%

Summary Financials – Scenario 2(1)

		Scenario 2 Projections
	2023E	2024P	2025P	2026P	2027P	2028P
Revenue	$131,292	$134,248	$142,370	$153,804	$167,586	$179,138
Growth	(18.5%)	2.3%	6.1%	8.0%	9.0%	6.9%
Gross Profit	$37,692	$42,976	$48,675	$54,975	$63,014	$68,658
Margin	28.7%	32.0%	34.2%	35.7%	37.6%	38.3%
EBITDA(2)	$10,595	$8,228	$17,085	$22,543	$28,869	$33,659
Plus: Management Adjustments(3)	2,488	7,215	3,767	3,838	3,911	3,987

Management Adj. EBITDA(3)	$13,083	$15,443	$20,852	$26,381	$32,780	$37,645
Less: Board Fees	(16)	(410)	(400)	(400)	(400)	(400)
Less: Normalized Stock Based Compensation	(2,000)	(2,000)	(2,060)	(2,122)	(2,185)	(2,251)

Adjusted EBITDA(4)	$11,067	$13,033	$18,392	$23,860	$30,195	$34,994
Margin	8.4%	9.7%	12.9%	15.5%	18.0%	19.5%
Growth	(45.9%)	17.8%	41.1%	29.7%	26.6%	15.9%
Capital Expenditures	$5,010	$4,110	$5,866	$7,922	$10,358	$11,072
as % of Revenue	3.8%	3.1%	4.1%	5.2%	6.2%	6.2%
Net Working Capital	$14,333	$11.990	$16,123	$17,056	$17,938	$18,457
as % of Revenue	10.9%	8.9%	11.3%	11.1%	10.7%	10.3%

(1)

The assumptions for Scenarios 1 and 2 are identical except that Scenario 2 assumes incremental price increases of 1%, 2%, 3% and 3% over years 2025-2028 and incremental materials cost increases of approximately 0.7% over the same period.

(2)	We define EBITDA as net income (loss) before the impact of interest income or expense, income tax expense and depreciation and amortization.

(3)

We define and calculate Management Adjusted EBITDA as EBITDA, as further adjusted for the following items: change in the estimated fair value of the company’s warrants or earnout shares, optimization plan expenses, goodwill impairment, stock-based compensation, and certain other non-cash and non-core items. Such further adjustments for each of the periods presented are as follows

Item	2023	2024	2025	2026	2027	2028
Estimated change in fair value of warrants and earnout shares	(8,199)	—	—	—	—	—
Optimization plan expenses	4,855	3,517	—	—	—	—
Goodwill impairment	—	—	—	—	—	—
Stock-based compensation	4,127	3,298	3,367	3,438	3,511	3,587
Other non-cash items	(506)	—	—	—	—	—
Other non-core items	2,211	400	400	400	400	400

	2,488	7,215	3,767	3,838	3,911	3,987

(4)

We define and calculate Adjusted EBITDA as Management Adjusted EBITDA, as further adjusted for board fees and a normalized level of stock-based compensation. Adjusted EBITDA margin represents Adjusted EBITDA divided by total revenue.

THE COMPANY DOES NOT INTEND TO UPDATE OR OTHERWISE REVISE THE ABOVE MANAGEMENT PROJECTIONS TO REFLECT CIRCUMSTANCES EXISTING AFTER THE DATE WHEN MADE OR TO REFLECT THE OCCURRENCE OF FUTURE EVENTS, EVEN IN THE EVENT THAT ANY OR ALL OF THE ASSUMPTIONS UNDERLYING SUCH MANAGEMENT PROJECTIONS ARE NO LONGER APPROPRIATE, EXCEPT AS MAY BE REQUIRED BY APPLICABLE LAW.

Opinion of the Special Committee’s Financial Advisor

The Special Committee retained Kroll, LLC (“Duff & Phelps”), operating through its Duff & Phelps Opinions Practice, to serve as an independent financial advisor to the Special Committee to provide an opinion as to the fairness, from a financial point of view, to the holders of Company Class A Common Stock (other than CORE Industrial Partners, LLC and its affiliates (“CORE”), those members of the Board of Directors who are employees of CORE, any person that the Company has determined to be an “officer” of the Company within the meaning of Rule 16a-1(f) of the Exchange Act, those Persons holding Rollover Shares and the holders of Excluded Shares) (collectively, the “Public Stockholders”) of the Per Share Price (as defined in such opinion) to be received by such stockholders in the Merger. The Special Committee selected Duff & Phelps to act in this capacity based, among other things, on Duff & Phelps’s qualifications, expertise and reputation, and its knowledge of the business and affairs of the Company. Duff & Phelps is regularly engaged in the valuation of businesses and their securities and the provision of fairness opinions in connect with various transactions. On February 15, 2024, Duff & Phelps delivered an oral opinion to the Special Committee and the Board of Directors (in their capacities as such), which was later confirmed by delivery of a written opinion, dated February 15, 2024, addressed to the Special Committee to the effect that, subject to and based on the assumptions made, procedures followed, matters considered, limitations of the review undertaken and qualifications contained in the opinion, as of the date of such opinion, the Per Share Price is fair, from a financial point of view, to the Public Stockholders.

The full text of the written opinion of Duff & Phelps, dated as of February 15, 2024, is attached to this Proxy Statement as Annex C. You are encouraged to read the opinion in its entirety for a discussion of the assumptions made, procedures followed, matters considered, and qualifications and limitations of the review undertaken by Duff & Phelps in rendering its opinion. We further encourage you to read the entire opinion and the summary of Duff & Phelps’s opinion below carefully and in their entirety. The summary of the opinion of Duff & Phelps set forth in this Proxy Statement is qualified in its entirety by reference to the full text of the opinion.

Duff & Phelps’s opinion was provided for the information of, and directed to, the Special Committee and the Board of Directors, in their capacities as such, for its information and assistance in connection with its consideration of the financial terms of the Merger, and did not address any other term, aspect or implication of the Merger or any other agreement, arrangement or understanding. Neither Duff & Phelps’s opinion nor the summary of its opinion and the related analyses set forth in this Proxy Statement is intended to be or constitutes advice or a recommendation to the Special Committee, the Board of Directors, any stockholder of the Company or any other person as to how to act or vote with respect to any matter relating to the Merger.

Duff & Phelps’s opinion was approved by its fairness opinion committee.

Scope of Duff & Phelps’s Analysis

In connection with its opinion, Duff & Phelps conducted such reviews, analyses and inquiries as it deemed necessary and appropriate under the circumstances. Duff & Phelps also took into account its assessment of general economic, market and financial conditions, as well as its experience in securities and business valuation, in general, and with respect to similar transactions, in particular. Duff & Phelps’s procedures, investigations and financial analysis with respect to the preparation of its opinion included, but were not limited to, the items summarized below:

•	Review of the following documents:

•

The Company’s registration statement on Form S-1 dated and filed with the Securities and Exchange Commission (“SEC”) on January 14, 2022, as amended and supplemented, audited financial statements included in the Company’s annual report on Form 10-K filed with the SEC for the year ended December 31, 2022, and the Company’s unaudited interim financial statements for the nine months ended September 30, 2023 included in the Company’s quarterly report on Form 10-Q filed with the SEC for the quarter ended September 30, 2023;

•

Unaudited financial information for the Company for the years ended December 31, 2021 through December 31, 2023, which the Company’s management identified as being the most current financial statements available;

•

Two sets of financial projections for the years ended December 31, 2024 through December 31, 2028 provided to Duff & Phelps by management of the Company. The first set of projections were provided to Duff & Phelps on December 20, 2023 (the “Scenario 1 Projections”) and the second set of projections were provided to Duff & Phelps on December 22, 2023 reflecting certain adjustments requested by the Special Committee (the “Scenario 2 Projections”, and together with the Scenario 1 Projections, the “Management Projections”), which are described in the section of this proxy statement/prospectus entitled “Certain Unaudited Prospective Financial Information.” Duff & Phelps was instructed by the Company and the Special Committee to rely on the Management Projections for the purposes of the opinion;

•	Third Amendment dated as of November 13, 2023 to the Credit Agreement dated as of December 23, 2021;

•

Other internal documents relating to the history, past and current operations, financial condition and prospects, and probable future outlook of the Company provided to Duff & Phelps by management of the Company; and

•	Documents related to the Merger, including:

•	A draft dated February 14, 2024 of the Merger Agreement,

•

A draft dated February 13, 2024 of the Form of Amendment No. 1 (the “TRA Amendment”) to the Amended and Restated Tax Receivable Agreement, dated as of April 4, 2023, by and among the Company and the Majority TRA Parties (as defined therein) (the “April 2023 TRA”),

•	A draft dated February 12, 2024 of the Equity Commitment Letter to purchase securities between CORE and Parent,

•	A draft dated February 13, 2024 of the Form of Amendment No. 1 to the Second Amended and Restated Limited Liability Company Agreement of OpCo LLC,

•	A draft dated February 15, 2024 of the Support Agreement by and among the Company, Parent, and the Supporting Holders (as defined therein), and

•	A draft dated February 13, 2024 of the Form of Second Amended and Restated Certificate of Incorporation of the Company.

•	Discussed the information referred to above and the background and other elements of the Merger with the Special Committee and the management of the Company;

•	Reviewed the historical trading price and trading volume of the Company’s common stock;

•

Performed certain valuation and comparative analyses using generally accepted valuation and analytical techniques, including a discounted cash flow analysis and an analysis of selected public companies that Duff & Phelps deemed relevant as further described below in this section entitled “Special Factors — Opinion of the Special Committee’s Financial Advisor;”

•

Discussed with management of the Company and its advisors the steps undertaken in 2022 related to a formal review of strategic alternatives and an effort to sell the Company which did not result in any formal indications of interest or verbal offers; and

•	Conducted such other analyses and considered such other factors as Duff & Phelps deemed appropriate.

Assumptions, Qualifications and Limiting Conditions

In performing its analyses and rendering its opinion with respect to the Merger, Duff & Phelps, with the Special Committee’s consent:

•

Relied upon the accuracy, completeness, and fair presentation of all information, data, advice, opinions and representations obtained from public sources or provided to it from private sources, including Company management, including all financial, legal, regulatory, tax, accounting and other information provided to, discussed with or reviewed by it, and did not independently verify, or assume responsibility for the independent verification of, such information;

•

Relied upon the fact that the Board of Directors, the Special Committee and the Company have been advised by counsel as to all legal matters with respect to the Merger, including whether all procedures required by law to be taken in connection with the Merger have been duly, validly and timely taken;

•

Assumed that the Management Projections and any other estimates, evaluations, forecasts and projections and other pro forma information furnished to Duff & Phelps by Company management were reasonably prepared and based upon the best currently available information and good faith judgment of the person(s) furnishing the same, and Duff & Phelps has relied upon the Management Projections in arriving at its opinion, assumes no responsibility for, and expresses no opinion with respect to, the Management Projections, or any other such projections, estimates, evaluations, forecasts and other pro forma information or any underlying assumptions;

•	Assumed that information supplied and representations made by Company management were substantially accurate in all material respects regarding the Company and the Merger;

•	Assumed that the representations and warranties made in Merger Agreement were substantially accurate in all material respects;

•	Assumed that the final versions of all documents (including, without limitation, the Merger Agreement) reviewed by Duff & Phelps in draft form conform in all material respects to the drafts reviewed;

•

Assumed that there has been no material change in the assets, liabilities, financial condition, results of operations, business, or prospects of the Company since the date of the most recent financial statements and other information made available to Duff & Phelps, including, without limitation, the Management

Projections and that there is no information or facts that would make the information reviewed by Duff & Phelps incomplete or misleading, and has relied upon the assurances of Company management with regard thereto;

•

Assumed that all of the conditions required to implement the Merger will be satisfied and that the Merger will be completed in a timely manner in accordance with the Merger Agreement without any material amendments thereto or any material waivers of any terms or conditions thereof;

•

Assumed that the consummation of the Merger will comply in all material respects with all applicable federal, state and local statutes, rules and regulations and that all governmental, regulatory or other consents and approvals necessary for the consummation of the Merger will be obtained without any material adverse effect on the Company or the Merger; and

•

Assumed that there is no material liability in respect of the Company’s commitments under the April 2023 TRA given sufficient uncertainty regarding the Company’s ability to generate material pre-tax income and satisfy the required payments thereunder.

Duff & Phelps informed the Special Committee that, to the extent that any of the foregoing assumptions, representations or any of the facts on which the opinion is based prove to be untrue in any respect material to Duff & Phelps’ analysis, the opinion cannot be relied upon. Furthermore, in Duff & Phelps’ analysis and in connection with the preparation of the Opinion, Duff & Phelps has made numerous assumptions with respect to industry performance, general business, market and economic conditions and other matters, many of which are beyond the control of any party involved in the Merger.

Duff & Phelps delivered an oral opinion to the Special Committee and the Board of Directors (in their capacities as such) on February 15, 2024, which was later confirmed by delivery of a written opinion, dated February 15, 2024. The opinion is necessarily based upon market, economic, financial and other conditions as they existed and could be evaluated as of the date of the opinion, and Duff & Phelps disclaims any undertaking or obligation to advise any person of any change in any fact or matter affecting its opinion which may come or be brought to the attention of Duff & Phelps after the date thereof.

Duff & Phelps did not evaluate the Company’s solvency or conduct an independent appraisal or physical inspection of any specific assets or liabilities (contingent, derivative, off-balance sheet or otherwise), nor was Duff & Phelps furnished with any such appraisals. Duff & Phelps also did not express any view or opinion as to the impact of the Merger on the solvency or the viability of the Company or its ability to pay its obligations when they come due. Duff & Phelps was not requested to, and did not, (i) initiate any discussions with, or solicit any indications of interest from, third parties with respect to the Merger, the assets, businesses or operations of the Company, or any alternatives to the Merger or (ii) advise the Company, the Special Committee, the Board of Directors or any other party with respect to alternatives to the Merger.

Duff & Phelps did not express any view or render any opinion regarding the legal or tax consequences of the Merger or any portion thereof to the Company, its stockholders or any other party, nor does the opinion address the solvency, creditworthiness or fair value of the Company or any other participant in the Merger under any applicable laws relating to bankruptcy, insolvency, fraudulent conveyance or similar matters.

Duff & Phelps did not express any opinion as to the market price or value of the Company Class A Common Stock (or anything else) after the announcement or the consummation of the Merger or how any such shares may trade at any time after the date thereof. The opinion should not be construed as a valuation opinion, a credit rating, a solvency opinion, an analysis of the Company’s creditworthiness, as tax advice, or as accounting advice. Duff & Phelps did not make, and assumed no responsibility to make, any representation, or render any opinion, as to any legal matter.

In rendering its opinion, Duff & Phelps did not express any opinion with respect to the amount or nature of any compensation to any of the Company’s officers, directors, or employees, or any class of such persons, relative to the consideration to be received by the Unaffiliate Shareholders in the Merger, or with respect to the fairness of any such compensation.

The opinion was furnished for the use and benefit of the Special Committee and the Board of Directors (in their capacities as such) in connection with their consideration of the Merger. The opinion (i) does not address the merits of the underlying business decision to enter into the Merger versus any alternative strategy or transaction; (ii) does not address or express any view on any transaction, terms or arrangements related to the Merger, including, without limitation, the TRA Amendment; (iii) is not a recommendation as to how the Company, the Special Committee, the Board of Directors or any stockholder or any other party should vote or act with respect to any matters relating to the Merger, or whether to proceed with the Merger or any related transaction, and (iv) does not indicate that the Per Share Price to be received is the best possibly attainable under any circumstances; instead, it merely states whether the Per Share Price to be received pursuant to the Merger is within a range of fairness suggested by certain financial analyses. The decision as to whether to proceed with the Merger or any related transaction may depend on an assessment of factors unrelated to the financial analysis on which the opinion was based. The opinion should not be construed as creating any fiduciary duty on the part of Duff & Phelps to any party.

Except for the opinion, Duff & Phelps did not express any view or opinion as to (i) any other term, aspect or implication of (x) the Merger or the Merger Agreement or (y) any other agreement, transaction document or instrument contemplated by the Merger Agreement or to be entered into or amended in connection with the Merger; or (ii) the fairness, financial or otherwise, of the Merger to, or of any consideration to be paid to or received by, the holders of any class of securities of the Company.

Summary of Financial Analyses Performed by Duff & Phelps

The following is a summary of the material financial analyses performed by Duff & Phelps in connection with rendering its opinion to the Special Committee. Duff & Phelps noted that the analyses have been designed specifically for the opinion and may not translate to any other purposes. The preparation of a fairness opinion is a complex analytical process that involves various determinations as to appropriate and relevant methods of financial analysis and the application of these methods to the particular circumstances, and therefore is not readily susceptible to partial analysis or summary description. While this summary describes the analyses and factors that Duff & Phelps deemed material in its presentations to the Special Committee and its opinion, it does not purport to be a comprehensive description of all analyses and factors considered by Duff & Phelps. The opinion is based on the comprehensive consideration of the various analyses performed. This summary is qualified in its entirety by reference to the full text of the opinion attached as Annex C to this Proxy Statement.

In arriving at its opinion, Duff & Phelps did not attribute any particular weight to any particular analysis or factor considered by it and did not draw, in isolation, conclusions from or with regard to any one analysis or factor for purposes of its opinion, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, Duff & Phelps believes that its analyses must be considered as a whole and that selecting portions of its analyses or the factors considered by Duff & Phelps, without considering all analyses and factors in their entirety, could create a misleading or incomplete view of the evaluation process underlying the opinion. The conclusion reached by Duff & Phelps, therefore, is based on the application of Duff & Phelps’s own experience and judgment to all analyses and factors considered by Duff & Phelps, taken as a whole.

The financial analyses summarized below include information presented in tabular format. In order for Duff & Phelps’ financial analyses to be fully understood, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before February 12, 2024, and is not necessarily indicative of current market conditions. Considering the data below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of Duff & Phelps’ financial analyses.

Valuation Analysis

Income Approach. The Income Approach is a valuation technique that provides an estimation of the value of a business based on the cash flows that a business can be expected to generate. The Income Approach begins with an estimation of the annual cash flows a market participant would expect the subject business to generate over a discrete projection period. The estimated cash flows for each of the years in the discrete projection period are then converted to their present value equivalents using a rate of return appropriate for the risk of achieving the projected cash flows. The present value of the estimated cash flows are then added to the present value equivalent of the residual/terminal value of the business at the end of the discrete projection period to arrive at a valuation estimate. For business valuations, the Income Approach is typically applied through a Discounted Cash Flow (“DCF”) Analysis. Under the DCF Analysis, the valuation is based on the present value of estimated future cash flows for the expected life of the business discounted at a rate of return that considers the relative risk of achieving those cash flows and the time value of money. Duff & Phelps performed a DCF Analysis of the estimated future unlevered free cash flows attributable to the Company for the years ending December 31, 2024 through December 31, 2028, with “unlevered free cash flow” defined as cash that is available either to reinvest or to distribute to security holders. In applying the DCF Analysis, Duff & Phelps relied on the Management Projections. Duff & Phelps estimated the net present value of all unlevered free cash flows for the Company after fiscal year 2028 (the “Terminal Value”) by applying a Gordon Growth perpetuity growth formula assuming a 3.5% terminal growth rate. Duff & Phelps discounted the projected unlevered free cash flows in the discrete period and the Terminal Value back to the present to obtain a range of the estimated implied enterprise value of the Company. Determination of an appropriate discount rate to use in the DCF Analysis requires a degree of judgment. Duff & Phelps considered a number of factors in determining the discount rate range, including the results of published studies on discount rates. Based on these factors and the published discount rate studies, Duff & Phelps used discount rates ranging from 14.0% to 17.0%, reflecting Duff & Phelps’ estimate of the Company’s weighted average cost of capital, to discount the projected unlevered free cash flows in the discrete projection period and the Terminal Value. Duff & Phelps estimated the Company’s weighted average cost of capital by estimating the weighted average of the Company’s cost of equity (derived using the capital asset pricing model) and the Company’s after-tax cost of debt. Duff & Phelps believes that this range of discount rates is consistent with the rate of return that security holders could expect to realize on alternative investment opportunities with similar risk profiles, including risks of achieving the projected cash flows based on the Management Projections. Based on these assumptions, Duff & Phelps’ DCF Analyses resulted in implied enterprise value ranges for the Company of (i) $93.2 million to $120.6 million under the Scenario 1 Projections and (ii) $106.5 million to $138.4 million under the Scenario 2 Projections. Duff & Phelps then estimated the range of aggregate equity value of the Company by adding cash of $5.6 million and subtracting (i) the warrant liability of $0.2 million, (ii) the earnout shares liability of $0.3 million, (iii) the Company’s debt of $159.8 million, and (iv) the restructuring and transaction expenses, after-tax, of $2.6 million. After making these adjustments, the estimated aggregate equity value for the Company implied by the waterfall approach was zero. As such, Duff & Phelps undertook an alternative valuation approach to estimate the equity value of the Company by utilizing a Black-Scholes option-based contingent claims analysis. Based on this option-based analysis, Duff & Phelps determined two valuation ranges for the estimated equity of the Company including (i) $0.2 million to $2.2 million under the Scenario 1 Projections and (ii) $0.7 million to $6.4 million under the Scenario 2 Projections. Duff & Phelps estimated ranges of the Company’s common share value by dividing the indicated ranges of common equity of the Company obtained in the option-based approach by 7.2 million fully diluted shares outstanding, as provided by Company management, resulting in an estimated range of per share common equity share value of the Company of (i) $0.02 to $0.31 under the Scenario 1 Projections and (ii) $0.10 to $0.90 under the Scenario 2 Projections.

Market Approach. The Market Approach is a valuation technique that provides an estimation of value by applying valuation multiples to financial metrics for the subject company. These valuation multiples are either observed or derived from (i) market prices of actively traded, public companies, publicly available historical financial information and consensus equity research analyst estimates of future financial performance or (ii) prices paid in actual mergers, acquisitions, or other transactions. The valuation process includes, but is not limited to, a comparison of various quantitative and qualitative factors between the subject business and other similar businesses. Duff & Phelps analyzed twelve selected publicly traded companies (the “Selected Publicly

Traded Companies”) for purposes of estimating valuation multiples with which to select a range of valuation multiples to apply to the Company’s financial metrics to obtain a range of implied enterprise values for the Company. Due to limited recent relevant merger and acquisition transactions, Duff & Phelps relied on the Selected Publicly Traded Companies in the Market Approach. This analysis was based on publicly available information and is described in more detail in the sections that follow. Duff & Phelps selected the group of Selected Publicly Traded Companies listed below based on their relative similarity to the Company with regard to certain business and operating characteristics, including business focus, historical and forecasted growth in revenue and earnings before interest, taxes, depreciation and amortization (“EBITDA”), historical and projected profitability, capital requirements and other characteristics. However, certain of these companies may have characteristics that are materially different from those of the Company. Duff & Phelps noted that none of the Selected Publicly Traded Companies are perfectly comparable to the Company, and that Duff & Phelps did not have access to non-public information of any of the Selected Publicly Traded Companies. Accordingly, a complete valuation analysis of the Company cannot rely solely upon a quantitative review of the Selected Publicly Traded Companies but involves complex considerations and judgments concerning differences in financial and operating characteristics of such companies, as well as other factors that could affect their value relative to that of the Company. Duff & Phelps also made qualitative judgments when performing its analysis, based on its experience and professional judgment, concerning differences between the operational, business or financial characteristics of the Company to the Selected Publicly Traded Companies that could affect the public trading, acquisition or other values of each in order to provide a context in which to consider the results of the quantitative analysis. In evaluating the Selected Publicly Traded Companies, Duff & Phelps made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond Duff & Phelps’ control. Therefore, the Market Approach is subject to certain limitations. Using publicly available information, Duff & Phelps calculated, for each selected company, the multiple of enterprise value (the “EV”) (calculated as equity market capitalization plus management equity, debt, finance leases, plus operating leases (for IFRS/non-US GAAP companies only), plus preferred stock and non-controlling interest, less cash & equivalents, long-term investments and net non-operating assets) to 2023 EBITDA and 2024 EBITDA based on analyst consensus estimates and adjusted for stock based compensation expense (“Adjusted EBITDA”).

The tables below summarize certain observed historical and projected financial performance and trading multiples of the Company and the Selected Publicly Traded Companies as of February 12, 2024.

	REVENUE GROWTH				ADJ. EBITDA GROWTH
	21-23 CAGR	2023	2024	2025	21-23 CAGR	2023	2024	2025
Diversified Fabricators

Barnes Group Inc.	NM	NM	4.5%	6.3%	NM	NM	29.0%	6.0%
Materialise NV	12.9%	12.9%	8.0%	10.8%	-2.0%	72.9%	26.8%	23.7%
Mayville Engineering Company, Inc.	NM	NM	3.3%	6.3%	NM	NM	7.8%	19.2%
Proto Labs, Inc.	2.5%	3.2%	1.9%	NA	-0.2%	1.5%	-1.8%	NA
Sanmina Corporation	15.2%	12.8%	-11.8%	11.9%	20.0%	25.5%	-13.2%	12.0%
Industrial Machinery Manufacturers & Industry Participants
3D Systems Corporation	-9.9%	-7.1%	1.7%	6.8%	NM	NM	NM	NM
Desktop Metal, Inc.	29.5%	-9.8%	3.9%	NA	NM	NM	NM	NA
Markforged Holding Corporation	-0.3%	-10.1%	5.9%	NA	NM	NM	NM	NA
Prodways Group SA	1.8%	-9.3%	2.7%	11.2%	-0.6%	-28.0%	48.1%	12.5%
Stratasys Ltd.	1.5%	-4.0%	3.0%	5.7%	NM	68.1%	230.7%	66.4%
Velo3D, Inc.	97.7%	32.8%	13.1%	42.7%	NM	NM	NM	NM
Xometry, Inc.	28.4%	21.6%	28.9%	26.4%	NM	NM	NM	NM
Fathom (Analyst Projections)	-6.6%	-17.7%	0.6%	NA	-33.3%	-19.2%	9.1%	NA
Fathom (Scenario 1 Projections) (1)	-10.1%	-18.5%	2.3%	5.0%	-43.9%	-45.9%	17.8%	38.4%
Fathom (Scenario 2 Projections) (1)	-10.1%	-18.5%	2.3%	6.1%	-43.9%	-45.9%	17.8%	41.1%

	ADJ. EBITDA MARGIN
	21-23 AVG	2023	2024	2025
Diversified Fabricators
Barnes Group Inc.	NM	16.7%	20.7%	20.6%
Materialise NV	10.2%	10.3%	12.1%	13.5%
Mayville Engineering Company, Inc.	NM	11.0%	11.5%	12.9%
Proto Labs, Inc.	13.3%	13.3%	12.9%	NA
Sanmina Corporation	6.2%	6.6%	6.5%	6.5%
Industrial Machinery Manufacturers & Industry Participants
3D Systems Corporation	-6.4%	-10.4%	-3.7%	-2.6%
Desktop Metal, Inc.	-73.6%	-29.8%	-8.2%	NA
Markforged Holding Corporation	-65.4%	-54.1%	-40.2%	NA
Prodways Group SA	8.0%	7.2%	10.4%	10.5%
Stratasys Ltd.	-0.1%	0.7%	2.3%	3.6%
Velo3D, Inc.	-119.7%	-54.3%	-22.4%	-6.1%
Xometry, Inc.	-14.4%	-10.5%	-2.8%	0.4%
Fathom (Analyst Projections)	14.0%	10.6%	11.5%	NA
Fathom (Scenario 1 Projections) (1)	14.2%	8.4%	9.7%	12.8%
Fathom (Scenario 2 Projections) (1)	14.2%	8.4%	9.7%	12.9%

(1)	Fathom Adjusted EBITDA figures adjusted to include expense related to board fees and a normalized level of stock-based compensation

CAGR = Compounded Annual Growth Rate

Source: S&P Capital IQ, SEC Filings, Annual and Interim Reports, Management Projections.

	ADJ. EV/2023 EBITDA	ADJ. EV/2024 EBITDA	ADJ. EV/2025 EBITDA	2023 Revenue
Diversified Fabricators
Barnes Group Inc.	10.8x	8.4x	7.9x	1.81x
Materialise NV	8.4x	6.7x	5.4x	0.87x
Mayville Engineering Company, Inc.	NA	5.7x	4.8x	0.68x
Proto Labs, Inc.	12.6x	12.8x	NA	1.68x
Sanmina Corporation	5.8x	6.7x	6.0x	0.38x
Mean	9.4x	8.1x	6.0x	1.08x
Median	9.6x	6.7x	5.7x	0.87x
Industrial Machinery Manufacturers & Industry Participants
3D Systems Corporation	NM	NM	NM	1.36x
Desktop Metal, Inc.	NM	NM	NA	1.04x
Markforged Holding Corporation	NM	NM	NA	0.20x
Prodways Group SA	9.6x	6.5x	5.7x	0.69x
Stratasys Ltd.	NM	NM	23.9x	0.93x
Velo3D, Inc.	NM	NM	NM	0.66x
Xometry, Inc.	NM	NM	NM	3.54x
Mean	9.6x	6.5x	14.8x	1.20x
Median	9.6x	6.5x	14.8x	0.93x

Sources: S&P Capital IQ, SEC Filings, Annual and Interim Reports.

Based on the results of this analysis, and Duff & Phelps’ professional judgement and experience, Duff & Phelps selected an EV/2023A Adj. EBITDA multiple reference range of 6.5x to 8.5x and an EV/2024P Adj. EBITDA multiple reference range of 6.0x to 8.0x to assess indications of implied enterprise value ranges for the Company. Duff & Phelps applied such reference ranges to the Company’s 2023A Adj. EBITDA and 2024P Adj. EBITDA, respectively, resulting in two estimated implied enterprise value ranges for the Company. Duff & Phelps selected multiples that, in its professional judgement and experience, reflected the Company’s characteristics in comparison to the Selected Publicly Traded Companies, including notably that the Company is significantly smaller than the Selected Publicly Traded Companies and has had historical profitability declines that are more pronounced than the Selected Publicly Traded Companies, among other factors.

Duff & Phelps’ Market Approach resulted in two indications of implied enterprise value ranges for the Company including (i) $71.9 million to $94.1 million based on the application of a range of reference multiples to 2023A Adj. EBITDA and (ii) $78.2 million to $104.3 million based on the application of a range of reference multiples to 2024P Adj. EBITDA. Duff & Phelps then estimated the range of aggregate equity value of the Company by adding cash of $5.6 million and subtracting (i) the warrant liability of $0.2 million, (ii) the earnout shares liability of $0.3 million, (iii) the Company’s debt of $159.8 million, and (iv) restructuring and transaction expenses, after-tax, of $2.6 million. After making these adjustments, the aggregate equity value for the Company implied by the waterfall approach was zero. As such, Duff & Phelps undertook an alternative valuation approach to estimate the equity value of the Company by utilizing a Black-Scholes option-based contingent claims analysis. Based on this analysis, Duff & Phelps determined two valuation ranges for the estimated equity of the Company including (i) $5,000 to $0.2 million based on the application of a range of reference multiples to 2023A Adj. EBITDA and (ii) $17,000 to $0.6 million based on the application of a range of reference multiples to 2024P Adj. EBITDA. Duff & Phelps estimated ranges of the Company’s common share value by dividing the indicated ranges of common equity of the Company obtained in the option-based approach by 7.2 million fully diluted shares outstanding, as provided by Company management, resulting in an estimated range of per share common equity value of the Company of (i) $0.00 to $0.03 based on the application of a range of reference multiples to 2023A Adj. EBITDA and (ii) $0.00 to $0.08 based on the application of a range of reference multiples to 2024P Adj. EBITDA.

Summary Financial Analyses

Duff & Phelps noted that the Price Per Share of $4.75 to be received by the Public Stockholders in the Merger was above the estimated ranges of indicated common stock prices of the Company derived from each of the aforementioned valuation methodologies.

The opinion was only one of the many factors considered by the Special Committee and the Board of Directors in their evaluation of the Merger and should not be viewed as determinative of the views of the Special Committee and the Board of Directors.

Fees and Expenses, Prior Relationships

Under the terms of the Special Committee’s engagement letter with Duff & Phelps, dated November 27, 2023 (the “Engagement Letter”), the Company has agreed to pay Duff & Phelps an aggregate fee of $700,000, $100,000 of which was paid upon execution of the Engagement Letter, $250,000 of which was paid on December 4, 2023, and $350,000 of which was paid upon Duff & Phelps advising the Special Committee that it was prepared to render its opinion after the Special Committee requested in writing that Duff & Phelps issue its opinion. As part of the engagement, Kroll Securities, LLC (“Kroll Securities”) also is entitled to receive a fee of approximately $30,000 to be paid upon the successful consummation of the Merger. In addition, the Company has agreed to indemnify Duff & Phelps, Kroll Securities and certain related parties against certain liabilities, and to reimburse Duff & Phelps and Kroll Securities for various expenses arising in connection with or as a result of the engagement. The terms of the fee arrangement with Duff & Phelps were negotiated at arm’s length between the Special Committee and Duff & Phelps. No portion of Duff & Phelps’s fee was contingent on the conclusions reached in its opinion.

During the two years preceding the date of the opinion, Kroll, LLC has provided certain compliance risk and diligence services to CORE or portfolio companies of CORE. For these prior engagements, Kroll, LLC received customary fees, expense reimbursement and indemnification. The amount of fees received for these services totaled approximately $100,000.

Position of the Parent Entities as to the Fairness of the Merger

Under the SEC rules governing so-called “going private” transactions, the Parent Entities may be deemed to be affiliates of the Company, and, therefore, required to express their beliefs as to the fairness of the Transactions, including the Merger, to the “unaffiliated security holders,” as defined in Rule 13e-3 under the Exchange Act. The Merger is a Rule 13e-3 transaction for which a Transaction Statement on Schedule 13E-3 has been filed with the SEC. The Parent Entities are making the statements included in this section solely for purposes of complying with the requirements of Rule 13e-3 and related rules and regulations promulgated under the Exchange Act. However, the view of the Parent Entities as to the fairness of the Merger is not intended to be and should not be construed as a recommendation to any Company stockholder as to how that stockholder should vote on the proposal to adopt the Merger Agreement or any other proposal contained in this Proxy Statement. The Parent Entities have interests in the Merger that may be different from, and in addition to, those of the other stockholders of Fathom. The effectiveness of the Transactions, including the Merger, is not structured so that approval of at least a majority of the unaffiliated security holders (a “Majority of the Minority Vote Condition”) is required. The Parent Entities believe, notwithstanding the absence of a Majority of the Minority Vote Condition, that the Transactions, including the Merger, are substantively and procedurally fair to the unaffiliated security holders for the reasons discussed in this section and in “Purposes and Reasons of the Parent Entities for the Merger”.

The Parent Entities believe that the interests of the unaffiliated security holders were represented by the Special Committee, which negotiated the terms and conditions of the Merger Agreement and the Merger on their behalf, with the assistance of the Special Committee’s independent legal and financial advisors. The Parent Entities did not participate in the deliberations of the Special Committee regarding, nor did they receive advice from the respective legal or other advisors to the Special Committee as to, the fairness of the Merger. The Parent Entities have not performed, or engaged a financial advisor to perform, any valuation or other analysis for the purposes of assessing the fairness of the Merger to the unaffiliated security holders. The Parent Entities did not receive and did not consider any reports, opinions or appraisals from any outside party materially related to the fairness of the Merger, and thus did not consider any such reports, opinions or appraisals in determining the substantive and procedural fairness of the Merger to the Unaffiliated Stockholders. Based on, among other things, the factors considered by, and the analysis and resulting conclusions of, the Fathom Board and the Special Committee discussed in “Purpose and Reasons of Fathom for the Merger; Recommendation of the Fathom Board and the Special Committee; Fairness of the Merger” (which analysis and resulting conclusions the Parent Entities adopt), the Parent Entities believe that the Merger is substantively fair to the unaffiliated security holders.

In particular, the Parent Entities considered the following:

•

the fact that the Special Committee unanimously determined that the Merger Agreement and the Transactions, including the Merger are advisable, fair to, and in the best interests of, the Company and the Unaffiliated Stockholders (and, as described in this Proxy Statement, the unaffiliated security holders);

•

the fact that the Fathom Board, acting upon the recommendation of the Special Committee, determined that the Merger Agreement and the Transactions, including the Merger are advisable, fair to, and in the best interests of, the Company and the Company’s stockholders (including the Unaffiliated Stockholders) and, as described in this Proxy Statement, the unaffiliated security holders);

•

the fact that the Merger Consideration paid to Unaffiliated Stockholders is all cash, thus allowing the Unaffiliated Stockholders who receive such Merger Consideration to immediately realize liquidity at a certain and fair value for their shares of Class A Common Stock, which value represents a significant premium over the closing price of the shares of Class A Common Stock on the last trading day before Fathom publicly announced the Merger (and without incurring brokerage and other costs typically associated with market sales);

•

the fact that the Merger is not conditioned on the prior approval of any antitrust authority or any financing being obtained by Parent, increasing the likelihood that the Merger will be consummated and that the consideration to be paid to the Unaffiliated Stockholders in the Merger will be received;

•

the current and historical market prices of Company Common Stock, including the market performance of Company Common Stock relative to those of other participants in the Company’s industry and general market indices, and the fact that the per share merger consideration represents a premium of 13.1% over the closing price of the Class A Shares on November 24, 2023, the last full trading day before the Parent Entities publicly disclosed their non-binding acquisition proposal to the Board;

•	the potential risks to the Company of continuing to have publicly-traded common stock, including the risks of market volatility and global uncertainty;

•

the fact that the Company had previously disclosed that anticipated difficulties in complying with the minimum EBITDA covenants under its credit facility absent a waiver or amendment from its lenders, the receipt of which relief was then uncertain, and the lack of assurance that the Company would be able to satisfy its Term Loan Paydown obligation under the credit facility when due, raised substantial doubt as to the Company’s ability to continue as a going concern if the Company were to continue as a publicly held company and the lack of practicable potentiality of achieving greater value for the Unaffiliated Stockholders, including the unaffiliated security holders, in the absence of the Merger;

•

the fact that the Company has the ability to seek specific performance under the Merger Agreement to prevent breaches of the Merger Agreement and to specifically enforce the terms of the Merger Agreement; and

•

the fact that, notwithstanding that the Parent Entities are not entitled to, and did not rely on the opinion provided by Duff & Phelps to the Special Committee on February 15, 2024, the Special Committee received an opinion from Duff & Phelps stating that, as of the date of such opinion and subject to and based on the assumptions made, procedures followed, matters considered, limitations of the review undertaken and qualifications contained in the opinion, as of the date of such opinion, the Per Share Price (as defined therein) is fair, from a financial point of view, to the Public Stockholders (as defined therein).

The Parent Entities further believe that the Merger is procedurally fair to the unaffiliated security holders based upon, among other things, the following factors:

•

the fact that the Special Committee, consisting solely of independent and disinterested directors of the Fathom Board who are not officers or employees of the Company and who are not affiliated with the Parent Entities, and who have no financial interest in the Merger different from, or in addition to, the Unaffiliated Stockholders, including the unaffiliated security holders, generally, was given exclusive authority to, among other things, review, evaluate and negotiate the terms of the Merger Agreement and the Transactions, including the Merger, to determine the advisability of the Merger Agreement and the Transactions, including the Merger, to decide not to engage in the Merger, and to consider alternatives to the Merger;

•

the fact that the Special Committee was formed at the outset of the Company’s consideration of a potential transaction and prior to any consideration of the Merger Agreement and the Transactions, including the Merger, or any negotiations with respect thereto;

•

the fact that the Special Committee conducted a thorough process, including frequent deliberations and negotiations, and retained and was advised by independent, nationally recognized financial and legal advisors;

•

the fact that the Special Committee was fully informed and consulted with its advisors about the extent to which the interests of the CORE Funds in the Merger differed from those of the Unaffiliated Stockholders, including the unaffiliated security holders, and that the consideration and negotiation of the Merger Agreement were conducted under the control and supervision of the Special Committee;

•

the fact that from the beginning of the Parent Entities’ engagement regarding a potential “going private” transaction, the Fathom Board was not permitted to recommend any potential transaction or any alternative thereto for approval by Fathom’s stockholders or otherwise approve any proposed transaction or any alternative thereto without a prior favorable recommendation of such proposed transaction or alternative thereto by the Special Committee;

•

the fact that the Special Committee had no obligation to recommend any transaction, including a transaction with Parent, and that the Special Committee had the authority to reject any proposals made by the CORE Funds or their Affiliates or any other person or entity;

•	the fact that the Merger Consideration was the result of the Special Committee’s arm’s-length negotiations with the Parent Entities and their respective advisors;

•

the Company’s ability, under certain circumstances as set out in the Merger Agreement, to provide information to, or participate in discussions or negotiations with, third parties regarding Acquisition Proposals that would be reasonably likely to result in a Superior Proposal;

•

that fact that, in certain circumstances under the terms of the Merger Agreement, the Special Committee and the Fathom Board are able to change, withhold, withdraw, qualify or modify their recommendation that the Company’s stockholders vote in favor of the proposal to adopt the Merger Agreement;

•

the Company’s ability, under certain circumstances as set out in the Merger Agreement, to terminate the Merger Agreement to enter into a definitive agreement related to a Superior Proposal, subject to paying Parent a Company Termination Fee of $813,771 in cash, subject to and in accordance with the terms and conditions of the Merger Agreement; and

•

the availability of appraisal rights to Fathom’s stockholders (other than the CORE Funds and any holders of Class A Common Stock who roll over their shares) who comply with all of the required procedures under Delaware law for exercising appraisal rights, which allow such holders to seek appraisal of the fair value of their shares of Class A Common Stock.

The Parent Entities also considered a variety of risks and other countervailing factors related to the substantive and procedural fairness of the Merger, including:

•	the risk that the Merger might not be completed in a timely manner or at all;

•	that Parent, Company Merger Sub and LLC Merger Sub are newly formed entities substantially all of whose assets consist of equity commitments from the CORE Funds;

•

the restrictions on the conduct of the Company’s business prior to the completion of the Merger set forth in the Merger Agreement, which may delay or prevent Fathom from undertaking business opportunities that may arise and certain other actions it might otherwise take with respect to the operations of Fathom pending completion of the Merger;

•

the potential negative effect that the pendency of the Merger, or a failure to complete the Merger, could have on the Company’s business and relationships with its employees, distributors and customers;

•

that the Company and its subsidiaries are restricted from soliciting, initiating or encouraging the submission of Acquisition Proposals from third parties or the making of any inquiry, proposal or offer that would reasonably be expected to lead to an Alternative Acquisition Agreement;

•	the possibility that the amounts that may be payable by the Company upon the termination of the Merger Agreement, including payment to Parent of a Company Termination Fee of $813,771 in cash,

and the processes required to terminate the Merger Agreement, could discourage other potential acquirors from making a competing bid to acquire Fathom; and

•	the fact that an all cash transaction would be taxable to the Company’s stockholders who receive cash proceeds and are U.S. holders for U.S. federal income tax purposes.

The Parent Entities did not consider net book value, which is an accounting concept, in determining their view as to fairness of the Merger to the unaffiliated security holders because they believed that net book value is not a material indicator of the value of the Company as a going concern but rather is indicative of historical costs and therefore not a relevant measure in the determination as to the fairness of the Merger. The Parent Entities note, however, that the Per Share Price of $4.75 is substantially lower than the unaudited estimated net book value per share of Class A Common Stock as of December 31, 2023 of $31.33 (based on 3,526,432 issued and outstanding shares of Class A Common Stock as of that date) and the unaudited estimated net book value per share of Class A Common Stock of $16.44 (based on 6,853,811 issued and outstanding shares of Class A Common Stock as of that date assuming the full exchange of the 3,327,379 Class A units of Opco (and corresponding shares of Class B Common Stock outstanding at December 31, 2023 for 3,327,379 shares of Class A Common Stock). See the section of this proxy statement captioned “Where You Can Find Additional Information” for a description of how to obtain copies of Fathom’s periodic reports.

The foregoing discussion of the information and factors considered by and material to the Parent Entities in connection with the fairness of the Merger is not intended to be exhaustive but is believed to include all material factors considered by them. The Parent Entities did not find it practicable to, and did not, quantify or otherwise attach relative weights to the foregoing factors in reaching their conclusion as to the fairness of the Merger. Rather, the Parent Entities reached their position as to the fairness of the Merger after considering all of the foregoing as a whole. The Parent Entities believe these factors provide a reasonable basis upon which to form their position regarding the fairness of the Merger to the unaffiliated security holders. This position should not, however, be construed as a recommendation to any Company stockholder to approve the Merger Agreement. The Parent Entities make no recommendation as to how stockholders of Fathom should vote their shares of Company Common Stock in relation to the Merger. The Parent Entities attempted to negotiate the terms of a transaction that would be most favorable to them, and not to the unaffiliated security holders, and, accordingly, did not negotiate the Merger Agreement with a goal of obtaining terms that were fair to such stockholders.

The Parent Entities were not aware of, and thus did not consider, any firm offer for a merger, sale of all or a substantial part of Fathom’s assets, or a purchase of a controlling interest in Fathom’s voting securities having been received by Fathom from anyone other than the Parent Entities in the two (2) years preceding the signing of the Merger Agreement.

While two of the directors of the Fathom Board are affiliated with the CORE Funds, none of the Parent Entities or such directors participated in the deliberations of the Special Committee regarding, nor did they receive advice from the respective legal or other advisors to the Special Committee as to, the fairness of the Merger to the unaffiliated security holders. Based on the Parent Entities’ knowledge and analysis of available information regarding the Company, the Special Committee and the Fathom Board, as well as discussions with members of Fathom’s senior management regarding Fathom and its business and the factors considered by, and findings of, the Special Committee and the Fathom Board and discussed in this proxy statement in the section titled “Purpose and Reasons of Fathom for the Merger; Recommendation of the Fathom Board and the Special Committee; Fairness of the Merger,” the Parent Entities believe that the Merger is fair to the unaffiliated security holders.

Purpose and Reasons of the Parent Entities for the Merger

Under the SEC rules governing so-called “going private” transactions, the Parent Entities may be deemed to be affiliates of Fathom, and, therefore, required to express their reasons for the Merger to the unaffiliated security holders, as defined in Rule 13e-3 of the Exchange Act. The Parent Entities are making the statements included in this section solely for the purpose of complying with the requirements of Rule 13e-3 and related rules under the Exchange Act. For the Parent Entities, the primary purpose of the Merger is to allow Parent to acquire the equity interests in Fathom not already held by the CORE Funds. The Parent Entities believe that structuring the transaction in such manner is preferable to other transaction structures because it (i) will enable Parent to acquire all of the shares of Class A Common Stock not already owned by the CORE Funds upon the consummation of the Merger, (ii) will allow Fathom to cease to be a publicly registered and reporting company and the Parent Entities to benefit from the savings associated with Fathom no longer being required to file reports under or otherwise having to comply with the provisions of the Exchange Act and other requirements applicable to publicly registered and reporting companies, and (iii) represents an opportunity for the Unaffiliated Stockholders (other than the holders of Excluded Shares) to receive immediate liquidity in the form of the Merger Consideration of $4.75 per share of Company Common Stock in cash, without interest and less any applicable withholding taxes, subject to and in accordance with the terms and conditions of the Merger Agreement. The Parent Entities believe that, as a private company, Fathom will be able to improve its ability to execute initiatives that over time will create additional enterprise value for Fathom. The Parent Entities believe that this, along with Fathom’s existing business and potential future opportunities, will allow the Parent Entities’ investment in Fathom to achieve returns consistent with its investment objectives, which are in some cases more difficult for businesses to achieve as a public company due to the investment community’s focus on short-term, often quarterly, financial results. Further, absent the reporting and associated costs and burdens placed on public companies, the Parent Entities believe that Fathom’s management and employees will be able to execute more effectively on future strategic plans. Detriments of the Merger to the Parent Entities include that Parent will own 100% of the equity interests in the surviving entity and therefore bear all of the economic and other risks associated with any deterioration in the surviving company’s book value, earnings and financial position.

Plans for the Company After the Merger

Following completion of the Merger, Company Merger Sub will have been merged with and into the Company, with the Company surviving the Merger as a wholly-owned subsidiary of Parent. The shares of Class A Common Stock are currently listed on the NYSE and registered under the Exchange Act. Following completion of the Merger, there will be no further market for Class A Common Stock and, as promptly as practicable following the Effective Time and in compliance with applicable law, the Company’s Class A Common Stock will be delisted from the NYSE and deregistered under the Exchange Act.

The Parent Entities currently anticipate that the Company’s operations following completion of the Merger will initially be conducted substantially as they are currently being conducted (except that the Company will cease to be a public company and will instead be a wholly-owned subsidiary of Parent). The Parent Entities are currently conducting a review of the Company and its business and operations with a view towards determining how to improve the Company long-term earnings potential as a private company (including by reducing Fathom’s costs and expenses following the Merger) and expect to complete such review following completion of the Merger. Further, following completion of the Merger, the Parent Entities will continue to assess the Company’s assets, corporate and capital structure, capitalization, operations, business, properties and personnel to determine what additional changes, if any, would be desirable following the Merger to enhance the business and operations of the Company. In addition, Parent may seek to buy or combine the Company with target companies that provide earnings and growth synergies; however, no definitive contracts, arrangements, plans, proposals, commitments or understandings with respect thereto currently exist. Although presently there are no definitive contracts, arrangements, plans, proposals, commitments or understandings regarding any such transactions, the Parent Entities and certain of their Affiliates may seek, from and after the effective time of the Merger, to acquire target companies or assets that operate in the Company’s industry.

From and after the Effective Time, the officers of the Company immediately prior to the Effective Time will be the officers of the Surviving Corporation and, immediately following the Effective Time, the directors of Company Merger Sub as of immediately prior to the Effective Time will become the directors of the Surviving

Corporation, in each case to hold office in accordance with the certificate of incorporation and bylaws of the

Surviving Corporation until their death, resignation or removal or until their respective successors are duly elected and qualified in accordance with the certificate of incorporation and bylaws of the Surviving Corporation, as the case may be.

Certain Effects of the Merger

If the Merger Agreement is approved and adopted by the requisite votes of Fathom stockholders and all other conditions to the Closing of the Merger are either satisfied or waived, among other things, Company Merger Sub will merge with and into Fathom, with Fathom surviving as a wholly-owned subsidiary of Parent, and the following will occur:

Treatment of the Shares of Class A Common Stock

At the Effective Time, each share of Class A Common Stock issued and outstanding immediately prior to the Effective Time (other than the Excluded Shares) will be converted into only the right to receive the Merger Consideration, without interest, in accordance with and subject to the terms and conditions set forth in the Merger Agreement, whereupon all such shares of Class A Common Stock will cease to be outstanding and shall cease to exist, and the holders of such shares of Class A Common Stock will cease to have any rights with respect thereto, other than the right to receive the Merger Consideration subject to and in accordance with the terms and conditions of the Merger Agreement.

Treatment of Equity Compensation Awards

Company Options. At the Effective Time, each Company Option that is outstanding and unexercised immediately prior thereto, whether vested or unvested, will be cancelled and converted into the right to receive an amount in cash, without interest and subject to applicable tax withholding, equal to the product obtained by multiplying (A) the aggregate number of shares of Class A Common Stock subject to such option immediately prior to the Effective Time by (B) the excess, if any, of the per share Merger Consideration over the exercise price per share of such option (the “Option Consideration”). Any Company Option that has a per share exercise price that is greater than or equal to the Merger Consideration will be cancelled for no consideration as of the Effective Time.

Employee Company RSU Awards. At the Effective Time, each Company Restricted Stock Unit Award (a “Company RSU Award”) granted by the Company held by a Continuing Employee that is outstanding immediately prior thereto will be cancelled and converted into the contingent right to receive an amount in cash, without interest and subject to applicable tax withholding (a “Converted Cash Award”), equal to the product obtained by multiplying (A) the aggregate number of shares of Class A Common Stock covered by such Company RSU Award immediately prior to the Effective Time by (B) the per share Merger Consideration, less any applicable tax withholding. Subject to certain exceptions, such Converted Cash Awards will otherwise have the same terms and conditions (including with respect to vesting) as applied to the Company RSU Award for which they were exchanged.

Non-Employee Director Company RSU Awards. At the Effective Time, each unvested Company RSU Award held by a non-employee director of the Company that is outstanding immediately prior to the Effective Time shall, without any action on the part of Parent, the Company or the holder thereof, be forfeited and cancelled for no consideration. Notwithstanding the foregoing, to the extent that any outstanding Company RSU Award granted on May 4, 2023 to a non-employee director of the Company remains unvested immediately prior to the Effective Time, such award shall vest in full on the Effective Time, with the holder of such Company RSU Award becoming entitled to receive an amount in cash, less applicable Tax withholdings, equal to the product obtained by multiplying (i) the per share Merger Consideration by (ii) the number of shares of Class A Common Stock covered by such award immediately prior to the Effective Time.

Performance Vested Company PSU Awards. At the Effective Time, each Company Performance Stock Unit Award (a “Company PSU Award”) that is outstanding immediately prior to the Effective Time and that has satisfied the applicable performance vesting criteria associated with such Company PSU Award (or applicable portion thereof) as of immediately prior to the Effective Time shall, without any action on the part of Parent, the Company or the holder thereof, be cancelled and converted into the contingent right to receive, in full satisfaction of the rights of such holder with respect thereto, a Converted Cash Award with respect to an amount in cash, without interest and less applicable Tax withholdings, equal to the product obtained by multiplying (i) the per share Merger Consideration by (ii) the number of shares of Class A Common Stock covered by such Company PSU Award with respect to which the applicable performance vesting criteria has been satisfied immediately prior to the Effective Time. The Converted Cash Award shall vest based on the same time-based vesting schedule as applied to the applicable Company PSU Award (or applicable portion thereof) from which it was converted and subject to certain exceptions shall otherwise remain subject to the same terms and conditions as applied to the corresponding Company PSU Award (or applicable portion thereof) immediately prior to the Effective Time.

Unvested Company PSU Awards. At the Effective Time, each Company PSU Award (or applicable portion thereof) that is outstanding immediately prior to the Effective Time and that has not satisfied the applicable performance-vesting criteria associated with such Company PSU Award (or applicable portion thereof) as of immediately prior to the Effective Time shall, without any action on the part of Parent, the Company or the holder thereof, be forfeited and cancelled for no consideration.

Treatment of Company Warrants

At the Effective Time, each outstanding Company Warrant shall, in accordance with its terms, automatically and without any required action on the part of the holder thereof or any other Person, cease to represent a Company Warrant exercisable for Company Class A Common Stock and shall become a Company Warrant exercisable for the per share Merger Consideration. If a Registered Holder (as defined in the Warrant Agreement) properly exercises a Company Warrant within thirty (30) days following the public disclosure of the consummation of the Merger pursuant to a Current Report on Form 8-K filed with the SEC, the Warrant Price (as defined in the Warrant Agreement) with respect to such exercise shall be reduced by an amount (in dollars) equal to the difference of (i) the Warrant Price in effect prior to such reduction minus (ii) (A) the per share Merger Consideration (but in no event less than zero) minus (B) the Black-Scholes Warrant Value (as defined in the Warrant Agreement).

Treatment of Employee Stock Purchase Plan

With respect to the Company ESPP, the Fathom Board (or, if appropriate, the committee administering the Company ESPP) has adopted resolutions, and has taken or will take all other actions as may be required to provide that, (i) no new participants will commence participation in the Company ESPP after February 16, 2024; (ii) no participant in the Company ESPP as of February 16, 2024 will be allowed to increase his or her payroll contribution rate or purchase elections from those in effect as of February 16, 2024 or make separate non-payroll contributions on or following February 16, 2024; (iii) no new Offering Period (as defined in the Company ESPP) or Purchase Period (as defined in the Company ESPP) will commence or be extended pursuant to the Company ESPP, in each case, after February 16, 2024; (iv) each Company ESPP participant’s accumulated contributions under the Company ESPP shall be returned to the participant without interest thereon in accordance with the terms of the Company ESPP prior to the Effective Time; and (v) the Company ESPP will terminate, in accordance with its terms, no later than immediately prior to the Effective Time.

Benefits of the Merger for Fathom’s Unaffiliated Security Holders

The primary benefit of the Merger to the “unaffiliated security holders,” as defined in Rule 13e-3 under the Exchange Act, will be their right to receive the Merger Consideration of $4.75 per share of Class A Common Stock in cash, without interest, in accordance with and subject to the terms and conditions set forth in the Merger Agreement, representing a premium of 13.1% over Fathom’s closing share price on November 24, 2023, the last trading day prior to announcement of the CORE Funds initial proposal to acquire all of the shares of Class A

Common Stock not already owned by the CORE Funds. Additionally, such security holders will avoid the risk after the Merger of any possible decrease in our future earnings, growth or value.

Detriments of the Merger to Fathom’s Unaffiliated Security Holders

The primary detriments of the Merger to the “unaffiliated security holders,” as defined in Rule 13e-3 under the Exchange Act, include the lack of an interest of such security holders in the potential future earnings, growth or value realized by Fathom after the Merger.

Certain Effects of the Merger for the Parent Entities

Following the Merger, all of the equity interests in Fathom will be owned by Parent. If the Merger is completed, Parent and its equity investors, including the CORE Funds, will be the sole beneficiaries of our future earnings and growth, if any, and they will be the only ones entitled to vote on corporate matters affecting Fathom following the Merger.

The table below sets forth the beneficial ownership of Company Common Stock and resulting interests in Fathom’s net book value and net income of the Parent Entities prior to and immediately after the Merger, based on Fathom’s net book value on December 31, 2023 and net income for the twelve months ended December 31, 2023, as if the Merger were completed on such date.

	Beneficial Ownership of Fathom Prior to the Merger(1)			Beneficial Ownership of Fathom After the Merger(2)
($ in thousands)	% Ownership	Net Book Value at December 31, 2023(3)	Net Income for the Twelve Months Ended December 31, 2023(4)	% Ownership	Net Book Value at December 31, 2023(3)	Net Income for the Twelve Months Ended December 31, 2023(4)
Parent Entities	62.6%	$45,416	$10,052	100%	$72,550	$16,059

(1)	Based on 6,853,811 shares of Fathom Class A common stock and Fathom Class B common stock outstanding as of December 31, 2023.
(2)

The CORE Funds will hold indirect economic interests in Fathom following the completion of the Merger through their equity interests in Topco. The actual economic interests of the CORE Funds in Fathom following completion of the Merger will be based on the extent of any completed rollover transactions with any current shareholders of Fathom.

(3)	Based on total stockholders’ equity of $72,550 as of December 31, 2023.
(4)

Based on net income of $16,059 for the twelve months ended December 31, 2023. Such net income reflects a non-cash gain of $27,322 associated with the write down of the liability related to the TRA to zero as of December 31, 2023.

Certain Effects on Fathom if the Merger is Not Completed

If the Merger Agreement Proposal is not approved by Fathom stockholders or if the Merger is not completed for any other reason, Fathom stockholders will not receive any payment for their shares of Class A Common Stock in connection with the Merger. Instead, unless Fathom is sold to a third party, Fathom will remain a public company, and the shares of Class A Common Stock will continue to be listed and traded on the NYSE, so long as Fathom continues to meet the applicable listing requirements. In addition, if the Merger is not completed, Fathom expects that management will operate Fathom’s business in a manner similar to that in which it is being operated today and that Fathom stockholders will continue to be subject to the same risks and opportunities to which they are currently subject. There is no assurance as to the effect of these risks and opportunities on the future value of your shares of Class A Common Stock, including the risk that the market price of shares of Class A Common Stock may decline to the extent that the current market price of shares of Class A Common Stock reflects a market assumption that the Merger will be completed.

Under certain circumstances, if the Merger is not completed, Fathom would be required to pay Parent a Company Termination Fee of $813,771 in cash, or Parent would be required to pay the Company monetary damages. See “The Merger Agreement - Termination Fees and Expenses.”

Interests of Executive Officers and Directors of Fathom in the Merger

In considering the recommendations of the Special Committee of the Fathom Board with respect to the Merger, Fathom’s stockholders should be aware that Fathom’s executive officers and directors have certain interests in the Merger that may be different from, or in addition to, the interests of Fathom stockholders generally. The Special Committee, consisting entirely of independent directors, and the Fathom Board, were aware of these interests and considered them, among other matters, in evaluating the Merger Agreement and the Transactions, including the Merger, and in making their recommendations. These interests are described below.

In accordance with SEC rules, the Company’s executive officers and directors for purposes of the discussion below are required to include all current and former executive officers and directors of the Company who served in either capacity at any time since January 1, 2023.

The Company’s current executive officers for purposes of the discussion below are Carey Chen (Chief Executive Officer), Mark Frost (Chief Financial Officer) and Doug Beaton (Chief Operating Officer). The Company’s former executive officers for purposes of the discussion below are Ryan Martin (former Chief Executive Officer and director), Richard Stump (former Chief Commercial Officer) and Kurt Bork (former Vice President, Sales and Marketing). Mr. Martin ceased to be an executive officer and director of the Company as of October 23, 2023 and, except with respect to any shares of Class A Common Stock he owns, Mr. Martin is not entitled to any compensatory payments in connection with the Merger. The Company’s current non-employee directors for purposes of the discussion below are TJ Chung, John May, Robert Nardelli, Dr. Caralynn Nowinski Collens, Adam DeWitt, David Fisher, Maria Green and Peter Leemputte. Prior to his appointment to Chief Executive Officer, Mr. Chen served as a non-employee director. Messrs. Chung and May are not eligible for director compensation and, except with respect to any shares of Class A Common Stock they own, are not entitled to any compensatory payments in connection with the Merger.

Treatment of Equity Compensation Awards

For our executive officers and directors, their Fathom equity compensation awards will be treated as described above in the section of this proxy statement captioned “Special Factors — Certain Effects of the Merger - Treatment of Equity Compensation Awards.”

Assuming the closing of the Merger occurred on February 20, 2024, which is the assumed Effective Time solely for purposes of the disclosure in this section, executive officers and directors’ equity awards would be eligible for the following treatment:

•

To the extent that any executive officer or director holds shares of Class A Common Stock, he or she will receive the Merger Consideration in respect of such shares in the same manner as the Unaffiliated Stockholders.

•	All Company Options held by our executive officers and directors have per share exercise price greater than the per share Merger Consideration, and accordingly will be cancelled for no consideration.

•

All Company RSU Awards subject to time-based vesting received by executive officers in connection with their service as executive officers will be converted into Converted Cash Awards as described above, in the amounts set forth in the table below. Such cash awards will vest and be paid on the same time-based vesting schedule as the Company RSU Awards in place prior to the Merger.

•

All non-employee director Company RSU Awards subject to time-based vesting shall be forfeited, except for Company RSU Awards granted to directors with respect to their service as directors on May 4, 2023, as described above. Instead, such awards will vest and be eligible to receive Merger Consideration in the amounts set forth below.

•

All Company PSU Awards, other than a portion of Mr. Chen’s Company PSU Award granted on October 23, 2023, were unvested as of February 20, 2024 and thus forfeited, as described above. Mr. Chen’s Company PSU Award will be converted into a Converted Cash Award as described above, in the amount set forth in the table below. Such cash award will vest and be paid on the same time-based vesting schedule as applied to the corresponding Company PSU Award in place prior to the Merger.

The below table reflects the Converted Cash Awards receivable by each Fathom executive officer eligible to receive a Converted Cash Award if the Merger occurred on February 20, 2024 with respect to Company RSU Awards and Company PSU Awards.

Name	Number of RSU Awards (#)(1)	Number of Company PSU Awards (#)(2)	Total Value of Converted Cash Awards ($)(3)
Carey Chen	151,515	56,972	990,313
Mark Frost(4)	12,876	—	61,161
Doug Beaton	14,387	—	68,338
Richard Stump(5)	1,125	—	5,344

(1)	This column includes the number of shares of Class A Common Stock subject to outstanding Company RSU Awards.
(2)

This column includes the number of shares of Company common stock subject to outstanding Company PSU Awards that have satisfied the applicable performance vesting criteria, but remain subject to time-based vesting conditions.

(3)	The dollar value of Converted Cash Awards in this column is equal to the number of shares of Class A Common Stock subject to the award multiplied by $4.75.
(4)	A portion of Mr. Frost’s 2022 Company RSU Award vested on February 25, 2024, reducing the number of Mr. Frost’s outstanding Company RSUs eligible for conversion into Converted Cash Awards to 12,314.
(5)

On March 20, 2023, Mr. Stump ceased being an executive officer of the Company on March 30, 2024 and continued in an advisory role as a non-executive employee until August 4, 2023, at which time he entered into a consulting agreement for a seven month term. A portion of Mr. Stump’s 2022 Company RSU Awards vested on February 25, 2024, and the remaining portion was forfeited on Mr. Stump’s February 28, 2024 separation date, reducing the number of Mr. Stump’s outstanding Company RSU Awards eligible for conversion into Converted Cash Awards to zero.

The below table reflects the value receivable by Fathom’s non-employee directors eligible to receive accelerated vesting on their May 4, 2023 Company RSU Awards and Mr. Chen if the Merger occurred on February 24, 2024, with respect to Company RSU Awards granted on May 4, 2023 for director service.

Name	Number of Non-Employee Director Company RSU Awards (granted May 4, 2023) (#)(1)	Value of Company RSU Awards on Vesting ($)(2)
Carey Chen(3)	11,309	53,718
Dr. Caralynn Nowinski Collens	13,212	62,757
Adam DeWitt	12,940	61,465
David Fisher	13,483	64,044
Maria Green	12,668	60,173
Peter Leempute	14,298	67,916
Robert Nardelli	13,483	64,044

(1)	This column includes the number of shares of Class A common stock subject to outstanding non-employee director Company RSU Awards that were granted on May 4, 2023.
(2)	The consideration for the May 4, 2023 non-employee director Company RSU Awards in this column is equal to the number of shares of Class A common stock subject to the award multiplied by $4.75.
(3)	Mr. Chen received this award prior to his appointment as Chief Executive Officer of the Company.

Arrangements with Parent

Executive officers and directors of Fathom who become officers, directors or employees or who otherwise are retained to provide services to Parent or the Surviving Corporation following the closing of the Merger, may (i) enter into new individualized compensation arrangements, (ii) participate in cash or equity incentive or other benefit plans maintained by Parent or the Surviving Corporation and (iii) be permitted to purchase the equity of Parent, the Surviving Corporation or one or more of their affiliates. As of the date of this proxy statement, no compensation arrangements between such persons and Parent and/or its affiliates have been established. Prior to the Effective Time, Parent or the Merger Subs (or any of their respective affiliates) may have discussions with certain of Fathom’s employees (including certain of its executive officers) regarding employment or other retention terms and may enter into definitive agreements regarding employment, retention or the right to purchase or participate in the equity (directly or indirectly) of the Surviving Corporation or one or more of its affiliates in connection with the Merger. Any such agreements will not increase or decrease the Per Share Price paid to the Unaffiliated Stockholders in the Merger. Pursuant to the Merger Agreement, our executive officers will serve as officers of the Surviving Corporation immediately following the Effective Time until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation’s charter and by-laws.

Continued Indemnification and Insurance Coverage

Each of our executive officers and directors is entitled to continued indemnification under the organizational documents of the Company and insurance coverage from the surviving corporation under the terms of the Merger Agreement for a period of six (6) years following the Closing.

Golden Parachute Compensation

There is no compensation payable to Fathom’s named executive officers in connection with or relating to the Merger that constitutes “golden parachute” compensation by the applicable SEC disclosure rules.

Special Committee Compensation

In consideration of the expected time and effort that would be required of the members of the Special Committee in evaluating the proposed Merger, including negotiating the terms and conditions of the Merger Agreement, the Special Committee determined that each of Peter Leemputte and David Fisher would receive as compensation an amount in cash of $25,000 per calendar month and that Adam DeWitt, the Chairman of the Special Committee, would receive $32,000 per calendar month during which the Special Committee is in existence, commencing on November 22, 2023. The compensation was not, and is not, contingent upon the approval or the completion of the Merger or any other transaction. No other meeting fees or other compensation (other than reimbursement for reasonable out-of-pocket expenses incurred in connection with their service on the Special Committee) will be paid to the members of the Special Committee in connection with their service on the Special Committee.

Intent of the Directors and Executive Officers to Vote in Favor of the Merger

Our directors and executive officers have informed us that, as of the date of this proxy statement and to the extent that they own shares of Class A Common Stock as of the Record Date, they intend to vote all of the shares of Class A Common Stock owned directly by them in favor of the Merger Agreement Proposal and the Adjournment Proposal. As of the Record Date, our directors and executive officers directly owned, in the aggregate,    shares of Class A Common Stock entitled to vote at the Special Meeting, or collectively approximately   % of the total voting power for shares of Company Common Stock entitled to vote at the Special Meeting.

Intent of the CORE Funds to Vote in Favor of the Merger

The CORE Funds hold approximately 63% of the voting power of Fathom’s outstanding capital stock, and have entered into the Support Agreement, pursuant to which the CORE Funds have agreed to vote their shares of Company Common Stock in favor of the adoption and approval of the Merger Agreement and the Merger, subject to and in accordance with the terms and conditions of the Support Agreement. Accordingly, subject to the terms and conditions contained therein, the required vote of the CORE Funds pursuant to the Support Agreement is expected to result in a majority of outstanding shares of Company Common Stock being voted in favor of the proposal to approve and adopt the Merger Agreement, with the result that such proposal will be adopted. All obligations of the CORE Funds under the Support Agreement terminate automatically upon a termination of the Merger Agreement in accordance with its terms. A copy of the Support Agreement is attached as Annex B to this proxy statement and is incorporated by reference in this proxy statement in its entirety. See “Special Factors — Support Agreement.”

Material U.S. Federal Income Tax Consequences of the Merger

The following discussion is a summary of material U.S. federal income tax consequences of the Merger to U.S. Holders and non-U.S. Holders (each, as defined below) of shares of Class A Common Stock. This summary does not address the U.S. federal income tax consequences to holders of Class B Common Stock or of Rollover Shares or of the Class A Unit Exchange. This summary is general in nature and does not discuss all aspects of U.S. federal income taxation that may be relevant to a holder of shares of Class A Common Stock in light of their particular circumstances. This discussion is based on the Code, the Treasury regulations promulgated under the Code, judicial authority, published administrative positions of the Internal Revenue Service (the “IRS”), and other applicable authorities, all as in effect as of the date of this proxy statement, and all of which are subject to change or differing interpretations at any time, with possible retroactive effect. We have not sought, and do not intend to seek, any ruling from the IRS with respect to the statements made and the conclusions reached in the following discussion, and no assurance can be given that the IRS will agree with the views expressed herein, or that a court will not sustain any challenge by the IRS in the event of litigation. This discussion does not describe any tax consequences arising under the laws of any state, local or non-U.S. jurisdiction and does not consider any aspects of U.S. federal tax law other than income taxation, nor does it address any aspects of the unearned income Medicare contribution tax. In addition, this discussion only applies to shares of Class A Common Stock that are held as a capital asset (generally, property held for investment) within the meaning of Section 1221 of the Code and does not address tax consequences applicable to any holder of shares of Class A Common Stock that may be subject to special treatment under U.S. federal income tax law, including:

•	a bank or other financial institution;

•	a tax-exempt organization;

•	a retirement plan or other tax-deferred account;

•	an S corporation or other pass-through entity (or an investor in an S corporation or other pass-through entity);

•	an insurance company;

•	a mutual fund;

•	a regulated investment company or real estate investment trust;

•	a dealer or broker in commodities, stocks, securities or in currencies;

•	a dealer or trader in securities that elects mark-to-market treatment;

•	a controlled foreign corporation;

•	a passive foreign investment company;

•	a stockholder that owns, or has owned, actually or constructively, more than 5% of the Class A Common Stock;

•	a stockholder subject to the alternative minimum tax provisions of the Code;

•	a stockholder that received shares of Class A Common Stock through the exercise of an employee stock option, through a tax qualified retirement plan or otherwise as compensation;

•	a person that has a functional currency other than the U.S. dollar;

•	a person that is required to report income no later than when such income is reported in an “applicable financial statement”;

•	a person that holds shares of Class A Common Stock as part of a hedge, straddle, constructive sale, conversion or other integrated transaction;

•	a stockholder who or that is not exchanging her, his or its shares of Class A Common Stock for cash pursuant to the Merger;

•	A person holding a direct or indirect interest in Parent, Company Merger Sub or LLC Merger Sub, the CORE Funds or a direct or indirect investor in either of the CORE Funds; and

•	certain former U.S. citizens or long-term residents.

If a partnership (including any entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds shares of Class A Common Stock, the tax treatment of a partner in the partnership will depend upon the status of the partner and the activities of the partner and the partnership. Any such partnership (including any entity or arrangement treated as a partnership for U.S. federal income tax purposes), and any partners thereof, that hold shares of Class A Common Stock should consult their own tax advisors regarding the tax consequences of exchanging shares of Class A Common Stock pursuant to the Merger.

The following summary is for general informational purposes only and is not a substitute for careful tax planning and advice. Holders of shares of Class A Common Stock are urged to consult their own tax advisor with respect to the specific tax consequences to them of the Merger in light of their own particular circumstances, including U.S. federal estate, gift and other non-income tax consequences, and tax consequences under state, local and non-U.S. tax laws.

U.S. Holders

The following is a summary of the material U.S. federal income tax consequences of the Merger that will apply to U.S. Holders. For purposes of this discussion, the term U.S. Holder refers to a beneficial owner of shares of Class A Common Stock that is, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident in the United States;

•

a corporation (or any other entity or arrangement treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or any state thereof or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust or (ii) the trust has validly elected to be treated as a “United States person” under applicable Treasury regulations.

Exchange of Shares of Class A Common Stock for Cash Pursuant to the Merger Agreement. The exchange of shares of Class A Common Stock by a U.S. Holder for cash in the Merger will generally be a taxable transaction for U.S. federal income tax purposes. A U.S. Holder will generally recognize gain or loss equal to the difference, if any, between the amount of cash received in the Merger and the holder’s adjusted tax basis in shares of Class A Common Stock exchanged therefor. Gain or loss will generally be determined separately for each block of shares of Class A Common Stock (generally, shares of Class A Common Stock acquired at the same cost in a single transaction) held by such U.S. Holder. Such gain or loss will generally be capital gain or loss, and will be long-term capital gain or loss if such U.S. Holder’s holding period for the shares of Class A Common Stock is more than one (1) year at the time of the exchange. Long-term capital gains recognized by a non-corporate U.S. Holder are generally eligible for reduced rates of taxation. The deductibility of capital losses is subject to certain limitations.

Non-U.S. Holders

For purposes of this discussion, a “Non-U.S. Holder” is a beneficial owner of shares of Class A Common Stock that is neither a U.S. Holder nor an entity or arrangement classified as a partnership for U.S. federal income tax purposes.

A Non-U.S. Holder generally will not be subject to U.S. federal income tax on any gain realized on the receipt of cash in exchange for shares of Class A Common Stock pursuant to the Merger unless:

•

the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, such gain is attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States);

•

the Non-U.S. Holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition of shares of Class A Common Stock pursuant to the Merger, and certain other requirements are met; or

•

we are or have been a “U.S. real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of the five (5) year period ending on the date of the Merger or the period that the Non-U.S. Holder held shares of Class A Common Stock and, in the case where shares of Class A Common Stock are regularly traded on an established securities market, the Non-U.S. Holder has owned, directly or constructively, more than 5% of the Class A Common Stock at any time within the shorter of the five (5) year period preceding the Merger or such Non-U.S. Holder’s holding period for shares of Class A Common Stock. There can be no assurance that shares of Class A Common Stock will be treated as regularly traded on an established securities market for this purpose.

Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at generally applicable U.S. federal income tax rates in the same manner as if such Non-U.S. Holder were a U.S. Holder. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30%, or lower rate specified in an applicable income tax treaty, on such effectively connected gain, as adjusted for certain items.

Gain described in the second bullet point above generally will be subject to U.S. federal income tax at a rate of 30% (or such lower rate as may be specified under an applicable income tax treaty), which may be offset by U.S.-source capital losses of the Non-U.S. Holder (even though the individual is not considered a resident of the United States), provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses.

Gain described in the third bullet point above generally will be subject to U.S. federal income tax on a net income basis at generally applicable U.S. federal income tax rates in the same manner as if such Non-U.S. Holder were a U.S. Holder. In addition, in such case U.S. federal income tax may be required to be withheld at a rate of 15% of the amount realized upon such disposition. We will be classified as a United States real property holding corporation if the fair market value of our “United States real property interests” equals or exceeds 50% of the sum of the fair market value of our worldwide real property interests plus our other assets used or held for use in a trade or business, as determined for U.S. federal income tax purposes. We believe that we are not, and do not anticipate becoming, a “U.S. real property holding corporation.” Non-U.S. Holders are urged to consult their tax advisors regarding the tax consequences to them if we are or have been a “United States real property holding corporation.”

Information Reporting and Backup Withholding Tax

Proceeds from the exchange of shares of Class A Common Stock pursuant to the Merger generally will be subject to information reporting. In addition, backup withholding tax at the applicable rate (currently 24%) generally will apply unless (i) the applicable U.S. Holder provides a valid taxpayer identification number and complies with certain certification procedures (generally, by providing a properly completed IRS Form W-9) or otherwise establishes an exemption from backup withholding tax, or (ii) the applicable Non-U.S. Holder provides the required certification as to their non-U.S. status, generally by providing a properly completed and signed IRS Form W-8BEN, W-8BEN-E or IRS Form W-8ECI, or otherwise establishes an exemption. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding tax rules from a payment to a U.S. Holder or Non-U.S. Holder will be allowed as a credit against that holder’s U.S. federal income tax liability and may entitle the holder to a refund, provided, that, the required information is timely furnished to the IRS. Each U.S. Holder and Non-U.S. Holder should duly complete, sign and deliver to the exchange agent an appropriate IRS Form W-9 or applicable IRS Form W-8 to provide the information and certification necessary to avoid backup withholding tax, unless an exemption applies and is established in a manner satisfactory to the exchange agent. Copies of information returns that are filed with the IRS may be made available under the provisions of an applicable treaty or agreement to the tax authorities of the country in which a Non-U.S. Holder resides or is established.

Accounting Treatment

The Parent Entities anticipate that Parent will be considered the acquirer for accounting purposes. If so, Parent will use the acquisition method of accounting to allocate the purchase consideration to Fathom assets acquired and liabilities assumed, which will be recorded at fair value.

Financing of the Merger

The Merger Agreement does not contain any financing-related contingencies or financing conditions to consummation of the Merger. In connection with the execution of the Merger Agreement, Parent delivered to Fathom the Equity Commitment Letter, dated February 16, 2024, entered into by and between the CORE Funds and Parent. Pursuant to the Equity Commitment Letter, and subject to the terms and conditions set forth therein, the CORE Funds in the aggregate committed to severally fund up to $73,869,248 to cover (i) the $22,679,522 payment required in order to consummate the Merger, including satisfying any premiums related to the directors and officers tail insurance policy to be obtained at the Closing, and (ii) the $51,189,726 required paydown amount under the Company’s credit facility. Subject to the terms of the Equity Commitment Letter, the amounts committed by each fund may be reduced dollar-for-dollar to the extent any additional rollover investments are made at the Closing and any cash and cash equivalents are immediately available to the Company. The Company is an express third party beneficiary of the Equity Commitment Letter in connection with its specific performance rights under the Merger Agreement, which are more particularly described in “Merger Agreement – Specific Performance.”

The consummation of the Merger is not contingent or conditioned on Parent’s, Company Merger Sub’s or LLC Merger Sub’s receipt of any financing.

Fees and Expenses

The estimated fees and expenses incurred or expected to be incurred by Fathom in connection with the Merger is as follows:

Description(1)	Amount
Financial advisory fees and expenses	$700,000
Legal fees and expenses	$1,775,000
Accounting and tax advisory fees	$148,400
SEC filing fees	$1,861
Printing, proxy solicitation and mailing costs	$11,968
Miscellaneous	$19,495
Total	$2,656,724

(1)	Fees and expenses reflected do not include fees and expenses incurred by the Company in connection with the 2022 Company Sale Process.

It is also expected that Company Merger Sub, LLC Merger Sub and/or Parent will incur approximately $9,000,000 of legal, financial, accounting and other advisory fees and financing fees.

Regulatory Approvals

Under the Merger Agreement, each of the parties to the Merger Agreement have agreed to use their respective reasonable best efforts to obtain all necessary governmental consents, approvals, waivers, authorizations or orders and make any necessary or advisable registrations, declarations and filings with respect to the Merger.

Litigation Relating to the Merger

As of the date of this proxy statement, there are no pending lawsuits challenging the Merger. However, potential plaintiffs may file lawsuits challenging the Merger in the future, and any such litigation, if not resolved, could prevent or delay consummation of the Merger and result in substantial costs to Fathom, including any costs associated with the indemnification of directors and officers. One of the conditions to the consummation of the Merger is that no applicable law or order issued by a Governmental Authority or other legal restraint which is then in effect renders illegal or enjoins the consummation of the Merger whether on a preliminary or permanent basis. Therefore, if a plaintiff were successful in obtaining an injunction prohibiting the consummation of the Merger on the agreed-upon terms, then such injunction may prevent the Merger from being consummated, or from being consummated within the expected time frame.

Appraisal Rights

If the Merger is consummated and certain conditions are met, stockholders who continuously hold shares of Class A Common Stock through the effective date of the Merger, who do not vote such shares of Class A Common Stock in favor of the adoption of the Merger Agreement and who properly demand appraisal of such shares of Class A Common Stock and do not effectively withdraw their demands or otherwise lose their rights to seek appraisal will be entitled to seek appraisal of such shares of Class A Common Stock in connection with the Merger under Section 262 of the DGCL. This means that holders of shares of Class A Common Stock who perfect their appraisal rights, who do not thereafter effectively withdraw their demand for appraisal or otherwise lose their rights to seek appraisal, and who follow the procedures in the manner prescribed by Section 262 of the DGCL will be entitled to have such shares of Class A Common Stock appraised by the Delaware Court of Chancery and to receive payment in cash of the “fair value” of such shares of Class A Common Stock, exclusive of any elements of value arising from the accomplishment or expectation of the Merger, as determined by the Delaware Court of Chancery, together with interest to be paid on the amount determined to be fair value, if any (or in certain circumstances described in further detail in the section of this proxy statement captioned “The Special Meeting - Appraisal Rights,” on the difference between the amount determined to be the fair value and the amount paid by the Surviving Corporation in the Merger to each stockholder entitled to appraisal prior to the entry of judgment in any appraisal proceeding). Due to the complexity of the appraisal process, stockholders who wish to seek appraisal of their shares of Class A Common Stock are encouraged to review Section 262 of the DGCL carefully and to seek the advice of legal counsel with respect to the exercise of appraisal rights.

Stockholders considering seeking appraisal should be aware that the fair value of their shares of Class A Common Stock as determined pursuant to Section 262 of the DGCL could be more than, the same as or less than the value of the consideration that they would receive pursuant to the Merger Agreement if they did not seek appraisal of their shares of Class A Common Stock.

To exercise your appraisal rights, you must: (i) submit a written demand for appraisal to Fathom before the vote is taken on the adoption of the Merger Agreement; (ii) not submit a proxy with respect to, or otherwise vote, the shares of Class A Common Stock for which you seek appraisal in favor of the proposal to adopt the Merger Agreement; (iii) continue to hold such shares of Class A Common Stock of record on and from the date of the making of the demand through the effective date of the Merger; and (iv) comply with all other procedures for exercising appraisal rights under Section 262 of the DGCL. Your failure to follow the procedures specified under Section 262 of the DGCL may result in the loss of your appraisal rights. In addition, the Delaware Court of Chancery will dismiss appraisal proceedings with respect to the shares of Class A Common Stock in respect of the Merger unless certain stock ownership conditions are satisfied by the stockholders seeking appraisal. The DGCL requirements for exercising appraisal rights are described in further detail in the section of this proxy statement captioned “The Special Meeting - Appraisal Rights,” which is qualified in its entirety by Section 262 of the DGCL, the relevant section of the DGCL regarding appraisal rights. A copy of Section 262 of the DGCL is reproduced and attached as Annex D to this proxy statement and incorporated by reference in this proxy statement in its entirety. Only a holder of record of shares of Class A Common Stock is entitled to demand appraisal of such shares of Class A Common Stock registered in that holder’s name. If you hold your shares of

Class A Common Stock through a broker, bank or other nominee and you wish to exercise appraisal rights, you should consult with such broker, bank or other nominee to determine the appropriate procedures for the making of a demand for appraisal by such broker, bank or other nominee. For more information, please see the section of this proxy statement captioned “The Special Meeting - Appraisal Rights.”

Support Agreement

Concurrently with the execution and delivery of the Merger Agreement, the CORE Funds, which hold approximately 63% of the voting power of Fathom’s outstanding capital stock entered into a Support Agreement with Fathom and Parent.

Under the Support Agreement, the CORE Funds have agreed to take certain actions required by Fathom upon the terms and subject to the conditions and limitations set forth therein, including to (i) vote all shares of Company Common Stock beneficially owned by the CORE Funds (A) in favor of the Merger Agreement and the Merger, (B) against any action, proposal, transaction or agreement that would reasonably be expected to result in a breach of a representation, warranty, covenant, obligation or agreement of the Company in the Merger Agreement, (C) in favor of any proposal to adjourn or postpone the meeting of the applicable Company stockholder meeting, and (D) against any Acquisition Proposal (as defined in the Merger Agreement) or other action or proposal involving the Company or its Subsidiaries that is intended or would reasonably be expected to prevent, materially impede or materially delay the consummation of the Merger; (ii) not (A) commence or participate in certain litigation against the Company and its Affiliates related to the Merger Agreement, or (B) exercise dissenters’ rights or appraisal rights; (iii) not sell, assign, transfer, encumber or otherwise dispose of any shares of Fathom held by the CORE Funds, or enter into any contract, option or other arrangement or understanding with respect to the sale, assignment, transfer, encumbrance or other disposition of, any shares of Fathom held by the CORE Funds, or grant any proxies with respect to any shares of Fathom held by the CORE Funds, other than as provided under certain customary exceptions and (iv) use its reasonable best efforts to cooperate with Fathom in Fathom avoiding defaults under its credit facility, subject to certain exceptions. Accordingly, subject to the terms and conditions set forth therein, the required vote of the CORE Funds pursuant to the Support Agreement is expected to result in a majority of outstanding shares of Company Common Stock being voted in favor of the proposal to approve and adopt the Merger Agreement, with the result that such proposal will be adopted. If the Fathom Board effects a change in recommendation in accordance with the Merger Agreement, the shares of Fathom held by the CORE Funds subject to the voting commitment will be reduced to equal a number of shares to 33% of the total voting power of the outstanding shares of Company Common Stock. The CORE Funds’ obligations under the Support Agreement will terminate automatically upon the termination of the Merger Agreement in accordance with its terms.

The foregoing description of the Support Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Support Agreement, a copy of which is attached as Annex B to this proxy statement and which is incorporated by reference in this proxy statement in its entirety.

Effective Time of the Merger

Subject to the terms and conditions set forth in the Merger Agreement, the Closing of the Merger will take place on the date which is no later than two (2) Business Days after the date on which all conditions to the Closing (see “The Merger Agreement - Conditions to Consummation of the Merger”) have been satisfied or waived (if such waiver is permissible under the Merger Agreement or applicable law) (other than any such conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions).

The Merger will become effective, at the Effective Time, upon the filing of the Company Certificate of Merger with the Office of the Secretary of State of the State of Delaware, or at such later time specified in the Company Certificate of Merger in accordance with the DGCL. Fathom, however, cannot assure that the Effective Time will occur by any particular date, if at all.

Payment of Merger Consideration

Prior to the Closing, Parent will appoint a transfer agent or such other bank or trust company reasonably acceptable to the Company to act as the Payment Agent and enter into a payment agent agreement reasonably acceptable to the Company relating to the Payment Agent’s responsibilities with respect to the Merger Agreement.

At or prior to the Closing, Parent will deposit or cause to be deposited with the Payment Agent an amount in cash sufficient to pay for the aggregate Merger Consideration payable to holders of Class A Common Stock (other than in respect of Excluded Shares) (the “Exchange Fund”).

With respect to shares of Class A Common Stock (other than Excluded Shares) (the “Subject Shares”) held, directly or indirectly, through The Depository Trust Company (“DTC”), Parent and the Company will cooperate to establish procedures with the Payment Agent, DTC, DTC’s nominees and such other necessary or desirable third-party intermediaries to ensure that the Payment Agent will transmit to DTC or its nominees as promptly as practicable after the Effective Time, upon surrender of shares of Class A Common Stock held of record by DTC or its nominees, the Merger Consideration to which the beneficial owners thereof are entitled to receive pursuant to the Merger Agreement.

Upon surrender to the Payment Agent of Subject Shares that (i) are not held through DTC, by book receipt of an “agent’s message” in customary form by the Payment Agent in connection with the surrender of Subject Shares (or such other reasonable evidence, if any, of surrender with respect to such Subject Shares, as the Payment Agent may reasonably request), and (ii) are Subject Shares held, directly or indirectly, through DTC, in accordance with DTC’s customary surrender procedures and such other procedures as agreed to by the Company, Parent, the Payment Agent, DTC, DTC’s nominees and such other necessary or desirable third-party intermediaries, the holder of such Subject Shares will be entitled to receive in exchange therefor, and Parent will cause the Payment Agent to deliver to each such holder, as promptly as reasonably practicable after the Effective Time, a check in the amount (after giving effect to any required tax withholdings) of cash that such holder has the right to receive pursuant to the Merger Agreement. No interest will be paid or accrue on any amount payable upon surrender of any shares of Subject Shares.

From and after the Effective Time, there will be no transfers on the stock transfer books of the Company of shares of Class A Common Stock or Class B Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, any acceptable evidence of a share of Class A Common Stock or Class B Common Stock is presented to the Surviving Corporation, Parent or the Payment Agent for transfer, it will be cancelled and exchanged for the cash amount in immediately available funds to which the holder thereof is entitled to receive pursuant to the Merger Agreement.

Any portion of the Exchange Fund (including the proceeds of any investments of the Exchange Fund) that remains unclaimed by, or otherwise undistributed to, the holders of Book-Entry Shares by the one year anniversary of the Effective Time will be delivered to the Surviving Corporation or an affiliate thereof designated by the Surviving Corporation. Any holder of shares of Class A Common Stock (other than Excluded Shares) who or that has not theretofore complied with the procedures for receiving the Merger Consideration will thereafter look only to the Surviving Corporation for payment of the Merger Consideration (after giving effect to any required tax withholdings as provided in the Merger Agreement) upon delivery of the Book-Entry Shares, without any interest thereon. None of the Surviving Corporation, Parent, the Payment Agent or any other person will be liable to any former holder of Class A Common Stock for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws. To the fullest extent permitted by law, immediately prior to the date any Merger Consideration would otherwise escheat to or become the property of any governmental authority, such Merger Consideration will become the property of the Surviving Corporation, free and clear of all claims or interest of any person previously entitled thereto.

Each of Parent, the Company, the Surviving Corporation and the Payment Agent, as applicable, will be entitled to deduct and withhold (or cause to be deducted or withheld) from any amounts payable to any person pursuant to the Merger Agreement such amounts as it is required to deduct and withhold under applicable law with respect to taxes. Any amounts so deducted or withheld and paid over to the appropriate taxing authority will be treated for all purposes of the Merger Agreement as having been paid to the person in respect of which such deduction or withholding was made.

THE MERGER AGREEMENT

The Merger Agreement

The following describes the material provisions of the Merger Agreement, which is attached as Annex A to this proxy statement and which is incorporated by reference herein in its entirety. The descriptions in this section and elsewhere in this proxy statement are subject to, and qualified in their entirety by, reference to the Merger Agreement. This summary does not purport to be complete and may not contain all of the information about the Merger Agreement and the Transactions, including the Merger, that is important to you. We encourage you to carefully read the Merger Agreement in its entirety before making any decisions regarding the Merger because it is the principal document governing the Merger.

The Merger Agreement and this summary of its terms have been included to provide you with information regarding the terms of the Merger Agreement, and are not intended to provide you with any factual information about Fathom or to modify or supplement any factual disclosures about Fathom contained in this proxy statement or in our public reports filed with the SEC. In particular, the Merger Agreement and this summary are not intended to be, and should not be relied upon as, disclosures regarding the actual state of any facts and circumstances relating to Fathom. Such information can be found elsewhere in this proxy statement and in the public filings we make with the SEC, as described in the section titled “Where You Can Find More Information.”

The Merger Agreement contains representations and warranties by and covenants of each of the parties to the Merger Agreement that were made only for the purposes of the Merger Agreement as of specified dates. Those representations, warranties and covenants were made solely for the benefit of the parties to the Merger Agreement, were qualified and subject to important limitations in connection with the negotiation of the Merger Agreement and the Transactions, including the Merger, (including by being qualified by confidential disclosure letters and certain other disclosures exchanged between the parties to the Merger Agreement, which are not reflected in the Merger Agreement) and may be subject to contractual standards of materiality which may differ from what may be viewed as material by you or other investors. In particular, in your review of the representations and warranties contained in the Merger Agreement and described in this summary, it is important to bear in mind that the representations and warranties were negotiated with the principal purpose of establishing the circumstances in which a party to the Merger Agreement may have the right not to close the transactions contemplated thereby if the representations and warranties of the other party prove to be untrue due to a change in circumstances or otherwise, and allocating risk between the parties to the Merger Agreement, rather than establishing matters as facts. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in public disclosures by Fathom. In any event, the representations and warranties and other provisions of the Merger Agreement should not be read alone, but instead should be read together with the information provided elsewhere in this proxy statement and in the documents incorporated by reference herein. See the section titled “Where You Can Find More Information.”

Capitalized terms used herein and not otherwise defined in this proxy statement have the meanings set forth in the Merger Agreement. Stockholders and other interested parties should read the Merger Agreement for a more complete description of the provisions summarized below.

Exchange; Rollover

Exchange

On the Closing Date, immediately prior to and conditioned upon the consummation of the LLC Merger, the Company will effect a Class A Exchange (as defined in the OpCo LLC Agreement) of all outstanding OpCo Class A Units held by each member other than the Company (not including any SPAC Earnout Units), together with the surrender for cancellation of a corresponding number of shares of Class B Common Stock in accordance with Section 8.05 of the OpCo LLC Agreement (the “Class A Unit Exchange”).

Rollover

Immediately following the Class A Unit Exchange and immediately prior to the LLC Merger, certain shares of Class A Common Stock (the “Rollover Shares”) will be contributed, directly or indirectly, to Parent or one of its Affiliates pursuant to rollover agreements entered into between Parent (or such relevant Affiliate) and the applicable stockholder.

Form of Mergers

LLC Merger

Immediately following the consummation of the Class A Unit Exchange, LLC Merger Sub will be merged with and into OpCo LLC and, as a result of the merger, the separate limited liability company existence of LLC Merger Sub will cease and OpCo LLC will continue as the surviving company.

Merger

Immediately following the LLC Merger, Company Merger Sub will be merged with and into the Company and, as a result of the merger, the separate corporate existence of Company Merger Sub will cease and the Company will continue as the surviving corporation.

Consummation and Effectiveness of the Merger

The Closing will take place no later than the second business day following the satisfaction or waiver (to the extent permitted under the Merger Agreement) of all conditions to the Closing (described in the section of this proxy statement captioned “The Merger Agreement—Conditions to Consummation of the Merger”) (other than those conditions to be satisfied at the Closing, but subject to the satisfaction or waiver (to the extent permitted in the Merger Agreement) of such conditions) or such other time agreed to in writing by Parent, the Merger Subs and the Company (with the prior written consent of the Special Committee). On the Closing Date, the parties will file a certificate of merger with the Secretary of State for the State of Delaware as provided under the DLLCA, with respect to the LLC Merger and the DGCL, with respect to the Merger. The Merger and the LLC Merger will become effective upon the filing and acceptance for record of the applicable certificate of merger, or such later time as may be agreed by the parties and specified in the applicable certificate of merger.

Consideration to be Received in the Merger

Treatment of Units in LLC Merger

Each issued and outstanding SPAC Earnout Unit will, automatically and without any action on the part of the holder thereof, be cancelled and forfeited for no consideration.

Each OpCo Class A Unit issued and outstanding after the Class A Unit Exchange owned by the Company will, automatically and without any action on the part of the Company, be converted into one common unit of the Surviving LLC. Treatment of the OpCo Class A Units prior to the Class A Unit Exchange is as described in “Merger Agreement – Exchange; Rollover” in this proxy statement.

All of the limited liability company interests of LLC Merger Sub issued and outstanding immediately prior to the effective time of the LLC Merger will automatically be, as a result of the LLC Merger, converted into one common unit of the Surviving LLC.

Treatment of Capital Stock of the Company

•

Each share of common stock, par value $0.01 per share, of Company Merger Sub that is outstanding as of immediately prior to the effective time of the Merger will be automatically, as a result of the Merger, cancelled and converted into one share of common stock of the Surviving Corporation.

•

Each share of Class A Common Stock that is issued and outstanding as of immediately prior to the effective time of the Merger (including each share of Class A Common Stock resulting from the Class A Unit Exchange and excluding (A) Company Class A Earnout Shares, and (B) Excluded Shares) will be cancelled and extinguished and automatically be, as a result of the Merger, converted into the right to receive cash in an amount equal to the Merger Consideration, without interest thereon and subject to any required withholding of Taxes.

•	Each Owned Company Share will be cancelled and extinguished without any conversion thereof or consideration paid therefor.

•	Each outstanding Company Class A Earnout Share will be automatically cancelled and will cease to exist and no payment will be made with respect thereto.

•	Each share of Company Class B Common Stock (including SPAC Class B Earnout Shares) will be automatically cancelled and will cease to exist and no payment will be made with respect thereto.

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Each holder of Dissenting Shares will be entitled to receive payment of the appraised value of such Dissenting Shares in accordance with the provisions of Section 262 of the DGCL. The rights of Dissenting Shares are more particularly described in “Special Factors — Appraisal Rights” in this proxy statement.

Treatment of Equity Compensation Awards

The Merger Agreement provides that, at the effective time of the Merger, automatically and without any required action on the part of the holder thereof:

Company Options

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each Company Option that is outstanding and unexercised immediately prior to the effective time of the Merger (whether vested or unvested), will be converted into the right to receive a cash payment, without interest and less applicable tax withholdings, equal to the Option Consideration;

•	each Company Option that has a per share exercise price that is greater than or equal to the Merger Consideration will be cancelled for no consideration as of the Effective Time.

Company RSU Award (Employees)

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each Company RSU Award that is outstanding immediately prior to the effective time of the Merger will be cancelled and converted into a Converted Cash Award, which Converted Cash Award will be subject to the same time-based vesting schedule and generally the same terms and conditions of the corresponding Company RSU Award from which it was converted;

Company RSU Award (Non-Employee Directors)

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each unvested Company RSU Award held by a non-employee director of the Company that is outstanding immediately prior to the effective time of the Merger will be forfeited and cancelled for no consideration, except that to the extent that any outstanding Company RSU Award granted on May 4, 2023 to a non-employee director of the Company (including the award granted to Carey Chen in his capacity as a non-employee director) remains unvested immediately prior to the effective time of the Merger, such award will vest in full on the effective time of the Merger, with the holder of such Company RSU Award becoming entitled to receive an amount in cash, without interest and less applicable tax withholdings, equal in value to (A) the Merger Consideration multiplied by (B) the number of shares of Company Common Stock covered by such award immediately prior to the effective time of the Merger;

Company PSU Awards

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each Company PSU Award that is outstanding immediately prior to the effective time of the Merger and that has satisfied the applicable performance vesting criteria associated with such Company PSU Award (or applicable portion thereof) as of immediately prior to the effective time of the Merger will be cancelled and converted into the contingent right to receive a Converted Cash Award with respect to an amount in cash, without interest and less applicable Tax withholdings, equal in value to (A) the Merger Consideration multiplied by (B) the number of shares of Company Common Stock covered by such Company PSU Award with respect to which the applicable performance vesting criteria has been satisfied immediately prior to the effective time of the Merger, which Converted Cash Award will be subject to the same time-based vesting schedule and generally the same terms and conditions of the corresponding Company PSU Award from which it was converted; and

•

each Company PSU Award (or applicable portion thereof) that is outstanding immediately prior to the effective time of the Merger and that has not satisfied the applicable performance-vesting criteria associated with such Company PSU Award (or applicable portion thereof) as of immediately prior to the effective time of the Merger will be forfeited and cancelled for no consideration.

The Option Consideration will be paid to the applicable holder no later than the second (2nd) regularly scheduled payroll date following the Closing Date.

Treatment of Warrants

At the Company Merger Effective Time, each outstanding Company Warrant will, in accordance with its terms, automatically and without any required action on the part of the holder thereof or any other Person, cease to represent a Company Warrant exercisable for Company Class A Common Stock and shall become a Company Warrant exercisable for the Merger Consideration. If a Registered Holder (as defined in the Warrant Agreement) properly exercises a Company Warrant within thirty (30) days following the public disclosure of the consummation of the Company Merger pursuant to a Current Report on Form 8-K filed with the SEC, the Warrant Price (as defined in the Warrant Agreement) with respect to such exercise will be reduced by an amount (in dollars) equal to the difference of (i) the Warrant Price in effect prior to such reduction minus (ii) (A) the Merger Consideration (but in no event less than zero) minus (B) the Black-Scholes Warrant Value (as defined in the Warrant Agreement).

Treatment of ESPP

The Fathom Board and the committee administering the Company ESPP have adopted resolutions, and take all other actions as may be required, to provide that (i) no new participants will commence participation in the Company ESPP after the date of the Merger Agreement, (ii) no participant in the Company ESPP as of the date of the Merger Agreement will be allowed to increase his or her payroll contribution rate or purchase elections from those in effect as of the date of the Merger Agreement or make separate non-payroll contributions on or following the date of the Merger Agreement, (iii) no new Offering Period (as defined in the Company ESPP) or Purchase Period (as defined in the Company ESPP) will commence or be extended pursuant to the Company ESPP, in each case, after the date of the Merger Agreement, (iv) each Company ESPP participant’s accumulated contributions under the Company ESPP will be returned to the participant without interest thereon in accordance with the terms of the Company ESPP prior to the effective time of the Merger and (v) the Company ESPP will terminate, in accordance with its terms, no later than immediately prior to the effective time of the Merger.

Procedures for Receiving Merger Consideration

Procedures for receiving the Merger Consideration are as described in the section titled “Special Factors — Payment of Merger Consideration.”

Organizational Documents

At the effective time of the LLC Merger, (i) the certificate of formation of OpCo LLC as in effect immediately prior to the effective time of the LLC Merger will become the certificate of formation of the Surviving LLC and (ii) the limited liability company agreement of LLC Merger Sub, as in effect immediately prior to the effective time of the LLC Merger, will become the limited liability company agreement of the Surviving LLC, in each case, until thereafter amended.

At the effective time of the Merger, (i) the certificate of incorporation of the Company will be amended and restated to read as set forth in the schedule to the Merger Agreement and (ii) the bylaws of Company Merger Sub, as in effect immediately prior to the effective time of the Merger, will become the bylaws of the Surviving Corporation, in each case, until thereafter amended.

Directors and Officers of the Surviving LLC and the Surviving Corporation

At the effective time of the LLC Merger, the officers of the Surviving LLC will be the officers of OpCo LLC as of immediately prior to the effective time of the LLC Merger, with each to hold office until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the DLLCA and the organizational documents of the Surviving LLC.

The Merger Agreement provides that the parties will take all requisite action so that, immediately after the effective time of the Merger, the initial directors of the Surviving Corporation will be the directors of Company Merger Sub as of immediately prior to the effective time of the Merger, each to hold office in accordance with the certificate of incorporation and bylaws of the Surviving Corporation until their respective successors are duly elected or appointed and qualified.

The Merger Agreement also provides that at the effective time of the Merger, the initial officers of the Surviving Corporation will be the officers of the Company as of immediately prior to the effective time of the Merger, each to hold office in accordance with the certificate of incorporation and bylaws of the Surviving Corporation until their respective successors are duly appointed.

Representations and Warranties

The Merger Agreement contains representations and warranties of the Company, Parent and the Merger Subs.

Some of the representations and warranties in the Merger Agreement made by the Company are qualified as to “materiality” or “Company Material Adverse Effect.” For purposes of the Merger Agreement, “Company Material Adverse Effect” means, with respect to the Company, any change, event, effect, development, condition, fact, state of facts, occurrence or circumstance (each, an “Effect”) that, individually or in the aggregate, (x) would prevent or materially impair, interfere with, hinder or delay the ability of the Company and its Subsidiaries to perform its obligations under the Merger Agreement or to consummate the Transactions or (y) is, has had or would reasonably be expected to have a material adverse effect on the business, assets, properties, condition (financial or otherwise) or results of operations of the Company Group, taken as a whole; provided, however, that, solely with respect to clause (y), no Effects arising out of or resulting from the following matters (in each case, by itself or when aggregated) will be deemed to be or constitute a Company Material Adverse Effect or will be taken into account when determining whether a Company Material Adverse Effect has occurred or would reasonably be expected to occur (subject to the limitations set forth below):

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general economic conditions in the United States or any other country or region in the world, or changes in conditions in the global economy, or any country’s or region’s economy, generally (except to the extent that such Effect has had a disproportionate adverse effect on the Company Group relative to other companies operating in the industry or industries in which the Company Group conducts business, in which case the incremental disproportionate adverse impact may be taken into account in determining whether there has occurred or would reasonably be expected to occur a Company Material Adverse Effect);

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conditions (or changes thereof) in the financial markets, credit markets or capital markets in the United States or any other country or region in the world, including (1) changes in interest rates or credit ratings in the United States or any other country; or (2) changes in exchange rates for the currencies of any country (except to the extent that such Effect has had a disproportionate adverse effect on the Company Group relative to other companies operating in the industry or industries in which the Company Group conducts business, in which case the incremental disproportionate adverse impact may be taken into account in determining whether there has occurred or would reasonably be expected to occur a Company Material Adverse Effect);

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general conditions (or changes thereof) and trends in the industries in which the Company Group generally conducts business (except to the extent that such Effect has had a disproportionate adverse effect on the Company Group relative to other companies operating in the industry or industries in which the Company Group conducts business, in which case the incremental disproportionate adverse impact may be taken into account in determining whether there has occurred or would reasonably be expected to occur a Company Material Adverse Effect);

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regulatory, legislative or political conditions (or changes thereof) in the United States or any other country or region in the world (except to the extent that such Effect has had a disproportionate adverse effect on the Company Group relative to other companies operating in the industry or industries in which the Company Group conducts business, in which case the incremental disproportionate adverse impact may be taken into account in determining whether there has occurred or would reasonably be expected to occur a Company Material Adverse Effect);

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geopolitical conditions, outbreak of hostilities, acts of war, sabotage, terrorism or military actions (including any escalation or general worsening of any such hostilities, acts of war (whether or not declared), sabotage, terrorism or military actions) in the United States or any other country or region in the world (except to the extent that such Effect has had a disproportionate adverse effect on the Company Group relative to other companies operating in the industry or industries in which the Company Group conducts business, in which case the incremental disproportionate adverse impact may be taken into account in determining whether there has occurred or would reasonably be expected to occur a Company Material Adverse Effect);

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earthquakes, hurricanes, tsunamis, tornadoes, floods, mudslides, wildfires or other natural disasters, pandemics (including SARS-CoV-2 or COVID-19, any evolutions or mutations thereof (“COVID-19”)), epidemics, weather conditions and other force majeure events in the United States or any other country or region in the world (except to the extent that such Effect has had a disproportionate adverse effect on the Company Group relative to other companies operating in the industry or industries in which the Company Group conducts business, in which case the incremental disproportionate adverse impact may be taken into account in determining whether there has occurred or would reasonably be expected to occur a Company Material Adverse Effect);

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resulting from the negotiation, execution or announcement of the Merger Agreement or the Transactions (including the identity of Parent, Merger Subs and their respective Affiliates, financing sources and investors), including the impact thereof on the relationships, contractual or otherwise, of the Company Group with suppliers, customers, partners, vendors or any other third Person;

•	the taking of any action (or refraining from taking any action) expressly required to be taken, or expressly prohibited from being taken, pursuant to or in accordance with the Merger Agreement;

•	arising from any action taken or refrained from being taken, in each case to which Parent has expressly approved, consented to or requested in writing following the date of the Merger Agreement;

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changes in GAAP or other accounting standards or in any applicable Laws or regulations (or the official interpretation of any of the foregoing after the date of the Merger Agreement) (except to the extent that such Effect has had a disproportionate adverse effect on the Company Group relative to other companies operating in the industry or industries in which the Company Group conducts business, in which case the incremental disproportionate adverse impact may be taken into account in determining whether there has occurred or would reasonably be expected to occur a Company Material Adverse Effect);

•

any quarantine, “shelter in place,” “stay at home,” social distancing, shut down, closure, sequester, safety or similar Law, directive, guidelines or recommendations promulgated by any Governmental Authority, including the Centers for Disease Control and Prevention and the World Health Organization, in each case, in connection with or in response to COVID-19 (“COVID-19 Measures”) (except to the extent that such Effect has had a disproportionate adverse effect on the Company Group relative to other companies operating in the industry or industries in which the Company Group conducts business, in which case the incremental disproportionate adverse impact may be taken into account in determining whether there has occurred or would reasonably be expected to occur a Company Material Adverse Effect);

•	any Transaction Litigation threatened, made or brought against the Company or any of its directors or officers arising out of the Mergers or any of the other Transactions;

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changes in the price or trading volume of the Class A Common Stock, in and of itself (it being understood that any cause of such change (to the extent not otherwise falling within any of the other exceptions provided herein) may be deemed to constitute, in and of itself, a Company Material Adverse Effect and may be taken into consideration when determining whether a Company Material Adverse Effect has occurred or would reasonably be expected to occur); and

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any failure, in and of itself, by the Company Group to meet (i) any public estimates or expectations of the Company’s revenue, earnings or other financial performance or results of operations for any period; or (ii) any budgets, plans, projections or forecasts of its revenues, earnings or other financial performance or results of operations (it being understood that any cause of any such failure (to the extent not otherwise falling within any of the other exceptions provided herein may be deemed to constitute, in and of itself, a Company Material Adverse Effect and may be taken into consideration when determining whether a Company Material Adverse Effect has occurred or would reasonably be expected to occur if not otherwise excluded hereunder);

In the Merger Agreement, the Company has made customary representations and warranties to Parent and the Merger Subs that are subject, in some cases, to specified exceptions and qualifications contained in the Merger Agreement and the confidential disclosure letter to the Merger Agreement. These representations and warranties relate to, among other things:

•	organization and qualification;

•	authority; approvals and enforceability;

•	required filings and consents;

•	charter and bylaws;

•	Company capitalization;

•	subsidiaries;

•	Company SEC reports;

•	Company financial statements; internal controls;

•	undisclosed liabilities;

•	subsequent changes; no Material Adverse Effect;

•	real property;

•	intellectual property;

•	material contracts;

•	material customers and suppliers;

•	tax matters;

•	employee benefit matters;

•	labor matters;

•	environmental matters;

•	compliance with laws;

•	permits;

•	legal proceedings and orders;

•	insurance;

•	products;

•	product returns;

•	product defects and warranties;

•	takeover statutes; and

•	brokers, finders and financial advisors.

Under the Merger Agreement, Parent and the Merger Subs acknowledge that none of the Company, its Subsidiaries or any other Person has made any representations or warranties other than those expressly set forth in the Merger Agreement or the certificate delivered by the Company pursuant to the Merger Agreement at the Closing, and expressly disclaim reliance on any representation, warranty or other information regarding the Company Group, other than those expressly set forth in the representations and warranties in the Merger Agreement or the certificate delivered by the Company pursuant to the Merger Agreement at the Closing.

In the Merger Agreement, Parent and the Merger Subs have made customary representations and warranties to the Company that are subject, in some cases, to specified exceptions and qualifications contained in the Merger Agreement. These representations and warranties relate to, among other things:

•	organization and qualification;

•	authority; approvals and enforceability;

•	required filings and consents;

•	organizational documents;

•	legal proceedings; orders; disclosure;

•	brokers, finders and financial advisors;

•	operations of Parent and the Merger Subs;

•	no Parent vote or approval required;

•	financing; and

•	solvency.

Under the Merger Agreement, the Company, on the one hand, and Parent and the Merger Subs, on the other hand, acknowledge that neither the other such party or parties nor any other Person has made any representations or warranties other than those expressly set forth in the Merger Agreement or the certificate delivered by such other party or parties pursuant to the Merger Agreement at the Closing, and expressly disclaim reliance on any representation, warranty or other information.

The representations and warranties contained in the Merger Agreement will not survive the consummation of the Company Merger.

Conduct of Business by Fathom Prior to Consummation of the Merger

From the date of the Merger Agreement to the effective time of the Merger (or termination of the Merger Agreement), the Company agreed to, and to cause each of its Subsidiaries to: (i) use its reasonable best efforts to carry on its business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted, (ii) use its commercially reasonable efforts to pay all fees owed to the members of the Special Committee and any fees and expenses of Vedder Price, P.C., Potter Anderson & Corroon LLP and Kroll, LLC, in their respective capacities as advisors to the Special Committee, and Winston & Strawn (as counsel to the Company), in each case as and when they become due and (iii) use its commercially reasonable efforts to (A) preserve intact in all material respects its present business, (B) keep available the services of its present officers and employees and (C) preserve in all material respects its relationships with customers, suppliers, distributors, licensors, licensees and other Persons with which it has significant business dealings, except (1) as expressly contemplated by the Merger Agreement, (2) as set forth in the Company’s confidential disclosure letter to the Merger Agreement, (3) as required by applicable law, (4) for any reasonable actions taken in good faith to respond to COVID-19 Measures, or (5) as approved in writing in advance by Parent (which approval shall not be unreasonably withheld, conditioned or delayed).

Except (w) as set forth in the Company’s confidential disclosure letter to the Merger Agreement, (x) as approved in writing in advance by Parent (which approval shall not be unreasonably withheld, conditioned or delayed), (y) as required by applicable law or (z) as expressly contemplated by the terms of the Merger Agreement, the Company has also agreed not to take, and to cause its Subsidiaries not to take, various actions, including, with certain exceptions, the following:

•	materially amending any of the organizational documents of a Company Group entity;

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authorizing for issuance, issuing, encumbering, transferring, granting, selling, delivering or agreeing or committing to issue, encumber, transfer, grant, sell or deliver any of its equity securities or voting interests;

•	acquiring or redeeming, or amending any equity securities or voting interests;

•	adjusting, splitting, subdividing, combining or reclassifying any of its equity securities or voting interests;

•	declaring, setting aside, establishing a record date for, authorizing or paying any dividends or distributions in respect of any of its equity securities or voting interests;

•	pledging or encumbering any of its equity securities or voting interests;

•	modifying the terms of any of its equity securities or voting interests;

•	proposing or adopting a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization;

•	incurring or assuming indebtedness or issuing any debt securities;

•	assuming, guaranteeing, endorsing or otherwise becoming liable or responsible for any material third party obligations;

•	making any loans, advances or capital contributions to or investments in any third party;

•	mortgaging or pledging, or creating or suffering to exist any Lien, on any of its assets;

•	hiring, engaging, promoting, temporarily laying-off, furloughing or terminating any director, officer, employee or other individual service provider;

•	making various changes to benefits, severance and compensation, including accelerating, increasing, decreasing or granting new awards or other compensation or benefits;

•	waiving or releasing any restrictive covenant obligations of service providers;

•	implementing layoffs;

•	forgiving any loans to any current or former employees, officers, directors or other individual service providers;

•	various actions with respect to labor agreements or unions;

•	acquiring, selling, leasing, exclusively licensing, encumbering or disposing of any material property or assets;

•	making any material change in any of its accounting principles or practices;

•	various actions with respect to tax and tax authorities;

•	entering into, amending, or granting any release, waiver or relinquishment under, any material contract or intellectual property contract;

•	entering into, modifying or amending real property leases or exercising any right to renew any real property leases;

•	failing to maintain or protect its intellectual property rights;

•	acquiring other entities or entering into any joint venture, partnership or similar arrangements with any other Person;

•	authorizing, incurring or committing to incur any capital expenditure that exceeds 110% of the amount set forth in the capital expenditure budget with respect to the applicable fiscal quarter;

•	settling or compromising any pending or threatened legal proceedings;

•	entering into any contract that entitles a third party to a brokerage, finder’s or other similar fee or commission;

•	entering into any contract or other arrangement or understanding that would be required to be disclosed under Item 404(a) of Regulation S-K;

•	entering into or adopt any “poison pill” or similar stockholder rights plan; or

•	entering into a contract to take any such actions, or announcing an intention, entering into a formal or informal agreement or otherwise making a commitment to take any such actions.

Required Action; Efforts

Under the Merger Agreement, Parent and the Merger Subs, on the one hand, and the Company, on the other hand, agreed to use their respective reasonable best efforts to (i) take (or cause to be taken) all actions, (ii) do (or cause to be done) all things and (iii) assist and cooperate with the other parties in doing (or causing to be done) all things, in each case as are necessary, proper or advisable pursuant to applicable law or otherwise to consummate and make effective, the Mergers, including by using reasonable best efforts to:

•	cause the closing conditions to the Mergers to be satisfied; and

•

(A) obtain all consents, waivers, approvals, orders and authorizations from Governmental Authorities and (B) make all registrations, declarations and filings with Governmental Authorities necessary to consummate the Mergers.

Notwithstanding the foregoing, under the Merger Agreement, no member of the Company Group will be required to agree to the payment of a consent fee, “profit sharing” payment or other consideration (including increased or accelerated payments), in connection with the Mergers, including in connection with obtaining any consent pursuant to any material contract.

Fathom Stockholder Approval

The Company has caused a “broker search” to be conducted and agreed to promptly take all action necessary to establish a record date for, duly call, give notice of, convene and hold the Company Stockholder Meeting as promptly as reasonably practicable following the sending of this proxy statement. The Company is permitted to, and shall if requested by Parent, postpone or adjourn the Company Stockholder Meeting in certain circumstances to solicit additional proxies or shares in attendance, permit supplemental disclosures, satisfy any requirements of applicable law or solicit additional votes.

No Solicitation; Superior Proposal and Change of Recommendation

No Solicitation

From the date of the Merger Agreement and continuing until the effective time of the Merger (or the earlier termination of the Merger Agreement), the Company has agreed that neither it nor its Subsidiaries or their officers and directors will, and has agreed to instruct and use reasonable best efforts to cause their other Representatives not to:

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solicit, initiate, propose or induce the making, submission or announcement of, or knowingly encourage, facilitate or assist, any Inquiry or offer or proposal that constitutes or reasonably would be expected to lead to an Acquisition Proposal;

•

furnish to any third person or group any non-public information relating to the Company Group or afford such third person or group access to the business, properties, assets, books, records or other non-public information, or to any personnel, of the Company Group, in any such case, with the intent to induce the making, submission or announcement of, or to knowingly encourage, facilitate or assist, any Inquiry or offer or proposal that constitutes or reasonably would be expected to lead to an Acquisition Proposal;

•

enter into, or engage in, knowingly encourage, continue or otherwise participate in any discussions, communications or negotiations with any third person or group with respect to any Inquiry or offer or proposal that constitutes or reasonably would be expected to lead to an Acquisition Proposal;

•	approve, endorse or recommend any offer or proposal that constitutes, or would reasonably be expected to lead to, an Acquisition Proposal; or

•

enter into any letter of intent, memorandum of understanding, merger agreement, acquisition agreement or other contract relating to an Acquisition Transaction, other than, in each case, an Acceptable Confidentiality Agreement.

•	For purposes of the Merger Agreement and the references in this proxy statement:

•

“Acceptable Confidentiality Agreement” means a customary agreement with the Company that is either (i) in effect as of the date of the Merger Agreement or (ii) executed, delivered and effective after the date of the Merger Agreement, in either case containing provisions that require any counterparty thereto (and any of its Affiliates and representatives named therein) that receive confidential or non-public information of or with respect to the Company to keep such information confidential (subject to customary exceptions).

•	“Acquisition Proposal” means any offer or proposal relating to an Acquisition Transaction.

•	“Acquisition Transaction” means any transaction or series of related transactions (other than the Mergers) involving: (i) any direct or indirect purchase or other acquisition by any third party or

“group” (as defined pursuant to Section 13(d) of the Exchange Act) of Persons, whether from the Company or any other Person(s), of securities representing more than 20% of the total outstanding voting power of the Company after giving effect to the consummation of such purchase or other acquisition, including pursuant to a tender offer or exchange offer by any Person or “group” of Persons that, if consummated in accordance with its terms, would result in such Person or “group” of Persons beneficially owning more than 20% of the total outstanding voting power of the Company after giving effect to the consummation of such tender or exchange offer; (ii) any direct or indirect purchase, license or other acquisition by any third party or “group” (as defined pursuant to Section 13(d) of the Exchange Act) of Persons of assets constituting or accounting for more than 20% of the consolidated assets, revenue or net income of the Company Group, taken as a whole (measured by the fair market value thereof as of the date of such purchase or acquisition); or (iii) any merger, consolidation, business combination, recapitalization, reorganization, liquidation, dissolution or other transaction involving the Company pursuant to which (x) any third party or “group” (as defined pursuant to Section 13(d) of the Exchange Act) of Persons would hold securities representing more than 20% of the total outstanding voting power of the Company outstanding after giving effect to the consummation of such transaction or (y) stockholders of the Company immediately preceding such transaction hold less than 80% of the equity interests of the surviving or resulting entity of such transaction.

•

“Inquiry” means an inquiry, request for discussions or negotiations or request to review non-public information that would reasonably be expected to indicate an interest in making or effecting an Acquisition Proposal or an Acquisition Transaction.

Superior Proposals

Under the Merger Agreement, from the date of the Merger Agreement until the Company’s receipt of the requisite stockholder approval for the Merger Agreement, the Company and the Fathom Board, acting upon the recommendation of the Special Committee, or the Special Committee may (i) participate or engage in discussions or negotiations with, (ii) furnish any non-public information relating to the Company Group to, or afford access to the business, properties, assets, books, records or other non-public information, or to any personnel, of the Company Group to, in each case, any person or group or their respective representatives that has made or delivered to the Company a bona fide written Acquisition Proposal after the date of the Merger Agreement that did not result from a breach of the Merger Agreement. The Company or the Fathom Board, acting upon the recommendation of the Special Committee, or the Special Committee may only take the actions contemplated by the preceding sentence if the Company or Fathom Board, acting upon the recommendation of the Special Committee, or the Special Committee, as applicable, has determined in good faith (after consultation with its financial advisor and outside legal counsel) that (A) such Acquisition Proposal either constitutes a Superior Proposal or could be reasonably expected to lead to a Superior Proposal and (B) the failure to take such actions would be inconsistent with its fiduciary duties pursuant to applicable law.

For purposes of the Merger Agreement and the references in this proxy statement:

•

“Superior Proposal” means any bona fide written Acquisition Proposal for an Acquisition Transaction that (i) was not the result or effect of a violation of the prohibition against solicitation set forth in the Merger Agreement and (ii) is on terms that the Fathom Board, acting upon the recommendation of the Special Committee, or the Special Committee has determined in good faith based on the information then available (after consultation with its financial advisor and outside legal counsel) would be more favorable from a financial point of view to the stockholders of the Company (in their capacity as such) than the Transactions (taking into account (A) any revisions to the Merger Agreement made or proposed in writing by Parent prior to the time of such determination and (B) those factors and matters deemed relevant in good faith by the Fathom Board, acting upon the recommendation of the Special Committee, or the Special Committee, which factors may include the identity of the Person making the proposal and other aspects of the Acquisition Proposal, likelihood of consummation in accordance with the terms of such Acquisition Proposal, and legal, financial (including the financing terms), regulatory, timing and other aspects of such Acquisition Proposal. For purposes of the reference to an “Acquisition Proposal” in this definition, (x) all references to “20%” in the definition of “Acquisition Transaction” will be deemed to be references to “50%” and (y) all references to “80%” in the definition of “Acquisition Transaction” will be deemed to be references to “50%.”

Company Board Recommendation Change

The Fathom Board has recommended that the holders of shares of Class A Common Stock vote “FOR” the Merger Agreement Proposal (the “Company Board Recommendation”).

Under the Merger Agreement, except as set forth below, at no time after the date of the Merger Agreement may the Fathom Board or the Special Committee:

•

withhold, withdraw, amend, qualify or modify the Company Board Recommendation, or publicly propose to withhold, withdraw, amend, qualify or modify, the Company Board Recommendation in a manner adverse to Parent, which includes: (i) failing to recommend against acceptance of any third party tender or exchange offer to the Company’s shareholders within ten (10) business days after commencement thereof pursuant to Rule 14d-2 of the Exchange Act; and (ii) failing to make a public announcement to reaffirm the Company Board Recommendation within ten (10) Business Days after an Acquisition Proposal other than a tender or exchange offer is announced;

•	adopt, approve, endorse, or otherwise declare advisable (or propose to adopt, approve, endorse or otherwise deem advisable) an Acquisition Proposal;

•

fail to publicly reaffirm the Company Board Recommendation within three (3) Business Days after Parent so requests in writing (it being understood that the Company will not be obligated to affirm the Company Board Recommendation on more than two (2) occasions);

•	fail to include the Company Board Recommendation in this proxy statement;

•

take or fail to take any formal action or make or fail to make any recommendation or public statement in connection with a tender or exchange offer, other than a recommendation against such offer or a “stop, look and listen” communication by the Fathom Board (or a committee thereof, including the Special Committee) to Company stockholders pursuant to Rule 14d-9(f) promulgated under the Exchange Act (or any substantially similar communication); or

•	resolve or publicly propose to take any action described in the foregoing bullets (each of the actions described in the foregoing bullets, a “Company Board Recommendation Change”); or

•	cause or permit the Company Group to enter into an alternative acquisition agreement.

Fiduciary Out

At any time prior to obtaining the requisite stockholder approval for the Merger Agreement, the Fathom Board, acting upon the recommendation of the Special Committee, or the Special Committee may effect certain Company Board Recommendation Changes

•

with respect to the types described in the first, second and fourth bullet in the above Section “Company Board Recommendation Change,” solely in response to any positive material event, fact, circumstance, development or occurrence that (i) was not known or reasonably foreseeable to the Fathom Board or the Special Committee as of the date of the Merger Agreement and (ii) does not relate to (A) any Inquiry or offer or proposal that constitutes, or could reasonably be expected to lead to, an Acquisition Proposal, (x) the fact, in and of itself, that the Company meets or exceeds any internal or published projections, forecasts, estimates or predictions of revenue, earnings or other financial or operating metrics for any period ending on or after the date of the Merger Agreement, or changes after the date of the Merger Agreement in the market price or trading volume of the Class A Common Stock or the credit rating of the Company (it being understood that the underlying cause of any of the may be considered and taken into account), (y) any fact relating to Parent or its Affiliates or (z) any change in the composition of the Fathom Board, if after the Fathom Board, acting upon the recommendation of the Special Committee, or the Special Committee determines in good faith after consultation with its financial advisor and outside legal counsel that the failure to take such action would reasonably be expected to be inconsistent with its fiduciary duties pursuant to applicable law, if and only if:

•

the Company has provided prior written notice to Parent at least five (5) Business Days in advance to the effect that the Fathom Board, acting upon the recommendation of the Special Committee, or the Special Committee intends to effect a Company Board Recommendation Change pursuant to the Merger Agreement and specify the basis in reasonable detail;

•	the Company has complied with the related requirements and obligations set forth in the Merger Agreement;

•	prior to effecting such Company Board Recommendation Change, the Company complies with certain “match rights” in favor of Parent in the manner specified in the Merger Agreement; and

•

the Fathom Board, acting upon the recommendation of the Special Committee, or the Special Committee has in good faith (after consultation with its financial advisor and outside legal counsel) reaffirmed its determination that the failure to take such action would reasonably be expected to be inconsistent with its fiduciary duties pursuant to applicable law; or

•

with respect to a bona fide written Acquisition Proposal received by the Company that has not been withdrawn and that the Fathom Board, acting upon the recommendation of the Special Committee, or the Special Committee has concluded in good faith (after consultation with its financial advisor and outside legal counsel) is a Superior Proposal, then the Fathom Board, acting upon the recommendation of the Special Committee, or the Special Committee may (x) effect a Company Board Recommendation Change with respect to such Superior Proposal or (y) authorize the Company to terminate the Merger Agreement to enter into an alternative acquisition agreement with respect to such superior proposal, in each case, if and only if:

•

the Fathom Board, acting upon the recommendation of the Special Committee, or the Special Committee determines in good faith (after consultation with its financial advisor and outside legal counsel) that the failure to take such action would be inconsistent with its fiduciary duties pursuant to applicable law;

•	the Company has complied with the relevant requirements and obligations set forth in the Merger Agreement;

•

the Company has provided prior written notice to Parent at least four (4) Business Days in advance to the effect that the Fathom Board, acting upon the recommendation of the Special Committee, or the Special Committee has (i) received a bona fide written Acquisition Proposal that has not been withdrawn, (ii) concluded in good faith based on available information that such Acquisition Proposal constitutes a Superior Proposal and (iii) resolved to effect a Company Board Recommendation Change or to terminate the Merger Agreement; and

•	the Company complies with certain “match rights” in favor of Parent in the manner specified in the Merger Agreement; and

•

the Fathom Board, acting upon the recommendation of the Special Committee, or the Special Committee has in good faith (after consultation with its financial advisor and outside legal counsel) reaffirmed its determination that the failure to take such action would be inconsistent with its fiduciary duties pursuant to applicable law.

Notification

From the date of the Merger Agreement to the effective time of the Merger (or termination of the Merger Agreement), the Company has agreed that it will promptly (and, in any event, within 48 hours from the receipt thereof) notify Parent in writing if any Inquiry or offer or proposal that constitutes or would reasonably be expected to lead to an Acquisition Proposal, or any material revisions to the terms and conditions of any pending Acquisition Proposal, is received by the Company, its Subsidiaries or any of their respective Representatives. Such notice must include (i) the identity of the person or group making such Inquiry, Acquisition Proposal, offer or proposal and (ii) a summary of the material terms and conditions of such proposal and, if in writing, a copy thereof. Thereafter, the Company must keep Parent reasonably informed, on a prompt basis (and in any event within 48 hours), of the status and terms of any such Inquiries, Acquisition Proposals, offers or proposals (including any amendments thereto and any new, amended or revised written materials relating thereto) and any material correspondence with respect to such Inquiries, offers or proposals.

Indemnification and Insurance

The Merger Agreement provides that from and after the effective time of the Merger, the Surviving Corporation and Parent will, to the extent permitted by applicable Law, indemnify and hold harmless, and advance costs and expenses to, among others, any present and former director and officer of the Company and any of its Subsidiaries (“Covered Persons”) in connection with any pending, threatened or other claims, investigations, or other matters, and losses related thereto, relating to a Covered Person’s service as a director or officer of the Company Group or otherwise serving at the request of a member of the Company Group.

The Merger Agreement provides that during the period commencing at the effective time of the Merger and ending on the sixth anniversary of the effective time of the Merger, the certificate of incorporation and bylaws of the Surviving Corporation will contain provisions with respect to exculpation, limitations on liabilities of Covered Persons, indemnification and advancement of expenses to Covered Persons that are no less favorable than as set forth on the date of the Merger Agreement in the Company’s certificate of incorporation and bylaws, except as required by applicable Law.

The Company has agreed to purchase a prepaid “tail” policy with respect to directors’ and officers’ liability insurance at its own expense, covering the Covered Persons on terms and conditions that are no less favorable to covered individuals than the Company’s existing policies as of the date of the Merger Agreement and for a premium not to exceed 300% of the current premiums of the Company’s applicable insurance policy. Notwithstanding the foregoing, if the Company fails to obtain such policy at the Closing, Parent will cause the Surviving Corporation to obtain the policy and the Equity Financing contains proceeds sufficient for the payment of any such premium. The Surviving Corporation will maintain the tail policy in full force and effect and continue to honor its obligations thereunder for so long as the tail policy is in full force and effect.

Parent is required to cause its obligations set forth in this section to survive any merger or consolidation of the Surviving Corporation with, or any sale of the assets of the Surviving Corporation to, any other Person.

For more information, see the section of this proxy statement captioned “Special Factors — Interests of Executive Officers and Directors in the Fathom Merger.”

Other Covenants

The Merger Agreement contains other customary covenants that relate to, among other things, (i) access to the business during the period between the date of the Merger Agreement and the Closing, (ii) compliance with legal requirements and stock market delisting procedures, (iii) cooperation with respect to Transaction Litigation, (iv) resignations of the members of the Board as directors of the Company as of immediately after the effective time of the Merger and (v) restrictions on public statements. The Merger Agreement also sets forth the terms and conditions of the Equity Financing both as representations and warranties and as a covenant of Parent. Obtaining the Equity Financing is not a condition to the Closing.

Under the Merger Agreement, Parent agreed to use its reasonable best efforts to:

•	maintain in effect the Equity Commitment Letter in the form provided on the date of the Merger Agreement;

•	satisfy on a timely basis the conditions to funding the Equity Financing (and notify the Company of any potential failures of such conditions);

•	comply with its material payment obligations under the Equity Commitment Letter; and

•	enforce its rights under the Equity Commitment Letter in accordance with its terms.

However, Parent is not required to bring legal proceedings against the CORE Funds in connection with the foregoing obligations, it being understood that Parent will seek to enforce the Equity Commitment Letter if the Company seeks and is granted a decree of specific performance of the obligation to consummate the Mergers.

Amendments to OpCo’s LLC Agreement, the Amended and Restated Tax Receivable Agreement and Fathom’s Credit Agreement

The amendment to the TRA (the “TRA Amendment”) and the amendment to the OpCo LLC Agreement (the “LLC Agreement Amendment”) were each entered into concurrently with the Merger Agreement. The TRA Amendment amended the TRA such that no payments would become due as a consequence of the Merger. The LLC Agreement Amendment set forth the automatic mechanics for the Class A Unit Exchange to occur prior to the Closing.

Conditions to Consummation of the Merger

The obligations of Parent, the Merger Subs and the Company, as applicable, to consummate the Merger are subject to the satisfaction or waiver (where permitted by applicable law and except with respect to the first bullet below, which will not be waivable) of certain conditions, including the following:

•	the adoption of the Merger Agreement by the requisite affirmative votes of the Company’s stockholders; and

•

the absence of (1) any temporary restraining order, preliminary or permanent injunction issued by any court of competent jurisdiction or other order, legal or regulatory restraint or prohibition preventing the consummation of the Merger, (2) any action taken by any governmental authority of competent jurisdiction, and (3) any law enacted, entered, enforced or deemed applicable to the Merger, that, in the case of each of the foregoing clauses (1), (2) or (3), prevents, materially restrains or materially impairs the consummation of the Merger (each, a “Restraint”).

The obligations of Parent and the Merger Subs to consummate the Mergers are subject to the satisfaction or waiver (where permitted by applicable law) of each of the following additional conditions, any of which may be waived exclusively by Parent:

•

the accuracy of the representations and warranties of the Company in the Merger Agreement, subject, in most cases, to applicable materiality or other qualifiers, as of the date of the Merger Agreement and of the effective time of the Merger, or as of the date in respect of which such representation or warranty was specifically made;

•	the Company and OpCo LLC having performed and complied in all material respects with all covenants under the Merger Agreement required to be performed at or prior to the Closing;

•	the Class A Unit Exchange having been completed;

•	the absence of any Company Material Adverse Effect since the date of the Merger Agreement;

•	receipt by Parent and the Merger Subs of a customary notice to the IRS; and

•	receipt by the Parent and Merger Subs of a customary closing certificate of the Company.

The obligations of the Company to consummate the Mergers are subject to the satisfaction or waiver (where permitted by applicable law) of each of the following additional conditions, any of which may be waived exclusively by the Company:

•

the accuracy of the representations and warranties of the Parent and the Merger Subs in the Merger Agreement, except as would not reasonably be expected to prevent or materially delay the ability of Parent or the Merger Subs to perform their obligations or consummate the Transactions, as of the effective time of the Merger, or as of the date in respect of which such representation or warranty was specifically made;

•	Parent and the Merger Subs having performed and complied in all material respects with all covenants under the Merger Agreement required to be performed at or prior to the Closing; and

•	Receipt by the Company of a customary closing certificate of Parent and Merger Subs.

Termination of the Merger Agreement

The Merger Agreement may be terminated at any time prior to the Closing, whether before or after the adoption of the Merger Agreement by the Company’s stockholders (except as otherwise provided in the Merger Agreement), in the following ways:

•	by mutual written agreement of Parent and the Company;

•	by either Parent of the Company if:

•

any Restraint has become final and non-appealable, except that the right to terminate will not be available to any party that has breached its obligations in the Merger Agreement and such breach has been the primary cause of or primarily resulted in the final non-appealable Restraint;

•

the Merger has not been consummated by 11:59 p.m., Eastern time, on July 31, 2024 (the “Termination Date”), except that a party may not terminate the Merger Agreement pursuant to this provision if such party’s action or failure to act constitutes a breach of the Merger Agreement and has been the primary cause of, or primarily resulted in the failure of the effective time of the Merger to have occurred prior to the Termination Date; or

•

the Company fails to obtain requisite stockholder approvals for the Merger Agreement at the Company Stockholder Meeting (or any adjournment or postponement thereof), except that a party may not terminate the Merger Agreement pursuant to this provision if such party is in breach in any material respect of any representation, warranty, covenant or agreement under the Merger Agreement in a manner that has primarily caused or resulted in the failure to obtain the requisite stockholder approvals at the Company Stockholder Meeting;

•	by Parent if:

•

subject to a cure period, the Company has breached or failed to perform any of its representations, warranties, covenants or other agreements contained in the Merger Agreement such that the related closing condition would not be satisfied, except that Parent may not terminate the Merger Agreement pursuant to this provision if the Company cures the breach within the cure period or Parent is then in breach in any material respect of any of its representations, warranties, covenants or other agreements contained in the Merger Agreement such that the Company would be entitled to terminate the Merger Agreement pursuant to its corresponding provision; or

•

at any time, (i) if the Fathom Board, acting upon the recommendation of the Special Committee, or the Special Committee, has effected a recommendation change or (ii) the Company, its Affiliates or any of their Representatives breach the prohibition against solicitation set forth in the Merger Agreement.

•	by the Company if:

•

subject to a cure period, Parent or the Merger Subs have breached or failed to perform any of its respective representations, warranties, covenants or other agreements contained in the Merger Agreement such that the related closing condition would not be satisfied, except that the Company may not terminate the Merger Agreement pursuant to this provision if Parent or the Merger Subs cure the breach within the cure period or the Company is then in breach in any material respect of any of its representations, warranties, covenants or other agreements contained in the Merger Agreement such that Parent would be entitled to terminate the Merger Agreement pursuant to its corresponding provision;

•

if (i) the Company has received a Superior Proposal, (ii) the Fathom Board, acting upon the recommendation of the Special Committee, or the Special Committee has authorized the Company to enter into an alternative acquisition agreement to consummate the acquisition transaction contemplated by that Superior Proposal, (iii) the Company has complied with its obligations under the Merger Agreement with respect to soliciting such Superior Proposal and (iv) the Company pays the applicable termination fee; or

•

upon notice to Parent if (i) certain of the closing conditions set forth in the Merger Agreement have been and continue to be satisfied (other than those conditions that by their terms are to be satisfied at the Closing, each of which is capable of being satisfied if the Closing were on such date) or, to the extent permitted by applicable law or the Merger Agreement, waived, (ii) Parent and the Merger Subs failed to consummate the Merger as required, (iii) the Company irrevocably notified Parent that it stands ready, willing and able to consummate the Mergers, (iv) the Company has provided parent at least five (5) Business Days’ notice prior to any termination pursuant to this provision and (v) the Closing has not occurred within such five (5) Business Day period.

In the event that the Merger Agreement is terminated pursuant to the termination rights above, the Merger Agreement will be of no further force or effect without liability of any party (or any Non-Recourse Person) to the other parties, as applicable, except that certain sections of the Merger Agreement will survive the termination of the Merger Agreement, in each case in accordance with their respective terms. Notwithstanding the previous sentence, nothing in the Merger Agreement will relieve any party from any liability for fraud or willful breach of the Merger Agreement prior to the termination of the Merger Agreement.

Termination Fees and Expenses

Upon valid termination of the Merger Agreement under specified circumstances, the Company will be required to pay Parent a termination fee of $813,771. Specifically, this termination fee will be payable by the Company to Parent if:

•

(i) the Merger Agreement is duly terminated (A) by either party due to failure to close before the Termination Date or (B) by Parent as a result of a breach of the Merger Agreement by the Company; (ii) between the date of the Merger Agreement and prior to the termination, the Company has received an Acquisition Proposal or an Acquisition Proposal has been publicly made and not withdrawn and (iii) within twelve (12) months following such termination, any Acquisition Transaction is consummated by the Company or the Company enters into a definitive agreement with respect thereto;

•	the Merger Agreement is duly terminated by Parent after the Fathom Board, acting upon the recommendation of the Special Committee, or the Special Committee, has effected a recommendation change; or

•	the Merger Agreement is duly terminated by the Company exercising its rights in respect of a Superior Proposal.

The Company is not required to pay to the termination fee on more than one occasion.

Monetary damages payable by Parent, the Merger Subs or any of their respective Affiliates in the event of a breach of the Merger Agreement or any of the Ancillary Agreements are capped at $3,906,103. If the Merger Agreement is terminated, neither party’s liability is limited in the case of a willful breach of the Merger Agreement and the Company Group’s liability is not limited in the case of fraud.

Except in specified circumstances, whether or not the Merger is completed, the Company, on the one hand, and Parent and the Merger Subs, on the other hand, are each responsible for all of their respective costs and expenses incurred in connection with the Merger Agreement and the Merger, and the Parent or Surviving Corporation will be responsible for all fees and expenses of the Payment Agent.

Amendment; Extension and Waiver

The Merger Agreement may be amended in writing signed on behalf of each of Parent, the Merger Subs and the Company (pursuant to authorized action by the Fathom Board and the Special Committee) at any time before or after the adoption of the Merger Agreement by the Company’s stockholders. However, after the adoption of the Merger Agreement by the Company’s stockholders, no amendment that requires further approval by such stockholders pursuant to the DGCL may be made without such approval.

Any party may (i) to the extent legally allowed, extend the time for performance of the obligations of the other parties or (ii) waive (A) any inaccuracies in the representations and warranties made to such party contained in the Merger Agreement or any other document entered into in connection therewith and (B) subject to the requirements of applicable law, compliance with any of the agreements or conditions for the benefit of such party contained in the Merger Agreement, in each case, only by an instrument in writing signed by such waiving party.

Specific Performance

The parties are entitled to an injunction, specific performance and other equitable relief to prevent breaches (or threatened breaches) of the Merger Agreement and to enforce the terms of the Merger Agreement (including the right of the Company to enforce the consummation of the Mergers and the Closing and to cause Parent to enforce the funding of the Equity Financing), in addition to any other remedy to which they are entitled at law or in equity. The right of the Company to seek an injunction, specific performance or other equitable remedies in connection with enforcing Parent’s obligation to consummate the Mergers and the Closing and to cause the Equity Financing to be funded to fund the Required Amounts, any Damages Payment (as defined in the Equity Commitment Letter) and Debt Paydown Payment is subject to the requirements that (i) all of the mutual conditions and conditions of the Parent to the Closing (see “The Merger Agreement - Conditions to Consummation of the Merger”) have been satisfied or waived (if such waiver is permissible under the Merger Agreement or applicable law) (other than any such conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions) and the Closing is required to occur under the terms of the Merger Agreement and (ii) the Company has irrevocably confirmed in writing that if the Equity Financing is funded, the Company is ready, willing and able to consummate the Mergers and the Closing and take all actions that are required of it by the Merger Agreement to consummate the Mergers and the Closing pursuant to the terms of the Merger Agreement on the date of such written notice and throughout the immediately subsequent five (5) business day period.

Governing Law; Jurisdiction

The Merger Agreement is governed by and constructed in accordance with Delaware law. The venue for disputes relating to the Merger Agreement is the Court of Chancery of the State of Delaware and any state appellate court therefrom within the State of Delaware (or, to the extent that the Court of Chancery of the State of Delaware declines to accept jurisdiction over a particular matter, any federal court in the State of Delaware).

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION

Statements contained in this proxy statement, and the documents to which we refer you in this proxy statement, as well as information included in oral statements or other written statements made or to be made by us, contain forward-looking statements. All statements other than statements of historical fact contained in this proxy statement, and the documents to which we refer you in this proxy statement, as well as information included in oral statements or other written statements made or to be made by us, are forward-looking statements, including statements regarding the expected consummation of the proposed transaction or the anticipated timing thereof. Words such as “approximately,” “anticipate,” “assume,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “future,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will” and similar terms and phrases are intended to identify forward-looking statements but are not the exclusive means of identifying these statements. Forward-looking statements are based on a number of assumptions about future events and are subject to risks and uncertainties that may cause actual results to differ materially from those that we are expecting, including, among others, the risks associated with proposed transaction generally, such as the failure to consummate or delay in consummating the merger for any reason; the risk that a condition to closing of the Merger may not be satisfied; the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement; the outcome of any legal proceedings that may be instituted following announcement of the Merger; failure to retain key management and employees of the Company; unfavorable reaction to the Merger by customers, competitors, suppliers and employees; the risk of litigation and/or regulatory actions related to the proposed transaction or unfavorable results from currently pending litigation and proceedings or litigation and proceedings that could arise in the future; the ability to meet expectations regarding the timing and completion of the proposed transaction; the risk that any announcements relating to the proposed transaction could have adverse effects on the market price of the Class A Common Stock; risks related to disruption of management’s attention from the Company’s ongoing business operations due to the proposed transaction; significant transaction costs and other risks that are described in greater detail in the sections titled “Risk Factors” contained in our Annual Report on Form 10-K, as amended, and Quarterly Reports on Form 10-Q and in our other filings with the Securities and Exchange Commission (the “SEC”). Any forward-looking statements in this proxy statement, and the documents to which we refer you in this proxy statement, as well as information included in oral statements or other written statements made or to be made by us, are based on current expectations, forecasts and assumptions, and speak only as of the date they are made. Except as required by law, we do not intend to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. The factors described above cannot be controlled by the Company.

PARTIES TO THE MERGER

The Company

Fathom Digital Manufacturing Corporation

1050 Walnut Ridge Drive

Hartland, Wisconsin 53029

Telephone: (262) 367-8254

The Company. Fathom was initially formed as a blank check company incorporated as a Cayman Islands exempted company named Altimar Acquisition Corp. II (“Altimar II”), and in connection with its business combination with OpCo completed on December 23, 2021, domesticated as a Delaware corporation and changed its name to “Fathom Digital Manufacturing Corporation.” Fathom, through its operating subsidiary OpCo, is a leading on-demand digital manufacturing platform in North America, providing comprehensive product development and production part manufacturing to many of the largest and most innovative companies in the world. Fathom has extensive expertise in both additive and traditional manufacturing, enabling its agile, technology-agnostic platform to blend manufacturing technologies and processes to deliver hybridized solutions designed to meet the specific needs of its customers. Fathom pairs its expertise and manufacturing capabilities with a unified proprietary suite of software, which becomes an extension of the customer’s digital product development and low to mid-volume production threads. By continuously augmenting its software suite to stay in tune with evolving Industry 4.0 trends, Fathom believes its platform is ideally suited to serve the product development and low-to mid-volume production parts needs of the largest and most innovative companies in the world. Our principal executive office is located at 1050 Walnut Ridge Drive, Hartland, Wisconsin 53029 and the telephone number of our principal executive office is (262) 367-8254.

The Parent Entities

Topco. Topco was formed on January 22, 2024 as a Delaware limited liability company, solely for the purpose of completing the Transactions and has conducted no business activities other than those related to the structuring and negotiation of the Merger Agreement and the Transactions. Topco is an affiliate of CORE Industrial Partners, LLC, and has not engaged in any business except as contemplated by the Merger Agreement. The principal office address of Topco is c/o CORE Industrial Partners, LLC, 110 N. Wacker Drive, Suite 2200, Chicago, IL 60606. The telephone number at the principal office is (312) 566-4880.

Parent. Parent was formed on January 22, 2024 as a Delaware limited liability company, solely for the purpose of completing the Transactions and has conducted no business activities other than those related to the structuring and negotiation of the Merger Agreement and the Transactions. Parent is a direct, wholly-owned subsidiary of Topco, and has not engaged in any business except as contemplated by the Merger Agreement. The principal office address of Parent is c/o CORE Industrial Partners, LLC, 110 N. Wacker Drive, Suite 2200, Chicago, IL 60606. The telephone number at the principal office is (312) 566-4880.

Company Merger Sub. Company Merger Sub was formed on January 22, 2024 as a Delaware corporation, solely for the purpose of completing the Merger and has conducted no business activities other than those related to the structuring and negotiation of the Merger Agreement and the Merger. Company Merger Sub is a direct, wholly-owned subsidiary of Parent and has not engaged in any business except as contemplated by the Merger Agreement. The principal office address of Company Merger Sub is c/o CORE Industrial Partners, LLC, 110 N. Wacker Drive, Suite 2200, Chicago, Illinois 60606. The telephone number at the principal office is (312) 566-4880.

LLC Merger Sub. LLC Merger Sub was formed on January 22, 2024 as a Delaware limited liability company solely for the purpose of completing the LLC Merger and has conducted no business activities other than those related to the structuring and negotiation of the Merger Agreement and the LLC Merger. LLC Merger

Sub is a direct, wholly-owned subsidiary of Company Merger Sub and has not engaged in any business except as contemplated by the Merger Agreement. The principal office address of LLC Merger Sub is c/o CORE Industrial Partners, LLC, 110 N. Wacker Drive, Suite 2200, Chicago, IL 60606. The telephone number at the principal office is (312) 566-4880.

CORE Funds. Parent and Topco are controlled by the CORE Funds, through which affiliates of CORE are invested. CORE Fund I and CORE Fund I Parallel, together, hold approximately 63% of the voting power of the Company Common Stock. The principal office address of the CORE Funds is c/o CORE Industrial Partners, LLC, 110 N. Wacker Drive, Suite 2200, Chicago, IL 60606. The telephone number at the principal office is (312) 566-4880.

CORE Fund I GP. CORE Fund I and CORE Fund I Parallel are controlled by CORE Fund I GP, their general partner. The principal office address of CORE Fund I GP is c/o CORE Industrial Partners, LLC, 110 N. Wacker Drive, Suite 2200, Chicago, IL 60606. The telephone number at the principal office is (312) 566-4880.

CORE Fund III GP. CORE Fund III and CORE Fund III Parallel are controlled by CORE Fund III GP, their general partner. The principal office address of CORE Fund III GP is c/o CORE Industrial Partners, LLC, 110 N. Wacker Drive, Suite 2200, Chicago, IL 60606. The telephone number at the principal office is (312) 566-4880.

THE SPECIAL MEETING

Date, Time and Place

This proxy statement is being furnished to our stockholders as part of the solicitation of proxies by the Fathom Board for use at the Special Meeting to be held on   2024, starting at Central time, or at any postponement or adjournment thereof, which will be held online at https://www.virtualshareholdermeeting.com/FATH2024SM.

Purpose of the Special Meeting

At the Special Meeting, holders of shares of Company Common Stock entitled to vote at the Special Meeting will be asked to approve:

•	the Merger Agreement Proposal; and

•	the Adjournment Proposal.

Our stockholders must approve the Merger Agreement Proposal in order for the Merger to occur. If our stockholders fail to approve the Merger Agreement Proposal, the Merger will not occur. Approval of the Adjournment Proposal is not a condition to completion of the Merger. A copy of the Merger Agreement is attached as Annex A to this proxy statement and is incorporated by reference in this proxy statement in its entirety. We encourage you to read the Merger Agreement carefully in its entirety.

The vote on the Adjournment Proposal is separate and apart from the Merger Agreement Proposal. Accordingly, a stockholder may vote in favor of the Adjournment Proposal and vote not to approve the Merger Agreement Proposal (and vice versa).

Recommendation of Fathom Board

Based in part on the unanimous recommendation of the Special Committee, the Fathom Board recommends that you vote:

•	“FOR” the Merger Agreement Proposal; and

•	“FOR” the Adjournment Proposal.

You should read “Special Factors — Purpose and Reasons of Fathom for the Merger; Recommendation of the Fathom Board and the Special Committee; Fairness of the Merger” for a discussion of the factors that the Special Committee and the Fathom Board considered in deciding to recommend the approval of the Merger Agreement. See also “Special Factors — Interests of Executive Officers and Directors of Fathom in the Merger.”

Record Date and Quorum

We have fixed   as the Record Date for the Special Meeting, and only record holders of shares of Company Common Stock as of the close of business on the Record Date are entitled to notice of, and to attend and vote at, the Special Meeting or any adjournment or postponement thereof. You are entitled to receive notice of, and to attend and vote at, the Special Meeting if you are a record holder of the shares of Company Common Stock at the close of business on the Record Date.

Each record holder of Company Common Stock is entitled to one (1) vote for each outstanding share of Company Common Stock owned of record on the Record Date. As of the Record Date, there were   shares of Company Common Stock outstanding and entitled to vote at the Special Meeting.

The holders of a majority of the voting power of our outstanding shares of Company Common Stock as of the Record Date must be present, in person (which means presence virtually at the Special Meeting) or represented by proxy, at the Special Meeting in order to constitute a quorum, for the purposes of holding the Special Meeting and conducting business.

The shares of Company Common Stock entitled to vote at and represented at the Special Meeting that are not voted, including the shares of Company Common Stock for which a stockholder directs an abstention from voting, if any, will be counted for purposes of establishing a quorum. A quorum is necessary to transact business at the Special Meeting. Once a share of Company Common Stock entitled to vote at the Special Meeting is represented at the Special Meeting, it will be counted for the purpose of determining a quorum at the Special Meeting and any adjournment of the Special Meeting. However, if a new record date is set for the adjourned Special Meeting, a new quorum will have to be established. In the event that a quorum is not present at the Special Meeting, the stockholders who are present in person (which means presence virtually at the Special Meeting) or represented by proxy may be asked to vote as to whether the Special Meeting will be adjourned to another time and/or place.

Vote Required

The approval of the Merger Agreement Proposal requires the affirmative vote of the holders of at least a majority of the voting power of the outstanding shares of Company Common Stock entitled to vote in accordance with the DGCL. For the Merger Agreement Proposal, you may vote “FOR,” “AGAINST” or “ABSTAIN.”

The approval of the Adjournment Proposal requires the affirmative vote of the holders of a majority of the voting power of the shares of Company Common Stock present in person (which means presence virtually at the Special Meeting) or represented by proxy at the Special Meeting and entitled to vote thereon, assuming that a quorum is present. For the Adjournment Proposal, you may vote “FOR,” “AGAINST” or “ABSTAIN.”

For each of the Merger Agreement Proposal and the Adjournment Proposal, each record holder of Company Common Stock is entitled to one (1) vote for each outstanding share of Company Common Stock owned of record on the Record Date.

Voting Intentions of Fathom’s Directors and Executive Officers

Our directors and executive officers own no shares of Class B Common Stock. Our directors and executive officers have informed us that, as of the date of this proxy statement and to the extent that they own shares of Class A Common Stock as of the Record Date, they intend to vote all of the shares of Class A Common Stock owned directly by them “FOR” the Merger Agreement Proposal and “FOR” the Adjournment Proposal.

As of the Record Date, our directors and executive officers directly owned, in the aggregate,   shares of Class A Common Stock entitled to vote at the Special Meeting, or collectively approximately   % of the total voting power entitled to vote at the Special Meeting.

The CORE Funds, which hold approximately 63% of the voting power of Fathom’s outstanding capital stock, have entered into a Support Agreement with Fathom and Parent. Under the Support Agreement, the CORE Funds have agreed, subject to the terms, conditions and limitations set forth therein, to (i) vote all shares of Company Common Stock beneficially owned by the CORE Funds in favor of the Merger Agreement and the Merger, (ii) not exercise dissenters’ rights, appraisal rights or vote in favor of an alternative proposal or other action that would reasonably be expected to prevent, interfere with, adversely affect or delay the Merger and (iii) not sell, assign, transfer, encumber or otherwise dispose of any shares of Fathom held by the CORE Funds, or enter into any contract, option or other arrangement or understanding with respect to the sale, assignment, transfer, encumbrance or other disposition of any shares of Company Common Stock held by the CORE Funds, other than as provided under certain customary exceptions. Accordingly, the Support Agreement is expected to result in a majority of outstanding shares of Company Common Stock being voted in favor of the proposal to approve and adopt the Merger Agreement, with the result that such proposal will be adopted. A copy of the Support Agreement is attached as Annex B to this proxy statement and is incorporated by reference in this proxy statement in its entirety.

As of the date of the filing of this proxy statement, none of Parent, Company Merger Sub, LLC Merger Sub or any of their respective affiliates (as defined under Rule 405 of the Securities Act), except for the CORE Funds (and any Equity Securities issued to applicable directors of the Company as equity awards), beneficially own any shares of Company Common Stock.

Voting

Stockholders of Record

If your shares of Company Common Stock are registered directly in your name with our transfer agent, Continental, you are considered, with respect to those shares of Company Common Stock, the stockholder of record or record holder. This proxy statement and proxy card have been sent directly to you by Fathom. As the stockholder of record, you have the right to grant your voting proxy directly to us (or another proxyholder) or to vote in person (which means presence virtually at the Special Meeting) at the Special Meeting. If you have requested printed proxy materials, we have enclosed a proxy card for you to use.

If you do not attend the Special Meeting and fail to vote, either in person (which means presence virtually at the Special Meeting) or by proxy, your shares of Company Common Stock will not be voted at the Special Meeting, and will not be counted for purposes of determining whether a quorum exists.

Additionally, if you do not attend the Special Meeting and fail to vote, either in person (which means presence virtually at the Special Meeting) or by proxy, your failure to vote will have the effect of counting “AGAINST” the Merger Agreement Proposal with respect to the approval threshold requiring the affirmative vote of the holders of at least a majority of the voting power of the outstanding shares of Company Common Stock entitled to vote in accordance with the DGCL (so long as a quorum is present).

Beneficial Owners

If your shares of Class A Common Stock are held through a broker, bank or other nominee, you are considered the “beneficial owner” of those shares of Class A Common Stock held in “street name.” In that case, this proxy statement has been forwarded to you by your broker, bank or other nominee who is considered, with respect to those shares of Class A Common Stock, the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank or other nominee as to how to vote your shares of Class A Common Stock by following their instructions for voting. You are also invited to attend the Special Meeting. However, since you are not the stockholder of record, you may not vote these shares of Class A Common Stock in person (which means presence virtually at the Special Meeting) at the Special Meeting unless you submit a legal proxy from your broker, bank or other nominee.

Your broker, bank or other nominee will only be permitted to vote your shares of Class A Common Stock if you instruct your broker, bank or other nominee as to how to vote. You should follow the instructions provided by your broker, bank or other nominee regarding the voting of your shares of Class A Common Stock. Under applicable stock exchange rules, absent your instructions, a broker, bank or other nominee does not have discretionary authority to vote on “non-routine” matters and all of the matters to be considered at the Special Meeting are, under such rules, “non-routine.” As a result, absent specific instructions from the beneficial owner of such shares of Class A Common Stock, your broker, bank or other nominee is not empowered to vote such shares of Class A Common Stock.

If you instruct your broker, bank or other nominee how to vote on at least one, but not both, of the proposals to be considered at the Special Meeting, your shares of Class A Common Stock will be voted according to your instructions on those proposals for which you have provided instructions and will be counted as present for purposes of determining whether a quorum is present at the Special Meeting. In this scenario, a “broker non-vote” will occur with respect to each proposal for which you did not provide voting instructions to your broker, bank or other nominee.

A failure to provide instructions with respect to any of the proposals, and a broker non-vote with respect to the following proposals, will have (a) the effect of a vote “AGAINST” the Merger Agreement Proposal with respect to the approval threshold requiring the affirmative vote of the holders of at least a majority of the voting power of the outstanding shares of Company Common Stock entitled to vote in accordance with the DGCL and (b) no effect on the Adjournment Proposal (so long as a quorum is present).

Abstentions

An abstention will have the same effect as a vote cast “AGAINST” the Merger Agreement Proposal and the Adjournment Proposal but will count for the purpose of determining if a quorum is present at the Special Meeting.

How to Vote

Your vote is important. If, on the Record Date, your shares were registered directly in your name with the transfer agent for our common stock, Continental, then you are a stockholder of record. As a stockholder of record, you may vote at the virtual Special Meeting or vote by proxy by telephone, Internet or mail. Whether or not you plan to attend the Special Meeting online, please submit a proxy to vote as soon as possible to ensure your vote is counted. Even if you have submitted a proxy before the Special Meeting, you may still attend the Special Meeting online and vote online. In such case, your previously submitted proxy will be disregarded.

The Internet. To vote by proxy over the Internet, follow the instructions provided on your proxy card.

Telephone. If you receive printed proxy materials, you may also vote by submitting a proxy via telephone by following the instructions on your proxy card.

Mail. If you receive printed proxy materials, you may also vote by mail: simply complete, sign and date the proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Special Meeting, we will vote your shares in accordance with the proxy card.

Voting at the Special Meeting. You may vote your shares at https://www.virtualshareholdermeeting.com/FATH2024SM. You will be asked to provide the 16-digit control number from your proxy card.

The shares of Company Common Stock for which proxies are received electronically, telephonically, or by proxy card properly marked, dated, signed and not revoked, will be voted at the Special Meeting.

If, as of the Record Date, you are the beneficial owner of shares of Class A Common Stock held in “street name” by your broker, bank or other nominee, you will receive instructions from your broker, bank or other nominee that you must follow in order to have your shares of Class A Common Stock voted. Those instructions will identify which of the above choices are available to you in order to have your shares of Class A Common Stock voted.

The control number located on your proxy card is designed to verify your identity and allow you to submit a proxy for your shares of Class A Common Stock, and to confirm that your voting instructions have been properly recorded when submitting a proxy over the Internet or by telephone.

Please refer to the instructions on your proxy card or voting instruction form to determine the deadlines for submitting a proxy over the Internet or by telephone. If you choose to submit your proxy by mailing a proxy card, your proxy card must be received by the Secretary of the Company by the time the Special Meeting begins.

If you vote by proxy, regardless of the method you choose to submit a proxy, the individuals named on the enclosed proxy card, and each of them, with full power of substitution will vote your shares of Company Common Stock in the way that you indicate. When completing the Internet or telephone proxy processes or the proxy card, you may specify whether your shares of Company Common Stock should be voted “FOR” or “AGAINST,” or to “ABSTAIN” from voting on, all, some or none of the specific items of business to come before the Special Meeting.

If you properly sign your proxy card but do not mark the boxes indicating how your shares of Company Common Stock should be voted on a matter, the shares of Company Common Stock represented by your properly signed proxy will be voted “FOR” the Merger Agreement Proposal and “FOR” the Adjournment Proposal.

If you have any questions or need assistance voting your shares of Company Common Stock, please call Broadridge Financial Solutions, Inc. toll-free at (800) 690-6903.

IT IS IMPORTANT THAT YOU SUBMIT A PROXY FOR YOUR SHARES PROMPTLY. WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, AS PROMPTLY AS POSSIBLE, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING PREPAID REPLY ENVELOPE, OR SUBMIT YOUR PROXY OVER THE INTERNET OR BY TELEPHONE BY FOLLOWING THE INSTRUCTIONS SET FORTH ON THE ENCLOSED PROXY CARD. STOCKHOLDERS WHO ATTEND THE SPECIAL MEETING MAY REVOKE THEIR PROXIES AND VOTE IN PERSON (WHICH MEANS PRESENCE VIRTUALLY AT THE SPECIAL MEETING).

Proxies and Revocation

Any stockholder of record entitled to vote at the Special Meeting may submit a proxy over the Internet, by telephone or by returning the enclosed proxy card in the accompanying prepaid reply envelope, or may vote in person (which means presence virtually at the Special Meeting) by attending the Special Meeting and casting your vote in person (which means presence virtually at the Special Meeting). If, as of the Record Date, you are the beneficial owner of shares of Class A Common Stock held in “street name” by your broker, bank or other nominee, you should instruct your broker, bank or other nominee on how to vote your shares of Class A Common Stock using the instructions provided by your broker, bank or other nominee. If you fail to submit a proxy or to vote in person (which includes presence virtually at the Special Meeting) at the Special Meeting, or you do not provide your broker, bank or other nominee with instructions, as applicable, your shares of Class A Common Stock will not be voted at the Special Meeting, which will have the same effect as a vote cast “AGAINST” the Merger Agreement Proposal and will not have any effect on the Adjournment Proposal (so long as a quorum is present).

You have the right to revoke a proxy, whether delivered over the Internet, by telephone or by mail, at any time before it is exercised, by (1) submitting another proxy, including a proxy card, at a later date by telephone or on the Internet or by timely delivery of a validly executed, later-dated proxy, (2) giving written notice of revocation to the Secretary of the Company, which must be filed with our Secretary of the Company before the Special Meeting begins, or (3) attending the Special Meeting and voting in person (which means presence virtually at the Special Meeting). If, as of the Record Date, you are the beneficial owner of shares of Class A Common Stock held in “street name” by your broker, bank or other nominee, please refer to the information forwarded by your broker, bank or other nominee for procedures on revoking your proxy.

Only your last submitted proxy with respect to any shares will be considered. Please cast your vote “FOR” each of the proposals, following the instructions in your proxy card or voting instruction form provided by your broker, bank or other nominee, as promptly as possible.

Technical Support

Beginning 15 minutes prior to the start of and during the virtual Special Meeting, we will have a support team ready to assist stockholders with any technical difficulties they may have accessing or hearing the virtual meeting. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual stockholder meeting log-in page.

Questions

An online portal will be available to our stockholders at https://www.virtualshareholdermeeting.com/FATH2024SM. Stockholders may access this portal and submit questions and vote during the Special Meeting. To demonstrate proof of stock ownership, you will need to enter the 16-digit control number received with your proxy card or voting instruction form to submit questions and vote at our Special Meeting. We intend to answer questions submitted during the meeting that are pertinent to the Company and the items being brought before stockholder vote at the Special Meeting, as time permits, and in accordance with the Rules of Conduct for the Special Meeting. Questions and answers may be grouped by topic, and substantially similar questions will be answered only once.

Adjournments and Postponements

Any adjournment of the Special Meeting may be made from time to time by the affirmative vote of the holders of a majority of the voting power of the shares of Company Common Stock present in person (which means presence virtually at the Special Meeting) or represented by proxy at the Special Meeting and entitled to vote thereon, assuming that a quorum is present, without further notice other than by an announcement made at the Special Meeting. If a quorum is not present at the Special Meeting, or if a quorum is present at the Special Meeting but there are not sufficient votes at the time of the Special Meeting to approve the Merger Agreement Proposal, then our stockholders may be asked to vote on a proposal to approve one or more proposals to adjourn the Special Meeting, including adjournments to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to adopt the Merger Agreement Proposal (as further described in “Adjournment of the Special Meeting (The Adjournment Proposal - Proposal 2) - The Proposal”). Any adjournment of the Special Meeting for the purpose of soliciting additional proxies with respect to any such proposal will allow our stockholders who have already sent in their proxies to revoke them at any time with respect to such proposal prior to their use at the reconvened Special Meeting.

Each record holder of Company Common Stock is entitled to one (1) vote for each outstanding share of Company Common Stock owned of record on the Record Date.

Anticipated Date of Completion of the Merger

We are working to complete the Merger as promptly as practicable. Assuming timely satisfaction of necessary closing conditions, we anticipate that the Merger will be completed in the second (2nd) half of 2024. If our stockholders vote to approve the Merger Agreement Proposal, the Merger will become effective as promptly as practicable following the satisfaction or waiver of the other conditions to the Merger as set forth in the Merger Agreement, and in any event, at the Effective Time.

Provisions for Unaffiliated Stockholders

No provision has been made (i) to grant the Unaffiliated Stockholders access to the corporate files of the Company, any other party to the Merger Agreement or any of their respective affiliates, or (ii) to obtain counsel or appraisal services at the expense of the Company, or any other such party or affiliate.

Appraisal Rights

If the Merger is consummated, stockholders who continuously hold shares of Class A Common Stock from the date of making the demand described below through the effective date of the Merger, who do not vote such shares of Class A Common Stock in favor of the adoption of the Merger Agreement and who properly demand appraisal of such shares of Class A Common Stock and who do not effectively withdraw their demands or otherwise lose their rights of appraisal will be entitled to seek appraisal of such shares of Class A Common Stock in connection with the Merger under Section 262 of the DGCL (“Section 262”). The following discussion is not a complete statement of the law pertaining to appraisal rights under the DGCL and is qualified in its entirety by the full text of Section 262, which is attached to this proxy statement as Annex D and is incorporated by reference in this proxy statement in its entirety. The following summary does not constitute any legal or other advice and does not constitute a recommendation that stockholders exercise their appraisal rights under Section 262. All references in Section 262 and in this summary to a “stockholder” are to the record holder of shares of Class A Common Stock unless otherwise expressly noted therein or herein. Only a holder of record of shares of Class A Common Stock is entitled to demand appraisal of such shares of Class A Common Stock registered in that holder’s name. A person having a beneficial interest in shares of Class A Common Stock held of record in the name of another person, such as a broker, bank or other nominee, must act promptly to cause the record holder to make a demand for appraisal and follow the steps set forth in Section 262 (and summarized below) properly and in a timely manner to perfect appraisal rights. If you hold your shares of Class A Common Stock through a broker, bank or other nominee and you wish to exercise appraisal rights, you should consult with such broker, bank or other nominee.

Under Section 262, if the Merger is completed, a holder of record or a beneficial owner of shares of Class A Common Stock who: (i) submits a written demand for appraisal to Fathom before the vote is taken on the adoption of the Merger Agreement; (ii) does not submit a proxy with respect to, or otherwise vote, the shares of Class A Common Stock in favor of the proposal to adopt the Merger Agreement or otherwise withdraw, lose or waive appraisal rights; (iii) continues to hold such shares of Class A Common Stock of record on and from the date of the making of the demand through the effective date of the Merger; (iv) does not thereafter withdraw his, her, its or their demand for appraisal of such shares or otherwise lose his, her, its or their rights to seek appraisal; (v) complies with all other procedures for exercising appraisal rights under Section 262; and (vi) in the case of a beneficial owner, a person who (A) reasonably identifies in his, her, its or their demand the holder of record of Class A Common Stock for which the demand is made, (B) provides documentary evidence of such beneficial owner’s beneficial ownership and a statement that such documentary evidence is a true and correct copy of what it purports to be and (C) provides an address at which such beneficial owner consents to receive notices given by the Company and to be set forth on the Chancery List, may be entitled to have such shares of Class A Common Stock appraised by the Delaware Court of Chancery and to receive payment in cash of the “fair value” of such shares of Class A Common Stock, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with interest to be paid on the amount determined to be fair value, if any, as determined by the court. However, because the Class A Common Stock will be listed on a national securities exchange immediately prior to the consummation of the Merger, after an appraisal petition has been filed, the Delaware Court of Chancery will dismiss appraisal proceedings as to all holders of Class A Common Stock who have asserted appraisal rights with respect to such shares unless (a) the total number of shares of Class A Common Stock for which appraisal rights have been pursued and perfected exceeds 1% of the outstanding shares of Class A Common Stock eligible for appraisal; or (b) the value of the aggregate per share Merger Consideration in respect of the shares of Class A Common Stock for which appraisal rights have been pursued and perfected exceeds $1 million (conditions (a) and (b) referred to as the “ownership thresholds”). Unless the Delaware Court of Chancery, in its discretion, determines otherwise for good cause shown, interest on an appraisal award will accrue and compound quarterly from the effective date of the Merger through the date the judgment is paid at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during such period. However, at any time before the Delaware Court of Chancery enters judgment in the appraisal proceedings, the Surviving Corporation may voluntarily pay to each stockholder entitled to appraisal an amount in cash pursuant to subsection (h) of Section 262, in which case such interest will accrue after the time of such payment only on an amount that equals the difference, if any, between the amount so paid and the “fair value” of the shares of Class A Common Stock as determined by the Delaware Court of Chancery, in addition to any interest accrued prior to the time of such voluntary cash payment, unless paid at such time. The Surviving Corporation is under no obligation to make such voluntary cash payment prior to such entry of judgment.

Under Section 262, where a merger agreement is to be submitted for adoption at a meeting of stockholders, the corporation, not less than twenty (20) days prior to the meeting, must notify each of its stockholders who was such on the record date for notice of such meeting with respect to shares for which appraisal rights are available that appraisal rights are available and include in the notice a copy of Section 262.

This proxy statement constitutes Fathom’s notice to stockholders that appraisal rights are available in connection with the Merger, and the full text of Section 262 is attached to this proxy statement as Annex D, in compliance with the requirements of Section 262. In connection with the Merger, any holder of shares of Class A Common Stock who wishes to exercise appraisal rights, or who wishes to preserve such holder’s right to do so, should review Annex D carefully. Failure to comply with the requirements of Section 262 in a timely and proper manner may result in the loss of appraisal rights under the DGCL. A stockholder who loses his, her, its or their appraisal rights will be entitled to receive the per share Merger Consideration described in the Merger Agreement, without interest thereon. Moreover, because of the complexity of the procedures for exercising the right to seek appraisal of any shares of Class A Common Stock, Fathom believes that if a stockholder considers exercising such rights, that stockholder should seek the advice of legal counsel. To the extent there are any inconsistencies between the summary of Section 262 contained herein and Section 262, Section 262 will govern.

Stockholders wishing to exercise the right to seek an appraisal of their shares of Class A Common Stock must do ALL of the following:

•	NOT vote the shares of Class A Common Stock for which appraisal is sought in favor of the proposal to adopt the Merger Agreement;

•

deliver to Fathom a written demand for appraisal of such shares of Class A Common Stock before the vote on the Merger Agreement at the Special Meeting, which written demand must reasonably inform Fathom of the identity of the stockholder who intends to demand appraisal of his, her, its or their shares of Class A Common Stock and that such stockholder intends thereby to demand appraisal of such shares of Class A Common Stock and, for beneficial owners only, such demand must be accompanied by documentary evidence of such beneficial owner’s beneficial ownership and a statement that such documentary evidence is a true and correct copy of what it purports to be, and must provide an address at which such beneficial owner consents to receive notices given by the Company and to be set forth on the Chancery List; and

•

continuously hold such shares of Class A Common Stock on and from the date of making the demand through the effective date of the Merger (a stockholder will lose appraisal rights with respect to any shares the stockholder transfers before the Effective Time and after delivering a written demand for appraisal); and

•	comply with all other applicable requirements of Section 262.

In addition, a petition for appraisal rights must be filed in the Delaware Court of Chancery requesting a determination of the fair value of such shares of Class A Common Stock within 120 days after the effective date of the Merger. This may be undertaken by any stockholder (or any person who is the beneficial owner of shares of Class A Common Stock held either in a voting trust or by a broker, bank or other nominee on behalf of such person) who has complied with the foregoing requirements and who is otherwise entitled to appraisal rights or by the Surviving Corporation. The Surviving Corporation is under no obligation to file any petition and has no intention of doing so.

In addition, because Class A Common Stock will be listed on a national securities exchange immediately prior to the Merger, one of the ownership thresholds must be met or the appraisal proceedings will be dismissed with respect to any shares of Class A Common Stock for which appraisal is sought.

Because a proxy that does not contain voting instructions will, unless revoked, be voted in favor of the adoption of the Merger Agreement, a stockholder who votes by proxy and who wishes to exercise appraisal rights must vote against the adoption of the Merger Agreement or abstain from voting.

Written Demand

Any holder of shares of Class A Common Stock wishing to exercise appraisal rights must deliver to Fathom, before the vote on the adoption of the Merger Agreement at the Special Meeting at which the proposal to adopt the Merger Agreement will be submitted to stockholders, a written demand for the appraisal of the stockholder’s shares of Class A Common Stock, and that stockholder must not vote such shares of Class A Common Stock or submit a proxy for such shares of Class A Common Stock in favor of the adoption of the Merger Agreement that is not revoked. A holder of shares of Class A Common Stock exercising appraisal rights must hold of record the shares of Class A Common Stock on the date the written demand for appraisal is made and must continue to hold the shares of Class A Common Stock of record through the effective date of the Merger. A proxy that is submitted and does not contain voting instructions will, unless revoked, be voted in favor of the adoption of the Merger Agreement, and it will constitute a waiver of the stockholder’s right of appraisal and will nullify any previously delivered written demand for appraisal.

Therefore, a stockholder who submits a proxy and who wishes to exercise appraisal rights for such stockholder’s shares of Class A Common Stock must submit a proxy containing instructions to vote against the adoption of the Merger Agreement or abstain from voting, with respect to such shares of Class A Common Stock. Neither voting against the adoption of the Merger Agreement nor abstaining from voting or failing to vote on the proposal to adopt the Merger Agreement will, in and of itself, constitute a written demand for appraisal satisfying the requirements of Section 262. The written demand for appraisal must be in addition to and separate from any proxy or vote against the adoption of the Merger Agreement. A stockholder’s failure to make the written demand prior to the taking of the vote on the adoption of the Merger Agreement at the Special Meeting will constitute a waiver of appraisal rights.

Only a holder of record of shares of Class A Common Stock is entitled to demand appraisal rights for the shares of Class A Common Stock registered in that holder’s name. A demand for appraisal in respect of shares of Class A Common Stock must be executed by or on behalf of the holder of record, and must reasonably inform Fathom of the identity of the holder and state that the person intends thereby to demand appraisal of the holder’s shares of Class A Common Stock in connection with the Merger. If the shares of Class A Common Stock are owned of record in a fiduciary or representative capacity, such as by a trustee, guardian or custodian, such demand must be executed by or on behalf of the record owner, and if the shares of Class A Common Stock are owned of record by more than one (1) person, as in a joint tenancy and tenancy in common, the demand must be executed by or on behalf of all joint owners. An authorized agent, including an authorized agent for two (2) or more joint owners, may execute a demand for appraisal on behalf of a holder of record; however, the agent must identify the record owner or owners and expressly disclose that, in executing the demand, the agent is acting as agent for the record owner or owners. A record holder such as a broker, bank or other nominee who holds shares of Class A Common Stock as nominee for several beneficial owners may exercise appraisal rights with respect to the shares of Class A Common Stock held for one or more beneficial owners, while not exercising appraisal rights for other beneficial owners. In such case, the written demand should set forth the number of shares of Class A Common Stock as to which appraisal is sought, and where no number of shares of Class A Common Stock is expressly mentioned it will be presumed to cover all shares of Class A Common Stock held in the name of the record owner. If a stockholder holds shares of Class A Common Stock through a broker who in turn holds the shares of Class A Common Stock through a central securities depositary nominee such as Cede & Co., a demand for appraisal of such shares of Class A Common Stock must be made by or on behalf of the depository nominee and must identify the depository nominee as the record holder.

STOCKHOLDERS WHO HOLD THEIR SHARES OF CLASS A COMMON STOCK THROUGH A BROKER, BANK OR OTHER NOMINEE AND WHO WISH TO EXERCISE APPRAISAL RIGHTS SHOULD CONSULT WITH THEIR BROKER, BANK OR OTHER NOMINEE, AS APPLICABLE, TO DETERMINE THE APPROPRIATE PROCEDURES FOR THE BROKER, BANK OR OTHER NOMINEE TO MAKE A DEMAND FOR APPRAISAL OF THOSE SHARES. A PERSON HAVING A BENEFICIAL INTEREST IN SHARES HELD OF RECORD IN THE NAME OF ANOTHER PERSON, SUCH AS A BROKER, BANK OR OTHER NOMINEE, MUST ACT PROMPTLY TO CAUSE THE RECORD HOLDER TO FOLLOW PROPERLY AND IN A TIMELY MANNER THE STEPS NECESSARY TO PERFECT APPRAISAL RIGHTS.

All written demands for appraisal pursuant to Section 262 should be mailed or delivered to Fathom at 1050 Walnut Ridge Drive, Hartland, Wisconsin 53029, and may not be submitted by electronic submission. Such written demand must be delivered to and received by Fathom before the vote on the adoption of the Merger Agreement at the Special Meeting.

Any holder of shares of Class A Common Stock who has delivered a written demand to Fathom and who has not commenced an appraisal proceeding or joined that proceeding as a named party may withdraw his, her, its or their demand for appraisal and accept the consideration offered pursuant to the Merger Agreement by delivering to Fathom a written withdrawal of the demand for appraisal. However, any such attempt to withdraw the demand made more than sixty (60) days after the effective date of the Merger will require written approval of the Surviving Corporation. No appraisal proceeding in the Delaware Court of Chancery will be dismissed as to any stockholder without the approval of the Delaware Court of Chancery, and such approval may be conditioned upon such terms as the Delaware Court of Chancery deems just; provided, however, that this shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the per share Merger Consideration, without interest thereon, less any applicable withholding taxes, within sixty (60) days after the effective date of the Merger. If an appraisal proceeding is commenced and Fathom, as the Surviving Corporation, does not approve a request to withdraw a demand for appraisal when that approval is required, or, except with respect to any stockholder who withdraws such stockholder’s demand in accordance with the proviso in the immediately preceding sentence, if the Delaware Court of Chancery does not approve the dismissal of an appraisal proceeding with respect to a stockholder, the stockholder will be entitled to receive only the appraised value determined in any such appraisal proceeding, which value could be less than, equal to or more than the per share Merger Consideration being offered pursuant to the Merger Agreement.

Notice by the Surviving Corporation

If the Merger is completed, within ten (10) days after the effective date of the Merger, the Surviving Corporation must give written notice that the Merger has become effective to (i) each holder of shares of Class A Common Stock who has properly filed a written demand for appraisal pursuant to Section 262 and who has not voted in favor of the adoption of the Merger Agreement and (ii) any beneficial owner who has demanded appraisal pursuant to Section 262.

Filing a Petition for Appraisal

Within 120 days after the effective date of the Merger, the Surviving Corporation or any holder of shares of Class A Common Stock who has complied with Section 262 and is otherwise entitled to seek appraisal under Section 262 (including for this purpose any beneficial owner of the relevant shares of Class A Common Stock) may commence an appraisal proceeding by filing a petition in the Delaware Court of Chancery, with a copy served on the Surviving Corporation in the case of a petition filed by a stockholder (or beneficial owner), demanding a determination of the fair value of the shares of Class A Common Stock held by all dissenting stockholders entitled to appraisal. The Surviving Corporation is under no obligation, and has no present intention, to file a petition, and stockholders should not assume that the Surviving Corporation will file a petition or initiate any negotiations with respect to the fair value of the shares of Class A Common Stock. Accordingly, any holders of shares of Class A Common Stock who desire to have their shares of Class A Common Stock appraised should initiate all necessary action to perfect their appraisal rights in respect of their shares of Class A Common Stock within the time and in the manner prescribed in Section 262. If no such petition is filed by the Surviving Corporation or a holder of shares of Class A Common Stock who has demanded appraisal (or a beneficial owner of such shares) within the period specified in Section 262, appraisal rights will be lost as to all stockholders’ previous written demands for appraisal and any stockholder that previously demanded appraisal will become entitled only to the per share Merger Consideration, without interest thereon, less any applicable withholding taxes, under the Merger Agreement.

Within 120 days after the effective date of the Merger, any holder of shares of Class A Common Stock who has complied with the requirements of Section 262 and who is otherwise entitled to appraisal rights thereunder will be entitled, upon written request, to receive from the Surviving Corporation a statement setting forth the aggregate number of shares of Class A Common Stock not voted in favor of the adoption of the Merger Agreement and with respect to which Fathom has received demands for appraisal, and the aggregate number of holders of such shares of Class A Common Stock. The Surviving Corporation must provide this statement to the requesting stockholder within ten (10) days after receipt by the Surviving Corporation of the written request for such a statement or within ten (10) days after the expiration of the period for delivery of demands for appraisal, whichever is later. A beneficial owner of shares of Class A Common Stock held either in a voting trust or by a broker, bank or other nominee on behalf of such person may, in such person’s own name, file a petition seeking appraisal or request from the Surviving Corporation the foregoing statements. As noted above, however, the demand for appraisal can only be made by a stockholder of record.

If a petition for an appraisal is duly filed by a holder of shares of Class A Common Stock and a copy thereof is served upon the Surviving Corporation, the Surviving Corporation will then be obligated within twenty (20) days after such service to file with the Delaware Register in Chancery a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares of Class A Common Stock and with whom agreements as to the value of their shares of Class A Common Stock have not been reached. Upon the filing of any such petition, the Delaware Court of Chancery may order that notice of the time and place fixed for the hearing on the petition be mailed to the Surviving Corporation and all of the stockholders shown on the written statement described above at the addresses stated therein. Such notice will also be published at least one (1) week before the day of the hearing in a newspaper of general circulation published in the City of Wilmington, Delaware, or in another publication determined by the court. The costs of these notices are borne by the Surviving Corporation.

After notice to stockholders as required by the court, the Delaware Court of Chancery is empowered to conduct a hearing on the petition to determine those stockholders who have complied with Section 262 and who have become entitled to appraisal rights thereunder. The Delaware Court of Chancery may require the stockholders who demanded payment for their shares of Class A Common Stock to submit their stock certificates (if any) to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings and, if any stockholder fails to comply with the direction, the Delaware Court of Chancery may dismiss that stockholder from the proceedings. The Delaware Court of Chancery will dismiss appraisal proceedings as to all shares of Class A Common Stock for which appraisal rights have been asserted if neither of the ownership thresholds is met.

Determination of Fair Value

After determining the holders of shares of Class A Common Stock entitled to appraisal and that at least one of the ownership thresholds described above has been satisfied as to any holders of Class A Common Stock seeking appraisal rights, the appraisal proceeding will be conducted in accordance with the rules of the Delaware Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding, the Delaware Court of Chancery will determine the “fair value” of the shares of Class A Common Stock, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining fair value, the Delaware Court of Chancery will take into account all relevant factors. Unless the court in its discretion determines otherwise for good cause shown, interest from the effective date of the Merger through the date of payment of the judgment will be compounded quarterly and will accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the Merger and the date of payment of the judgment. However, at any time before the Delaware Court of Chancery enters judgment in the appraisal proceedings, the Surviving Corporation may pay to each stockholder entitled to appraisal an amount in cash, in which case such interest will accrue after the time of such payment only on an amount that equals the difference, if any, between the amount so paid and the “fair value” of the shares of Class A Common Stock as determined by the Delaware Court of Chancery, in addition to any interest accrued prior to the time of such voluntary payment, unless paid at such time.

In Weinberger v. UOP, Inc., the Supreme Court of Delaware discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that “proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court” should be considered, and that “[f]air price obviously requires consideration of all relevant factors involving the value of a company.” The Delaware Supreme Court stated that, in making this determination of fair value, the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts that could be ascertained as of the date of the merger that throw any light on future prospects of the merged corporation. Section 262 provides that fair value is to be “exclusive of any element of value arising from the accomplishment or expectation of the merger.” In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a “narrow exclusion [that] does not encompass known elements of value,” but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Supreme Court of Delaware also stated that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered.” In addition, the Delaware courts have decided that the statutory appraisal remedy, depending on factual circumstances, may or may not be a dissenting person’s exclusive remedy.

Stockholders considering seeking appraisal should be aware that the fair value of their shares of Class A Common Stock as so determined by the Delaware Court of Chancery could be more than, the same as or less than the consideration they would receive pursuant to the Merger if they did not seek appraisal of their shares of Class A Common Stock and that an opinion of an investment banking firm as to the fairness from a financial point of view of the consideration payable in a merger is not an opinion as to, and does not in any manner address, fair value under Section 262. No representation is made as to the outcome of the appraisal of fair value as determined by the Delaware Court of Chancery, and stockholders should recognize that such an appraisal could result in a determination of a value higher or lower than, or the same as, the per share Merger Consideration. Neither the Company nor Parent anticipates offering more than the per share Merger Consideration to any stockholder exercising appraisal rights, and each of the Company and Parent reserves the rights to make a voluntary cash payment pursuant to subsection (h) of Section 262 and to assert, in any appraisal proceeding, that for purposes of Section 262, the “fair value” of a share is less than the per share Merger Consideration. If a petition for appraisal is not timely filed then the right to an appraisal will cease. If neither of the ownership thresholds described above has been satisfied with respect to the shares of Class A Common Stock for which appraisal is sought, then the right to an appraisal will cease with respect to such shares. The costs of the appraisal proceedings (which do not include attorneys’ fees or the fees and expenses of experts) may be determined by the Delaware Court of Chancery and charged upon the parties as the Delaware Court of Chancery deems equitable under the circumstances. Upon application of a stockholder, the Delaware Court of Chancery may also order that all or a portion of the expenses incurred by a stockholder in connection with an appraisal proceeding, including, without limitation, reasonable attorneys’ fees and the fees and expenses of experts, be charged pro rata against the value of all the shares of Class A Common Stock entitled to appraisal not dismissed pursuant to Section 262(k) of the DGCL or subject to such an award pursuant to a reservation of jurisdiction under Section 262(k) of the DGCL. In the absence of such determination or assessment, each party bears its own expenses.

If any stockholder who demands appraisal of his, her, its or their shares of Class A Common Stock under Section 262 fails to perfect, or effectively loses or withdraws, such holder’s right to appraisal, the stockholder’s shares of Class A Common Stock will be deemed to have been converted at the Effective Time into only the right to receive the per share Merger Consideration, without interest thereon, less any applicable withholding taxes, subject to and in accordance with the terms and conditions of the Merger Agreement. A stockholder will fail to perfect, or effectively lose or withdraw, the holder’s right to appraisal if no petition for appraisal is filed within 120 days after the effective date of the Merger or if the stockholder delivers to the Surviving Corporation an effective written withdrawal of the holder’s demand for appraisal and an acceptance of the per share Merger Consideration, either within sixty (60) days after the effective date of the Merger with respect to any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party or thereafter with the written approval of the Surviving Corporation, in accordance with Section 262. In addition, a holder of shares of Class A Common Stock will fail to perfect, or effectively lose or withdraw, the holder’s right to appraisal with respect to such shares if neither of the ownership thresholds described above has been satisfied with respect to the shares of Class A Common Stock for which appraisal is sought.

From and after the effective date of the Merger, no stockholder who has demanded appraisal rights will be entitled to vote such shares of Class A Common Stock for any purpose or to receive payment of dividends or other distributions on the stock, except dividends or other distributions on the holder’s shares of Class A Common Stock, if any, with a record date as of a time prior to the Effective Time. If no petition for an appraisal is filed, or if the stockholder delivers to the Surviving Corporation a written withdrawal of the demand for an appraisal and an acceptance of the Merger, either within sixty (60) days after the effective date of the Merger or thereafter with the written approval of the Surviving Corporation, then the right of such stockholder to an appraisal will cease. Once a petition for appraisal is filed with the Delaware Court of Chancery, however, the appraisal proceeding may not be dismissed as to any stockholder without the approval of the court, and such approval may be conditioned upon such terms as the court deems just, including without limitation, a reservation of jurisdiction for any application to the Delaware Court made under Section 262(j) of the DGCL; provided, however, that the foregoing shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the Merger within sixty (60) days after the effective date of the Merger. In addition, a holder of shares of Class A Common Stock will fail to perfect, or effectively lose or withdraw, the holder’s right to appraisal with respect to such shares if neither of the ownership thresholds described above has been satisfied with respect to the shares of Class A Common Stock for which appraisal is sought.

Failure to comply with all of the procedures set forth in Section 262 may result in the loss of a stockholder’s statutory appraisal rights. Consequently, any stockholder wishing to exercise appraisal rights is encouraged to consult legal counsel before attempting to exercise those rights.

Solicitation of Proxies; Payment of Solicitation Expenses

Fathom will pay for the entire cost of soliciting proxies. Our directors, officers and employees may solicit proxies by telephone, by facsimile, by mail, over the Internet or in person. Our directors, officers and employees will not be paid any additional amounts for soliciting proxies.

THE MERGER (THE MERGER AGREEMENT PROPOSAL - PROPOSAL 1)

The Proposal

Fathom is asking you to approve the Merger Agreement Proposal. A copy of the Merger Agreement is attached as Annex A to this proxy statement and is incorporated by reference in this proxy statement in its entirety.

General

We are asking our stockholders to consider and vote on the approval and adoption of the Merger Agreement and the Transactions, including the Merger. Pursuant to the Merger Agreement, subject to the satisfaction or waiver of certain conditions, Company Merger Sub will merge with and into Fathom, with Fathom surviving as a wholly-owned subsidiary of Parent. If the Merger is completed, the holders of shares of Class A Common Stock (other than the holders of Owned Company Shares and the Dissenting Shares (each as defined in the Merger Agreement)) will have only the right to receive the Merger Consideration of $4.75 per share of Class A Common Stock in cash, without interest, subject to and in accordance with the terms and conditions set forth in the Merger Agreement. For a detailed description of the Merger Agreement and the Merger, see “The Merger Agreement.”

As discussed in the section titled “Special Factors — Purpose and Reasons of Fathom for the Merger; Recommendation of the Fathom Board and the Special Committee; Fairness of the Merger,” the Fathom Board has determined that the Merger Agreement and the Transactions, including the Merger are advisable, fair to, and in the best interests of, Fathom and Fathom stockholders.

Our stockholders must approve the Merger Agreement Proposal in order for the Merger to occur. If our stockholders fail to approve the Merger Agreement Proposal, the Merger will not occur.

Vote Required

The approval of the Merger Agreement Proposal requires the affirmative vote of holders of at least a majority of the voting power of the outstanding shares of Company Common Stock entitled to vote in accordance with the DGCL.

Each record holder of Company Common Stock is entitled to one vote for each outstanding share of Company Common Stock owned of record on the Record Date.

Appraisal Rights

If the Merger is consummated, stockholders who properly demand appraisal for shares that they continuously hold of Class A Common Stock through the effective date of the Merger, who do not vote such shares of Class A Common Stock in favor of the adoption of the Merger Agreement and who do not effectively withdraw their demands or otherwise lose their rights to seek appraisal will be entitled to seek appraisal of such shares of Class A Common Stock in connection with the Merger under Section 262 of the DGCL. This means that holders of shares of Class A Common Stock who perfect their appraisal rights, who do not thereafter effectively withdraw their demand for appraisal or otherwise lose their rights to seek appraisal, and who follow the procedures in the manner prescribed by Section 262 of the DGCL will be entitled to have such shares of Class A Common Stock appraised by the Delaware Court of Chancery and to receive payment in cash of the “fair value” of such shares of Class A Common Stock, exclusive of any elements of value arising from the accomplishment or expectation of the Merger, together with interest to be paid on the amount determined to be fair value, if any, as determined by the Delaware Court of Chancery (or in certain circumstances described in further detail in the section of this proxy statement captioned “The Special Meeting - Appraisal Rights,” on the difference between the amount determined to be the fair value and the amount paid by the Surviving Corporation in the Merger to each stockholder entitled to appraisal prior to the entry of judgment in any appraisal proceeding). Due to the complexity of the appraisal process, stockholders who wish to seek appraisal of their shares of Class A Common Stock are encouraged to review Section 262 of the DGCL carefully and to seek the advice of legal counsel with respect to the exercise of appraisal rights.

Fathom stockholders considering seeking appraisal should be aware that the fair value of their shares of Class A Common Stock as determined pursuant to Section 262 of the DGCL could be more than, the same as or less than the value of the consideration that they would receive pursuant to the Merger Agreement if they did not seek appraisal of their shares of Class A Common Stock.

To exercise your appraisal rights, you must: (i) submit a written demand for appraisal to Fathom before the vote is taken on the adoption of the Merger Agreement; (ii) not submit a proxy with respect to, or otherwise vote, the shares of Class A Common Stock for which you seek appraisal in favor of the proposal to adopt the Merger Agreement; (iii) continue to hold such shares of Class A Common Stock of record on and from the date of the making of the demand through the effective date of the Merger; and (iv) comply with all other procedures for exercising appraisal rights under Section 262 of the DGCL. Your failure to follow the procedures specified under Section 262 of the DGCL may result in the loss of your appraisal rights. In addition, the Delaware Court of Chancery will dismiss appraisal proceedings in respect of the shares of Class A Common Stock for which appraisal is sought in connection with the Merger unless certain stock ownership conditions are satisfied by the holders of Class A Common Stock seeking appraisal. The DGCL requirements for exercising appraisal rights are described in further detail in the section of this proxy statement captioned “The Special Meeting - Appraisal Rights,” which is qualified in its entirety by Section 262 of the DGCL, the relevant section of the DGCL regarding appraisal rights. A copy of Section 262 of the DGCL is reproduced and attached as Annex D to this proxy statement and is incorporated by reference in this proxy statement in its entirety. Only a holder of record of shares of Class A Common Stock is entitled to demand appraisal of such shares of Class A Common Stock registered in that holder’s name. If, as of the Record Date, you are the beneficial owner of shares of Class A Common Stock held in “street name” by your broker, bank or other nominee and you wish to exercise appraisal rights, you should consult with such broker, bank or other nominee to determine the appropriate procedures for the making of a demand for appraisal by such broker, bank or other nominee.

Vote Recommendation

The Fathom Board recommends that you vote “FOR” the Merger Agreement Proposal.

ADJOURNMENT OF THE SPECIAL MEETING

(THE ADJOURNMENT PROPOSAL - PROPOSAL 2)

The Proposal

Fathom is asking you to approve the Adjournment Proposal.

General

Fathom is asking you to approve one or more proposals to adjourn the Special Meeting, if necessary or appropriate, including adjournments to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the Merger Agreement Proposal.

If the Fathom stockholders approve the Adjournment Proposal, Fathom could adjourn the Special Meeting and any adjourned session of the Special Meeting and use the additional time to solicit additional proxies, including the solicitation of proxies from stockholders that have previously provided proxies to vote against the approval of the Merger Agreement Proposal (other than in respect of any proposal for which the vote has been taken and the polls have been closed at the Special Meeting). Among other things, approval of the Adjournment Proposal could mean that, even if Fathom had received proxies representing a sufficient number of votes against the Merger Agreement Proposal such that the Merger Agreement Proposal would be defeated, Fathom could adjourn the Special Meeting without a vote on the Merger Agreement Proposal and seek to convince the holders of those shares of Company Common Stock to change their votes to votes in favor of any such proposal. Additionally, Fathom may seek to adjourn the Special Meeting if a quorum is not present at the Special Meeting. Under our bylaws, the person presiding over the Special Meeting also has the authority to adjourn the Special Meeting regardless of the outcome of the vote on the Adjournment Proposal.

Vote Required

The approval of the Adjournment Proposal requires the affirmative vote of the holders of a majority of the voting power of the shares of Company Common Stock present in person virtually or represented by proxy at the virtual Special Meeting and entitled to vote thereon, assuming that a quorum is present.

Each record holder of Company Common Stock is entitled to one vote for each outstanding share of Company Common Stock owned of record on the Record Date.

Vote Recommendation

The Fathom Board recommends that you vote “FOR” the Adjournment Proposal.

OTHER IMPORTANT INFORMATION REGARDING FATHOM

Directors and Executive Officers of Fathom

The Fathom Board presently consists of nine (9) members. The persons listed below are the directors and executive officers of Fathom as of the date of this proxy statement.

The Merger Agreement provides that (a) the directors of Company Merger Sub will, immediately after the Effective Time, become and constitute the only directors of the Surviving Corporation, and such directors will serve until their successors have been duly elected or appointed and qualified or until their death, resignation or removal in accordance with the organizational documents of the Surviving Corporation, and (b) the officers of Fathom will constitute the only officers of the Surviving Corporation, and such officers will serve until their successors have been duly elected or appointed and qualified or until their death, resignation or removal in accordance with the organizational documents of the Surviving Corporation.

Neither Fathom, nor any of Fathom’s directors or executive officers listed below has, to the knowledge of Fathom, been convicted in a criminal proceeding during the past five (5) years (excluding traffic violations or similar misdemeanors). In addition, neither Fathom, nor any of Fathom’s directors or executive officers listed below has, to the knowledge of Fathom, during the past five (5) years, been a party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.

The name, position, business address, present principal occupation or employment and material occupations, positions, offices or employment for the past five (5) years of each of Fathom’s directors and executive officers are set forth below.

All of Fathom’s directors and executive officers can be reached c/o Fathom Digital Manufacturing Corporation, 1050 Walnut Ridge Drive, Hartland, Wisconsin 53029, and each of the directors and executive officers is a citizen of the United States.

Directors

Name	Age	Position
Carey Chen	51	Chief Executive Officer and Director
TJ Chung	61	Chair of the Board and Director
Dr. Caralynn Nowinski Collens	45	Director
Adam DeWitt	51	Director
David Fisher	54	Director
Maria Green	71	Director
Peter Leemputte	66	Director
John May	51	Director
Robert Nardelli	75	Director

Carey Chen. Mr. Chen was appointed Chief Executive Officer of Fathom in October 2023. He has served as a member of Fathom’s Board of Directors since the Company became publicly listed in 2021, and as a director of Fathom’s predecessor companies dating back to 2019. Mr. Chen possesses significant global experience supporting companies across the industrials landscape. Prior to joining Fathom, Mr. Chen was the President of Altix Corporation, a management consulting firm serving a broad array of industrial manufacturing companies. He also held roles as Chief Executive Officer of Cadrex Manufacturing Solutions and Chief Executive Officer of Incodema Holdings LLC. Mr. Chen was also Executive Chairman and President of Cincinnati Incorporated, served as Vice President of Hypertherm, Inc., and held various operating and corporate roles, including Vice

President & General Manager – Light Industrial Businesses, Chief Financial Officer, and Chief Information Officer. Earlier in his career, Mr. Chen served as Vice President – Finance for Wiremold | Legrand (PARIS: LR.PA); Chief Financial Officer for Bayliner Marine Corp., a division of the Brunswick Corp. (NYSE: BC); and held various financial planning and strategic development roles for AlliedSignal, Inc. (NYSE: ALD).Mr. Chen currently serves as Chairman of the Board for Roberts Hawaii, Inc. He is also a Counselor of the American Welding Society and a Board Trustee of the American Welding Society Foundation. Mr. Chen holds an MBA from the University of Illinois at Urbana-Champaign (UIUC), a BS in Applied Mathematics from the University of California at Los Angeles (UCLA), and several U.S. patents.

TJ Chung. Mr. Chung has served as a director of Fathom since December 2021. Mr. Chung is a Founding Partner at CORE Industrial Partners. Before joining CORE, he spent 15 years as Chief Executive Officer / President of several high-growth electronics and technology businesses, all of which were private equity-backed or divisions of publicly traded corporations. He currently serves on the boards of Fathom OpCo, J&K Ingredients, Littlefuse (NASDAQ: LFUS) and Airgain (NASDAQ: AIRG). Mr. Chung holds an MBA from Duke University’s Fuqua School of Business, a MS in Computer Science from North Carolina State University and a B.S. in Electrical Engineering from the University of Texas at Austin. He also serves on the advisory board of the Cockrell School of Engineering at the University of Texas at Austin and the advisory board of the Center of Entrepreneurship and Innovation at Duke University’s Fuqua School of Business.

Dr. Caralynn Nowinski Collens. Dr. Nowinski Collens has served as a director of Fathom since December 2021. Dr. Collens is the Chief Executive Officer of Dimension Inx, a next-generation biofabrication company developing regenerative medical implants that repair tissues and organs. Prior to Dimension Inx, Dr. Nowinski Collens co-founded UI LABS, a first-of-its-kind technology organization focused on the digital future of industries, building the organization from concept in late 2011 through launch in 2014. As Chief Executive Officer, she drove the creation and growth of MxD, the U.S. hub for digital manufacturing (formerly DMDII), and the City Tech Collaborative, building a network of 350+ partner organizations, deploying $100M across 75+ solution development projects, and ultimately spinning out MxD and City Tech as independent entities in 2019. After starting her first company while a joint medical/business student at the University of Illinois at Chicago, Dr. Nowinski Collens spent her early career in venture capital and corporate finance, primarily focused on technology-based university spin-outs. Dr. Nowinski Collens is the former Chairman of the Board of Directors of MxD and serves on the Executive Council of Granite Creek Capital Partners. She is also a long-time board director and current Chair of Imerman Angels (one-on-one cancer support) and the Vice Chair and Trustee of the Chicago Sunday Evening Club. Dr. Nowinski Collens holds a dual MD / MBA from the University of Illinois College of Medicine and a BS from Northwestern University.

Adam DeWitt. Mr. DeWitt has served as a director of Fathom since December 2021. Mr. DeWitt was the Chief Executive Officer of Grubhub Inc. where he led all functions of the U.S. business from June 2021 – May 2023. Prior to this role, Mr. DeWitt was Grubhub’s President and Chief Financial Officer. During his tenure of a decade at the company, Grubhub’s annual revenues have grown from $20 million to more than $2 billion, and he led the company through its initial public offering in 2014. Before joining Grubhub, Mr. DeWitt was the Chief Financial Officer of publicly-held optionsXpress Holdings, Inc. Mr. DeWitt serves on the board of directors and chairs the audit committee of RB Global, Inc. (NYSE: RBA), a marketplace for heavy industrial, agricultural and transportation equipment. He also serves on the board of directors and audit committee of Treehouse Foods (NYSE: THS), a private label food manufacturer. He is also a member of the board of directors of The Joffrey Ballet, and a member of the board of trustees of the Bernard Zell Anshe Emet Day School. Mr. DeWitt holds a B.A. in Economics from Dartmouth College.

David Fisher. Mr. Fisher has served as a director of Fathom since December 2021. Mr. Fisher has served as Chief Executive Officer and President of Enova International, Inc. (NYSE: ENVA), a provider of online financial services, since January 2013, and as Chairman of the Board of Directors of Enova since November 2014. From September 2011 to March 2012, Mr. Fisher served as Chief Executive Officer of optionsXpress Holdings, Inc. (“optionsXpress”), a retail online brokerage firm, and as Senior Vice President of Charles Schwab

Corporation following its acquisition of optionsXpress. From October 2007 to September 2011, Mr. Fisher served as Chief Executive Officer of optionsXpress, from March 2007 to October 2007, as its President, and, from August 2004 to March 2007, as its Chief Financial Officer. Prior to joining optionsXpress, Mr. Fisher served as the Chief Financial Officer of Potbelly Sandwich Works from 2001 through 2004, of RBC Mortgage from 2000 through 2001 and of Prism Financial from December 1998 through January 2001. Mr. Fisher currently serves as a member of the board of directors GoHealth (NASDAQ: GOCO), a leading health insurance marketplace and Medicare-focused digital health company, and of FRISS, a provider of software solutions to insurance companies. He previously served on the board of directors of Just Eat Takeaway.com N.V., GrubHub, Inc. (NASDAQ: GRUB), Innerworkings, Inc. and Chicago Board Options Exchange. Mr. Fisher also serves on the Board of Trustees of the Museum of Science and Industry in Chicago. Mr. Fisher holds a B.S. in Finance from the University of Illinois at Urbana-Champaign and a J.D. from Northwestern University School of Law.

Maria Green. Ms. Green has served as a director of Fathom since December 2021. Ms. Green retired as Senior Vice President and General Counsel of Ingersoll Rand plc (NYSE: IR) in June 2019. Immediately prior to IR, she was Senior Vice President, General Counsel and Secretary at Illinois Tool Works (NYSE: ITW). During her 18 years with ITW, Ms. Green guided the company’s expansion through both acquisitions and organic growth. As General Counsel, she led the Environmental, Health and Safety Group as well as Government Affairs and Risk Management. At Ingersoll Rand, Ms. Green was a member of the Executive Leadership Team and a trusted advisor to the Chief Executive Officer on legal, compliance and strategy issues and led a team of 75 lawyers based in the U.S., Europe, Asia Pacific and Latin America. She co-chaired the Global Business Integrity Council and served as executive sponsor for an employee resource group. Ms. Green joined the board of Tennant Company (NYSE: TNC) as an independent director in March 2019 (Audit and Governance Committees) and was elected to the board of Wisconsin Energy Group (NYSE: WEC) in July 2019 (Audit and Governance Committees). Most recently, Ms. Green joined the board of directors of Littlefuse (NASDAQ: LFUS) in February 2020 (Audit and Governance Committees). Ms. Green holds a B.A. from the University of Pennsylvania and JD from Boston University Law School.

Peter Leemputte. Mr. Leemputte has served as a director of Fathom since December 2021. Mr. Leemputte was Chief Financial Officer and Treasurer at Keurig Green Mountain, Inc. (NASDAQ: KDP) from 2015 to 2016. Prior to Keurig Green Mountain, Inc., Mr. Leemputte was Executive Vice President and Chief Financial Officer at Mead Johnson Nutrition (NYSE: MJN) from 2008 to 2015. Before joining Mead Johnson Nutrition, Mr. Leemputte was Senior Vice President and Chief Financial Officer for Brunswick Corp. (NYSE: BC), and Chicago Title Corp. He has also held various management positions at Mercer Management Consulting, Armco Inc., FMC Corp. and BP (NYSE: BP). Mr. Leemputte has extensive experience in leading finance, accounting, IT, tax, audit and investor relations functions as a Chief Financial Officer at major U.S. corporations, and also led several IPO’s and sale of the companies. Mr. Leemputte has served on the board of Mastercraft (NASDAQ: MCFT) since 2016, Ecogensus LLC (privately held) since 2018, and served on the board of Beazer Homes (NYSE: BZH) from 2005 to 2020. Mr. Leemputte holds an MBA in Finance from the University of Chicago Booth School of Business and a B.S. in Chemical Engineering from Washington University in St. Louis.

John May. Mr. May has served as a director of Fathom since December 2021. Mr. May is the Founder and Managing Partner of CORE Industrial Partners. Before founding CORE, he spent 18 years working on transactions with several private equity sponsors, principally with the Blackstone Group (NYSE: BX) and H.I.G. Capital. In addition to Fathom’s board, he currently serves on the boards of all other CORE portfolio companies including Arizona Natural Resources, J&K Ingredients, Kelvix, Saylite, TCG Legacy, 3DXTECH, CGI Automated Manufacturing and RE3DTECH. Mr. May has both served on the board and was a divisional Chief Executive Officer for a public company. Mr. May graduated with Honors from East Carolina University with a business degree. He currently serves on the East Carolina University Foundation, Inc. Board of Directors and is Co-Vice Chair of the Investment Committee. He is also Co-Founder and Chairman of the Board for Imerman Angels, a 501(c)(3) Chicago-based cancer support organization. He also is an active member of YPO (Young Presidents’ Organization), a member of the Economic Club of Chicago and an Advisory Board member of the Industrial Exchange.

Robert Nardelli. Mr. Nardelli has served as a director of Fathom since December 2021. Mr. Nardelli was Chairman and Chief Executive Officer of Chrysler Corp. from 2007 to 2009. Prior to Chrysler, he was Chairman, President and Chief Executive Officer of The Home Depot (NYSE: HD). Before joining The Home Depot, he spent nearly 30 years at General Electric (NYSE: GE), holding the positions of President and Chief Executive Officer of GE Transportation Systems and Chief Executive Officer of GE Power Systems, among several other executive positions. In 2009, Mr. Nardelli joined Cerberus Capital Management as Chief Executive Officer of its operations group, Cerberus Operations and Advisory Company. For the next three years, he and his team turned around several distressed portfolio companies and developed a comprehensive turnaround toolkit. In 2012, Mr. Nardelli founded XLR-8, where he continues to play a key role as Senior Advisor to leading companies. Mr. Nardelli serves as a Partner and Senior Advisor to Emigrant Capital Corp.; Senior Advisor to EY, among others plus a number of equity investments. He sits on the Board of Directors for BWXT Technologies, Inc. (NYSE: BWXT), plus on the board of a number of private equity investment firms. Mr. Nardelli holds an MBA from the University of Louisville and a B.S. from Western Illinois University.

Executive Officers

Name	Age	Position
Carey Chen	51	Chief Executive Officer and Director
Mark Frost	61	Chief Financial Officer
Doug Beaton	54	Chief Operating Officer

Carey Chen. See Mr. Chen’s biographical information above.

Mark Frost. Mr. Frost has served as the Chief Financial Officer at Fathom since April 2021. He brings over 30 years of financial and executive-level management experience from both private and public companies. Most recently, Mr. Frost served as the Chief Financial Officer of Argon Medical Devices, a medical devices company planning to go public in Hong Kong. Prior to Argon, Mr. Frost served as the Chief Financial Officer for three public Healthcare companies including Analogic (NASDAQ: ALOG), AngioDynamics (NASDAQ: ANGO) and AMRI (NASDAQ: AMRI). Mr. Frost began his career with General Electric (NYSE: GE), where he served in a variety of roles for 14 years in finance. Mr. Frost holds a BA in International Relations and Economics from Colgate University. He is also a graduate of the INSEAD Global Executive Program and GE Financial Management Program.

Doug Beaton. Mr. Beaton has served as the Chief Operating Officer of Fathom since September 2023. Prior to joining the Company, from 2021 to the present, Mr. Beaton was Chief Operating Officer of SencorpWhite, Inc., a leading provider of automated storage and retrieval systems, and from 2014 to 2020, was Vice President and General Manager of Symmetry Medical (a division of Tecomet, Inc.), a manufacturer of medical devices and equipment. Mr. Beaton previously held operations leadership roles at Watts Water Technologies, Inc., ThermoFisher Scientific Inc. and Danaher Corporation. Mr. Beaton graduated from the United States Military Academy, West Point, with a BS in engineering and computer science. Mr. Beaton also earned an MBA from the University of New Hampshire.

Book Value per Share

As of December 31, 2023, the estimated unaudited book value per share of the Class A Common Stock was $31.55. Book value per share is computed by dividing Fathom’s total equity at December 31, 2023 by the total shares of Class A Common Stock outstanding on that date. Assuming the full exchange of the 3,327,379 exchangeable Class A units of OpCo (and corresponding shares of Class B Common Stock) outstanding at December 31, 2023 for 3,327,379 shares of Class A Common Stock, the estimated unaudited book value per share of Class A Common Stock would have been $16.24 as of December 31, 2023.

Market Price of Shares of Class A Common Stock and Dividends

Our Class A Common Stock is listed and traded on the NYSE under the symbol “FATH.” At   , 2024, there were   shares of our Class A Common Stock outstanding, and the closing sale price of our Class A Common Stock shares was $ . Also as of that date, we had approximately  stockholders of record of our Class A Common Stock. This number does not include the beneficial owners for whom shares are held in a “nominee” or “street” name. We have not declared any dividends, and we have no present intention to pay dividends on our Class A Common Stock.

The following table sets forth, for the periods indicated, the high and low sales prices of our Class A Common Stock as reported by the NYSE during such period. On September 28, 2023, we effected a 1-for-20 reverse stock split of the Company Common Stock, including the Class A Common Stock. No fractional shares of Class A Common Stock were issued as a result of the reverse stock split. All per share information presented below has been retroactively adjusted to reflect the reverse stock split.

Fiscal Year	High		Low
2022
First Quarter		$230.00		$106.20
Second Quarter		$155.60		$71.20
Third Quarter		$95.80		$37.60
Fourth Quarter		$57.20		$25.00
2023
First Quarter		$39.20		$10.80
Second Quarter		$15.00		$6.40
Third Quarter		$18.00		$5.20
Fourth Quarter		$7.92		$2.99
2024
First Quarter through ,	$		$

The Merger Agreement prohibits us from declaring or paying any dividends on the shares of Class A Common Stock until the Effective Time of the Merger or the termination of the Merger Agreement, without Parent’s consent.

The closing price of the shares of Class A Common Stock on February 16, 2024, the last trading day before Fathom publicly announced the Merger Agreement, was $4.60 per share.

On   , 2024, the most recent practicable date before this proxy statement was distributed to our stockholders, the closing price for the shares of our Class A Common Stock on the NYSE was $ . You are encouraged to obtain current market quotations for the shares of Class A Common Stock in connection with voting your shares of Class A Common Stock.

If the Merger is completed, there will be no further market for the shares of the Class A Common Stock and, as promptly as practicable following the Effective Time and in compliance with applicable law, Fathom’s Class A Common Stock will be delisted from the NYSE and deregistered under the Exchange Act.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of February 20, 2024, information regarding beneficial ownership of the Company Class A Common Stock by:

•	each person, or group of affiliated persons, known by us to beneficially own more than 5% of the Company Common Stock;

•	each of our named executive officers;

•	each of our directors; and

•	all of our executive officers and directors as a group.

The percentage of ownership is based on 3,525,433 shares of Class A Common Stock and 3,327,379 shares of vote-only Class B Common Stock outstanding as of February 20, 2024. Beneficial ownership is determined according to the rules of the SEC and generally means that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power of that security. In addition, any shares of Class A Common Stock that the entity or individual has the right to acquire within 60 days of February 20, 2024 through the exchange of exchangeable OpCo Class A Units, the exercise of any warrants, stock options or through the vesting and settlement of RSUs payable in shares of Class A Common Stock are included in the following table. These shares are deemed to be outstanding and beneficially owned by the person holding exchangeable OpCo Class A Units, warrants, options or RSUs for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person. The information contained in the following table does not necessarily indicate beneficial ownership for any other purpose. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws.

Unless otherwise noted below, the address for each beneficial owner listed in the table below is c/o Fathom Digital Manufacturing Corporation, 1050 Walnut Ridge Drive, Hartland, Wisconsin 53029.

Name and Address of Beneficial Owners	Number of shares of Class A Common Stock	%	Number of shares of Class B Common Stock	%	% of Total Voting Power**
Directors and Named Executive Officers of Fathom
Carey Chen(1)(2)	73,283	*	—	—	*
TJ Chung(1)	—	—	—	—	—
Dr. Caralynn Nowinski Collens(1)(3)	14,990	*	—	—	*
Adam DeWitt(1)(4)	14,719	*	—	—	*
David Fisher(1)(5)	15,262	*	—	—	*
Mark Frost(1)(6)	8,129	*	—	—	*
Maria Green(1)(7)	14,447	*	—	—	*
Peter Leemputte(1)(8)	16,190	*	—	—	*
Ryan Martin(9)	—	—	—	—	—
John May(1)	4,289,901	64.1%	3,168,894	95.2%	62.6%
Robert Nardelli(1)(10)	18,548	*	—	—	*
Richard Stump(11)	562	*	—	—	*
All Directors and Executive Officers of Fathom as a Group (12 Individuals)	4,466,031	66.7%	3,168,894	95.2%	68.1%
Five Percent Holders
Altimar Sponsor II, LLC(12)	727,375	20.1%	—	—	10.6%
CORE Funds(13)	4,289,901	64.1%	3,168,894	95.2%	62.6%
Siguler Guff Funds(14)	831,732	23.6%	—	—	12.1%

*	Less than one percent
**	Percentage of total voting power represents voting power with respect to all outstanding Fathom Class A common stock and Fathom Class B common stock, as a single class
(1)	The business address of the holder is 1050 Walnut Ridge Drive, Hartland, WI 53029.
(2)	Includes 11,309 restricted stock units vesting on May 4, 2024, within 60 days of the record date.
(3)	Includes 659 restricted stock units vesting on May 4, 2024, within 60 days of the record date.
(4)	Includes 12,940 restricted stock units vesting on May 4, 2024, within 60 days of the record date.
(5)	Includes 13,483 restricted stock units vesting on May 4, 2024, within 60 days of the record date.

(6)	Includes 33,784 restricted stock units vesting on May 4, 2024, within 60 days of the record date.
(7)	Includes 12,668 restricted stock units vesting on May 4, 2024, within 60 days of the record date.
(8)	Includes 14,298 restricted stock units vesting on May 4, 2024, within 60 days of the record date.
(9)	Effective October 23, 2023, Mr. Martin stepped down as Fathom’s Chief Executive Office and from Fathom’s board.
(10)	Includes 13,483 restricted stock units vesting on May 4, 2024, within 60 days of the record date.
(11)	Effective March 30, 2023, Mr. Stump stepped down as Fathom’s Chief Commercial Officer.
(12)

Information contained in the table above and this footnote is based on a Schedule 13G filed with the SEC on February 14, 2022 by Altimar Sponsor II, LLC (“Altimar”). Altimar is the beneficial owner of 727,375 shares, with sole voting power and sole dispositive power to all such shares. The business address of Altimar is 40 West 57th Street, 33rd Floor, New York, NY 10019. The number of shares of Class A Common Stock beneficially owned by this holder as reported in the Schedule 13G referred to above has been adjusted to reflect Fathom’s September 28, 2023 1-for-20 reverse stock split.

(13)

Information contained in the table above and this footnote is based on a Schedule 13D/A filed with the SEC on February 20, 2024 by CORE Industrial Partners Fund I, L.P. (“CORE Fund I”) and CORE Industrial Partners Fund I Parallel L.P. (“CORE Parallel Fund I” and, collectively with CORE Fund I, the “CORE Funds”). CORE Industrial Fund Partners GP I, LLC (“CORE Fund I GP”) is the sole general partner of each of the CORE Funds. John May is the managing member of CORE Fund I GP. Consequently, Mr. May and CORE Fund I GP may be deemed the beneficial owners of the shares held by the CORE Funds. The CORE Funds are the beneficial owners of 4,289,901 shares, with shared voting and shared dispositive power over all such shares. The principal business address of each of the CORE Funds and CORE Fund I GP is 110 N. Wacker Drive, Suite 2200, Chicago, IL 60606. The principal business address of Mr. May is 201 South Biscayne Boulevard, Suite 1450, Miami, FL 33131. 319,317 shares of Class A common stock and New Fathom Units held by the CORE Funds that constitute Earnout Shares (as defined herein) are not reflected in the above table.

(14)

Information contained in the table above and this footnote is based on (i) exchanges of New Fathom Units, on a one-for-one basis for shares of Class A Common Stock that took place in June 2022, and (ii) a Schedule 13F filed with the SEC on February 15, 2023 by Siguler Guff Small Buyout Opportunities Fund III, LP (“SBOF III”), Siguler Guff Small Buyout Opportunities Fund III (F), LP (“SBOF III (F)”), Siguler Guff Small Buyout Opportunities Fund III (C), LP (“SBOF III (C)”), Siguler Guff Small Buyout Opportunities III (UK), LP (“SBOF III (UK)”), Siguler Guff HP Opportunities Fund II, LP (“SG HP”), and Siguler Guff Americas Opportunities Fund, LP (“SG Americas” and, together with SBOF III, SBOF III (F), SBOF III (C), SBOF III (UK) and SG HP the “SG Funds”). SBOF III, SBOF III (F) and SBOF III (C) are each controlled by Siguler Guff SBOF III GP, LLC (“SBOF III GP”). SBOF III (UK) is controlled by Siguler Guff SBOF III (UK) GP, LLP (“SBOF III (UK) GP”). SG HP is controlled by Siguler Guff HP II GP, LLC (“SG HP GP”). SG Americas is controlled by Siguler Guff Americas GP, LLC (“SG Americas GP” and together with SBOF III GP, SBOF III (UK) GP and SG HP GP, the “SG GPs”). Each of the SG GPs is controlled by its sole member, Siguler Guff Capital, LP, which is controlled by Andrew Guff and George Siguler. Consequently, the SG GPs, Siguler Guff Capital, LP, Andrew Guff and George Siguler may be deemed the beneficial owners of the shares held by the SG Funds. The principal business address of SBOF III (UK) and SBOF III (UK) GP is 3rd Floor North Side Dukes Court, 32 Duke Street, St James’s, London SW1Y 6DF. The principal business address of the SG Funds (except for SBOF III (UK)), the SG GPs (except for SBOF III (UK) GP), Siguler Guff Capital, LP, Andrew Guff and George Siguler is 200 Park Ave, 23rd Floor, New York, NY 10166. The number of shares of Class A Common Stock beneficially owned by this holder as reported in the Schedule 13F referred to above has been adjusted to reflect Fathom’s September 28, 2023 1-for-20 reverse stock split.

Prior Public Offerings

None of Fathom, OpCo, Parent, Company Merger Sub or LLC Merger Sub, or any of their respective affiliates, have made an underwritten public offering of the shares of Company Common Stock for cash that was registered under the Securities Act, as amended, or exempt from registration under Regulation A promulgated thereunder during the last three (3) years.

Certain Transactions in the Shares of Class A Common Stock

Other than pursuant to the Merger Agreement (as described in “The Merger Agreement”) and agreements entered into in connection therewith, including the Support Agreement, and certain share activity related to our equity compensation awards discussed elsewhere in this proxy statement, none of Fathom, OpCo, Parent, Company Merger Sub or LLC Merger Sub, or any of their respective affiliates, have executed any transactions with respect to the shares of Class A Common Stock during the past two (2) years.

Recent Information

Unsecured Promissory Note and Guarantee Agreement

On April 1, 2024, Fathom Manufacturing, LLC (the “Borrower”), an indirect wholly-owned subsidiary of the Company, entered into an Unsecured Promissory Note (the “Promissory Note”) in favor of CORE Industrial Partners Fund I, L.P. (the “Lender”), on behalf of CORE Industrial Partners Fund I, L.P. (“Main Fund”) and CORE Industrial Partners Fund I Parallel, L.P. (“Parallel Fund” and collectively with the Main Fund and the Lender, the “Lending Parties” and each, a “Lending Party”). Pursuant to the Promissory Note, the Borrower may incur, and the Lending Parties have collectively committed to provide, on an unsecured basis, up to $2.5 million of term loans that will mature on September 30, 2024 and will accrue interest, payable in kind, at the rate of 5% per annum. Term loans made under the Promissory Note are expected to be used for working capital purposes. The Borrower may prepay the Term Loans from time to time without any premium or penalty. The Lender is affiliated with CORE Industrial Partners, LLC.

Concurrent with the execution of the Promissory Note, certain indirect wholly-owned subsidiaries of the Company (including the Borrower) (collectively, the “Guarantors” and each, a “Guarantor”) entered into a Guarantee Agreement dated as of April 1, 2024 (the “Guarantee Agreement”) pursuant to which the Guarantors have agreed to guarantee, on an unsecured basis, in full the payment and performance of the obligations of the Borrower under the Promissory Note. Consistent with the Company’s Related Person Policy and Procedures, the foregoing transactions were approved by the Audit Committee of the Fathom Board. Additionally, the foregoing transactions were approved by the Special Committee.

OTHER IMPORTANT INFORMATION REGARDING THE PARENT ENTITIES

The Parent Entities

Topco. Topco was formed on January 22, 2024 as a Delaware limited liability company, solely for the purpose of completing the Transactions and has conducted no business activities other than those related to the structuring and negotiation of the Merger Agreement and the Transactions. Topco is an affiliate of CORE Industrial Partners, LLC, and has not engaged in any business except as contemplated by the Merger Agreement. The principal office address of Topco is c/o CORE Industrial Partners, LLC, 110 N. Wacker Drive, Suite 2200, Chicago, IL 60606. The telephone number at the principal office is (312) 566-4880.

Parent. Parent was formed on January 22, 2024 as a Delaware limited liability company, solely for the purpose of completing the Transactions and has conducted no business activities other than those related to the structuring and negotiation of the Merger Agreement and the Transactions. Parent is a direct, wholly-owned subsidiary of Topco, and has not engaged in any business except as contemplated by the Merger Agreement. The principal office address of Parent is c/o CORE Industrial Partners, LLC, 110 N. Wacker Drive, Suite 2200, Chicago, IL 60606. The telephone number at the principal office is (312) 566-4880.

Company Merger Sub. Company Merger Sub was formed on January 22, 2024 as a Delaware corporation, solely for the purpose of completing the Merger and has conducted no business activities other than those related to the structuring and negotiation of the Merger Agreement and the Merger. Company Merger Sub is a direct, wholly-owned subsidiary of Parent and has not engaged in any business except as contemplated by the Merger Agreement. The principal office address of Company Merger Sub is c/o CORE Industrial Partners, LLC, 110 N. Wacker Drive, Suite 2200, Chicago, Illinois 60606. The telephone number at the principal office is (312) 566-4880.

LLC Merger Sub. LLC Merger Sub was formed on January 22, 2024 as a Delaware limited liability company solely for the purpose of completing the LLC Merger and has conducted no business activities other than those related to the structuring and negotiation of the Merger Agreement and the LLC Merger. LLC Merger Sub is a direct, wholly-owned subsidiary of Company Merger Sub and has not engaged in any business except as contemplated by the Merger Agreement. The principal office address of LLC Merger Sub is c/o CORE Industrial Partners, LLC, 110 N. Wacker Drive, Suite 2200, Chicago, IL 60606. The telephone number at the principal office is (312) 566-4880.

CORE Funds. Parent and Topco are controlled by the CORE Funds, through which affiliates of CORE are invested. CORE Fund I and CORE Fund I Parallel, together, hold approximately 63% of the voting power of the Company Common Stock. The principal office address of the CORE Funds is c/o CORE Industrial Partners, LLC, 110 N. Wacker Drive, Suite 2200, Chicago, IL 60606. The telephone number at the principal office is (312) 566-4880.

CORE Fund I GP. CORE Fund I and CORE Fund I Parallel are controlled by CORE Fund I GP, their general partner. The principal office address of CORE Fund I GP is c/o CORE Industrial Partners, LLC, 110 N. Wacker Drive, Suite 2200, Chicago, IL 60606. The telephone number at the principal office is (312) 566-4880.

CORE Fund III GP. CORE Fund III and CORE Fund III Parallel are controlled by CORE Fund III GP, their general partner. The principal office address of CORE Fund III GP is c/o CORE Industrial Partners, LLC, 110 N. Wacker Drive, Suite 2200, Chicago, IL 60606. The telephone number at the principal office is (312) 566-4880.

None of Company Merger Sub, LLC Merger Sub, Parent, Topco, either of the CORE Funds, CORE Fund I GP or CORE Fund III GP has, to the knowledge of the Parent Entities, during the past five (5) years, been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) or been a party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.

Directors, Executive Officers and Controlling Persons

The name, position, business address, citizenship, present principal occupation or employment and material occupations, positions, offices or employment for the past five (5) years of each of the directors, executive officers and controlling persons of the Parent Entities are set forth below. All directors, executive officers and controlling persons listed below are citizens of the United States. The business address of the Parent Entities is c/o CORE Industrial Partners, LLC, 110 N. Wacker Drive, Suite 2200, Chicago, IL 60606.

None of the persons listed below has, to the knowledge of the Parent Entities, during the past five (5) years, been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors). None of the persons listed below has, to the knowledge of the Parent Entities, during the past five (5) years, been a party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.

John May. Mr. May has served as President of Topco, Parent, Company Merger Sub and LLC Merger Sub since their formation. Mr. May is the managing member of CORE Fund I GP, which is the sole general partner of each of the CORE Funds. Mr. May has served as a director of Fathom since December 2021. Mr. May is the Founder and Managing Partner of CORE. Before founding CORE, he spent 18 years working on transactions with several private equity sponsors, principally with the Blackstone Group (NYSE: BX) and H.I.G. Capital. In addition to Fathom’s board, he currently serves on the boards of all other CORE portfolio companies including Arizona Natural Resources, J&K Ingredients, Kelvix, Saylite, TCG Legacy, 3DXTECH, CGI Automated Manufacturing and RE3DTECH. Mr. May has both served on the board and was a divisional Chief Executive Officer for a public company. Mr. May graduated with Honors from East Carolina University with a business degree. He currently serves on the East Carolina University Foundation, Inc. Board of Directors and is Co-Vice Chair of the Investment Committee. He is also Co-Founder and Chairman of the Board for Imerman Angels, a 501(c)(3) Chicago-based cancer support organization. He also is an active member of YPO (Young Presidents’ Organization), a member of the Economic Club of Chicago and an Advisory Board member of the Industrial Exchange.

TJ Chung. Mr. Chung has served as Vice President of Topco, Parent, Company Merger Sub and LLC Merger Sub since their formation. Mr. Chung is a Founding Partner at CORE Industrial Partners. Before joining CORE, he spent 15 years as Chief Executive Officer / President of several high-growth electronics and technology businesses, all of which were private equity-backed or divisions of publicly traded corporations. He currently serves on the boards of Fathom OpCo, J&K Ingredients, Littlefuse (NASDAQ: LFUS) and Airgain (NASDAQ: AIRG). Mr. Chung holds an MBA from Duke University’s Fuqua School of Business, a MS in Computer Science from North Carolina State University and a B.S. in Electrical Engineering from the University of Texas at Austin. He also serves on the advisory board of the Cockrell School of Engineering at the University of Texas at Austin and the advisory board of the Center of Entrepreneurship and Innovation at Duke University’s Fuqua School of Business.

Mason Sandy. Mr. Sandy has served as Vice President of Topco, Parent, Company Merger Sub and LLC Merger Sub since their formation. Mr. Sandy serves as a Vice President at CORE Industrial Partners and supports the investment partners of CORE in transaction execution, transaction structuring, acquisition financing, development of investment theses and sourcing new investment opportunities. Prior to joining CORE, he served as an Investment Banking Analyst at Deutsche Bank in the global industrials group. He currently serves on the boards of the following CORE portfolio companies: 3DXTECH and GEM. Mr. Sandy earned his BS in Finance from the Kelley School of Business at Indiana University Bloomington.

DELISTING AND DEREGISTRATION OF THE CLASS A COMMON STOCK

If the Merger is completed, there will be no further market for the Class A Common Stock and, as promptly as practicable following the Effective Time and in compliance with applicable law, Fathom’s Class A Common Stock will be delisted from the NYSE and deregistered under the Exchange Act.

STOCKHOLDER PROPOSALS AND NOMINATIONS

If the Merger is completed, we will not have public stockholders and there will be no public participation in any future meeting of stockholders. However, if the Merger is not completed, or if we are otherwise required to do so under applicable law, we will hold a 2024 Annual Meeting of Stockholders. Any stockholder nominations or proposals for other business intended to be presented at our next annual meeting must be submitted to us as set forth below.

Requirements for Stockholder Proposals to be Considered for Inclusion in Fathom’s Proxy Materials

If you wished to submit a proposal to be included in the proxy statement for our 2024 Annual Meeting, if applicable, we must have received it in a form which complies with the applicable securities laws, on or before January 26, 2024; provided, that, if the date of the 2024 Annual Meeting is more than thirty (30) days from June 7, 2024, the deadline is a reasonable time before we begin to print and send our proxy materials for the 2024 Annual Meeting. If you wish to submit a proposal to be included in the proxy statement for our 2025 Annual Meeting, if applicable, we must receive it in a form which complies with the applicable securities laws by not fewer than 120 days before the anniversary of the date of our 2024 proxy statement; provided, that, if the date of our 2025 Annual Meeting changes by more than thirty (30) days from the date on which our 2024 Annual Meeting is held, then the deadline would be a reasonable time before we begin to print and send our proxy materials for the 2025 Annual Meeting. Please address your proposals to: Fathom Digital Manufacturing Corporation, 1050 Walnut Ridge Drive, Hartland, Wisconsin 53029, Attention: Secretary of the Company. As the rules of the SEC make clear, simply submitting a proposal does not guarantee that it will be included.

Requirements for Stockholder Proposals to be Brought before the Annual Meeting

In accordance with our bylaws, for any matter to be properly considered before our 2024 Annual Meeting (other than proposals to be included in our proxy statement), if applicable, including nomination of directors, such matter must have been submitted to us between February 8, 2024 and March 9, 2024 and in a format which complies with the provisions set forth in our bylaws. In the event next year’s Annual Meeting, if applicable, is more than thirty (30) days before or more than sixty (60) days after the anniversary date of the prior year’s Annual Meeting, which was held on July 11, 2023, to be timely, stockholder notices must be delivered not later than the close of business on the later of the 90th day prior to such Annual Meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by Fathom. Additionally, to comply with the SEC’s universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 8, 2024.

Notices of intention to present proposals at the 2024 Annual Meeting should be addressed to Fathom Digital Manufacturing Corporation, 1050 Walnut Ridge Drive, Hartland, Wisconsin 53029, Attention: Secretary of the Company. Fathom reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements. On request, the Secretary of the Company will provide detailed instructions for submitting proposals.

Requirements for Stockholder Nominations for Fathom Board Directors

The policy of the Fathom Board is to have the Fathom Board consider properly submitted stockholder recommendations for candidates for membership to the Fathom Board. In evaluating nominees recommended by stockholders, the Fathom Board will utilize the same criteria used for nominees proposed by the Fathom Board members. If a stockholder wishes to nominate directors for election to the Fathom Board at next year’s Annual Meeting, such nominations must comply with Section 2.5 of our bylaws and be submitted in writing to Fathom Digital Manufacturing Corporation, 1050 Walnut Ridge Drive, Hartland, Wisconsin 53029, Attention: Secretary of the Company.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public at the SEC website at www.sec.gov. You also may obtain free copies of the documents we file with the SEC, including this proxy statement, by going to our corporate website at https://investors.fathommfg.com/. The information provided on our website, other than the documents that Fathom files with the SEC which are incorporated by reference in this proxy statement in their entirety, is not part of this proxy statement, and therefore is not incorporated herein by reference. You may also obtain a copy of these filings at no cost by writing or telephoning us at the following address:

Fathom Digital Manufacturing Corporation

1050 Walnut Ridge Drive

Hartland, Wisconsin 53029

Telephone: (262) 367-8254

Any person, including any beneficial owner, to whom this proxy statement is delivered may request copies of this proxy statement or other information concerning us, without charge, by written or telephonic request directed to Fathom Digital Manufacturing Corporation, 1050 Walnut Ridge Drive, Hartland, Wisconsin 53029, Telephone (262) 367-8254 or from the SEC through the SEC website at the address provided above.

We are incorporating by reference specified documents that we file with the SEC, which means that we can disclose important information to you by referring you to those documents that are considered part of this proxy statement. We incorporate by reference the documents listed below (provided, that, we are not incorporating by reference any information furnished to, but not filed with, the SEC):

•	our annual report on Form 10-K for the fiscal year ended December 31, 2022, as amended by our Form 10-K/A as filed with the SEC on May 1, 2023;

•	our quarterly reports on Form 10-Q for the fiscal quarters ended March 31, 2023, June 30, 2023 and September 30, 2023;

•

our current reports on Form 8-K as filed with the SEC on May 15 2023, July  13, 2023, August  10, 2023, August  14, 2023, September  11, 2023, September  18, 2023, September  22, 2023, September  28, 2023, October  23, 2023, November  14, 2023, November  27, 2023, February  20, 2024, March 1, 2024 and April 2, 2024; and

•

our definitive proxy statement under Regulation 14A in connection with our Annual Meeting of Stockholders, filed with the SEC on May  25, 2023, and additional definitive proxy soliciting materials and Rule 14(a)(12) material, filed with the SEC on May 25, 2023. Any statement contained in a document incorporated by reference into this proxy statement will be deemed to be modified or superseded for purposes of this proxy statement to the extent that a statement contained in this proxy statement modifies or supersedes the statement.

Because the Merger constitute a “going private” transaction, Fathom, OpCo, Parent, Company Merger Sub, LLC Merger Sub, CORE Fund I, CORE Fund I Parallel, CORE Fund I GP and John May have filed with the SEC a Transaction Statement on Schedule 13E-3 with respect to the Merger. The Schedule 13E-3, including any amendments and exhibits filed or incorporated by reference as a part of it, is available for inspection as set forth above. The Schedule 13E-3 will be amended to report promptly any material changes in the information set forth in the most recent Schedule 13E-3 filed with the SEC.

THIS PROXY STATEMENT DOES NOT CONSTITUTE THE SOLICITATION OF A PROXY IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH PROXY SOLICITATION IN THAT JURISDICTION. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT TO

VOTE YOUR SHARES AT THE SPECIAL MEETING. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED   , 2024. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, AND THE MAILING OF THIS PROXY STATEMENT TO STOCKHOLDERS DOES NOT CREATE ANY IMPLICATION TO THE CONTRARY.

Annex A

AGREEMENT AND PLAN OF MERGER

by and among

FATHOM DIGITAL MANUFACTURING INTERMEDIATE, LLC,

FATHOM DIGITAL MANUFACTURING MERGER SUB, INC.,

FATHOM DIGITAL MANUFACTURING MERGER SUB 2, LLC,

FATHOM HOLDCO, LLC

and

FATHOM DIGITAL MANUFACTURING CORPORATION

Dated as of February 16, 2024

A-i

3.26	Product Defects and Warranties	A-45
3.27	Takeover Statutes	A-45
3.28	Brokers, Finders and Financial Advisors	A-45
3.29	Exclusivity of Representations and Warranties; Investigation	A-45

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF PARENT AND THE MERGER SUBS		A-46
4.1	Organization and Qualification	A-46
4.2	Authority; Approvals and Enforceability	A-46
4.3	Required Filings and Consents	A-47
4.4	Organizational Documents	A-47
4.5	Legal Proceedings; Orders; Disclosure	A-47
4.6	Brokers, Finders and Financial Advisors	A-48
4.7	Operations of Parent and the Merger Subs	A-48
4.8	No Parent Vote or Approval Required	A-48
4.9	Financing	A-48
4.10	Solvency	A-49
4.11	Exclusivity of Representations and Warranties; Investigation	A-50

ARTICLE V INTERIM OPERATIONS		A-50
5.1	Affirmative Obligations	A-50
5.2	Forbearance Covenants of the Company	A-51
5.3	No Solicitation	A-53

ARTICLE VI ADDITIONAL COVENANTS		A-58
6.1	Required Action and Forbearance; Efforts	A-58
6.2	Proxy Statement, Schedule 13E-3 and Other Required SEC Filings	A-59
6.3	Company Stockholder Meeting	A-61
6.4	Financing	A-62
6.5	Intentionally Omitted.	A-63
6.6	Anti-Takeover Laws	A-63
6.7	Access	A-63
6.8	Section 16(b) Exemption	A-63
6.9	Directors’ and Officers’ Exculpation, Indemnification and Insurance	A-63
6.10	[RESERVED]	A-65
6.11	Obligations of Merger Subs	A-65
6.12	Public Statements and Disclosure	A-65
6.13	Transaction Litigation	A-65
6.14	Stock Exchange Delisting; Deregistration	A-65
6.15	[RESERVED]	A-65
6.16	Parent Vote	A-65
6.17	No Control of the Other Party’s Business	A-66
6.18	[RESERVED].	A-66
6.19	Resignations	A-66
6.20	Amendment to Tax Receivable Agreement	A-66
6.21	Amendment to OpCo LLC Agreement	A-66

ARTICLE VII CONDITIONS TO THE MERGERS		A-66
7.1	Conditions to Each Party’s Obligations to Effect the Mergers	A-66
7.2	Conditions to the Obligations of Parent and the Merger Subs	A-66
7.3	Conditions to the Company’s Obligations to Effect the Mergers	A-68

A-ii

ARTICLE VIII TERMINATION, AMENDMENT AND WAIVER		A-68
8.1	Termination	A-68
8.2	Manner and Notice of Termination; Effect of Termination	A-70
8.3	Fees and Expenses	A-70
8.4	Amendment	A-73
8.5	Extension; Waiver	A-73
8.6	Special Committee Matters	A-73

ARTICLE IX GENERAL PROVISIONS		A-73
9.1	Survival of Representations, Warranties and Covenants	A-73
9.2	Notices	A-73
9.3	Assignment	A-75
9.4	Intentionally Omitted	A-75
9.5	Entire Agreement	A-75
9.6	Third-Party Beneficiaries	A-75
9.7	Severability	A-75
9.8	Remedies	A-75
9.9	Governing Law	A-76
9.10	Consent to Jurisdiction	A-76
9.11	WAIVER OF JURY TRIAL	A-77
9.12	Company Disclosure Letter References	A-77
9.13	Counterparts	A-77
9.14	No Limitation	A-78
9.15	Disclaimer	A-78
9.16	Non-Recourse Parent Parties	A-78

SCHEDULES:
Schedule 2.1(c)	Form of Rollover Agreement
Schedule 2.6(c)	Form of Second Amended and Restated Certificate of Incorporation
Schedule 6.20	Form of TRA Amendment
Schedule 6.21	Form of OpCo LLCA Amendment

A-iii

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (this “Agreement”) is made and entered into as of February 16, 2024 (the “Agreement Date”), by and among Fathom Digital Manufacturing Intermediate, LLC, a Delaware limited liability company (“Parent”), Fathom Digital Manufacturing Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Company Merger Sub”), Fathom Digital Manufacturing Merger Sub 2, LLC, a Delaware limited liability company and a wholly-owned subsidiary of Company Merger Sub (“LLC Merger Sub” and, together with Company Merger Sub, the “Merger Subs”), Fathom Holdco, LLC, a Delaware limited liability company (“OpCo LLC”), and Fathom Digital Manufacturing Corporation, a Delaware corporation (the “Company”). Each of Parent, the Merger Subs, and the Company are sometimes referred to as a “Party.” All capitalized terms that are used in this Agreement have the respective meanings given to them in Article I.

RECITALS

A. The Parties intend that, on the terms and subject to the conditions set forth in this Agreement, (i) LLC Merger Sub shall merge with and into OpCo LLC (the “LLC Merger”), with OpCo LLC surviving the LLC Merger as a partially-owned Subsidiary of the Company and a partially-owned Subsidiary of Company Merger Sub, pursuant to and in accordance with the provisions of the Delaware Limited Liability Company Act, as may be amended from time to time (the “DLLCA”), and (b) immediately following the LLC Merger, Company Merger Sub shall merge with and into the Company (the “Company Merger”, and collectively with the LLC Merger, the “Mergers”), with the Company surviving the Company Merger as a wholly-owned Subsidiary of Parent (and as a result of the Company Merger, OpCo LLC shall become a wholly-owned Subsidiary of the Company), pursuant to and in accordance with the provisions of the General Corporation Law of the State of Delaware, as may be amended from time to time (the “DGCL”).

B. The Company Board established a special committee of the Company Board consisting exclusively of independent and disinterested directors of the Company (the “Special Committee”) and empowered it to, among other things, review, evaluate and negotiate a potential transaction involving the Company and Parent and make a recommendation to the Company Board with respect thereto.

C. The Special Committee has unanimously (i) determined that this Agreement and the transactions contemplated hereby, including the Mergers (collectively, the “Transactions”), are fair to, advisable, and in the best interests of, the Company and the Unaffiliated Stockholders, (ii) approved and declared advisable this Agreement and the Transactions, (iii) recommended that the Company Board approve and declare advisable this Agreement and the Transactions, and determine that this Agreement and the Transactions are fair to, advisable, and in the best interests of, the Company and the Unaffiliated Stockholders and (iv) recommended that, subject to Company Board approval, the Company Board submit this Agreement to the Company Stockholders for their adoption and recommend that the Company Stockholders vote in favor of the adoption of this Agreement.

D. The Company Board, acting in accordance with the unanimous affirmative recommendation of the Special Committee, has unanimously: (i) determined that this Agreement and the Transactions are fair to, advisable, and in the best interests of, the Company and the Company Stockholders, including the Unaffiliated Stockholders, (ii) approved and declared advisable this Agreement and the Transactions, (iii) approved the execution and delivery of this Agreement by the Company, the performance by the Company of its covenants and other obligations hereunder and the consummation of the Company Merger upon the terms and subject to the conditions set forth herein, (iv) directed that the adoption of this Agreement be submitted to a vote of the Company Stockholders at the Company Stockholder Meeting and (v) resolved to recommend that the Company Stockholders adopt this Agreement in accordance with the DGCL.

E. The Company, in its capacity as the managing member of OpCo LLC, has (i) determined that the LLC Merger is fair to, advisable, and in the best interests of, OpCo LLC and its members, (ii) approved and declared advisable and in the best interests of OpCo LLC and its members this Agreement and the Transactions and (iii) approved the execution and delivery of this Agreement, the performance by OpCo LLC of its covenants and other obligations hereunder and the consummation of the LLC Merger upon the terms and subject to the conditions contained herein.

F. The managing member of Parent has (i) determined that this Agreement and the Transactions are fair to, advisable, and in the best interests of, Parent, (ii) approved and declared advisable this Agreement and the Transactions; and (iii) approved the execution and delivery of this Agreement by Parent, the performance by Parent of its covenants and other obligations hereunder and the consummation of the Transactions, including the Mergers, upon the terms and subject to the conditions set forth herein.

G. The board of directors of Company Merger Sub has unanimously (i) determined that this Agreement and the Transactions are fair to, advisable, and in the best interests of, Company Merger Sub and its sole stockholder; (ii) approved and declared advisable this Agreement and the Transactions; (iii) approved the execution and delivery of this Agreement by Company Merger Sub, the performance by Company Merger Sub of its covenants and other obligations hereunder and the consummation of the Company Merger upon the terms and subject to the conditions set forth herein; and (iv) resolved to recommend that Parent, as the sole stockholder of Company Merger Sub, adopt this Agreement in accordance with the DGCL.

H. Concurrently with the execution and delivery of this Agreement, and as a condition and inducement to the Company’s willingness to enter into this Agreement, Parent and the Merger Subs have delivered a fully executed equity commitment letter of even date herewith (the “Equity Commitment Letter”) between Parent and the CORE Funds (the “Guarantor”), pursuant to which the Guarantor has committed, subject to the terms and conditions thereof, to make an equity investment in Parent in cash in the aggregate amount set forth therein (the “Equity Financing”).

I. As soon as practicable following the execution and delivery of this Agreement (and in any event within 24 hours), Parent, in its capacity as the sole stockholder of Company Merger Sub, will execute and deliver to Company Merger Sub (with a copy also sent to the Company) a written consent adopting this Agreement in accordance with the DGCL (the “Company Merger Sub Stockholder Approval”).

J. Company Merger Sub, in its capacity as the managing member of LLC Merger Sub, has (i) determined that the LLC Merger is advisable, and in the best interests of, LLC Merger Sub and (ii) approved and declared advisable this Agreement and the Transactions, including the LLC Merger.

K. As a condition and inducement to the Company’s willingness to enter into this Agreement, Parent and the Merger Subs have delivered to the Company concurrently with the execution of this Agreement the Equity Commitment Letter.

L. As a condition and inducement to the Company’s willingness to enter into this Agreement, certain Affiliates of Parent and the Company have entered into a voting and support agreement (the “Support Agreement”) in connection with the transactions contemplated hereby; and

M. Parent, the Merger Subs and the Company desire to (i) make certain representations, warranties, covenants and agreements in connection with this Agreement and the Mergers; and (ii) prescribe certain conditions with respect to the consummation of the Mergers.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties, covenants and agreements set forth herein, as well as other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and accepted, and intending to be legally bound hereby, Parent, the Merger Subs and the Company agree as follows:

ARTICLE I

DEFINITIONS & INTERPRETATIONS

1.1 Certain Definitions. For all purposes of and pursuant to this Agreement, the following capitalized terms have the following respective meanings:

(a) “Acceptable Confidentiality Agreement” means a customary agreement with the Company that is either (i) in effect as of the Agreement Date or (ii) executed, delivered and effective after the Agreement Date, in either case containing provisions that require any counterparty thereto (and any of its Affiliates and representatives named therein) that receive confidential or non-public information of or with respect to the Company to keep such information confidential (subject to customary exceptions).

(b) “Acquisition Proposal” means any offer or proposal relating to an Acquisition Transaction.

(c) “Acquisition Transaction” means any transaction or series of related transactions (other than the Mergers) involving:

(i) any direct or indirect purchase or other acquisition by any Third Person or “group” (as defined pursuant to Section 13(d) of the Exchange Act) of Persons, whether from the Company or any other Person(s), of securities representing more than 20% of the total outstanding voting power of the Company after giving effect to the consummation of such purchase or other acquisition, including pursuant to a tender offer or exchange offer by any Person or “group” of Persons that, if consummated in accordance with its terms, would result in such Person or “group” of Persons beneficially owning more than 20% of the total outstanding voting power of the Company after giving effect to the consummation of such tender or exchange offer;

(ii) any direct or indirect purchase, license or other acquisition by any Third Person or “group” (as defined pursuant to Section 13(d) of the Exchange Act) of Persons of assets constituting or accounting for more than 20% of the consolidated assets, revenue or net income of the Company Group, taken as a whole (measured by the fair market value thereof as of the date of such purchase or acquisition); or

(iii) any merger, consolidation, business combination, recapitalization, reorganization, liquidation, dissolution or other transaction involving the Company pursuant to which (x) any Third Person or “group” (as defined pursuant to Section 13(d) of the Exchange Act) of Persons would hold securities representing more than 20% of the total outstanding voting power of the Company outstanding after giving effect to the consummation of such transaction or (y) stockholders of the Company immediately preceding such transaction hold less than 80% of the equity interests of the surviving or resulting entity of such transaction.

(d) “Affiliate” means, with respect to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person. For purposes of this definition, the term “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities, by Contract or otherwise; provided, that (i) none of Parent, Company Merger Sub, LLC Merger Sub or any of their respective Affiliates (other than the Company and its Subsidiaries) shall be deemed to be Affiliates of the Company or any Subsidiaries of the Company and (ii) the Company and Subsidiaries of the Company shall not be deemed to be Affiliates of Parent, Company Merger Sub, LLC Merger Sub or any of their respective Affiliates (other than the Company and its Subsidiaries), in each case, for any purpose hereunder.

(e) “Ancillary Agreements” means the documents and instruments and other agreements among the Parties as contemplated by or referred to herein, including the Company Disclosure Letter, the Parent Disclosure Letter, the Equity Commitment Letter, the Support Agreement, the OpCo LLC Agreement Amendment and the TRA Amendment.

(f) “Anti-Corruption Laws” means any Laws in any part of the world relating to combatting bribery and corruption, including: the Organization for Economic Cooperation and Development Convention on Combatting Bribery of Foreign Officials in International Business Transactions; the UN Convention Against Corruption; the Foreign Corrupt Practices Act of 1977; the UK Bribery Act 2010; any other similar Law related to similar subject matter; and any applicable anti-money laundering Laws and guidelines in the United States and in any other applicable jurisdiction.

(g) “Audited Company Balance Sheet” means the audited consolidated balance sheet (and the notes thereto) of the Company and its Subsidiaries as of December 31, 2022 set forth in the Company’s Annual Report on Form 10-K filed by the Company with the SEC for the fiscal year ended December 31, 2022.

(h) “Borrower” means Fathom Manufacturing, LLC, a Delaware limited liability company.

(i) “Business Day” means each day that is not a Saturday, Sunday or other day on which the Company is closed for business or the Federal Reserve Bank of New York is closed.

(j) “COBRA” means the Consolidated Omnibus Budget Reconciliation Act of 1985, Section 4980B of the Code, and the rules and regulations promulgated thereunder, or any successor statute, rules and regulations thereto and any similar applicable state Law.

(k) “Code” means the Internal Revenue Code of 1986, as amended.

(l) “Company Board” means the Board of Directors of the Company.

(m) “Company Class A Common Stock” means the Class A common stock, par value $0.0001, of the Company.

(n) “Company Class A Earnout Shares” means, collectively, the SPAC Class A Earnout Shares and the Sponsor Earnout Shares.

(o) “Company Class B Common Stock” means the Class B common stock, par value $0.0001, of the Company.

(p) “Company Common Stock” means, collectively, the Company Class A Common Stock and the Company Class B Common Stock.

(q) “Company Data” means all business information and all Personal Information (whether of employees, contractors, consultants, customers, consumers, or other Persons and whether in electronic or any other form or medium) that is accessed, collected, used, processed, stored, shared, distributed, transferred, disclosed, destroyed, or disposed of by any of the Company Systems.

(r) “Company Equity Award” means any Company Option, any Company Restricted Stock Unit Award or any Company Performance Stock Unit Award.

(s) “Company Equity Plan” means the Company’s 2021 Omnibus Incentive Plan.

(t) “Company ESPP” means the Company’s 2021 Employee Stock Purchase Plan.

(u) “Company Group” means the Company and its Subsidiaries.

(v) “Company Group Member” means the Company or any of its Subsidiaries, as applicable.

(w) “Company Investor Rights Agreement” means that certain Investor Rights Agreement, dated as of December 23, 2021, by and among the Company and the Persons listed on the signature page thereto.

(x) “Company Material Adverse Effect” means any change, event, effect, development, condition, fact, state of facts, occurrence or circumstance (each, an “Effect”) that, individually or in the aggregate, (x) would prevent or materially impair, interfere with, hinder or delay the ability of the Company and its Subsidiaries to perform its obligations under this Agreement or to consummate the Transactions or (y) is, has had or would reasonably be expected to have a material adverse effect on the business, assets, properties, condition (financial or otherwise) or results of operations of the Company Group, taken as a whole; provided, however, that, solely with respect to clause (y), no Effects arising out of or resulting from the following matters (in each case, by itself or when aggregated) will be deemed to be or constitute a Company Material Adverse Effect or will be taken into account when determining whether a Company Material Adverse Effect has occurred or would reasonably be expected to occur (subject to the limitations set forth below):

(i) general economic conditions in the United States or any other country or region in the world, or changes in conditions in the global economy, or any country’s or region’s economy, generally;

(ii) conditions (or changes thereof) in the financial markets, credit markets or capital markets in the United States or any other country or region in the world, including (1) changes in interest rates or credit ratings in the United States or any other country; or (2) changes in exchange rates for the currencies of any country;

(iii) general conditions (or changes thereof) and trends in the industries in which the Company Group generally conducts business;

(iv) regulatory, legislative or political conditions (or changes thereof) in the United States or any other country or region in the world;

(v) geopolitical conditions, outbreak of hostilities, acts of war, sabotage, terrorism or military actions (including any escalation or general worsening of any such hostilities, acts of war (whether or not declared), sabotage, terrorism or military actions) in the United States or any other country or region in the world;

(vi) earthquakes, hurricanes, tsunamis, tornadoes, floods, mudslides, wildfires or other natural disasters, pandemics (including SARS-CoV-2 or COVID-19, any evolutions or mutations thereof (“COVID-19”)), epidemics, weather conditions and other force majeure events in the United States or any other country or region in the world;

(vii) resulting from the negotiation, execution or announcement of this Agreement or the Transactions (including the identity of Parent, Merger Subs and their respective Affiliates, financing sources and investors), including the impact thereof on the relationships, contractual or otherwise, of the Company Group with suppliers, customers, partners, vendors or any other third Person; provided, however, that this clause (vii) shall not apply to any representation or warranty contained in this Agreement to the extent that such representation or warranty expressly addresses consequences resulting from the negotiation, execution or announcement of this Agreement;

(viii) the taking of any action (or refraining from taking any action) expressly required to be taken, or expressly prohibited from being taken, pursuant to or in accordance with this Agreement (it being understood that this clause (viii) will not apply with respect to Section 5.1(a);

(ix) arising from any action taken or refrained from being taken, in each case to which Parent has expressly approved, consented to or requested in writing following the Agreement Date;

(x) changes in GAAP or other accounting standards or in any applicable Laws or regulations (or the official interpretation of any of the foregoing after the Agreement Date);

(xi) any quarantine, “shelter in place,” “stay at home,” social distancing, shut down, closure, sequester, safety or similar Law, directive, guidelines or recommendations promulgated by any Governmental Authority, including the Centers for Disease Control and Prevention and the World Health Organization, in each case, in connection with or in response to COVID-19 (“COVID-19 Measures”);

(xii) any Transaction Litigation threatened, made or brought against the Company or any of its directors or officers arising out of the Mergers or any of the other Transactions;

(xiii) changes in the price or trading volume of the Company Common Stock, in and of itself (it being understood that any cause of such change (to the extent not otherwise falling within any of the exceptions provided by clauses (i) through (xii) or clause (xiv)) may be deemed to constitute, in and of itself, a Company Material Adverse Effect and may be taken into consideration when determining whether a Company Material Adverse Effect has occurred or would reasonably be expected to occur); and

(xiv) any failure, in and of itself, by the Company Group to meet (A) any public estimates or expectations of the Company’s revenue, earnings or other financial performance or results of operations for any period; or (B) any budgets, plans, projections or forecasts of its revenues, earnings or other financial performance or results of operations (it being understood that any cause of any such failure (to the extent not otherwise falling within any of the exceptions provided by clauses (i) through (xiii) may be deemed to constitute, in and of itself, a Company Material Adverse Effect and may be taken into consideration when determining whether a Company Material Adverse Effect has occurred or would reasonably be expected to occur if not otherwise excluded hereunder); except, with respect to clauses (i), (ii), (iii), (iv), (v), (vi), (x) and (xi), to the extent that such Effect has had a disproportionate adverse effect on the Company Group relative to other companies operating in the industry or industries in which the Company Group conducts business, in which case the incremental disproportionate adverse impact may be taken into account in determining whether there has occurred or would reasonably be expected to occur a Company Material Adverse Effect.

(y) “Company Option” means an option to purchase shares of Company Common Stock granted under the Company Equity Plan.

(z) “Company Owned Intellectual Property” means any Intellectual Property that is owned or purported to be owned by any Company Group Member, including the Company Registered Intellectual Property.

(aa) “Company Performance Stock Unit Award” means an award of performance stock units granted under the Company Equity Plan or that certain Performance Stock Unit Award Agreement (Inducement) effective as of October 23, 2023 by and between the Company and Carey Chen (the “PSU Inducement Award Agreement”).

(bb) “Company Preferred Stock” means the preferred stock, par value $0.0001 per share, of the Company.

(cc) “Company Product” means all products, technologies and services developed (including products, technologies and services under development), marketed, owned, made, provided, distributed, imported, sold or licensed by or on behalf of the Company Group currently or at any time since January 1, 2022, including products and services for which development is ongoing and that the Company or a Subsidiary thereof intends to release publicly within six (6) months after the Agreement Date.

(dd) “Company Registered Intellectual Property” means all of the Registered Intellectual Property owned or purported to be owned by any Company Group Member, including the Intellectual Property set forth on Schedule 3.13(a).

(ee) “Company Registration Rights Agreement” means that certain Registration Rights Agreement, dated as of December 23, 2021, by and among the (i) Company (formerly known as Altimar Acquisition Corp. II), (ii) the SPAC Sponsor and certain equityholders of the Company as set forth on Schedule A thereto and (iii) certain direct and indirect equityholders of OpCo LLC set forth on Schedule B thereto.

(ff) “Company Restricted Stock Unit Award” means an award of restricted stock units granted under the Company Equity Plan or under that certain Restricted Stock Unit Award Agreement (Inducement) effective as of October 23, 2023 by and between the Company and Carey Chen (together with the PSU Inducement Award Agreement, the “Inducement Award Agreements”).

(gg) “Company Stockholder Meeting” means a meeting of the Company Stockholders (held as promptly as reasonably practicable following the mailing of the Proxy Statement to the Company Stockholders) for the purpose of obtaining the Requisite Stockholder Approval.

(hh) “Company Stockholders” means the holders of shares of Company Common Stock.

(ii) “Company Systems” means all Software, computer hardware (whether general or special purpose), electronic data processing, information, record keeping, communications, telecommunications, networks, interfaces, platforms, servers, peripherals, and computer systems, including any outsourced systems and processes that are owned or used by or for the Company in the conduct of its business.

(jj) “Company Warrants” means those outstanding Public Warrants (as defined in the Warrant Agreement) and Private Placement Warrants (as defined in the Warrant Agreement) of the Company exercisable for Company Class A Common Stock pursuant to the terms of the Warrant Agreement.

(kk) “Continuing Employees” means each individual who is an employee of the Company or any of its Subsidiaries immediately prior to the LLC Merger Effective Time and continues to be an employee of Parent or one of its Subsidiaries (including the Surviving Corporation) immediately following the Company Merger Effective Time.

(ll) “Contract” means any contract, subcontract, note, bond, mortgage, indenture, lease, license, sublicense or other binding agreement.

(mm) “CORE” means CORE Industrial Partners, LLC, a Delaware limited liability company.

(nn) “CORE Funds” means, collectively, CORE Industrial Partners Fund I, L.P., a Delaware limited partnership, CORE Industrial Partners Fund I Parallel LP, a Delaware limited partnership, CORE Industrial Fund Partners GP I, LLC, a Delaware limited liability company (acting in its capacity as general partner of CORE Fund I and CORE Fund I Parallel), and any affiliated investment vehicles managed, directly or indirectly, by CORE or its Affiliates.

(oo) “Credit Agreement” means that certain Credit Agreement, dated as of December 21, 2021, by and among Holdings, Borrower, the Lenders (as defined therein) party thereto from time to time and JPMorgan Chase Bank, N.A., as Administrative Agent, as amended by the First Amendment thereto, dated as of November 10, 2022, the Second Amendment thereto, dated as of March 24, 2023, the Third Amendment thereto, dated as of November 13, 2023, the Extension Consent Letter related thereto, dated January 31, 2024 and the Fourth Amendment thereto, dated as of February 16, 2024.

(pp) “D&O Claim” means any threatened, asserted, pending or completed claim, action, suit, proceeding, inquiry or investigation, whether instituted by any Party, any Governmental Authority or any other Person, whether civil, criminal, administrative, investigative or other, including any arbitration or other alternative dispute resolution mechanism, arising out of or pertaining to matters that relate to a Covered Person’s duties or service (i) as a director or officer of a Company Group Member at or prior to the Company Merger Effective Time (including with respect to any acts, facts, events or omissions occurring in connection with the approval of this Agreement and the Mergers, including the consideration and approval thereof and the process undertaken in connection therewith and any D&O Claim relating thereto) or (ii) as a director, trustee or officer of any other entity or any benefit plan maintained by any Company Group Member (for which a Covered Person is or was serving at the request or for the benefit of a Company Group Member) at or prior to the Company Merger Effective Time.

(qq) “Data Security Requirements” means, collectively, all of the following to the extent relating to Processing or otherwise relating to privacy, security, or security breach notification requirements and applicable to the Company, to the conduct of the business, or to any of the Company Systems or any Company Data: (i) all applicable Laws, rules and regulations, including the California Consumer Privacy Act (CCPA) and the General Data Protection Regulation (GDPR) (EU) 2016/679); (ii) industry standards with which the Company is contractually obligated to comply or has otherwise publicly stated with which it complies (including, if applicable, the Payment Card Industry Data Security Standard (PCI DSS)); (iii) contractual obligations by which the Company is bound; and (iv) the Company’s own written rules, policies and procedures.

(rr) “Employee Plan” means any “employee benefit plan” (as defined in Section 3(3) of ERISA, whether or not subject to ERISA) and any other written or oral plan, policy, program, agreement, arrangement or Contract involving compensation or benefits, including health, welfare, or life insurance coverage, severance, disability benefits, deferred compensation, retention, change in control, transaction or other bonuses, stock options, stock purchase, phantom stock, stock appreciation or other forms of fringe benefits, perquisites, incentive compensation or post-retirement or post-employment compensation or benefits and all employment, management, individual consulting, change in control, retention, severance or similar arrangements or agreements, written or otherwise, which (i) is sponsored, maintained or contributed to (or required to be contributed to) by any of the Company Group Members or any of their respective ERISA Affiliates, including for the benefit of any current or former employee, officer, director or other individual service provider of any Company Group Member, or (ii) under or with respect to which any of the Company Group Members or any of their respective ERISA Affiliates has or could reasonably be expected to have any Liability.

(ss) “Environmental Laws” means all Laws, rules, regulations, Orders, statutes, and codes promulgated or issued by any Governmental Authority relating to pollution, protection of the environment or natural resources, or public or worker health or safety, or which prohibit, regulate or control any Hazardous Material or any Hazardous Materials Activity.

(tt) “Environmental Permit” means any permit, license, variance, exemption, consent, certificate, authorization, registration, Order or other approvals issued pursuant to any Environmental Laws.

(uu) “Equity Securities” means, with respect to any Person, (i) any shares of capital or capital stock (including any ordinary shares) or other voting securities of, or other ownership interest in, such Person, (ii) any securities of such Person convertible into or exchangeable for cash or shares of capital or capital stock or other voting securities of, or other ownership interests in, such Person or any of its Subsidiaries, (iii) any warrants, calls, options or other rights to acquire from such Person, or other obligations of such Person to issue, any shares of capital or capital stock or other voting securities of, or other ownership interests in, or securities convertible into or exchangeable for shares of capital or capital stock or other voting securities of, or other ownership interests in, such Person or any of its Subsidiaries, or (iv) any restricted shares, stock appreciation rights, restricted units, performance units, contingent value rights, “phantom” stock or similar securities or rights issued by or with the approval of such Person that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any shares of capital or capital stock or other voting securities of, other ownership interests in, or any business, products or assets of, such Person or any of its Subsidiaries.

(vv) “ERISA” means the Employee Retirement Income Security Act of 1974.

(ww) “ERISA Affiliate” means any Person that is (or, at any relevant time, has been or would be) considered a single employer with the Company or any of its Subsidiaries under Section 414 of the Code.

(xx) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(yy) “Families First Act” means the Families First Coronavirus Response Act, as signed into law by the President of the United States on March 18, 2020.

(zz) “FCPA” means the Foreign Corrupt Practices Act of 1977.

(aaa) “GAAP” means generally accepted accounting principles, consistently applied, in the United States.

(bbb) “Governmental Authority” means any government, government-sponsored entity, governmental or regulatory entity or body, department, commission, board, agency or instrumentality, and any court, tribunal, arbitral body (public or private) or judicial body, in each case whether federal, state, county or provincial, national or supra-national, and whether local or foreign.

(ccc) “Hazardous Material” means any material, chemical, emission, substance, constituent or waste regulated, or for which Liability or standards of conduct may be imposed, under Environmental Law, or that has been designated by any Governmental Authority acting under Environmental Law to be radioactive, toxic, hazardous, corrosive, reactive, explosive, flammable, a medical or biological waste, a pollutant or otherwise a danger to health, reproduction or the environment, including petroleum or petroleum products or by-products, oil, radon gas, coal ash, urea formaldehyde foam insulation, asbestos or asbestos containing materials, polychlorinated biphenyls, per- and polyfluoroalkyl substances, toxic mold or radiation.

(ddd) “Hazardous Materials Activity” means the transportation, handling, transfer, recycling, management, storage, use, treatment, manufacture, removal, remediation, release, spill, leak, leach, migration, disposal, or exposure of Persons to, any Hazardous Material or any product or waste containing a Hazardous Material.

(eee) “Holdings” means Fathom Guarantor, LLC, a Delaware limited liability company.

(fff) “Inquiry” means an inquiry, request for discussions or negotiations or request to review non-public information that would reasonably be expected to indicate an interest in making or effecting an Acquisition Proposal or an Acquisition Transaction.

(ggg) “Intellectual Property” means all intellectual property rights anywhere in the world, including all of the following (i) patents, patent disclosures, inventions and improvements thereto (whether or not patentable or reduced to practice), and patent applications and all reissues, divisions, re-examinations, renewals, extensions, provisionals, continuations and continuations-in-part thereof (“Patents”), (ii) copyrights and copyrightable works or authorship, copyright registrations and copyright applications, “moral” rights and mask work rights (“Copyrights”), (iii) trade secrets, know-how, processes, methods, techniques, formulae, technologies, algorithms, layouts, designs, protocols, specifications, data compilations and databases, and proprietary rights in confidential information, (iv) trademarks, trade names, logos, slogans, trade dress, corporate names, and service marks, and other indicia of source, and any applications or registration of the same, and all related goodwill associated therewith (“Marks”), (v) domain names, uniform resource locators, other names and locators associated with the Internet, and all registrations therefor, (vi) Software, (vii) industrial designs, (viii) analogous rights to those set forth above, and (ix) rights of publicity, including the right to use the name, likeness, image, signature and biographical information of any natural Person.

(hhh) “Interim Company Balance Sheet” means the consolidated balance sheet of the Company and its Subsidiaries as of September 30, 2023 set forth in the Company’s Quarterly Report on Form 10-Q filed by the Company with the SEC for the fiscal period ended September 30, 2023

(iii) “IRS” means the United States Internal Revenue Service or any successor thereto.

(jjj) “Knowledge” of the Company, with respect to any matter in question, means the actual knowledge of Carey Chen, Mark Frost, Caprice Perez and Eric Zimmerman, in each case after reasonable inquiry.

(kkk) “Law” means any law (including common law), act, statute, rule, regulation, Order, constitution, treaty, convention, ordinance or code of any Governmental Authority.

(lll) “Legal Proceeding” means any claim, action, charge, complaint, suit, litigation, audit, subpoena, investigation, arbitration, inquiry or other legal action or proceeding brought by or pending before any Governmental Authority mediator or other tribunal.

(mmm) “Liabilities” means any liability, obligation or commitment of any kind, whether absolute, accrued, fixed or contingent, matured or unmatured, determined or determinable or otherwise and whether or not required to be recorded or reflected on a balance sheet prepared in accordance with GAAP.

(nnn) “Lien” means, with respect to any property or asset, any mortgage, pledge, lien, encumbrance, charge, security interest, license or other similar adverse claim of any kind in respect of such property or asset.

(ooo) “Non-U.S. Employee Plan” means any Employee Plan maintained on behalf of any current or former non-United States director, officer, employee or other individual service provider of any of the Company Group Members, in each case, excluding any plan, program, contract or arrangement required by applicable Law and maintained by a Governmental Authority.

(ppp) “NYSE” means the New York Stock Exchange.

(qqq) “OpCo Class A Units” means the units of OpCo LLC designated as the “Class A Units” in the OpCo LLC Agreement.

(rrr) “OpCo LLC Agreement” means that certain Second Amended and Restated Limited Liability Company Agreement of OpCo LLC, dated as of December 23, 2021 (and, as the context requires, as amended by the OpCo LLC Agreement Amendment), by and among the Company, the other Members (as defined therein) whose names are set forth on the Schedule of Members thereto, and CORE Industrial Partners Management LP, a Delaware limited partnership, in its capacity as the Continuing Member Representative (as defined therein).

(sss) “Open Source Software” means any Software that is licensed pursuant to: (i) any license that is a license approved by the Open Source Initiative and listed at http://www.opensource.org/licenses, which licenses include all versions of the GNU General Public License (GPL), the GNU Lesser General Public License (LGPL), the GNU Affero GPL, the MIT license, the Eclipse Public License, the Common Public License, the CDDL, the Mozilla Public License (MPL), the Artistic License, the Netscape Public License, the Sun Community Source License (SCSL), the Sun Industry Standards License (SISL), and the Server Side Public License (SSPL); or (ii) any license to Software that is classified as “free” or “open source software” by the Open Source Foundation or the Free Software Foundation or that otherwise self-identifies as “freeware” or “open source software” and is licensed under terms comparable to licenses of any of the Software that is classified as “free” or “open source software” by the Open Source Foundation or the Free Software Foundation (as those terms are generally understood in the Software industry).

(ttt) “Order” means any judgment, decision, decree, injunction, ruling, writ, award, assessment or order, whether temporary, preliminary or permanent, of any Governmental Authority that is binding on any Person or its property under Law.

(uuu) “Permitted Lien” means any of the following: (i) Liens for Taxes, assessments and governmental charges or levies either not yet delinquent or that are being contested in good faith, by appropriate proceedings and, in each case, for which appropriate reserves have been established on the Interim Company Balance Sheet, (ii) mechanics, carriers’, workmen’s, warehouseman’s, repairmen’s, materialmen’s or other similar Liens incurred in the ordinary course of business consistent with past practice and securing obligations that are not overdue by more than sixty (60) days or that are being contested in good faith, by appropriate proceedings and, in each case, for which appropriate reserves have been established on the Interim Company Balance Sheet, (iii) pledges or deposits to secure obligations pursuant to workers’ compensation Laws or similar legislation, (iv) pledges and deposits to secure the performance of bids, trade contracts, leases, surety and appeal bonds, performance bonds and other obligations of a similar nature, in each case in the ordinary course of business consistent with past practice that, in the aggregate, do not materially impair the value or the Company’s and its Subsidiaries’ use and operation of the assets to which they relate, (v) defects, imperfections or irregularities in title, easements, covenants and rights of way (unrecorded and of record) and other similar Liens, and zoning, building and other similar codes or restrictions, in each case that do not adversely affect in any material respect the current use of the applicable property owned, leased, used or held for use by the Company or any of its Subsidiaries, (vi) statutory, common law or contractual Liens (or other similar encumbrances) of landlords or Liens against the interests of the landlord or owner of any leased real property incurred in the ordinary course of business (and which are, individually or in the aggregate, not material to the Company and its Subsidiaries), unless caused by the Company or any of its Subsidiaries, (vii) non-exclusive licenses of Intellectual Property entered into in the ordinary course of business or (viii) Liens created under the Credit Agreement and the other Loan Documents (as defined in the Credit Agreement) (other than those Liens arising from a default under the Credit Agreement).

(vvv) “Person” means any individual, corporation (including any non-profit corporation), limited liability company, joint stock company, general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, firm, Governmental Authority or other enterprise, association, organization or entity.

(www) “Personal Information” means any data or information that identifies, relates to, is reasonably capable of being associated with, or could reasonably be linked to, directly or indirectly, an identified or identifiable natural person or household, including any such information specifically defined or identified in any privacy policy, or that can be used to contact an individual or serve advertisements to an individual, or any information under applicable Law as “personal information,” “personally identifiable information,” “personal data” or a similar term.

(xxx) “Processing” means to perform any operation or set of operations upon data, whether manually or by automatic means, including, but not limited to, blocking, erasing, destroying, collecting, compiling, combining, analyzing, enhancing, enriching, recording, sorting, organizing, structuring, accessing, storing, processing, adapting, retaining, retrieving, consulting, using, transferring, aligning, transmitting, disclosing, altering, distributing, disseminating or otherwise making available such data.

(yyy) “Registered Intellectual Property” means all United States, international and foreign (i) Patents and Patent applications (including provisional applications); (ii) registered Marks and applications to register Marks (including intent-to-use applications, or other registrations or applications related to Marks); and (iii) registered Copyrights and applications for Copyright registration.

(zzz) “Representatives” means, with respect to a Person, its directors, officers, employees, financial advisors, attorneys, accountants, consultants, and other representatives and advisors.

(aaaa) “Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002.

(bbbb) “SEC” means the United States Securities and Exchange Commission or any successor thereto.

(cccc) “Securities Act” means the Securities Act of 1933.

(dddd) “Software” means all computer software (in object code or source code format) and databases, and related documentation and materials.

(eeee) “SPAC Class A Earnout Shares” means the shares of Company Class A Common Stock issued under the SPAC Merger Agreement and subject to vesting and forfeiture based on the achievement of earnout milestones as set forth in and pursuant to Section 3.03 of the SPAC Merger Agreement.

(ffff) “SPAC Class B Earnout Shares” means the shares of Company Class B Common Stock corresponding to each SPAC Earnout Unit subject to vesting and forfeiture based on the achievement of earnout milestones as set forth in and pursuant to Section 7.01(d) of the OpCo LLC Agreement.

(gggg) “SPAC Earnout Units” means the OpCo Class A Units issued under the SPAC Merger Agreement and subject to vesting and forfeiture based on the achievement of earnout milestones as set forth in and pursuant to Section 7.01(d) of the OpCo LLC Agreement.

(hhhh) “SPAC Merger Agreement” means that certain Business Combination Agreement, dated as of July 15, 2021, by and among the Company (formerly known as Altimar Acquisition Corp. II), OpCo LLC, Rapid Merger Sub, LLC, Rapid Blocker 1 Merger Sub, LLC, Rapid Blocker 2 Merger Sub, LLC, Rapid Blocker 3 Merger Sub, LLC, CORE Fund I Blocker-5 LLC, CORE Fund I Blocker-2 LLC and SG (MCT) Blocker, LLC.

(iiii) “SPAC Sponsor” means Altimar Sponsor II LLC, a Delaware limited liability company.

(jjjj) “Sponsor Earnout Shares” means the shares of Company Class A Common Stock issued to the Sponsor and subject to vesting and forfeiture based on the achievement of earnout milestones as provided in Section 11 of the Sponsor Support Agreement.

(kkkk) “Sponsor Support Agreement” means that certain Forfeiture and Support Agreement, dated as of July 15, 2021, by and among the Company (formerly known as Altimar Acquisition Corp. II), Altimar Sponsor II, LLC, a Delaware limited liability company (the “Sponsor”), the “Individual Class B Holders” party thereto and certain other parties.

(llll) “Subsidiary” of any Person means (i) a corporation more than 50% of the combined voting power of the outstanding voting stock of which is owned, directly or indirectly, by such Person or by one or more other Subsidiaries of such Person or by such Person and one or more other Subsidiaries of such Person; (ii) a partnership of which such Person or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries thereof, directly or indirectly, is the general partner and has the power to direct the policies, management and affairs of such partnership; (iii) a limited liability company of which such Person or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries of such Person, directly or indirectly, is the managing member and has the power to direct the policies, management and affairs of such company; or (iv) any other Person (other than a corporation, partnership or limited liability company) in which such Person or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries of such Person, directly or indirectly, has at least a majority ownership and the power to direct the policies, management and affairs thereof. For the avoidance of doubt, any direct or indirect Subsidiary of OpCo LLC shall be deemed Subsidiaries of the Company for purposes of this Agreement.

(mmmm) “Superior Proposal” means any bona fide written Acquisition Proposal for an Acquisition Transaction that (i) was not the result or effect of a violation of Section 5.3(a) and (ii) is on terms that the Company Board, acting upon the recommendation of the Special Committee, or the Special Committee has

determined in good faith based on the information then available (after consultation with its financial advisor and outside legal counsel) would be more favorable from a financial point of view to the Company Stockholders (in their capacity as such) than the Transactions (taking into account (A) any revisions to this Agreement made or proposed in writing by Parent prior to the time of such determination in accordance with Section 5.3(a) and (B) those factors and matters deemed relevant in good faith by the Company Board, acting upon the recommendation of the Special Committee, or the Special Committee, which factors may include the identity of the Person making the proposal and other aspects of the Acquisition Proposal, likelihood of consummation in accordance with the terms of such Acquisition Proposal, and legal, financial (including the financing terms), regulatory, timing and other aspects of such Acquisition Proposal. For purposes of the reference to an “Acquisition Proposal” in this definition, (x) all references to “20%” in the definition of “Acquisition Transaction” will be deemed to be references to “50%” and (y) all references to “80%” in the definition of “Acquisition Transaction” will be deemed to be references to “50%.”

(nnnn) “Tax” or “Taxes” means any United States federal, state, local and non-United States taxes, assessments and similar governmental charges in the nature of taxes imposed, in each case, by any Governmental Authority with respect thereto (including gross receipts, income, profits, sales, use, goods, occupation, value added, ad valorem, transfer, franchise, withholding, payroll, social security (or similar), pension, employment, severance, workers compensation excise, estimated, stamp, custom, duty, license, alternative or add-on, minimum, real property and personal property taxes, however denominated, and whether or not disputed, together with all interest, penalties, fines, and additions imposed with respect to (or in lieu of) such amounts).

(oooo) “Tax Returns” means any return, statement, report, tax filing or form (including estimated Tax returns and reports, withholding Tax returns and reports, any schedule or attachment, and information returns and reports) filed or required to be filed with respect to Taxes, and any amendments or supplements thereto.

(pppp) “Third Person” means any Person or “group” (within the meaning of Section 13(d) of the Exchange Act), other than (i) the Company or any of its controlled Affiliates or (ii) Parent, the Merger Subs, any Guarantor or any their respective Affiliates or any “group” including Parent, the Merger Subs, any Guarantor or any their respective Affiliates.

(qqqq) “TRA” means that certain Amended and Restated Tax Receivable Agreement, dated as of April 4, 2023, by and among the Company and the Majority TRA Parties (as defined therein).

(rrrr) “Transaction Litigation” means any Legal Proceeding commenced or threatened in writing against a Party or any of its Subsidiaries or Affiliates (or any of their respective directors or executive officers) or otherwise relating to, involving or affecting such Party or any of its Subsidiaries or Affiliates, in each case in connection with, arising from or otherwise relating to or regarding the Transactions, including any Legal Proceeding alleging or asserting any misrepresentation or omission in the Proxy Statement, any Other Required Company Filing or any other communications to the Company Stockholders, other than any Legal Proceedings among the Parties or their Affiliates related to this Agreement or the Equity Commitment Letter.

(ssss) “Unaffiliated Stockholders” means the holders of Company Common Stock, excluding those shares of Company Common Stock held, directly or indirectly, by or on behalf of (i) the CORE Funds, (ii) those members of the Company Board who are employees of CORE or one of its investment fund Affiliates, (iii) any person that the Company has determined to be an “officer” of the Company within the meaning of Rule 16a-1(f) of the Exchange Act and (iv) those Persons holding Rollover Shares.

(tttt) “WARN” means the Worker Adjustment and Retraining Notification Act of 1988, or any similar Laws.

(uuuu) “Warrant Agreement” means that certain Warrant Agreement, dated as of February 4, 2021, by and between the Company (formerly known as Altimar Acquisition Corporation II) and Continental Stock Transfer & Trust Company, a New York limited purpose trust company, as warrant agent.

(vvvv) “Willful Breach” means a material breach that is a consequence of an intentional act or intentional failure to act undertaken by the breaching party with actual knowledge that such party’s act or failure to act would, or would reasonably be expected to, cause, result in or constitute a breach.

1.2 Additional Definitions. The following capitalized terms have the respective meanings given to them in the respective Sections of this Agreement set forth opposite each of the capitalized terms below:

Term	Section Reference
Agreement	Preamble
Agreement Date	Preamble
Alternative Acquisition Agreement	5.3(a)
Applicable Termination	8.3(b)(i)
Bylaws	3.3(a)
Capitalization Date	3.5(a)
Charter	2.6(c)
Chosen Courts	9.10(a)
Class A Unit Exchange	2.1(a)
Closing	2.4
Closing Date	2.4
Company	Preamble
Company Board Recommendation	3.2(d)
Company Board Recommendation Change	5.3(c)(i)
Company Breach Notice Period	8.1(e)
Company Certificate of Merger	2.3(b)
Company Disclosure Letter	Article III
Company Equity Awards Capitalization Table	3.5(c)
Company In Licenses	3.13(e)
Company Intellectual Property	3.13(b)
Company IP Contracts	5.2(n)
Company IP Licenses	3.13(f)
Company Material Real Property Leases	3.11
Company Merger	Recitals
Company Merger Effective Time	2.3(b)
Company Merger Sub	Preamble
Company Merger Sub Stockholder Approval	Recitals
Company Out Licenses	3.13(f)
Company Real Property Leases	3.11
Company Related Parties	8.3(e)(i)
Company Relationship Contracts	5.2(n)
Company SEC Reports	3.7
Company Subsidiary Documents	3.4
Company Termination Fee	8.3(b)(i)
Converted Cash Award	2.10(b)
Copyrights	1.1(ggg)
Covered Persons	6.9(a)
COVID-19	1.1(x)(vi)
COVID-19 Measures	1.1(x)(xi)
DGCL	Recitals
Dissenting Shares	2.9(a)(ii)
DLLCA	Recitals
DTC	2.12(c)(i)
Effect	1.1(x)

Term	Section Reference
Electronic Delivery	9.13
Enforceability Limitations	3.2(c)
Enforcement Expenses	8.3(d)
Equity Commitment Letter	Recitals
Equity Financing	Recitals
Event Notice Period	5.3(d)(i)(A)
Exchange Fund	2.12(b)
Export Controls	3.20(c)(i)
Financing Conditions	4.9(b)
Guarantor	Recitals
Import Restrictions	3.20(c)(i)
Inducement Award Agreements	1.1(ff)
Interim Period	5.1
Intervening Event	5.3(d)(i)
Labor Agreement	3.14(a)(vii)
LLC Certificate of Merger	2.3(a)
LLC Merger	Recitals
LLC Merger Effective Time	2.3(a)
LLC Merger Sub	Preamble
Malicious Code	3.13(n)
Marks	1.1(ggg)
Material Contract	3.14(a)
Material Customer	3.14(a)(ix)
Material Supplier	3.14(a)(x)
Maximum Premium	6.9(c)
Merger Subs	Preamble
Mergers	Recitals
Non-U.S. Employee Plan	3.17(h)
OpCo LLC	Preamble
OpCo LLC Agreement Amendment	6.21
Option Consideration	2.10(a)
Other Required Company Filing	6.2(c)
Other Required Parent Filing	6.2(d)
Owned Company Shares	2.9(a)(iii)
Parent	Preamble
Parent Breach Notice Period	8.1(g)
Parent Disclosure Letter	Article IV
Parent Liability Limitation	8.3(e)(iii)
Parent Related Parties	8.3(e)(i)
Party	Preamble
Patents	1.1(ggg)
Payment Agent	2.12(a)
Per Share Price	2.9(a)(ii)
Permits	3.20(a)
Proposal Notice Period	5.3(d)(ii)(C)
Proxy Statement	6.2(a)
PSU Inducement Award Agreement	1.1(aa)
Required Amounts	4.9(e)
Requisite Stockholder Approval	3.2(b)
Rollover Shares	2.1(c)
Sanctioned Person	3.20(d)(i)

Term	Section Reference
Sanctions	3.20(d)(i)
Schedule 13E-3	6.2(b)
Special Committee	Recitals
Sponsor	1.1(kkkk)
Subject Shares	2.12(c)(i)
Support Agreement	Recitals
Surviving Corporation	2.2(b)
Surviving LLC	2.2(a)
Takeover Statute	3.26
Termination Date	8.1(c)
TRA Amendment	6.20
Transaction Legal Proceeding	9.10(a)
Transactions	Recitals
Warrant Adjustment	2.10(f)

1.3 Certain Interpretations.

(a) When a reference is made in this Agreement to an Article or a Section, such reference is to an Article or a Section of this Agreement unless otherwise indicated. When a reference is made in this Agreement to a Schedule or Exhibit, such reference is to a Schedule or Exhibit to this Agreement, as applicable, unless otherwise indicated.

(b) When used herein, (i) the words “hereof,” “herein” and “herewith” and words of similar import will, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement; and (ii) the words “include,” “includes” and “including” will be deemed in each case to be followed by the words “without limitation.”

(c) Unless the context otherwise requires, “neither,” “nor,” “any,” “either” and “or” are not exclusive.

(d) The word “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends, and does not simply mean “if.”

(e) When used in this Agreement, references to “$” or “Dollars” are references to U.S. dollars.

(f) The meaning assigned to each capitalized term defined and used in this Agreement is equally applicable to both the singular and the plural forms of such term, and words denoting any gender include all genders. Where a word or phrase is defined in this Agreement, each of its other grammatical forms has a corresponding meaning.

(g) When reference is made to any party to this Agreement or any other agreement or document, such reference includes such party’s successors and permitted assigns. References to any Person include the successors and permitted assigns of that Person.

(h) Unless the context otherwise requires, all references in this Agreement to the Subsidiaries of a Person will be deemed to include all direct and indirect Subsidiaries of such entity.

(i) A reference to any specific legislation or to any provision of any legislation includes any amendment to, and any modification, reenactment or successor thereof, any legislative provision substituted therefor and all rules, regulations and statutory instruments issued thereunder or pursuant thereto, except that, for purposes of any representations and warranties in this Agreement that are made as a specific date, references to any specific legislation will be deemed to refer to such legislation or provision (and all rules, regulations and statutory instruments issued thereunder or pursuant thereto) as of such date.

(j) All accounting terms used herein will be interpreted, and all accounting determinations hereunder will be made, in accordance with GAAP.

(k) The table of contents and headings set forth in this Agreement are for convenience of reference purposes only and will not affect or be deemed to affect in any way the meaning or interpretation of this Agreement or any term or provision hereof.

(l) The measure of a period of one month or year for purposes of this Agreement will be the date of the following month or year corresponding to the starting date. If no corresponding date exists, then the end date of such period being measured will be the next actual date of the following month or year (for example, one month following May 18 is June 18 and one month following May 31 is July 1).

(m) The Parties agree that they have been represented by legal counsel during the negotiation and execution of this Agreement and therefore waive the application of any Law providing that ambiguities in an agreement or other document will be construed against the Party drafting such agreement or document.

(n) No summary of this Agreement or any Exhibit or Schedule delivered herewith prepared by or on behalf of any Party will affect the meaning or interpretation of this Agreement or such Exhibit or Schedule.

(o) The information contained in this Agreement and in the Company Disclosure Letter is disclosed solely for purposes of this Agreement, and no information contained herein or therein will be deemed to be an admission by any Party to any third Person of any matter whatsoever, including (i) any violation of Law or breach of contract; or (ii) that such information is material or that such information is required to be referred to or disclosed under this Agreement.

(p) The representations and warranties in this Agreement are the product of negotiations among the Parties and are for the sole benefit of the Parties. Any inaccuracies in such representations and warranties are subject to waiver by the Parties in accordance with Section 8.5 without notice or liability to any other Person. In some instances, the representations and warranties in this Agreement may represent an allocation among the Parties of risks associated with particular matters regardless of the knowledge of any of the Parties. Consequently, Persons other than the Parties may not rely on the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the Agreement Date or as of any other date.

(q) Documents or other information or materials will be deemed to have been “made available” by the Company if such documents, information or materials have been (i) delivered or provided to Parent or its Affiliates or their Representatives or (ii) filed or furnished to the SEC and available to view through SEC’s online EDGAR system, in each case, at least one (1) Business Day prior to the execution and delivery of this Agreement.

(r) References to any agreement or Contract are to that agreement or Contract as amended, modified or supplemented (including by waiver or consent) from time to time; provided that such amendment, modification or supplement was not made in violation of this Agreement.

ARTICLE II

THE EXCHANGES AND THE MERGERS

2.1 Exchange; Rollover.

(a) Upon the terms and subject to the conditions set forth in this Agreement, on the Closing Date (which Closing Date shall constitute the “Change of Control Exchange Date” as defined in the OpCo LLC Agreement), immediately prior to and conditioned upon the LLC Merger Effective Time, the Company shall effect, without any action or consent of any member of OpCo LLC (other than the Company), a Class A Exchange (as defined in the OpCo LLC Agreement) of all outstanding OpCo Class A Units held by each member other than the Company (which, for the avoidance of doubt, shall not include any SPAC Earnout Units), together with the surrender for cancellation of a corresponding number of shares of Company Class B Common Stock in accordance with Section 8.05 of the OpCo LLC Agreement (the “Class A Unit Exchange”).

(b) The Company shall, and shall cause OpCo LLC to, take such other actions as are necessary or desirable to permit and effect the Class A Units Exchange and otherwise give effect to the treatment of the OpCo Class A Units contemplated by this Section 2.1 on the Closing Date. No later than the tenth Business Day prior to the Closing Date, the Company shall cause OpCo LLC to deliver a written notice of a Pubco Approved Change of Control (as defined in the OpCo LLC Agreement) to members of OpCo LLC in accordance with Section 8.05 of the OpCo LLC Agreement (such notice shall specify that any OpCo Class A Units held by the Company or any of its wholly-owned Subsidiaries at the time of the Class A Units Exchange shall not be subject to the Class A Unit Exchange). For the avoidance of doubt, the Class A Unit Exchange shall not be effective if the Mergers are not consummated in accordance with the terms hereof.

(c) Following the Class A Unit Exchange and immediately prior to the LLC Merger Effective Time, certain shares of Company Class A Common Stock (the “Rollover Shares”) shall be contributed, directly or indirectly, to Parent or one of its Affiliates pursuant to rollover agreements entered into between Parent (or such relevant Affiliate) and certain Company Stockholders prior to the Closing Date in the form attached hereto as Schedule 2.1(c) (the “Rollover”).

2.2 The Mergers.

(a) Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the DLLCA, following the consummation of the Class A Unit Exchange, LLC Merger Sub shall be merged with and into OpCo LLC and the separate limited liability company existence of LLC Merger Sub shall thereupon cease. OpCo LLC shall continue as the surviving company of the LLC Merger (sometimes hereinafter referred to as the “Surviving LLC”). From and after the LLC Merger Effective Time, the LLC Merger will have the effects as set forth in this Agreement, the LLC Certificate of Merger and the applicable provisions of the DLLCA.

(b) Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the DGCL, immediately following the LLC Merger, Company Merger Sub shall be merged with and into the Company and the separate corporate existence of Company Merger Sub shall thereupon cease. The Company shall continue as the surviving corporation of the Company Merger (sometimes hereinafter referred to as the “Surviving Corporation”). From and after the Company Merger Effective Time, the Company Merger will have the effects as set forth in this Agreement, the Company Certificate of Merger and the applicable provisions of the DGCL.

2.3 The Effective Times.

(a) Upon the terms and subject to the conditions set forth in this Agreement, on the Closing Date, Parent, LLC Merger Sub and OpCo LLC will cause the LLC Merger to be consummated pursuant to the DLLCA by filing a certificate of merger in customary form and substance (the “LLC Certificate of Merger”) with the Secretary of State of the State of Delaware in accordance with the applicable provisions of the DLLCA (the time of such filing and acceptance for record by the Secretary of State of the State of Delaware, or such later time as may be agreed in writing by Parent, the Merger Subs and the Company and specified in the LLC Certificate of Merger, being referred to herein as the “LLC Merger Effective Time”), together with any other filings or recordings required by the DLLCA.

(b) Upon the terms and subject to the conditions set forth in this Agreement, on the Closing Date, and immediately following, and not prior to, the LLC Merger Effective Time, Parent, the Merger Subs and the

Company will cause the Company Merger to be consummated pursuant to the DGCL by filing a certificate of merger in customary form and substance (the “Company Certificate of Merger”) with the Secretary of State of the State of Delaware in accordance with the applicable provisions of the DGCL (the time of such filing and acceptance for record by the Secretary of State of the State of Delaware, or such later time as may be agreed in writing by Parent, the Merger Subs and the Company and specified in the Company Certificate of Merger, being referred to herein as the “Company Merger Effective Time”), together with any other filings or recordings required by the DGCL.

2.4 The Closing. The consummation of the Mergers will take place at a closing (the “Closing”) to occur (a) remotely at 9:00 a m., Eastern time, on the date that is not later than two (2) Business Days after the satisfaction or waiver (to the extent permitted hereunder) of the last to be satisfied or waived of the conditions set forth in Article VII (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or waiver (to the extent permitted hereunder) of such conditions) or (b) such other time, location and date as Parent, the Merger Subs and the Company (with the prior written consent of the Special Committee) mutually agree in writing. The date on which the Closing actually occurs is referred to as the “Closing Date.”

2.5 Effect of the Mergers.

(a) At the LLC Merger Effective Time, the effect of the LLC Merger will be as provided in this Agreement, the LLC Certificate of Merger and the applicable provisions of the DLLCA. Without limiting the generality of the foregoing, and subject thereto, at the LLC Merger Effective Time all (i) of the property, rights, privileges, powers and franchises of OpCo LLC and LLC Merger Sub will vest in the Surviving LLC and (ii) debts, liabilities and duties of OpCo LLC and LLC Merger Sub will become the debts, liabilities and duties of the Surviving LLC.

(b) At the Company Merger Effective Time, the effect of the Company Merger will be as provided in this Agreement, the Company Certificate of Merger and the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Company Merger Effective Time all (i) of the property, rights, privileges, powers and franchises of the Company and Company Merger Sub will vest in the Surviving Corporation and (ii) debts, liabilities and duties of the Company and Company Merger Sub will become the debts, liabilities and duties of the Surviving Corporation.

2.6 Organizational Documents.

(a) Certificate of Formation of the Surviving LLC. At the LLC Merger Effective Time, subject to the provisions of Section 6.9, the certificate of formation of OpCo LLC, as in effect immediately prior to the LLC Merger Effective Time, will be the certificate of formation of the Surviving LLC until thereafter amended in accordance with the applicable provisions of the DLLCA and the limited liability company agreement of the Surviving LLC.

(b) LLC Agreement of the Surviving LLC. At the LLC Merger Effective Time, subject to the provisions of Section 6.9, the limited liability company agreement of LLC Merger Sub, as in effect immediately prior to the LLC Merger Effective Time, will become the limited liability company agreement of the Surviving LLC, except that references to LLC Merger Sub’s name shall be replaced with references to “Fathom Holdco, LLC”, until thereafter amended in accordance with the applicable provisions of the DLLCA, the certificate of formation of the Surviving LLC and such limited liability company agreement.

(c) Certificate of Incorporation of the Company. At the Company Merger Effective Time, subject to the provisions of Section 6.9, the Amended and Restated Certificate of Incorporation of the Company (the “Charter”), as in effect immediately prior to the Company Merger Effective Time, will be amended and restated in its entirety to read in the form attached hereto as Schedule 2.6(c) and such amended and restated certificate of incorporation will be the certificate of incorporation of the Surviving Corporation until thereafter amended in accordance with the applicable provisions of the DGCL and such certificate of incorporation.

(d) Bylaws. The Parties shall take all requisite action so that, at the Company Merger Effective Time, subject to the provisions of Section 6.9, the bylaws of Company Merger Sub, as in effect immediately prior to the Company Merger Effective Time, will become the bylaws of the Surviving Corporation, except that references to Company Merger Sub’s name shall be replaced with references to “Fathom Digital Manufacturing Corporation”, until thereafter amended in accordance with the applicable provisions of the DGCL, the certificate of incorporation of the Surviving Corporation and such bylaws.

2.7 Directors and Officers of the Surviving LLC and the Surviving Corporation.

(a) Officers of the Surviving LLC. At the LLC Merger Effective Time, the officers of the Surviving LLC will be the officers of OpCo LLC as of immediately prior to the LLC Merger Effective Time, with each to hold office until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the DLLCA and the organizational documents of the Surviving LLC.

(b) Directors of the Surviving Corporation. The Parties shall take all requisite action so that, immediately after the Company Merger Effective Time, the initial directors of the Surviving Corporation will be the directors of Company Merger Sub as of immediately prior to the Company Merger Effective Time, each to hold office in accordance with the certificate of incorporation and bylaws of the Surviving Corporation until their respective successors are duly elected or appointed and qualified.

(c) Officers of the Surviving Corporation. At the Company Merger Effective Time, the initial officers of the Surviving Corporation will be the officers of the Company as of immediately prior to the Company Merger Effective Time, each to hold office in accordance with the certificate of incorporation and bylaws of the Surviving Corporation until their respective successors are duly appointed.

2.8 Effect on OpCo Class A Units.

(a) At the LLC Merger Effective Time, (i) each issued and outstanding SPAC Earnout Unit will, automatically and without any action on the part of the holder thereof, be cancelled and forfeited for no consideration and (ii) each OpCo Class A Unit issued and outstanding after the Class A Unit Exchange (for the avoidance of doubt, excluding the SPAC Earnout Units) and owned by the Company will, automatically and without any action on the part of the Company, be converted into one common unit of the Surviving LLC.

(b) All of the limited liability company interests of LLC Merger Sub issued and outstanding immediately prior to the LLC Merger Effective Time shall, as a result of the LLC Merger and without any action on the part of the holder of such interests, be converted into one common unit of the Surviving LLC.

2.9 Effect on Capital Stock.

(a) Capital Stock. Upon the terms and subject to the conditions set forth in this Agreement, at the Company Merger Effective Time, by virtue of the Company Merger and without any action on the part of Parent, Company Merger Sub, the Company or the holders of any of the following securities, the following will occur:

(i) each share of common stock, par value $0.01 per share, of Company Merger Sub that is outstanding as of immediately prior to the Company Merger Effective Time will be automatically cancelled and converted into one validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation, and thereupon each certificate representing ownership of such shares of common stock of Company Merger Sub will thereafter represent ownership of shares of common stock of the Surviving Corporation;

(ii) each share of Company Class A Common Stock that is issued and outstanding as of immediately prior to the Company Merger Effective Time (including, for the avoidance of doubt, each share of Company Class A Common Stock resulting from the exchange of OpCo Class A Units for shares of Company Class A Common Stock in accordance with the OpCo LLC Agreement and pursuant to Section 2.1 but excluding, for the avoidance of doubt, the Company Class A Earnout Shares), other than (A) shares of Company Class A Common Stock that are to be cancelled in accordance with Section 2.9(a)(iii) and (B) shares of Company Class A Common Stock that are issued and outstanding as of immediately prior to the Company Merger Effective Time and held by Company Stockholders who have not voted in favor of the adoption of this Agreement and who have properly demanded appraisal of such shares of Company Class A Common Stock in accordance with, and who have otherwise complied with, Section 262 of the DGCL (the shares of Company Class A Common Stock referred to in clause (B), “Dissenting Shares”) shall be cancelled and extinguished and automatically converted into the right to receive cash in an amount equal to $4.75, without interest thereon, subject to any required withholding of Taxes (the “Per Share Price”), in accordance with the provisions of Section 2.11 (or in the case of a lost, stolen or destroyed certificate, upon delivery of an affidavit (and bond, if required) in accordance with the provisions of Section 2.13);

(iii) each share of Company Class A Common Stock that, immediately prior to the Company Merger Effective Time, is (A) held by the Company as treasury stock; (B) owned by Parent or Merger Sub or any of its Affiliates (including, for the avoidance of doubt, the Rollover Shares) or (C) owned, directly or indirectly, by the CORE Funds (collectively, the “Owned Company Shares”) will be cancelled and extinguished without any conversion thereof or consideration paid therefor;

(iv) each outstanding Company Class A Earnout Share shall be automatically cancelled and shall cease to exist and no payment shall be made with respect thereto, and the holders thereof shall cease to have any rights with respect thereto; and

(v) each share of Company Class B Common Stock (including, for the avoidance of doubt, the SPAC Class B Earnout Shares) shall be automatically cancelled and shall cease to exist and no payment shall be made with respect thereto, and the holders thereof shall cease to have any rights with respect thereto.

(b) Adjustment to the Per Share Price. The Per Share Price will be adjusted appropriately to reflect the effect of any stock split, reverse stock split, stock dividend (including any dividend or other distribution of securities convertible into Company Class A Common Stock), reorganization, recapitalization, reclassification, combination, exchange of shares or other similar change with respect to the Company Common Stock, the Company Warrants, the Company Class A Earnout Shares, the SPAC Earnout Units or the Company Equity Awards occurring on or after the Agreement Date and prior to the Company Merger Effective Time; provided, that for the avoidance of doubt, no adjustment shall be made for the issuance of Company Class A Common Stock upon the Class A Units Exchange in accordance with Section 2.1 or otherwise prior to the Company Merger Effective Time in accordance with the terms of the OpCo LLC Agreement or for the Warrant Adjustment or the other transactions involving Company Warrants pursuant to Section 2.10(f); provided, further, that nothing in this Section 2.9(b) shall be construed to permit the Company or any Subsidiary of the Company to take any action otherwise prohibited by the terms of this Agreement.

(c) Statutory Rights of Appraisal.

(i) Notwithstanding anything to the contrary set forth in this Agreement, all Dissenting Shares will not be converted into, or represent the right to receive, the Per Share Price pursuant to this Section 2.9. Such Company Stockholders will, in lieu thereof, be entitled to receive payment from the Surviving Corporation of the fair value of such Dissenting Shares as may be determined in accordance with the provisions of Section 262 of the DGCL subject to any required withholding of Taxes (and at the Company Merger Effective Time, such Dissenting Shares shall no longer be outstanding and shall automatically be canceled and cease to exist, and such holder shall cease to have any rights with respect thereto, except the rights set forth in Section 262 of the DGCL), except that all Dissenting Shares held by Company Stockholders who shall have failed to perfect or who shall have effectively waived, withdrawn or lost their rights to appraisal of such Dissenting Shares pursuant to Section 262 of the DGCL will thereupon be deemed to have been converted into, and to have become cancelled and exchanged for, as of the Company Merger Effective Time, the right to receive the Per Share Price, without interest thereon, subject to any required withholding of Taxes, and the rights of all such Company Stockholders to receive the rights of appraisal set forth in Section 262 of the DGCL shall cease.

(ii) Prior to the Company Merger Effective Time, the Company will give Parent (A) prompt notice of any demands for appraisal received by the Company, withdrawals of such demands and any other instruments served pursuant to the DGCL and received by the Company in respect of Dissenting Shares; and (B) the opportunity and right to participate in and direct all negotiations and Legal Proceedings with respect to such demands for appraisal pursuant to the DGCL in respect of Dissenting Shares. The Company may not, except with the prior written consent of Parent, make any payment with respect to any demands for appraisal or settle or offer to settle any such demands for payment in respect of Dissenting Shares.

2.10 Equity Awards; Company Warrants.

(a) Company Options. At the Company Merger Effective Time, each Company Option that is outstanding and unexercised immediately prior to the Company Merger Effective Time (whether vested or unvested) shall, in each case, without any action on the part of Parent, the Company or the holder thereof, be cancelled, with the holder of such Company Option becoming entitled to receive, in full satisfaction of the rights of such holder with respect thereto, an amount in cash, less applicable Tax withholdings, equal to the product obtained by multiplying (i) the excess, if any, of the Per Share Price over the per share exercise price of such Company Option, by (ii) the number of shares of Company Common Stock covered by such Company Option immediately prior to the Company Merger Effective Time. The Surviving Corporation shall pay the amounts due pursuant to this Section 2.10(a) (the “Option Consideration”) as promptly as practicable following the Closing Date, but in no event later than the second (2nd) regularly scheduled payroll date following the Closing Date. Any Company Option that has a per share exercise price that is equal to or greater than the Per Share Price shall be cancelled for no consideration as of the Company Merger Effective Time.

(b) Employee Company Restricted Stock Unit Awards. At the Company Merger Effective Time, each Company Restricted Stock Unit Award held by a Continuing Employee that is outstanding immediately prior to the Company Merger Effective Time shall, without any action on the part of Parent, the Company or the holder thereof, be cancelled and converted into the contingent right to receive, in full satisfaction of the rights of such holder with respect thereto, an amount in cash, without interest and less applicable Tax withholdings, equal to the product obtained by multiplying (i) the Per Share Price by (ii) the number of shares of Company Common Stock covered by such Company Restricted Stock Unit Award immediately prior to the Company Merger Effective Time (the “Converted Cash Award”). The Converted Cash Award shall be eligible to vest based on the same time-based vesting schedule as applied to the applicable Company Restricted Stock Unit Award from which it was converted and shall otherwise remain subject to the same terms and conditions as applied to corresponding Company Restricted Stock Unit Award immediately prior to the Company Merger Effective Time, excluding any terms rendered inoperative by reason of this Section 2.10(b) or the Transactions and for such other administrative or ministerial changes as in the reasonable and good faith determination of Parent are appropriate to conform the Converted Cash Award.

(c) Non-Employee Director Company Restricted Stock Unit Awards. At the Company Merger Effective Time, each unvested Company Restricted Stock Unit Award held by a non-employee director of the Company that is outstanding immediately prior to the Company Merger Effective Time shall, without any action on the part of Parent, the Company or the holder thereof, be forfeited and cancelled for no consideration. Notwithstanding the foregoing, to the extent that any outstanding Company Restricted Stock Unit Award granted on May 4, 2023 to a non-employee director of the Company (including, for the avoidance of doubt, such award granted to Carey Chen in his capacity as a non-employee director) remains unvested immediately prior to the Company Merger Effective Time, such award shall vest in full on the Company Merger Effective Time, with the holder of such Company Restricted Stock Unit Award becoming entitled to receive an amount in cash, less applicable Tax withholdings, equal to the product obtained by multiplying (i) the Per Share Price by (ii) the number of shares of Company Common Stock covered by such award immediately prior to the Company Merger Effective Time.

(d) Performance Vested Company Performance Stock Unit Awards. At the Company Merger Effective Time, each Company Performance Stock Unit Award that is outstanding immediately prior to the Company Merger Effective Time and that has satisfied the applicable performance vesting criteria associated with such Company Performance Stock Unit Award (or applicable portion thereof) as of immediately prior to the Company Merger Effective Time shall, without any action on the part of Parent, the Company or the holder thereof, be cancelled and converted into the contingent right to receive, in full satisfaction of the rights of such holder with respect thereto, a Converted Cash Award with respect to an amount in cash, without interest and less applicable Tax withholdings, equal to the product obtained by multiplying (i) the Per Share Price by (ii) the number of shares of Company Common Stock covered by such Company Performance Stock Unit Award with respect to which the applicable performance vesting criteria has been satisfied immediately prior to the Company Merger Effective Time. The Converted Cash Award shall vest based on the same time-based vesting schedule as applied to the applicable Company Performance Stock Unit Award (or applicable portion thereof) from which it was converted and shall otherwise remain subject to the same terms and conditions as applied to the corresponding Company Performance Stock Unit Award (or applicable portion thereof) immediately prior to the Company Merger Effective Time, excluding any terms rendered inoperative by reason of this Section 2.10(d) or the Transactions and for such other administrative or ministerial changes as in the reasonable and good faith determination of Parent are appropriate to conform the Converted Cash Award.

(e) Unvested Company Performance Stock Unit Awards. At the Company Merger Effective Time, each Company Performance Stock Unit Award (or applicable portion thereof) that is outstanding immediately prior to the Company Merger Effective Time and that has not satisfied the applicable performance-vesting criteria associated with such Company Performance Stock Unit Award (or applicable portion thereof) as of immediately prior to the Company Merger Effective Time shall, without any action on the part of Parent, the Company or the holder thereof, be forfeited and cancelled for no consideration.

(f) Company Warrants. At the Company Merger Effective Time, each outstanding Company Warrant shall, in accordance with its terms, automatically and without any required action on the part of the holder thereof or any other Person, cease to represent a Company Warrant exercisable for Company Class A Common Stock and shall become a Company Warrant exercisable for the Per Share Price. If a Registered Holder (as defined in the Warrant Agreement) properly exercises a Company Warrant within thirty (30) days following the public disclosure of the consummation of the Company Merger pursuant to a Current Report on Form 8-K filed with the SEC, the Warrant Price (as defined in the Warrant Agreement) with respect to such exercise shall be reduced by an amount (in dollars) equal to the difference of (i) the Warrant Price in effect prior to such reduction minus (ii) (A) the Per Share Price (but in no event less than zero) minus (B) the Black-Scholes Warrant Value (as defined in the Warrant Agreement) (such adjustment, the “Warrant Adjustment”).

(g) Further Actions. The Company (including the Company Board or any committee thereof that governs or administers the outstanding Company Equity Awards or the Company Equity Plan) shall, prior to the Company Merger Effective Time, take or cause to be taken all actions necessary to effectuate the provisions of this Section 2.10 (including obtaining any required consents) and to terminate the Company Equity Plan, effective as of the Company Merger Effective Time; such that, immediately following the Company Merger Effective Time, there shall be no outstanding Company Equity Awards (whether vested or unvested).

2.11 Treatment of Employee Stock Purchase Plan. With respect to the Company ESPP, as soon as practicable following the date of this Agreement, the Company Board (or, if appropriate, the committee administering the Company ESPP) will adopt resolutions and take all other actions as may be required to provide that (i) no new participants will commence participation in the Company ESPP after the date of this Agreement; (ii) no participant in the Company ESPP as of the date of this Agreement will be allowed to increase his or her payroll contribution rate or purchase elections from those in effect as of the date of this Agreement or make separate non-payroll contributions on or following the date of this Agreement; (iii) no new Offering Period (as defined in the Company ESPP) or Purchase Period (as defined in the Company ESPP) will commence or be extended pursuant to the Company ESPP, in each case, after the date of this Agreement; (iv) each Company ESPP participant’s accumulated contributions under the Company ESPP shall be returned to the participant without interest thereon in accordance with the terms of the Company ESPP prior to the Company Merger Effective Time; and (v) the Company ESPP will terminate, in accordance with its terms, no later than immediately prior to the Company Merger Effective Time.

2.12 Exchange of Shares.

(a) Payment Agent. Prior to the Closing, Parent will (i) select a transfer agent or such other bank or trust company, reasonably acceptable to the Company, to act as the payment agent for the Company Merger (the “Payment Agent”) and (ii) enter into a payment agent agreement, in form and substance reasonably acceptable to the Company, with such Payment Agent.

(b) Exchange Fund. At or prior to the Closing, Parent will deposit (or cause to be deposited) with the Payment Agent, by wire transfer of immediately available funds, an amount of cash equal to the aggregate consideration to which such holders of Company Common Stock become entitled pursuant to Section 2.9(a) (the “Exchange Fund”). To the extent that the Exchange Fund diminishes for any reason below the level required for the Payment Agent to promptly pay the cash amounts contemplated by Section 2.9(a), Parent will, or will cause the Surviving Corporation to, promptly replace or restore the amount of cash in the Exchange Fund so as to ensure that the Exchange Fund is at all times fully available for distribution and maintained at a level sufficient for the Payment Agent to make the payments contemplated by Section 2.9(a). Any income from investment of the Exchange Fund will be payable to Parent or the Surviving Corporation, as Parent directs.

(c) Payment Procedures.

(i) With respect to shares of Company Class A Common Stock held, directly or indirectly, through The Depository Trust Company (“DTC”), Parent and the Company will cooperate to establish procedures with the Payment Agent, DTC, DTC’s nominees and such other necessary or desirable third-party intermediaries to ensure that the Payment Agent will transmit to DTC or its nominees as promptly as practicable after the Company Merger Effective Time, upon surrender of shares of Company Class A Common Stock (other than Dissenting Shares and Owned Company Shares) (the “Subject Shares”) held of record by DTC or its nominees in accordance with DTC’s customary surrender procedures and such other procedures as agreed by Parent, the Company, the Payment Agent, DTC, DTC’s nominees and such other necessary or desirable third-party intermediaries, the Per Share Price to which the beneficial owners thereof are entitled to receive as a result of the Company Merger pursuant to this Article II.

(ii) Upon surrender to the Payment Agent of Subject Shares that (A) are not held through DTC, by book receipt of an “agent’s message” in customary form by the Payment Agent in connection with the surrender of Subject Shares (or such other evidence, if any, of transfer as the Payment Agent may reasonably request) and (B) are Subject Shares held, directly or indirectly, through DTC, in accordance with DTC’s customary surrender procedures and such other procedures as agreed to by the Company, Parent, the Payment Agent, DTC, DTC’s nominees and such other necessary or desirable third-party intermediaries, the holder of such Subject Shares shall be entitled to receive in exchange therefor, and Parent shall cause the Payment Agent to deliver to each such holder, as promptly as reasonably practicable after the Company Merger Effective Time, by wire transfer or a check in an amount equal to the product obtained by multiplying (1) the aggregate number of Subject Shares represented by such holder’s transferred Subject Shares; by (2) the Per Share Price (less any applicable withholding Taxes payable in respect thereof), and the transferred Subject Shares so surrendered will be cancelled. The Payment Agent will accept such Subject Shares upon compliance with such reasonable terms and conditions as the Payment Agent may impose to cause an orderly exchange thereof in accordance with normal exchange practices. No interest will be paid or accrued for the benefit of holders of the Subject Shares on the Per Share Price payable upon the surrender of such Subject Shares pursuant to this Section 2.12(c). Until so surrendered, outstanding Subject Shares will be deemed from and after the Company Merger Effective Time to evidence only the right to receive the Per Share Price, without interest thereon, payable in respect thereof pursuant to Section 2.9.

(d) Transfers of Ownership. From and after the Company Merger Effective Time, there shall be no transfers on the stock transfer books of the Company of the shares of Company Common Stock that were outstanding immediately prior to the Company Merger Effective Time. If, after the Company Merger Effective Time, any acceptable evidence of a share of Company Common Stock is presented to the Surviving Corporation, Parent or the Payment Agent for transfer, it shall be cancelled and exchanged for the cash amount in immediately-available funds to which the holder thereof is entitled to receive as a result of the Company Merger pursuant to this Article II.

(e) No Liability. Notwithstanding anything to the contrary set forth in this Agreement, none of the Payment Agent, Parent, the Surviving Corporation or any other Party will be liable to a holder of shares of Company Common Stock for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar Law.

(f) Distribution of Exchange Fund to Parent. Any portion of the Exchange Fund that remains undistributed to the holders of the shares of Company Common Stock on the date that is one year after the Company Merger Effective Time will be delivered to Parent upon demand, and any holders of record of shares of Company Common Stock that were issued and outstanding immediately prior to the Company Merger who have not theretofore surrendered or transferred their shares of Company Common Stock for exchange pursuant to this Section 2.12 will thereafter look for payment of the Per Share Price payable in respect of such shares of Company Common Stock solely to Parent (subject to abandoned property, escheat or similar Laws), solely as general creditors thereof, for any claim to the Per Share Price to which such holders may be entitled pursuant to Section 2.9. Any amounts remaining unclaimed by holders of record of any such shares of Company Common Stock two years after the Company Merger Effective Time, or at such earlier date as is immediately prior to the time at which such amounts would otherwise escheat to, or become property of, any Governmental Authority, will, to the extent permitted by applicable Law, become the property of the Surviving Corporation free and clear of any claims or interest of any such holders (and their successors, assigns or personal representatives) previously entitled thereto.

2.13 No Further Ownership Rights in Company Common Stock. From and after the Company Merger Effective Time, (a) all shares of Company Common Stock will no longer be outstanding and will automatically be cancelled, retired and cease to exist; and (b) each holder of any shares of Company Common Stock will cease to have any rights with respect thereto, except the right to receive the Per Share Price (less any applicable withholding Taxes payable in respect thereof) payable therefor, if applicable, in accordance with Section 2.9, or in the case of Dissenting Shares, the rights pursuant to Section 2.9(c). Upon payment in accordance with the terms of this Article II, the Per Share Price will be deemed to have been paid in full satisfaction of all rights pertaining to such shares of Company Common Stock. From and after the Company Merger Effective Time, there will be no further registration of transfers on the records of the Surviving Corporation of shares of Company Common Stock that were issued and outstanding immediately prior to the Company Merger Effective Time, other than transfers to reflect, in accordance with customary settlement procedures, trades effected prior to the Company Merger Effective Time. If, after the Company Merger Effective Time, shares of Company Common Stock are presented to the Surviving Corporation for any reason, they will (subject to compliance with the exchange procedures of Section 2.12(c)) be cancelled and exchanged as provided in this Article II.

2.14 Lost, Stolen or Destroyed Certificates. In the event that any certificates have been lost, stolen or destroyed, the Payment Agent will issue in exchange therefor, upon the making of an affidavit of that fact by the holder thereof, the Per Share Price (less any applicable withholding Taxes payable in respect thereof) payable in respect thereof pursuant to Section 2.9. Parent or the Payment Agent may, in its discretion and as a condition precedent to the payment of such Per Share Price, require the owners of such lost, stolen or destroyed certificates to deliver a bond in such amount as it may direct as indemnity against any claim that may be made against Parent, the Surviving Corporation or the Payment Agent with respect to the certificates alleged to have been lost, stolen or destroyed.

2.15 Required Withholding. Notwithstanding anything herein to the contrary, each of the Payment Agent, Parent, the Company and the Surviving Corporation will be entitled to deduct and withhold (or cause to be deducted and withheld) from any amounts payable pursuant to this Agreement to any holder or former holder of shares of Company Common Stock, Company Warrants or Company Equity Awards, or any other applicable Person, such amounts as are required to be deducted or withheld therefrom pursuant to any Tax Laws. To the extent that such amounts are so deducted or withheld and timely paid over to, or timely deposited with, the applicable Governmental Authority, such amounts will be treated for all purposes of this Agreement as having been paid to the Person to whom such amounts would otherwise have been paid.

2.16 No Dividends or Distributions. No dividends or other distributions with respect to capital stock of the Surviving Corporation with a record date on or after the Company Merger Effective Time will be paid to the holder of any Subject Shares.

2.17 Necessary Further Actions. If, at any time after the Company Merger Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company and the Merger Subs, then the directors and officers of the Company and Company Merger Sub and the managing member of LLC Merger Sub as of immediately prior to the Company Merger Effective Time will take all such lawful and necessary action.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except (i) as set forth in the disclosure letter that has been prepared by the Company and delivered by the Company to Parent and the Merger Subs in connection with the execution and delivery of this Agreement, dated as of the Agreement Date (the “Company Disclosure Letter”), which expressly identifies the Section (or, if applicable, subsection) to which such exception relates (it being understood and hereby agreed that any disclosure in the Company Disclosure Letter relating to one Section or subsection shall also apply to any other Sections and subsections if and to the extent that it is reasonably apparent on the face of such disclosure (without reference to the underlying documents referenced therein) that such disclosure also relates to such other Sections or subsections), or (ii) as set forth in any Company SEC Reports publicly available on or prior to the Agreement Date (other than in any “risk factors” or other disclosure statements included therein to the extent that they are cautionary, predictive or forward looking in nature and not statements of historical fact) it being acknowledged that nothing set forth or disclosed in any Company SEC Reports will be deemed to modify or qualify the representations and warranties set forth in Section 3.5, Section 3.6 or Section 3.10(b), the Company hereby represents and warrants to Parent and the Merger Subs as follows:

3.1 Organization and Qualification. The Company and OpCo LLC are duly incorporated or organized, respectively, validly existing, and in good standing under the Laws of the State of Delaware and have all requisite corporate or limited liability company power and authority necessary to enable each of the Company and OpCo LLC to own, lease and operate the properties it purports to own, lease or operate and to conduct its business as it is currently conducted. The Company and OpCo LLC are each duly qualified or licensed as a foreign corporation or limited liability company, as applicable, to do business, and each is in good standing, in each jurisdiction where the character or location of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except to the extent that the failure to be so qualified or licensed and in good standing would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

3.2 Authority; Approvals and Enforceability.

(a) Authority. The Company and OpCo LLC have all requisite corporate or limited liability company power and authority to execute and deliver this Agreement, to perform their respective obligations hereunder, and subject only to the Requisite Stockholder Approval, to consummate the Mergers and the other Transactions in accordance with the terms hereof.

(b) Requisite Stockholder Approval. Except for the affirmative vote for the adoption of this Agreement by the holders of a majority of the issued and outstanding shares of Company Common Stock entitled to vote in favor of adopting this Agreement, voting together as a single class in person or by proxy at the Company Stockholder Meeting (the “Requisite Stockholder Approval”), no other corporate proceedings on the part of the Company (other than the filing of the Company Certificate of Merger, the LLC Certificate of Merger and the other documents as required by DGCL or the DLLCA) or vote of holders of any class of the capital stock of the Company are necessary to approve or adopt this Agreement under applicable Law and to consummate the Mergers and other Transactions in accordance with the terms hereof.

(c) Enforceability. This Agreement has been duly and validly executed and delivered by the Company and OpCo LLC, and assuming due authorization, execution and delivery by each of Parent and the Merger Subs, this Agreement constitutes a valid and binding obligation of each of the Company and OpCo LLC, enforceable against the Company and OpCo LLC in accordance with its terms, except insofar as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar Law affecting creditors’ rights generally, or by general principles of equity whether considered in a proceeding at law or in equity (the “Enforceability Limitations”).

(d) Company Approval. The Special Committee has unanimously (i) determined that this Agreement and the Transactions, are fair to, advisable, and in the best interests of, the Company and the Unaffiliated Stockholders, (ii) approved and declared advisable this Agreement and the Transactions, (iii) recommended that the Company Board approve and declare advisable this Agreement and the Transactions, and determine that this Agreement and the Transactions are fair to, advisable, and in the best interests of, the Company and the Unaffiliated Stockholders and (iv) recommended that, subject to Company Board approval, the Company Board submit this Agreement to the Company Stockholders for their adoption and recommend that the Company Stockholders vote in favor of the adoption of this Agreement. The Company Board, acting in accordance with the unanimous affirmative recommendation of the Special Committee, has unanimously: (A) determined that this Agreement and the Transactions are fair to, advisable, and in the best interests of, the Company and the Company Stockholders, including the Unaffiliated Stockholders, (B) approved and declared advisable this Agreement and the Transactions, (C) approved the execution and delivery of this Agreement by the Company, the performance by the Company of its covenants and other obligations hereunder and the consummation of the Company Merger upon the terms and subject to the conditions set forth herein, (D) directed that the adoption of this Agreement be submitted to a vote of the Company Stockholders at the Company Stockholder Meeting and (E) resolved, subject to Section 5.3(d), to recommend that the Company Stockholders adopt this Agreement in accordance with the DGCL (the “Company Board Recommendation”), which Company Board Recommendation has not been withdrawn, rescinded or modified in any way as of the date hereof. The Company, in its capacity as the managing member of OpCo LLC, has (i) determined that the LLC Merger is fair to, advisable, and in the best interests of, OpCo LLC and its members, (ii) approved and declared advisable and in the best interests of OpCo LLC and its members this Agreement and the Transactions and (iii) approved the execution and delivery of this Agreement, the performance by OpCo LLC of its covenants and other obligations hereunder and the consummation of the LLC Merger upon the terms and subject to the conditions contained herein.

(e) Fairness Opinion. The Company Board and the Special Committee have received the written opinion (or an oral opinion to be confirmed in writing) of the Special Committee’s financial advisor, Kroll, LLC, to the effect that, as of the date of such opinion and subject to the various limitations, matters, qualifications and assumptions set forth therein, the Per Share Price to be received by the public stockholders of the Company (other than CORE and its affiliates and the holders of the Excluded Shares (as defined in the opinion of Kroll, LLC)) in the Company Merger is fair, from a financial point of view, to such stockholders (without giving effect to any impact of the Company Merger or any part thereof on any particular stockholder other than in its capacity as a stockholder of the Company).

3.3 Required Filings and Consents;

(a) Non-Contravention. The execution and delivery by the Company and OpCo LLC of this Agreement do not, and the performance by the Company and OpCo LLC of their respective covenants and agreements under this Agreement and the consummation by the Company and OpCo LLC of the Transactions will not, (i) assuming receipt of the Requisite Stockholder Approval, breach, conflict with or violate (1) the Charter or the Amended and Restated Bylaws of the Company (the “Bylaws”), or (2) any Company Subsidiary Documents, (ii) assuming receipt of the government approvals contemplated by Section 3.3(b), conflict with or violate any Law applicable to the Company or any of its Subsidiaries or by which its or any of their respective properties is bound or affected, (iii) require notice to or the consent of any Person under, result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default), or impair the Company’s or any of its Subsidiaries’ rights or alter the rights or obligations of any third party under, or give to any third party any rights of termination, amendment, payment, acceleration or cancellation of, or result in the creation of a Lien on any of the properties or assets (including intangible assets) of the Company or any of its Subsidiaries pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or its or any of their respective properties is bound or affected, or (iv) give rise to or result in any person having, or having the right to exercise, any preemptive rights, rights of first refusal, rights to acquire or similar rights with respect to any capital stock of the Company or any of its Subsidiaries or any of their respective assets or properties, except in the case of the preceding clauses (ii) through (iv), inclusive, as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(b) Requisite Governmental Approvals. The execution and delivery by the Company and OpCo LLC of this Agreement do not, and the performance by the Company and OpCo LLC of their respective covenants and agreements under this Agreement and the consummation by the Company and OpCo LLC of the Transactions (including the Mergers) will not, require any consent, approval, order, license, authorization, registration, declaration or permit of, or filing with or notification to, any Governmental Authority, except (i) the filing of the Proxy Statement and the Schedule 13E-3 with the SEC in accordance with the Exchange Act and as may be required under the Securities Act, (ii) such consents, approvals, orders, licenses, authorizations, registrations, declarations, permits, filings, and notifications as may be required under applicable United States federal and state securities Laws, (iii) the filing of the Company Certificate of Merger and the LLC Certificate of Merger or other documents as required by the DGCL or the DLLCA and such filings with Governmental Authorities as may be required to satisfy the appliable Laws of states in which the Company and OpCo LLC are qualified to do business and (iv) such other consents, approvals, orders, registrations, declarations, permits, filings and notifications which, if not obtained or made, would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

3.4 Charter and Bylaws. The Company has made available to Parent true, correct and complete copies of the Charter and the Bylaws, along with the charter and bylaws (or equivalent organizational documents) each as amended to date, of each of its Subsidiaries that is a “significant subsidiary” (as defined in Rule 1-02(w) of Regulation S-X promulgated by the SEC) (the “Company Subsidiary Documents”). The Charter, Bylaws and the Company Subsidiary Documents, each as amended to date, are in full force and effect. The Company has not taken any action in breach or violation of any of the provisions of the Charter or the Bylaws, and each applicable

Subsidiary is not in breach or violation of any of the material provisions of its respective Company Subsidiary Documents, except, in the case of a Subsidiary, as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

3.5 Company Capitalization.

(a) Capital Stock. The authorized capital stock of the Company consists of 15,000,000 shares of Company Class A Common Stock, 9,000,000 shares of Company Class B Common Stock and 10,000,000 shares of Company Preferred Stock. As of the close of business on February 14, 2024 (such date, the “Capitalization Date”), (i) 3,525,433 shares of Company Class A Common Stock were issued and outstanding, (ii) 3,327,379.45 shares of Company Class B Common Stock were issued and outstanding, (iii) no shares of Company Preferred Stock were issued and outstanding, (iv) 73,852 shares of Company Class A Common Stock were reserved for issuance pursuant to outstanding Company Options, which Company Options had a per-share weighted average exercise price of $36.68, (v) 341,332 shares of Company Class A Common Stock were reserved for issuance pursuant to outstanding Company Restricted Stock Unit Awards, (vi) 227,444 shares of Company Class A Common Stock were reserved for issuance pursuant to outstanding Company Performance Stock Unit Awards, assuming satisfaction of any performance vesting conditions at target levels, (vii) 35,282 shares of Company Class A Common Stock were reserved for issuance pursuant to the Company ESPP (including shares that may be subject to employee elections under the plan), (viii) 926,212 shares of Company Class A Common Stock were reserved for issuance pursuant to 18,524,242 outstanding Company Warrants, including 495,000 shares of Company Class A Common Stock underlying the Private Placement Private Warrants and 431,212 shares of Company Class A Common Stock underlying the Public Warrants, (ix) 199,611.80 Company Class A Earnout Shares were issued and outstanding, (x) 6,854,172.45 OpCo Class A Units were issued and outstanding, (xi) 313,763.2 SPAC Earnout Units were issued and outstanding, which if vested, would be exchangeable for 313,763.2 shares of Class A Common Stock pursuant to the OpCo LLC Agreement, (xii) 313,763.20 SPAC Class B Earnout Shares were issued and outstanding and (xiii) no shares of Company Class A Common Stock and no shares of Company Class B Common Stock were issued and held in the treasury of the Company. Since the Capitalization Date, neither the Company nor OpCo LLC has issued any Equity Securities except for shares of Company Class A Common Stock (x) issued upon exercise of or settlement of any Company Equity Awards outstanding on the Capitalization Date and set forth in this Section 3.5(a), (y) issued in connection with a Class A Exchange (as defined in the OpCo LLC Agreement) pursuant to the OpCo LLC Agreement or (z) issued pursuant to purchase rights outstanding as of the date hereof under the Company ESPP.

(b) Company Equity Plan. Aside from the Company ESPP and the Inducement Award Agreements, the Company Equity Plan is the only plan adopted by the Company that provides for the issuance of equity to any current or former service provider of the Company. The Company has made available to Parent complete and accurate copies of the Company Equity Plan, the forms of all award agreements thereunder evidencing outstanding Company Equity Awards, all award agreements thereunder that materially deviate from such forms of award agreement, and the Inducement Award Agreements.

(c) Company Equity Awards. Section 3.5(c) of the Company Disclosure Letter (the “Company Equity Awards Capitalization Table”) sets forth a complete and accurate list as of the Capitalization Date of all outstanding Company Equity Awards granted under the Company Equity Plan or otherwise, indicating, with respect to each Company Equity Award then outstanding, the grantee, the type of award granted, the number of shares of Company Common Stock subject to such Company Equity Award (at both target and maximum levels for any performance-based awards), the exercise or purchase price (if any), date of grant, vesting schedule, expiration date (if any), any performance targets or similar conditions to exercisability or settlement thereof, including the extent to which any vesting had occurred as of the Capitalization Date, and whether (and to what extent) such Company Equity Award may be entitled to accelerated vesting, exercisability or settlement in any way by the consummation of the Transactions (alone or in combination with any other event, including the termination of employment or engagement or change in position of any holder thereof following or in connection with the consummation of the Mergers) and, for any Company Option, whether such Company Option is intended to constitute an “incentive stock option” within the meaning of Section 422 of the Code. During the six (6) months prior to the Agreement Date, neither the Company nor the Company Board (or any committee or subcommittee thereof) has taken any action to accelerate the vesting or exercisability of any Company Equity Award or other equity-based or long-term incentive compensation award. With respect to each grant of a Company Equity Award, (i) each such grant was made in accordance with the terms the Company Equity Plan and applicable Law (including the rules of the New York Stock Exchange or any other applicable stock exchange and the terms of any applicable securities listing agreement) and (ii) each such grant was properly accounted for in all material respects in accordance with GAAP in the Company SEC Reports (including financial statements) and all other applicable Laws. Each Company Option has been granted with an exercise price per share equal to or greater than the per share fair market value (as such term is used in Code Section 409A and the guidance and regulations issued thereunder) of Company Common Stock underlying such Company Option on the grant date thereof.

(d) Equity Securities of the Company Group. Except as described in Section 3.5(a) of this Agreement, other than Equity Securities of Subsidiaries that are directly or indirectly beneficially and of record solely owned by the Company, no Equity Security of the Company or any of its Subsidiaries or any security convertible or exchangeable into, exercisable for or measured by reference to such Equity Security, is issued, reserved for issuance or outstanding as of the date of this Agreement. Except as described in Section 3.5(c) of this Agreement, there are no exercisable securities, options, preemptive rights, warrants, calls, rights, commitments, agreements, arrangements or understandings of any kind to which the Company or any of its Subsidiaries is a party, or by which the Company or any of its Subsidiaries is bound, obligating the Company or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional Equity Securities of the Company or any of its Subsidiaries or obligating the Company or any of its Subsidiaries to grant, extend or accelerate the vesting of or enter into any such option, warrant, call, right, commitment, agreement, arrangement or understanding. There are no stockholder agreements, voting trusts, proxies or other similar agreements, arrangements or understandings to which the Company or any of its Subsidiaries is a party, or by which it or they are bound, obligating the Company or any of its Subsidiaries with respect to any Equity Securities of the Company or any of its Subsidiaries, other than the Company Investor Rights Agreement, the SPAC Merger Agreement, the Sponsor Support Agreement and the OpCo LLC Agreement. Except as set forth in the OpCo LLC Agreement, there are no rights or obligations, contingent or otherwise (including rights of first refusal in favor of the Company), of the Company or any of its Subsidiaries, to repurchase, redeem or otherwise acquire any Equity Securities of the Company or any of its Subsidiaries or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any such Subsidiary or any other entity. Other than the Company Investor Rights Agreement and the Company Registration Rights Agreement there are no registration rights or other agreements, arrangements or understandings to which the Company or any of its Subsidiaries is a party, or by which it or they are bound, obligating the Company or any of its Subsidiaries with respect to any Equity Securities of any such Subsidiary.

(e) Company Capital Stock. All outstanding shares of Company Common Stock are, and all shares of Company Common Stock reserved for issuance as specified in Section 3.5(a) of this Agreement would be, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, duly authorized, validly issued, fully paid and nonassessable and not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the DGCL, the Charter or the Bylaws or any agreement to which the Company is a party or otherwise bound. None of the outstanding shares of Company Common Stock have been issued in violation of any United States federal or state securities Laws or any foreign securities Laws. All of the outstanding shares of capital stock or limited liability company interests of each of the Subsidiaries of the Company are duly authorized, validly issued, fully paid and nonassessable, and all such shares or interests, as applicable (other than directors’ qualifying or similar shares in the case of foreign Subsidiaries) are owned by the Company or a Subsidiary of the Company free and clear of any and all Liens (other Permitted Liens and Liens arising under applicable securities Laws or the organizational documents of such Subsidiary). There are no accrued and unpaid dividends or distributions with respect to any outstanding shares of capital stock or limited liability company interests of the Company or any of its Subsidiaries or any Company Equity Awards.

(f) Exchange Act. The Company Class A Common Stock constitutes the only class of Equity Securities of the Company or its Subsidiaries registered or required to be registered under the Exchange Act.

3.6 Subsidiaries. A complete and accurate list of all of the Subsidiaries of the Company, together with the jurisdiction of incorporation of each Subsidiary and the percentage of each Subsidiary’s outstanding capital stock owned by the Company or another Subsidiary or Affiliate of the Company, is set forth in Section 3.6 of the Company Disclosure Letter. Except for Equity Securities in such Subsidiaries, the Company does not own, directly or indirectly, any capital stock of, or other equity, voting or similar interest in, or any interest convertible into or exchangeable or exercisable for any equity, voting or similar interest in, any Person. Each Subsidiary of the Company is duly organized, validly existing and in good standing under the Law of its jurisdiction of organization (to the extent such concepts exist in such jurisdictions) and has all requisite corporate or other power and authority necessary to enable it to own, lease and operate the properties it purports to own, lease or operate and to conduct its business as it is currently conducted, except to the extent that the failure to be so organized or existing or in good standing or have such power or authority would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Each Subsidiary of the Company is duly qualified or licensed as a foreign entity to do business, and is in good standing, in each jurisdiction (to the extent such concepts exist in such jurisdictions) where the character or location of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except to the extent that the failure to be so qualified or licensed and in good standing would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

3.7 Company SEC Reports. The Company has furnished or filed, on a timely basis, and made available to Parent all forms, reports, schedules, statements and other documents, including any exhibits thereto, required to be furnished or filed by the Company with the SEC since January 1, 2022 (collectively the “Company SEC Reports”). The Company SEC Reports, including all forms, reports and documents furnished or filed by the Company with the SEC after the Agreement Date and prior to the Company Merger Effective Time (but excluding the Proxy Statement, Schedule 13E-3 or any other form, report or document furnished or filed with the SEC in connection with the Transactions), (i) were and, in the case of the Company SEC Reports furnished or filed after the Agreement Date, will be, prepared in all material respects in accordance with the applicable requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act, as the case may be, and the rules and regulations thereunder, and (ii) did not at the time they were furnished or filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing), and in the case of such forms, reports and documents furnished or filed by the Company with the SEC after the date of this Agreement, will not as of the time they are furnished or filed, contain any untrue statement of a material fact or omit to state a material fact required to be stated in such Company SEC Reports or necessary in order to make the statements in such Company SEC Reports, in light of the circumstances under which they were and will be made, not misleading. There are no outstanding or unresolved comments in comment letters from the SEC or the staff of the SEC with respect to any of the Company SEC Reports as of the Agreement Date. To the Knowledge of the Company, none of the Company SEC Reports is the subject of ongoing SEC review, outstanding SEC comment or outstanding SEC investigation. None of the Subsidiaries of the Company are required to file any forms, reports, schedules, statements or other documents with the SEC.

3.8 Company Financial Statements; Internal Controls.

(a) Company Financial Statements. Each of the consolidated financial statements (including, in each case, any related notes and schedules), contained in the Company SEC Reports, including any Company SEC Reports filed after the date of this Agreement, complied or will comply, as of its respective date of filing, in all material respects with all applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, was or will be prepared in accordance with GAAP (except as may be indicated in the notes thereto or as otherwise permitted by Form 10-Q with respect to any financial statements filed on Form 10-Q) applied on a consistent basis throughout the periods involved and fairly presented in all material respects or will fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the respective dates thereof and the consolidated results of its operations and cash flows for the periods indicated, except that any unaudited interim financial statements are subject to normal and recurring year-end adjustments which have not been and are not expected to be material in amount, individually or in the aggregate.

(b) Disclosure Controls and Procedures. The chief executive officer and chief financial officer of the Company have made all certifications required by Sections 302 and 906 of the Sarbanes-Oxley Act since January 1, 2022, and the statements contained in any such certifications were complete and correct as of the dates thereof. The Company is in compliance in all material respects with all applicable effective provisions of the Sarbanes-Oxley Act and the applicable listing and corporate governance rules of the NYSE.

(c) Internal Controls. The Company has established and maintains a system of internal accounting controls that is sufficient to provide reasonable assurance that (i) transactions are recorded in a manner that permits the preparation of financial statements in accordance with GAAP, (ii) receipts and expenditures of the Company and its Subsidiaries are being made only in accordance with appropriate authorizations of management and the Company Board, and (iii) any unauthorized acquisition, use or disposition of the assets of the Company and its Subsidiaries that would materially affect the Company’s financial statements would be prevented or detected in a timely manner.

(d) Accounting Controls. Since January 1, 2022, to the Knowledge of the Company, neither the Company nor its independent auditors have identified (i) any significant deficiency or material weakness (as such terms are defined by the Public Company Accounting Oversight Board) in the system of internal accounting controls utilized by the Company and its Subsidiaries, (ii) any fraud, whether or not material, that involves the Company’s management or other employees who have a role in the preparation of financial statements or the internal accounting controls utilized by the Company and its Subsidiaries or (iii) any claim or allegation regarding any of the foregoing.

(e) No Transaction with Unconsolidated Affiliate. Neither the Company nor any of its Subsidiaries is a party to, or has any commitment to become a party to, any joint venture, partnership agreement or any similar Contract (including any Contract relating to any transaction, arrangement or relationship between or among the Company or any of its Subsidiaries, on the one hand, and any unconsolidated Affiliate, including any structured finance, special purpose or limited purpose entity or Person, on the other hand (such as any arrangement described in Section 303(a)(4) of Regulation S-K of the SEC)) where the purpose of such arrangement is to avoid disclosure of any material transaction involving, or material liabilities of, the Company or any of its Subsidiaries in the Company’s consolidated financial statements.

3.9 Undisclosed Liabilities. Except as reflected on or reserved against in the Interim Company Balance Sheet (including the notes thereto), neither the Company nor any of its Subsidiaries has any Liabilities of a nature required to be reflected on or reserved against in a balance sheet prepared in accordance with GAAP, other than (a) Liabilities incurred since the date of the Interim Company Balance Sheet in the ordinary course of business consistent with past practice, (b) Liabilities under this Agreement, expressly permitted to be incurred under this Agreement or otherwise incurred in connection with the Transactions, and (c) Liabilities that, individually and in the aggregate, have not had, and would not reasonably be expected to have, a Company Material Adverse Effect.

3.10 Subsequent Changes; No Material Adverse Effect.

(a) Subsequent Changes.

(i) Since the date of the Audited Company Balance Sheet through the Agreement Date, except for the execution and delivery of this Agreement and the discussions and negotiations related thereto, the Company has conducted its business in all material respects in the ordinary course of business consistent with past practice; and

(ii) Since the date of the Audited Company Balance Sheet through the Agreement Date, there has not occurred any action taken by the Company or event that would have required the consent of Parent pursuant to Section 5.2 had such action or event occurred after the date of this Agreement.

(b) No Material Adverse Effect. Since the date of the Audited Company Balance Sheet through the Agreement Date, there has not occurred any Company Material Adverse Effect.

3.11 Real Property. Section 3.11 of the Company Disclosure Letter contains a true, correct and complete list of all of the real property owned by the Company and its Subsidiaries as of the Agreement Date (the “Owned Real Property”). Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, neither the Company nor any of its Subsidiaries has leased, licensed or otherwise granted any Person the right to use or occupy the Owned Real Property. Section 3.11 of the Company Disclosure Letter contains a complete and accurate list of all real property leases, subleases, licenses or other material written occupancy agreements to which the Company or any of its Subsidiaries is a party (including all amendments, extensions, renewals, guaranties and other agreements with respect thereto) (collectively, the “Company Real Property Leases”), each of which is in full force and effect, except where the failure of any such individual Company Real Property Lease to be in full force and effect would not be reasonably likely to result in a Company Material Adverse Effect. The Company has made available to Parent a true and complete copy of each Company Real Property Lease. There is no default by the Company or any of its Subsidiaries under any of the Company Real Property Leases beyond any applicable notice and cure periods set forth in such Company Real Property Lease, or, to the Knowledge of the Company, defaults by any other party thereto, except such defaults as have been waived in writing or cured or such defaults that in the aggregate would not be reasonably likely to result in a Company Material Adverse Effect. Neither the Company nor any of its Subsidiaries has pledged, encumbered, subleased, licensed or otherwise granted any third party the right to use or occupy any material portion of any of the Company Real Property Leases. The Company Real Property Leases comprise all of the real property used, occupied or otherwise held by the Company. Section 3.11 of the Company Disclosure Letter lists, for each Company Real Property Leases providing for the payment of annual rent in excess of $250,000 (each, a “Company Material Real Property Lease”), (i) the address of the property to which such Company Material Real Property Lease pertains, (ii) the annual rent and (iii) the purpose of the facility to which such Company Material Real Property Lease pertains.

3.12 [RESERVED].

3.13 Intellectual Property.

(a) Registered Intellectual Property. Section 3.13(a) of the Company Disclosure Letter contains a complete and accurate list of all of the following owned by the Company: (i) Patents and Patent applications; (ii) registered Marks and applications to register Marks; (iii) registered Copyrights and applications for Copyright registration; (iv) domain names; and (v) social media accounts. All Company Registered Intellectual Property is subsisting, valid and, to the Knowledge of the Company, enforceable.

(b) Absence of Liens. The Company or one or more of its Subsidiaries exclusively owns and possesses all right, title and interest in and to, or has a valid and enforceable and sufficient written license to, all Intellectual Property that is used in or necessary for the operation of the Company’s business as currently conducted, free and clear of all Liens other than Permitted Liens (together with the Company Owned Intellectual Property the “Company Intellectual Property”). All material Company Owned Intellectual Property is, and immediately following the Transactions shall be, freely, transferable, licensable and alienable without the consent of, or notice or payment of any kind to any Governmental Authority or third party. Neither the Company nor any of its Subsidiaries has granted an exclusive license of any Company Owned Intellectual Property to any third party, or since January 1, 2022 transferred ownership to any third party, of any material Intellectual Property that are or were owned by the Company or a Subsidiary of the Company.

(c) No Infringement. Neither the Company nor any of its Subsidiaries has, since January 1, 2022, in the conduct of the business of the Company and its Subsidiaries, infringed upon, violated or used without authorization or license, any Intellectual Property owned by any third Person. There is no pending or, to the Knowledge of the Company, threatened (and at no time since January 1, 2022 has there been pending or, to the Knowledge of the Company, threatened) Legal Proceeding against any Company Group Member, alleging that any activities, products or conduct of such Company Group Member’s business infringes upon, misappropriates, violates or constitutes the unauthorized use of the Intellectual Property of any third Person, or challenging the ownership, validity, or enforceability of any rights in any Company Owned Intellectual Property. The Company is not party to any settlements, covenants not to sue, consents, decrees, stipulations, judgments, or Orders resulting from Legal Proceedings, which (i) restrict any Company Group Member’s rights to use, license or transfer any material Company Owned Intellectual Property, or (ii) compel or require the Company or any of its Subsidiaries to license or transfer any material Company Owned Intellectual Property. Since January 1, 2022, no indemnity claims have been asserted in writing or, to the Knowledge of the Company, threatened against the Company or any Subsidiary of the Company by any customer alleging that any Company Product infringes upon, misappropriates, violates or constitutes the unauthorized use of the Intellectual Property of any third Person.

(d) No Legal Proceedings. There are no pending Legal Proceedings brought by the Company or any of its Subsidiaries against any third party with respect to any Company Owned Intellectual Property, which remain unresolved as of the Agreement Date. To the Knowledge of the Company, no third party (i) is infringing upon, misappropriating, violating, or using without authorization any Company Owned Intellectual Property, or (ii) has since January 1, 2022 infringed upon, misappropriated, violated, or used without authorization any Company Owned Intellectual Property.

(e) Company In Licenses. Section 3.13(e) of the Company Disclosure Letter contains a complete and accurate list of all material Contracts pursuant to which a third party has licensed to the Company or any of its Subsidiaries any Intellectual Property right that is material to the business of the Company or any Company Subsidiary taken as a whole (“Company In Licenses”), other than (i) non-exclusive licenses for commercially-available “off-the-shelf” software and licenses of Open Source Software, (ii) Contracts between the Company or any Company Subsidiary and its employees, consultants and contractors entered into in the ordinary course of business, (iii) assignments granted by Company employees and contractors to the Company or any Subsidiary of the Company, (iv) non-exclusive licenses which are not the primary purpose of, or a material component of, the Contract and (v) non-disclosure agreements entered into in the ordinary course of business.

(f) Company Out Licenses. Section 3.13(f) of the Company Disclosure Letter contains a complete and accurate list of all material Contracts pursuant to which the Company or any of its Subsidiaries has granted a third Person or Affiliate any rights or licenses to any material Company Owned Intellectual Property, other than (i) Contracts between the Company or any Company Subsidiary and its employees, consultants and contractors entered into in the ordinary course of business, (ii) non-exclusive licenses granted to customers, resellers or other business relations of the Company or any Subsidiary of the Company in the ordinary course of business, (iii) non-exclusive licenses which are not the primary purpose of, or a material component of, the Contract and (iv) non-disclosure agreements entered into in the ordinary course of business (“Company Out Licenses,” and together with the Company In Licenses, the “Company IP Licenses”).

(g) No Infringement of Company IP Licenses. Subject to obtaining any required consents set forth on Section 3.3(a) of the Company Disclosure Letter, the consummation of the Transactions will not result in or cause: (i) the breach by any Company Group Member of any Company IP License, (ii) the termination, impairment or restriction of any right or license granted to a Company Group Member under a Company IP License, or (iii) any Company Group Member to grant, or expand the scope of a prior grant, to a third party of any rights to any material Company Intellectual Property.

(h) Proprietary Information. The Company and its Subsidiaries have taken commercially reasonable efforts to protect and maintain all Company Owned Intellectual Property, including to preserve the secrecy and confidentiality of their trade secrets included in the Company Owned Intellectual Property. Each current and former employee, consultant and contractor of the Company or a Subsidiary of the Company who was or is involved in the creation or development of any material Company Owned Intellectual Property, has signed and delivered a written Contract that assigns to the Company or a Subsidiary of the Company such Company Owned Intellectual Property or the Company or a Subsidiary of the Company owns such Company Owned Intellectual Property by operation of law. To the Knowledge of the Company, no current or former employee, consultant, or independent contractor of the Company is in violation of such agreement.

(i) Funding. No government funding, facilities of a university, college, other educational institution or research center was used in the development of any material Company Owned Intellectual Property.

(j) Source Code. The Company possesses all source code and other documentation and materials necessary or used to compile and operate Company-owned Software and the Company has not disclosed, delivered, licensed or otherwise made available, and the Company does not have a duty or obligation (whether present, contingent or otherwise) to disclose, deliver, license or otherwise make available, any source code for any Company-owned Software to any Person.

(k) Open Source Software. The Company and each Subsidiary is in material compliance with all obligations under any Contract pursuant to which the Company or a Subsidiary has obtained the right to use any third party Software, including Open Source Software, that is currently used in the operation of the Company’s business and in particular the Company and its Subsidiaries have purchased a sufficient number of seat licenses or other required permissions or use rights for the Company Systems. The Company and its Subsidiaries do not use and have not used any Open Source Software or any modification or derivative thereof with any Company-owned Software in a manner that would: (A) grant or purport to grant to any Person any rights to or immunities under any of the Company Owned Intellectual Property, or (B) require the Company or any Subsidiary to disclose or distribute any source code to any of the Company-owned Software or otherwise included in any Company Owned Intellectual Property (other than the Open Source Software itself), to license or provide any such source code for the purpose of making derivative works, or to make available for redistribution to any Person any such source code at no or minimal charge.

(l) Data Security Requirements and Privacy. The Company and its Subsidiaries, and the conduct of the Company’s business are and have in the last two (2) years been in compliance with all Data Security Requirements in all material respects, and there have not been any notices of actual incidents of data security breaches, unauthorized use of or access to any of the Company Systems, or unauthorized acquisition, destruction, damage, disclosure, loss, corruption, alteration, or use of any Company Data that would require providing notice to a data subject or Governmental Authority, or other written notice received relating to non-compliance with Data Security Requirements. As of the Agreement Date, no claims have been asserted in writing or, to the Knowledge of the Company, are threatened in writing against the Company or any Subsidiary of the Company by any third party alleging a violation of any third party’s rights under Data Security Requirements. The Transactions will not result in any liabilities in connection with any non-compliance with Data Security Requirements.

(m) Company Data. The Company: (i) owns and possesses all material right, title and interest in and to the Company Data (excluding Personal Information) free and clear of material restrictions, including all Intellectual Property rights embodied in or associated with the underlying Company Data, and (ii) has all material rights to all of the Company Data (excluding Personal Information), including the rights, directly or indirectly, to use or exploit the same in compliance with law and the Company’s privacy policy in the conduct of the Company’s business, including the rights to publish, reproduce, distribute, license, sell, and create derivative works of the Company Data, in whole or in part, anywhere in the world.

(n) Information Technology Systems of the Company Group. The Company owns, leases, licenses, or otherwise has the legal right to use its Company Systems, and such Company Systems are sufficient for the immediate needs of the Company’s business as it is currently conducted. The Company has put commercially reasonable safeguards in place that are designed to protect (i) the confidentiality, integrity, and security of the Company Systems and (ii) the data stored therein or transmitted thereby including by implementing commercially reasonable procedures designed to prevent unauthorized access and the introduction of any virus, worm, Trojan horse or similar disabling code or program (“Malicious Code”), and the taking and storing on-site and off-site of back-up copies of critical data. There is no Malicious Code in any of the Company Systems. The Company has implemented and maintains commercially reasonable security, disaster avoidance and recovery and business continuity plans, procedures, and facilities, including by implementing systems and procedures that provide continuous monitoring and alerting of any problems, issues or vulnerabilities in the Company Systems. All such plans and procedures have been deemed effective upon testing in all material respects, and in the last twelve (12) months, there has not been any material failure with respect to any of the Company Systems that has not been remedied or replaced in all respects.

3.14 Material Contracts.

(a) Definition. For all purposes of and under this Agreement, a “Material Contract” shall mean:

(i) any “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC, other than those agreements and arrangements described in Item 601(b)(10)(iii)) with respect to the Company and its Subsidiaries;

(ii) any Contract (A) containing any covenant limiting the right of the Company or any of its Subsidiaries (or, after the Closing Date, the Surviving Corporation) to engage, or to compete with any Person (other than standard employee non-solicitation restrictions), in any line of business or geographic area, (B) containing any covenant prohibiting the Company or any of its Subsidiaries (or, after the Closing Date, the Surviving Corporation) from engaging in business with any Person or levying a fine, charge or other payment for doing so, (C) pursuant to which any Person is granted most favored customer pricing, or containing any other similar pricing restrictions, or (D) containing any covenant limiting the right of the Company or any of its Subsidiaries (or, after the Closing Date, the Surviving Corporation) to enter into any reseller, referral partner or similar partner agreements with third parties;

(iii) the Company IP Licenses;

(iv) any Contract relating to the disposition or acquisition by the Company or any of its Subsidiaries, since January 1, 2022, of assets (including equity interests) for a purchase price in excess of $250,000;

(v) any mortgages, indentures, guarantees, loans or credit agreements, security agreements or other Contracts relating to the borrowing of money or extension of credit, in each case in excess of $250,000, other than (A) accounts receivables and payables, (B) loans to direct or indirect Subsidiaries, and (C) advances to employees for travel and business expenses, in each case in the ordinary course of business consistent with past practice;

(vi) any settlement, conciliation or similar Contract (A) with any Governmental Authority or (B) pursuant to which the Company or any of its Subsidiaries will have any material outstanding obligations after the date of this Agreement;

(vii) any collective bargaining agreement or other Contract with any labor union, organization or association, works council, or other employee representative body (each a “Labor Agreement”);

(viii) any Contract for the employment or engagement of any former (to the extent of any ongoing Liability) or current director, officer, employee or individual independent contractor (A) providing for annual compensation in excess of $250,000 or (B) that cannot be terminated upon thirty (30) days’ or less prior notice without further Liability to the Company or any of its Subsidiaries;

(ix) any Contract for the sale of Company Products (including any Contract pursuant to which the Company or a customer or reseller engages in promotional activity with respect to Company Products) with any customer or reseller who, in the year ended December 31, 2023, was one of the ten (10) largest sources of revenues for the Company and its Subsidiaries, based on amounts paid or payable (each a “Material Customer”);

(x) any Contract (excluding any purchase orders, statements of work and any other Contracts that are not master agreements and that do not contain any material terms that apply generally to transactions with the applicable manufacturer) with any vendor or supplier of the Company or any of its Subsidiaries who, in the year ended December 31, 2023, was one of the ten (10) largest sources of payment obligations for the Company and its Subsidiaries to a manufacturer, based on amounts paid or payable (each a “Material Supplier”); and

(xi) any Contract that provides for payment obligations by the Company or any of its Subsidiaries in any twelve (12) month period following the Agreement Date of $1,000,000 or more in any individual case that is not terminable by the Company or its Subsidiaries upon notice of ninety (90) days or less without material liability to the Company or its Subsidiaries.

(b) List of Material Contracts. Section 3.14(b) of the Company Disclosure Letter contains a complete and accurate list of all Material Contracts as of the Agreement Date (other than Contracts contemplated by clause (i) of the definition of Material Contract and which are listed in the Exhibit Index to the Company’s Annual Report on Form 10-K filed by the Company with the SEC for the fiscal year ended December 31, 2022), to or by which the Company or any of its Subsidiaries is a party or is bound, and identifies each subsection of Section 3.14(a) that describes such Material Contract.

(c) Validity. Each Material Contract is valid and binding on the Company (or each such Subsidiary of the Company party thereto), subject to the Enforceability Limitations, and is in full force and effect, other than those Contracts that by their terms have expired or been terminated since the Agreement Date, and neither the Company nor any of its Subsidiaries party thereto, nor, to the Knowledge of the Company, any other party thereto, is in breach of, or default under, any such Material Contract, and no event has occurred that with notice or lapse of time or both would constitute such a breach or default thereunder by the Company or any of its Subsidiaries, or, to the Knowledge of the Company, any other party thereto, except for such failures to be in full force and effect and such breaches and defaults that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

3.15 Material Customers and Suppliers.

(a) Material Customers. Section 3.15(a) of the Company Disclosure Letter lists, by dollar volume paid or payable to the Company and its Subsidiaries, for the twelve (12)-month period ended on December 31, 2023, the Material Customers, along with the amount of such dollar volume.

(b) Material Suppliers. Section 3.15(b) of the Company Disclosure Letter lists, by dollar volume paid or payable by the Company and its Subsidiaries, for the twelve (12)-month period ended on December 31, 2023, the Material Suppliers, along with the amount of such dollar volume.

(c) Material Customer and Supplier Relationships. No Material Supplier or Material Customer has, within the twelve (12)-month period preceding the Agreement Date, threatened in writing, or to the Knowledge of the Company, orally, to cancel, not renew, or otherwise terminate, or materially decrease its purchases or sales, as applicable, under, any Material Contract. None of the Company or any of its Subsidiaries has within the past two (2) years been engaged in any material dispute with any Material Supplier or Material Customer.

3.16 Tax Matters.

(a) Each of the Company Group Members has prepared and timely filed (taking into account any extension of time within which to file) all U.S. federal income and other material Tax Returns required to be filed and all such filed Tax Returns are true, correct and complete in all material respects.

(b) Each of the Company Group Members has fully and timely paid all U.S. federal income and other material Taxes that are required to be paid by it (whether or not shown on any Tax Return).

(c) Each of the Company Group Members has timely withheld and paid to the appropriate Governmental Authority all material amounts of Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, individual independent contractor, other service providers, equity interest holder or other third party.

(d) The unpaid Taxes of the Company Group Members (being Taxes not yet due and payable) do not exceed the reserves for Tax liability (excluding any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the Interim Company Balance Sheet.

(e) No material deficiencies for Taxes against any Company Group Member have been assessed in writing by any Governmental Authority that remain unpaid except for deficiencies with respect to which adequate reserves have been established in accordance with GAAP.

(f) There are no audits, examinations, investigations or other proceedings in respect of income Taxes or other material Taxes pending or, to the Knowledge of the Company, threatened by any Governmental Authority in writing with respect to any Company Group Member.

(g) There are no Liens for Taxes on any of the assets of any Company Group Member other than Liens for Taxes not yet due and payable or being contested in good faith and for which adequate reserves have been established on the financial statements of the Company in accordance with GAAP.

(h) No Company Group Member has (i) consented or waived the time in which any material amount of Tax may be assessed or collected by any Governmental Authority, other than any such waivers that are no longer in effect or (ii) agreed to any extension of time for filing any Tax Return which has not been filed, other than any automatically-granted extension not requiring the consent of the applicable Governmental Authority obtained in the ordinary course of business.

(i) No Company Group Member is or has been in the last two (2) years a “controlled corporation” or a “distributing corporation” in a transaction that was purported or intended to be governed by Section 355 or 361 of the Code (or any similar provision of state, local or non-U.S. Law).

(j) No Company Group Member is or has been party to any “listed transaction” within the meaning of Section 6707A(c)(1) of the Code and U.S. Treasury Regulation Section 1.6011-4(b)(2).

(k) No Company Group Member (i) has been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group the common parent of which was the Company) or (ii) has any material Liability for the Taxes of any Person (other than a Company Group Member) under Section 1.1502-6 of the Treasury Regulations (or any similar provision of state, local or non-U.S. Law), as a transferee or successor, by Contract (other than any Contract the principal purpose of which does not relate to Taxes), or otherwise by operation of Law.

(l) No Company Group Member is a party to any Tax allocation, Tax sharing or Tax indemnity or similar Tax agreements (other than one that is included in a Contract entered into in the ordinary course of business that is not primarily related to Taxes).

(m) No written claims have been made in the last three (3) years by any Governmental Authority in a jurisdiction where a Company Group Member does not file Tax Returns that such Company Group Member is or may be subject to taxation by that jurisdiction, which claims have not been resolved or withdrawn.

(n) Each Company Group Member has been at all times since formation treated as the type of entity (corporation, partnership, or disregarded entity) for United States federal tax purposes, as set forth opposite its name in Section 3.16(n) of the Company Disclosure Letter. The Company does not own any interest (directly or indirectly) in any controlled foreign corporation (as defined in Section 957 of the Code) or passive foreign investment company (as defined in Section 1297 of the Code).

(o) No Company Group Member will be required to include any material item of income in, or exclude any material deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any: (i) change in method of accounting, or use of an improper method of accounting, for a taxable period ending on or prior to the Closing Date, (ii) “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or non-U.S. Law) executed on or prior to the Closing Date, (iii) intercompany transactions or excess loss account described in Treasury Regulations under Section 1502 of the Code (or any corresponding or similar provision of state, local or non-U.S. Law) generated on or prior to the Closing Date, (iv) installment sale or open transaction disposition made on or prior to the Closing Date; or (v) prepaid amount received or deferred revenue accrued on or prior to the Closing Date. No Company Group Member will be required to make any payment after the Closing Date as a result of an election under Section 965 of the Code.

(p) Each of the Company Group Members has complied in all material respects with any escheat or unclaimed property requirements under applicable Law.

3.17 Employee Benefit Matters.

(a) List of Employee Plans. Section 3.17(a) of the Company Disclosure Letter sets forth a complete and accurate list of all Employee Plans and indicates each such plan that is a Non-U.S. Employee Plan. None of the Company Group Members nor any of their respective ERISA Affiliates has committed to any officer, or communicated to any other employees or individuals to establish, adopt, or enter into any new Employee Plan or to modify or amend any Employee Plan (except in each case to the extent required by Law, to conform any such Employee Plan to the requirements of any applicable Law, as previously disclosed to Parent in writing or as required by this Agreement).

(b) Disclosure of Employee Plans. With respect to each Employee Plan, the Company has made available to Parent complete and accurate copies of the following, as applicable: (i) such Employee Plan (or a written summary of the material terms of any unwritten plan) together with all amendments, (ii) the most recent annual report (Form 5500) with schedules attached, (iii) the most recent determination, opinion, notification or advisory letter from the IRS, (iv) each insurance contract, trust agreement, group annuity contract, administration and similar material agreements, (v) the most recent summary plan description, including any summary of material modifications thereto, and (vi) all non-routine material correspondence to or from any Governmental Authority relating to any Employee Plan since January 1, 2022.

(c) Compliance. Except as would not reasonably be expected to result in a Company Material Adverse Effect, each Employee Plan has been established, maintained, funded, operated and administered in accordance with all applicable Law, including if applicable, ERISA and the Code, and in accordance with its terms, and each Company Group Member and its respective ERISA Affiliates have (i) met their obligations with respect to each Employee Plan and (ii) have timely made (or timely will make) or, if not yet due, accrued in accordance with applicable Law and GAAP all required contributions, distributions or other amounts payable with respect thereto. No Company Group Member has incurred any material penalty, Tax or other Liability (whether or not assessed) under Sections 4980B, 4980D, 4980H, 6721 or 6722 of the Code.

(d) Qualified Plans. All Employee Plans that are intended to be qualified under Section 401(a) of the Code, and all trusts that are intended to be qualified under Section 501(a) of the Code, have (i) received determination, opinion or advisory letters from the IRS to the effect that such Employee Plans are qualified and the plans and trusts related thereto are exempt from federal income taxes under Sections 401(a) and 501(a), respectively, of the Code and (ii) no such determination, opinion or advisory letter has been revoked and no fact, event or circumstance exists or has occurred that has adversely affected or could reasonably be expected to adversely affect such qualification or exemption. Except as would not reasonably be expected to result in a Company Material Adverse Effect, no “prohibited transaction,” within the meaning of Section 4975 of the Code or Sections 406 and 407 of ERISA, and not otherwise exempt under Section 408 of ERISA, or any breach of fiduciary duty (as determined under ERISA), has occurred with respect to any Employee Plan.

(e) Multiple Employer Plans. Within the last six (6) years, neither the Company Group Members nor any of their respective ERISA Affiliates has maintained, participated in or contributed to (or been obligated to contribute to), and none of them otherwise has any Liability under or with respect to (i) a “defined benefit plan” (as defined in Section 3(35) of ERISA) or a plan that is or was subject to Title IV of ERISA or Sections 412 or 430 of the Code or Section 302 of ERISA, (ii) a “multiemployer plan” (as defined in Section 3(37) or Section 4001(a)(3) of ERISA), (iii) a “multiple employer plan” (as defined in Section 413(c) of the Code), or (iv) a multiple employer welfare arrangement (within the meaning of Section 3(40) of ERISA). No Employee Plan is funded by, associated with or related to a “voluntary employees’ beneficiary association” within the meaning of Section 501(c)(9) of the Code. No Employee Plan provides health benefits that are not fully insured through an insurance contract. No Company Group Member has any Liability by reason of at any time being considered a single employer under Section 414 of the Code with any other Person.

(f) No Post-Termination Welfare Benefit Plan. Other than as required under COBRA for which the covered Person pays the full cost of coverage, no Company Group Member has any Liability in respect of, or obligation to provide, health, life insurance or other welfare benefits or coverage to any individual following retirement or other termination of employment, ownership or service (other than continuation coverage through the end of the month in which such termination or retirement occurs in accordance with the terms of the applicable Employee Plan).

(g) Employee Plan Legal Proceedings. There are no Legal Proceedings or claims pending or, to the Knowledge of the Company, threatened or reasonably anticipated, with respect to any Employee Plan or the assets of any Employee Plan, other than claims for benefits in the ordinary course.

(h) Non-U.S. Employee Plans. Without limiting the generality of the foregoing, except as would not reasonably be expected to result in a Company Material Adverse Effect, (i) each Non-U.S. Employee Plan has been established, maintained, funded, administered and operated in compliance with all applicable Laws of each applicable jurisdiction and with the terms thereof, (ii) no Non-U.S. Employee Plan is a defined benefit plan (as defined in ERISA) or has any unfunded or underfunded Liabilities, and (iii) each Non-U.S. Employee Plan that is required to be funded is funded to the extent required by applicable Law or the applicable terms of such plan or funding has been accrued for to the extent required by GAAP or other applicable accounting rules. Section 3.17(h) of the Company Disclosure Letter contains a complete and accurate list of each country in which the Company or any of its Subsidiaries or Affiliates has employees or independent contractors as of the date of the Interim Company Balance Sheet and each Non-U.S. Employee Plan.

(i) Employment and Severance Agreements. Section 3.17(i) of the Company Disclosure Letter sets forth a complete and accurate list of (i) all employment agreements with employees of the Company or any of its Subsidiaries, other than employment offer letters that (A) are consistent in all material respects with standard form offer letters, (B) were entered into in the ordinary course of business, (C) provide for at-will employment and (D) do not provide for severance, retention, change in control, equity-based or similar payments or benefits; and (ii) all severance agreements, plans, programs and policies of the Company or any of its Subsidiaries, excluding programs and policies required to be maintained by Law.

(j) No Additional Rights. Neither the execution and delivery of this Agreement nor the consummation of the Transactions could, either alone or in combination with another event, (i) entitle any current or former employee, director, officer or other service provider of any Company Group Member to any payment (whether in cash or property) or benefit, (ii) increase the amount of any compensation or benefit due to any such Person, (ii) accelerate the time of distribution, payment, funding or vesting of any compensation or benefit due to any such Person, (iii) result in any forgiveness of indebtedness of any such Person to any Company Group Member, (iv) trigger an obligation to fund any benefit or make a contribution under any Employee Plan or (v) limit or restrict the right of any Company Group Member to amend or terminate any Employee Plan.

(k) Parachute Payments. Neither the execution and delivery of this Agreement nor the consummation of the Transactions could, either alone or in combination with another event, give rise to the payment of any amount that could, individually or together with any other amount, be characterized as an “excess parachute payment” within the meaning of Section 280G of the Code.

(l) Gross-Ups. No Company Group Member has any actual or potential obligation to gross-up, indemnify, reimburse or otherwise make whole any Person for any Taxes, including under Section 409A or Section 4999 of the Code.

(m) Nonqualified Deferred Compensation Plan. Each Employee Plan that constitutes in any part a “nonqualified deferred compensation plan” (as defined in Section 409A(d)(1) of the Code) subject to Section 409A of the Code has been documented and operated in material compliance with Section 409A of the Code.

3.18 Labor Matters.

(a) Employment Law Compliance. Except as would not be expected to result in a Company Material Adverse Effect, the Company and each of its Subsidiaries are, and since January 1, 2022 have been, in compliance in all respects with all applicable Laws respecting labor, employment and employment practices, including all Laws respecting terms and conditions of employment, health and safety, wages and hours (including the classification of independent contractors, exempt and non-exempt employees, leased employees and other non-employee service providers), child labor, immigration (including the completion of Forms I-9 for all employees and the proper confirmation of employee visas), employment harassment, discrimination or retaliation, whistleblowing, disability rights or benefits, equal opportunity, pay transparency, restrictive covenants, plant closures and layoffs (including WARN), employee trainings and notices, affirmative action, workers’ compensation, labor relations, employee leave issues, COVID-19 and unemployment insurance. Except as would not reasonably be expected to result in a Company Material Adverse Effect, no Company Group Member has Liability for (i) any amounts required by Law or Contract to be withheld and reported with respect to wages, salaries and other payments to employees; (ii) any arrears of wages, salaries, wage premiums, commissions, bonuses, severance and termination payments, fees or other compensation to its current or former directors, officers, employees or independent contractors under applicable Law, Contract or company policy, or any fines, Taxes, interest or any penalty for failure to pay or delinquency in paying any of the foregoing; and (iii) any payment to any trust or other fund governed by or maintained by or on behalf of any Governmental Authority, with respect to unemployment compensation benefits, social security or other benefits or obligations for employees (other than routine payments to be made in the normal course of business and consistent with past practice).

(b) Organized Labor. No Company Group Member is party to, or bound by, any Labor Agreement and no employees of the Company or any of its Subsidiaries are represented by any labor union, works council, labor organization, employee representative or group of employees with respect to their employment with the Company or any of its Subsidiaries. Since January 1, 2022, (i) to the Knowledge of the Company, there have been no labor organizing activities with respect to any employees of the Company or any of its Subsidiaries, (ii) no labor union, labor organization, trade union, works council, or group of employees of the Company and/or any of its Subsidiaries has made a written demand for recognition or certification and there are no representation or certification proceedings or petitions seeking a representation proceeding presently pending or, to the Knowledge of the Company, threatened to be brought or filed with the National Labor Relations Board or any other labor relations tribunal or authority, and (iii) there have been no unfair labor practice charges, strikes, lockouts, material labor grievances, material labor arbitrations, work stoppages, slowdowns, picketing, handbilling, or other material labor disputes, or, to the Knowledge of the Company, threats thereof, against or affecting the Company or any of its Subsidiaries.

(c) WARN Compliance. Neither the Company nor any of its Subsidiaries is currently engaged or has plans to engage in any layoffs or employment terminations sufficient in number to trigger application of WARN.

(d) Employee and Contractor Obligations. To the Knowledge of the Company, no current or former employee or individual independent contractor of the Company or any of its Subsidiaries is in violation in any material respect of any term of any employment agreement, nondisclosure agreement, noncompetition agreement, nonsolicitation agreement, or restrictive covenant (i) owed to any third party relating to the right of such person to be employed or engaged by the Company or any of its Subsidiaries, or (ii) owed to the Company or any of its Subsidiaries.

(e) Misconduct. The Company and its Subsidiaries have reasonably investigated all sexual harassment and other harassment, discrimination and retaliation allegations relating to their respective current or former employees or individual independent contractors in each such individual’s role as an employee or contractor of the Company or its Subsidiary, as applicable, of which the Company had Knowledge within the last three (3) years. With respect to each such allegation with potential merit, the Company and/or its Subsidiaries have taken corrective action that is reasonably calculated to prevent further improper action. The Company and its Subsidiaries do not reasonably expect any material Liabilities with respect to any such allegations and, to the Knowledge of the Company, there are no such allegations of harassment or discrimination, that, if known to the public, would bring the Company or its Subsidiaries into material disrepute.

3.19 Environmental Matters.

(a) Hazardous Materials. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company and its Subsidiaries (and any Person whose liability has been assumed or undertaken by the Company or any of its Subsidiaries) have not treated, stored, disposed of, arranged for or permitted for disposal, transported, manufactured, or distributed any Hazardous Materials, and no Hazardous Materials are present on any real property or facility that is or was owned, operated, occupied, controlled or leased by the Company or any of its Subsidiaries, in each case, in violation of or as would give rise to liability of the Company or any of its Subsidiaries under Environmental Law.

(b) Environmental Compliance and Hazardous Materials Activities. The Company and its Subsidiaries are and since January 1, 2022 have been and have conducted all Hazardous Materials Activities in material compliance with all Environmental Laws.

(c) Environmental Permits. The Company and its Subsidiaries are and have been in compliance in all material respects with all Environmental Permits.

(d) No Proceedings. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, neither the Company nor or any of its Subsidiaries has received any written notice of any actual or alleged material violation by or Liability of the Company or its Subsidiaries under Environmental Law. No Legal Proceeding is currently pending, or to the Knowledge of the Company, threatened, concerning or relating to any Environmental Permit, Environmental Law or any Hazardous Materials Activity of the Company or any of its Subsidiaries that would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

3.20 Compliance with Laws.

(a) Generally. The Company and its Subsidiaries are, and since January 1, 2022 have been, in compliance in all material respects with, and are not in any material respect in default under or violation of (and have not received any notice of material non-compliance, default or violation with respect to) any Law applicable to the Company or any of its Subsidiaries or by which any of their respective properties is bound.

(b) Anti-Corruption Laws. Neither the Company nor any of its Subsidiaries (including any of their respective officers, directors, agents, employees or other Person associated with or acting on their behalf) have, directly or indirectly, taken any action in violation of Anti-Corruption Laws, used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, made, offered or authorized any unlawful payment to foreign or domestic government officials or employees, whether directly or indirectly, or made, offered or authorized any bribe, rebate, payoff, influence payment, kickback or other similar unlawful payment, whether directly or indirectly. Neither the Company, any of its Subsidiaries nor any other entity under their control have submitted a voluntary disclosure, conducted an internal investigation, or been informally or formally investigated, charged, or prosecuted, for conduct related to applicable Anti-Corruption Laws. The Company has established sufficient internal controls and procedures to ensure compliance with applicable Anti-Corruption Laws, accurately accounted for all payments to third parties, disclosed all payments or provisions to foreign officials (as defined by the FCPA), and made available all of such documentation to Parent.

(c) Export Control Laws.

(i) The Company and each of its Subsidiaries (including any of their respective officers, directors, agents, employees or other Person associated with or acting on their behalf) have complied with: (A) all applicable export and re-export control Laws (“Export Controls”) including the Export Administration Regulations maintained by the U.S. Department of Commerce, the International Traffic in Arms Regulations, and any applicable anti-boycott compliance regulations, and (B) all applicable transfer or import Laws (“Import Restrictions”), including those administered by U.S. Customs and Border Protection.

(ii) Neither the Company, any of its Subsidiaries nor any other entity under their control have submitted a voluntary disclosure, conducted an internal investigation, or been informally or formally investigated, charged, or prosecuted, for conduct related to applicable Export Controls or Import Restrictions.

(d) Economic Sanctions.

(i) Neither the Company nor any of its Subsidiaries (including any of their respective officers, directors, agents, employees or other Person associated with or acting on their behalf) (A) has been or is a Person that is (1) listed on any list of designated or blocked persons related to trade, economic and financial sanctions Laws, regulations, embargoes, and restrictive measures, including those administered, enacted or enforced by the United States (including the Department of Treasury, Office of Foreign Assets Control), the European Union and enforced by its member states, the United Nations or His Majesty’s Treasury (collectively, “Sanctions”); (2) a Governmental Authority of, resident in, or organized under the Laws of a country or territory that is the target of comprehensive Sanctions (as of the date of this Agreement, Cuba, Iran, North Korea, Syria, and the so-called Republic of Donetsk, Luhansk, Crimea, Sevastopol, Kherson, and Zaporizhzhya (regions of Ukraine)); or (3) in the aggregate, 50% or greater owned, directly or indirectly, or otherwise controlled by any of the foregoing (collectively, a “Sanctioned Person”), or (B) has (acting for or on behalf of the Company or any its Subsidiaries) transacted business with or for the benefit of a Sanctioned Person or otherwise violated applicable Sanctions.

(ii) Neither the Company, any of its Subsidiaries nor any other entity under their control have submitted a voluntary disclosure, conducted an internal investigation, or been informally or formally investigated, charged, or prosecuted, for conduct related to applicable Sanctions.

3.21 Permits. The Company and its Subsidiaries hold all permits, licenses, easements, variances, exemptions, consents, certificates, authorizations, registrations, orders and other approvals from Governmental Authorities necessary for the operation of the business of the Company Group taken as a whole as currently conducted (collectively, the “Permits”), except where the failure to hold the same would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. The Permits are in full force and effect, and the Company is not in violation thereof, except as would not, in individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. To the Knowledge of the Company, no suspension, revocation or cancellation of the Permits has been threatened, and there is no Legal Proceeding pending or, to the Knowledge of the Company, threatened, seeking the suspension, revocation or cancellation of any Permits.

3.22 Legal Proceedings and Orders.

(a) Legal Proceedings. Except as set forth on Section 3.22 of the Company Disclosure Letter, there are no, and since January 1, 2022 there have not been, material Legal Proceedings (other than arising from or relating to the Mergers or any of the other Transactions), (a) pending by or against the Company or any of its Subsidiaries or any of their respective properties or assets, or (b) to the Knowledge of the Company, threatened in writing by or against the Company or any of its Subsidiaries.

(b) Orders. Neither the Company nor any Subsidiary of the Company is subject to any outstanding Order that would reasonably be expected to prevent or materially delay the consummation of the Transactions. There has not been nor are there currently any internal investigations or inquiries being conducted by the Company, the Company Board (or any committee thereof) or any third party at the request of any of the foregoing concerning any financial, accounting, conflict of interest, self-dealing, fraudulent or deceptive conduct or other misfeasance or malfeasance issues.

3.23 Insurance. The fire and casualty, general liability, business interruption, product liability and other forms of insurance maintained by the Company and its Subsidiaries are in a form and amount customary for a Person conducting a business similar to that of the Company Group. Each such policy is in full force and effect (subject to the Enforceability Limitations) and all premiums due thereon have been paid in full.

3.24 Products.

(a) Since January 1, 2022, the Company has not received any written notice or, to the Knowledge of the Company, other communication from any Governmental Authority or other Third Person of any actual or possible violation of any Applicable Law governing product recalls, product safety, product defects, or the content of product materials or packaging and labeling of products that would be material to the Company and its Subsidiaries taken as a whole.

(b) There are, and since January 1, 2022 there have been, no Legal Proceedings (including the disposition thereof) against the Company or any of its Subsidiaries, and which involve personal injury or are otherwise material to the Company and its Subsidiaries, taken as a whole, relating to, or otherwise involving, alleged defects in the Company Products, or the failure of any such Company Products to meet specifications, except such Legal Proceedings as have not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(c) The Company has not, since January 1, 2022, voluntarily or involuntarily initiated, conducted or issued, or caused to be initiated, conducted or issued, any recall, market withdrawal or replacement relating to an alleged lack of safety or regulatory compliance of any of the Company Products which would be material to the Company and its Subsidiaries taken as a whole.

3.25 Product Returns. There are no arrangements between the Company and any of its customers and end-users that permit such customers and end-users to return any unsold Company Products to the Company, except such arrangements as have not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

3.26 Product Defects and Warranties. Since January 1, 2022, all Company Products that are sold and currently supported by the Company or any of its Subsidiaries have been provided in conformity with the Company’s and its Subsidiaries’ applicable contractual commitments, warranties and specifications, except as, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect.

3.27 Takeover Statutes. No “fair price,” “moratorium,” “control share acquisition,” “business combination” or other similar anti-takeover statute or regulation (each, a “Takeover Statute”) or any anti-takeover provision in the Charter or Bylaws is applicable to this Agreement, the Mergers or any other Transactions. There is no stockholder rights plan or “poison pill” antitakeover plan in effect to which the Company or any of its Subsidiaries is subject, party to or otherwise bound. The Special Committee and the Company Board has adopted such resolutions and taken all action so that Parent will not be prohibited from entering into or consummating a “Business Combination” with the Company as an “Interested Stockholder” (in each case as such term is defined in the Charter) as a result of the execution of this Agreement or the consummation of the Transactions in the manner contemplated hereby.

3.28 Brokers, Finders and Financial Advisors. Except for the fees set forth on Section 3.28 of the Company Disclosure Letter, no broker, finder, investment banker or other Person engaged by or on behalf of the Company or any of its Subsidiaries is entitled to any brokerage, finder’s or other similar fee or commission in connection with the Transactions. Prior to the execution of this Agreement, the Company has made available to Parent a complete and accurate copy of all agreements between the Company and any Person pursuant to such Person would be entitled to any such payment.

3.29 Exclusivity of Representations and Warranties; Investigation.

(a) No Other Representations and Warranties. The Company, on behalf of itself and its Subsidiaries, acknowledges and agrees that, except for the representations and warranties expressly set forth in Article IV or in any closing certificate delivered pursuant to Section 7.3(c):

(i) none of Parent, the Merger Subs or any other Person makes, or has made, any representation or warranty relating to Parent, the Merger Subs or any of their businesses, operations or otherwise in connection with this Agreement or the Mergers;

(ii) no Person has been authorized by Parent, the Merger Subs or any of their respective Affiliates or Representatives to make any representation or warranty relating to Parent or the Merger Subs or any of its businesses or operations or otherwise in connection with this Agreement or the Mergers, and if made, such representation or warranty must not be relied upon by the Company or any of its Affiliates or Representatives as having been authorized by Parent, the Merger Subs or any of their respective Affiliates or Representatives (or any other Person); and

(iii) the representations and warranties made by Parent and the Merger Subs in this Agreement are in lieu of and are exclusive of all other representations and warranties, including any express or implied or as to merchantability or fitness for a particular purpose, and the Company hereby disclaims any other or implied representations or warranties, notwithstanding the delivery or disclosure to the Company or its Subsidiaries or any of their respective Affiliates or Representatives of any documentation or other information (including any financial information, supplemental data or financial projections or other forward-looking statements).

(b) No Reliance. The Company, on behalf of itself and its Subsidiaries, acknowledges and agrees that, except for the representations and warranties expressly set forth in Article IV and in any closing certificate delivered pursuant to Section 7.3(c), it is not acting (including, as applicable, by entering into this Agreement or consummating the Mergers) in reliance on:

(i) any representation or warranty, express or implied;

(ii) any estimate, projection, prediction, data, financial information, memorandum, presentation or other materials or information provided or addressed to the Company or any of its Affiliates or Representatives; or

(iii) the accuracy or completeness of any other representation, warranty, estimate, projection, prediction, data, financial information, memorandum, presentation or other materials or information.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF PARENT AND THE MERGER SUBS

Except as set forth in the disclosure letter delivered by Parent and the Merger Subs to the Company on the Agreement Date (the “Parent Disclosure Letter”), which expressly identifies the Section (or, if applicable, subsection) to which such exception relates (it being understood and hereby agreed that any disclosure in such disclosure letter relating to one Section or subsection shall also apply to any other Sections and subsections if and to the extent that it is reasonably apparent on the face of such disclosure (without reference to the underlying documents referenced therein) that such disclosure also relates to such other Sections or subsections), Parent and the Merger Subs hereby represent and warrant to the Company as follows:

4.1 Organization and Qualification. Each of Parent and the Merger Subs is duly organized, validly existing and in good standing pursuant to the Laws of its jurisdiction of organization and has all requisite corporate power and authority necessary to enable the each to own, lease and operate the properties it purports to own, lease or operate and to conduct its business as it is currently conducted. None of Parent or any of the Merger Subs is in violation of its organizational documents.

4.2 Authority; Approvals and Enforceability.

(a) Authority. Each of Parent, Company Merger Sub and LLC Merger Sub has all requisite corporate or limited liability company (as applicable) power and authority to execute and deliver this Agreement, to perform its obligations hereunder, and to consummate the Mergers and the other Transactions in accordance with the terms hereof.

(b) Approval. The execution and delivery of this Agreement by each of Parent, Company Merger Sub and LLC Merger Sub, and the performance by each of Parent, Company Merger Sub and LLC Merger Sub of its obligations hereunder, and the consummation of the Mergers and the other Transactions, has been authorized by all necessary action on the part of each of Parent, Company Merger Sub and LLC Merger Sub and, except for filing the Company Certificate of Merger pursuant to the DGCL and the LLC Certificate of Merger pursuant to the DLLCA and obtaining the Company Merger Sub Stockholder Approval (which approval shall be provided by the written consent of Parent as promptly as practicable following the execution of this Agreement), no additional actions on the part of Parent or the Merger Subs are necessary to authorize (i) the execution and delivery of this Agreement by each of Parent, Company Merger Sub and LLC Merger Sub; (ii) the performance by each of Parent, Company Merger Sub and LLC Merger Sub of its respective covenants and obligations hereunder; or (iii) the consummation of the Mergers.

(c) Enforceability. This Agreement has been duly executed and delivered by each of Parent and the Merger Subs and, assuming the due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of each of Parent, Company Merger Sub and LLC Merger Sub, enforceable against each of Parent, Company Merger Sub and LLC Merger Sub in accordance with its terms, subject to the Enforceability Limitations.

4.3 Required Filings and Consents.

(a) Non-Contravention. The execution and delivery by each of Parent and the Merger Subs of this Agreement do not, and the performance by each of Parent and the Merger Subs of their respective covenants and agreements under this Agreement and the consummation by each of Parent, Company Merger Sub and LLC Merger Sub of the Transactions will not, (i) breach, conflict with or violate any provision of the certificate of incorporation, bylaws or other similar organizational documents of Parent or the Merger Subs, (ii) assuming receipt of the government approvals contemplated by Section 4.3(b), conflict with or violate any Laws applicable to Parent or the Merger Subs or by which any of their respective properties or assets are bound, (iii) require notice to or the consent of any Person under, result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default), or impair Parent or the Merger Subs’ rights or alter the rights or obligations of any third party under, or give to any third party any rights of termination, amendment, payment, acceleration or cancellation of, or result in the creation of a Lien on any of the properties or assets (including intangible assets) of Parent or the Merger Subs pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Parent or the Merger Subs is a party or by which the Parent or the Merger Subs or by which Parent, the Merger Subs or any of their respective properties is bound or affected, except in the case of the preceding clauses (ii) and (iii), as would not, individually or in the aggregate, reasonably be expected to prevent or materially impair, interfere with, hinder or delay the ability of Parent or the Merger Subs to perform their respective obligations under, or to consummate the Transactions contemplated by, this Agreement.

(b) Requisite Governmental Approvals. The execution and delivery by each of Parent and the Merger Subs of this Agreement do not, and the performance by each of Parent, Company Merger Sub and LLC Merger Sub of its respective covenants and agreements under this Agreement and the consummation by each of Parent, Company Merger Sub and LLC Merger Sub of the Transactions (including the Mergers) will not, require any consent, approval, order, license, authorization, registration, declaration or permit of, or filing with or notification to, any Governmental Authority, except (i) the filing of the Proxy Statement and the Schedule 13E-3 with the SEC in accordance with the Exchange Act and as may be required under the Securities Act, (ii) such consents, approvals, orders, licenses, authorizations, registrations, declarations, permits, filings, and notifications as may be required under applicable United States federal and state securities Laws, (iii) the filing of the Company Certificate of Merger, the LLC Certificate of Merger or other documents as required by the DGCL or the DLLCA, as applicable and (iv) such other consents, approvals, orders, registrations, declarations, permits, filings and notifications, the failure of which to obtain would not, individually or in the aggregate, reasonably be expected to prevent or materially impair, interfere with, hinder or delay the ability of Parent or the Merger Subs to perform their respective obligations under, or to consummate the transactions contemplated by, this Agreement.

4.4 Organizational Documents. Parent has made available to the Company true, correct and complete copies of the certificate of incorporation, bylaws and other similar organizational documents of Parent and the Merger Subs, each as amended to date. Such documents, each as amended to date, are in full force and effect, and neither Parent nor the Merger Subs is in violation of its certificate of incorporation, bylaws or other similar organizational document.

4.5 Legal Proceedings; Orders; Disclosure.

(a) Legal Proceedings. There are no material Legal Proceedings (i) pending against Parent or the Merger Subs or any of their respective properties or assets, or (ii) to the knowledge of Parent, threatened against Parent or the Merger Subs, or any of their respective properties or assets, in each case, that would, individually or in the aggregate, reasonably be expected to prevent or materially impair, interfere with, hinder or delay the ability of Parent or the Merger Subs to perform their respective obligations under, or to consummate the transactions contemplated by, this Agreement.

(b) Orders. Neither Parent nor the Merger Subs is subject to any outstanding Order that would, individually or in the aggregate, reasonably be expected to prevent or materially impair, interfere with, hinder or delay the ability of Parent or the Merger Subs to perform their respective obligations under, or to consummate the transactions contemplated by, this Agreement. There has not been nor are there currently any internal investigations or inquiries being conducted by Parent or the Merger Subs or any third party at the request of any of the foregoing concerning any financial, accounting, conflict of interest, self-dealing, fraudulent or deceptive conduct or other misfeasance or malfeasance issues.

4.6 Brokers, Finders and Financial Advisors. No broker, finder or investment banker or other Person engaged by or on behalf of Parent or the Merger Subs is entitled to any brokerage, finder’s or other similar fee or commission in connection with the Transactions.

4.7 Operations of Parent and the Merger Subs. Each of Parent, Company Merger Sub and LLC Merger Sub has been formed solely for the purpose of engaging in the Mergers, and, prior to the Company Merger Effective Time, neither Parent, Company Merger Sub nor LLC Merger Sub will have engaged in any other business activities and will have incurred no liabilities or obligations other than as contemplated by the Equity Commitment Letter or any agreements or arrangements entered into in connection with the Equity Financing and this Agreement. Parent owns beneficially and of record all of the outstanding capital stock and other equity and voting interest in, Company Merger Sub free and clear of all Liens. Company Merger Sub owns beneficially and of record all of the outstanding limited liability company interests and other equity and voting interest in, LLC Merger Sub free and clear of all Liens.

4.8 No Parent Vote or Approval Required. No vote or consent of the holders of any capital stock of, or other equity or voting interest in, Parent is necessary to approve this Agreement and the Mergers. The vote or consent of Parent, as the sole stockholder of Company Merger Sub, is the only vote or consent of the capital stock of, or other equity interest in, Company Merger Sub necessary to approve this Agreement and the Company Merger. The consent of Company Merger Sub, as the managing member of LLC Merger Sub, is the only vote or consent of the equity holders of LLC Merger Sub necessary to approve this Agreement and the LLC Merger.

4.9 Financing.

(a) Equity Commitment Letter. As of the Agreement Date, Parent has delivered to the Company a true, correct and complete copy of the fully executed Equity Commitment Letter. The Equity Commitment Letter provides that the Company is an express third party beneficiary thereof on the terms and conditions set forth therein.

(b) Validity. As of the Agreement Date, the Equity Commitment Letter (in the form delivered by Parent to the Company) is in full force and effect and constitutes the valid, binding and enforceable obligation of Parent and the Guarantor, enforceable in accordance with its terms (subject to the Enforceability Limitations). As of the Agreement Date, there are no conditions precedent related to the funding of the full amount of the Equity Financing contemplated by the Equity Commitment Letter, other than the conditions precedent expressly set forth in the Equity Commitment Letter (such conditions precedent, the “Financing Conditions”). As of the Agreement Date and assuming satisfaction of the conditions set forth in Section 7.1 and Section 7.2, Parent has no reason to believe that (i) any of the Financing Conditions will not be satisfied on or prior to the Closing Date or (ii) the full amount of the Equity Financing contemplated by the Equity Commitment Letter will not be available to Parent on the Closing Date. As of the Agreement Date, Parent and the Guarantor are not in default or breach under the terms and conditions of the Equity Commitment Letter, and, to the knowledge of Parent, no event has occurred that, with or without notice, lapse of time or both, would or would reasonably be expected to constitute a default or breach under the terms and conditions of the Equity Commitment Letter and result in a failure to satisfy a Financing Condition, in each case on the part of the Parent or the Guarantor, as applicable. As of the Agreement Date, Parent has no reason to believe that it will be unable to satisfy on a timely basis the Financing Conditions to be satisfied by it. As of the date hereof, Parent and the Merger Subs have fully paid, or caused to be fully paid, all commitment or other fees that are due and payable on or prior to the date hereof, in each case pursuant to and in accordance with the terms of the Equity Commitment Letter.

(c) No Amendments. As of the Agreement Date, (i) the Equity Commitment Letter in the form delivered to the Company has not been amended or modified in any manner and no such amendment or modification is contemplated, and (ii) the commitments contained therein have not been terminated, reduced, withdrawn or rescinded in any respect and no such termination, reduction, withdrawal or rescission is contemplated.

(d) No Other Arrangements. As of the Agreement Date, there are no side letters or other Contracts relating to the funding of the Equity Financing to which Parent or any of its Affiliates is a party that would reasonably be expected to adversely affect the conditionality, availability or amount of, the Equity Financing. As of the Agreement Date, except as contemplated by this Agreement, including the Rollover, none of Parent, the Merger Subs or any of their respective Affiliates has entered into any Contract pursuant to which any holder of any shares of Company Common Stock issued and outstanding immediately prior to the Company Merger Effective Time would be entitled to receive consideration of a different amount or nature than as set forth in this Agreement. As of the date of this Agreement, there are no Contracts between Parent, the Merger Subs, the Guarantor or any of their respective Affiliates, on the one hand, and any of the Company’s directors, officers, employees or Affiliates, on the other hand, the subject of which relates to the Transactions, including the Mergers.

(e) Sufficiency of Financing. The net proceeds of the Equity Financing, when funded in accordance with the Equity Commitment Letter and assuming satisfaction of the conditions contained in Sections 7.1 and 7.2, will provide Parent on and as of the Closing Date with sufficient available funds, together with cash or cash equivalents held by Parent, to make payment of (i) the aggregate cash consideration to which the holders of Company Common Stock, Company Equity Awards and Company Warrants may become entitled to pursuant to this Agreement, any other amount required to be paid by Parent or the Merger Subs in connection with the consummation of the Transactions (including any fees and expenses payable by Parent or a Merger Sub pursuant to this Agreement), and all out-of-pocket legal, investment bank and other third party advisory fees and expenses, and other fees and expenses, of the Company and its Subsidiaries required to be paid at the Closing by the Company or its Subsidiaries in connection with the Mergers, including (A) the premium for the tail insurance policy to be acquired by the Company pursuant to Section 6.9(c) and (B) the fees and expenses owed to the Special Committee (as the same were communicated to Parent in writing by the Company prior to the date hereof) (the amounts referred to in this clause (i), collectively, the “Required Amounts”) and (ii) the Debt Paydown Payment (as defined in the Equity Commitment Letter). Guarantor has uncalled capital commitments or otherwise has available funds in excess of the sum of the aggregate amount of the Commitments (as defined in the Equity Commitment Letter) plus the aggregate amount of all other binding commitments and obligations such Guarantor currently has outstanding. For the avoidance of doubt, in no event shall the receipt or availability of any funds or financing by or to Parent or any Affiliate of Parent be a condition to any of Parent’s or the Merger Subs’ obligations hereunder.

4.10 Solvency. As of the Company Merger Effective Time and immediately after giving effect to the Mergers (including the payment of the Required Amounts and Debt Paydown Payment), assuming (a) the accuracy of the representations and warranties set forth in Article III, (b) compliance and performance by the Company with its covenants and agreements hereunder and (c) the most recent financial forecasts for the Company made available to Parent have been prepared in good faith based on upon assumptions that were and continue to be reasonable, (i) the amount of the “fair saleable value” of the present assets (measured on a going concern basis) of Parent and its Subsidiaries, taken as a whole, will not be less than the amount that will be required to pay the probable liabilities (including contingent liabilities) of Parent and its Subsidiaries, taken as a whole, as such liabilities become absolute and matured in the ordinary course of business; (ii) the present assets of Parent and its Subsidiaries, taken as a whole, at a fair valuation (measured on a going concern basis), will not be less than their liabilities (including the probable amount of all contingent liabilities), taken as a whole; (iii) the

Parent and its Subsidiaries, taken as a whole, will not have an unreasonably small amount of capital for the operation of the businesses in which they are engaged or proposed to be engaged as of such date; and (iv) Parent and its Subsidiaries, taken as a whole, will not have incurred liabilities, including contingent and other liabilities, beyond their ability to pay such liabilities as they mature or become due in the ordinary course of business. For purposes of this Section 4.10, the amount of any contingent liability at any time shall be computed as the amount that would reasonably be expected to become an actual and matured liability.

4.11 Exclusivity of Representations and Warranties; Investigation.

(a) No Other Representations and Warranties. Each of Parent and the Merger Subs, on behalf of itself and its Subsidiaries, acknowledges and agrees that, except for the representations and warranties expressly set forth in Article III or in any closing certificate delivered pursuant to Section 7.2(f):

(i) none of the Company, its Subsidiaries or any other Person makes, or has made, any representation or warranty relating to the Company, its Subsidiaries or any of their businesses, operations or otherwise in connection with this Agreement or the Mergers;

(ii) no Person has been authorized by the Company Group or any of its Affiliates or Representatives to make any representation or warranty relating to the Company Group or any of its businesses or operations or otherwise in connection with this Agreement or the Merger, and if made, such representation or warranty must not be relied upon by Parent, the Merger Subs or any of their respective Affiliates or Representatives as having been authorized by the Company Group or any of its Affiliates or Representatives (or any other Person); and

(iii) the representations and warranties made by the Company in this Agreement are in lieu of and are exclusive of all other representations and warranties, including any express or implied or as to merchantability or fitness for a particular purpose, and Parent and each Merger Sub hereby disclaims any other or implied representations or warranties, notwithstanding the delivery or disclosure to Parent, the Merger Subs or any of their respective Affiliates or Representatives of any documentation or other information (including any financial information, supplemental data or financial projections or other forward-looking statements).

(b) No Reliance. Each of Parent and the Merger Subs, on behalf of itself and its Subsidiaries, acknowledges and agrees that, except for the representations and warranties expressly set forth in Article III and in any closing certificate delivered pursuant to Section 7.2(f), it is not acting (including, as applicable, by entering into this Agreement or consummating the Mergers) in reliance on:

(i) any representation or warranty, express or implied;

(ii) any estimate, projection, prediction, data, financial information, memorandum, presentation or other materials or information provided or addressed to Parent, the Merger Subs or any of their respective Affiliates or Representatives, including any materials or information made available in the electronic data room hosted by or on behalf of the Company in connection with the Mergers, in connection with presentations by the Company’s management or in any other forum or setting; or

(iii) the accuracy or completeness of any other representation, warranty, estimate, projection, prediction, data, financial information, memorandum, presentation or other materials or information.

ARTICLE V

INTERIM OPERATIONS

5.1 Affirmative Obligations. Except (a) as expressly contemplated by this Agreement; (b) as set forth in Section 5.1 of the Company Disclosure Letter; (c) as required by applicable Law; (d) for any reasonable actions taken in good faith to respond to COVID-19 Measures; or (e) as approved in writing in advance by Parent (which approval shall not be unreasonably withheld, conditioned or delayed), at all times during the period commencing with the execution and delivery of this Agreement and continuing until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the Company Merger Effective Time (the “Interim Period”), the Company will, and will cause each of its Subsidiaries to (i) use its reasonable best efforts to carry on its business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted, (ii) use its commercially reasonable efforts to pay all fees owed to the members of the Special Committee and any fees and expenses of Vedder Price, P.C., Potter Anderson & Corroon LLP and Kroll, LLC, in their respective capacities as advisors to the Special Committee, and Winston & Strawn LLP (as counsel to the Company), in each case as and when they become due and (iii) use its commercially reasonable efforts to (A) preserve intact in all material respects its present business, (B) keep available the services of its present officers and employees and (C) preserve in all material respects its relationships with customers, suppliers, distributors, licensors, licensees and other Persons with which it has significant business dealings; provided, that no action taken by the Company or any of its Subsidiaries with respect to matters explicitly permitted by an exception to any of Section 5.2(a) through (w) shall be deemed a breach of this Section 5.1.

5.2 Forbearance Covenants of the Company. Except (i) as set forth in Section 5.1 of the Company Disclosure Letter or Section 5.2 of the Company Disclosure Letter; (ii) as approved in writing in advance by Parent (which approval shall not be unreasonably withheld, conditioned or delayed); (iii) as required by applicable Law; or (iv) as expressly contemplated by the terms of this Agreement, at all times during the Interim Period, the Company will not, and will cause each of its Subsidiaries not to:

(a) propose to adopt any amendments to or amend the Charter, the Bylaws or any other similar organizational document of any Company Group Member (other than the amendment of the OpCo LLC Agreement contemplated by Section 6.21) other than immaterial amendments to such organizational documents of the Company’s Subsidiaries;

(b) authorize for issuance, issue, encumber, transfer, grant, sell, deliver or agree or commit to issue, encumber, transfer, grant, sell or deliver (whether through the issuance or granting Company Equity Awards, options, warrants, other equity-based commitments, subscriptions, rights to purchase or otherwise) any Equity Securities, except for (x) the issuance and sale of shares of common stock pursuant to (i) the exercise or settlement of Company Equity Awards outstanding as of the Capitalization Date and set forth on the Company Equity Awards Capitalization Table, in each case, in accordance with the terms thereof, (ii) a Class A Exchange (as defined in the OpCo LLC Agreement) pursuant to the OpCo LLC Agreement or (iii) purchase rights under the Company ESPP and (y) any of the foregoing pursuant to Permitted Liens;

(c) acquire or redeem, directly or indirectly, or amend any Equity Securities (other than pursuant to any Class A Unit Exchange or similar transaction involving the exchange of OpCo Class A Units and paired Company Class B Common Stock in exchange solely for Company Class A Common Stock);

(d) (i) adjust, split, subdivide, combine or reclassify any Equity Securities; (ii) declare, set aside, establish a record date for, authorize or pay any dividend or other distribution (whether in cash, shares or property or any combination thereof) in respect of any shares of its capital stock or other equity or voting interests, or make any other actual, constructive or deemed distribution in respect of its Equity Securities, except for cash dividends made by any Subsidiary of the Company to the Company or one of its other Subsidiaries; (iii) pledge or encumber any of its Equity Securities (other than pursuant to Permitted Liens); or (iv) modify the terms of any of its Equity Securities;

(e) propose or adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization;

(f) (i) incur or assume any long-term or short-term debt or issue any debt securities, except for trade payables in the ordinary course of business, (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for any material obligations of any other Person except obligations of any of its direct or indirect Subsidiaries, (iii) make any loans, advances or capital contributions to or investments in any other Person, except for extensions of credit to customers in the ordinary course of business or to the Company or its direct or indirect Subsidiaries or (iv) mortgage or pledge any of its or its assets, tangible or intangible, or create or suffer to exist any Lien (other than a Permitted Lien) thereupon;

(g) except as required pursuant to the terms of any Employee Plan existing on the Agreement Date and set forth on Section 3.17(a) of the Company Disclosure Letter: (i) enter into, adopt, amend, modify, renew or terminate any Employee Plan or any plan, policy, program, agreement, arrangement or Contract that would be an Employee Plan if in existence on the date of this Agreement, (ii) grant or pay any severance, retention, change in control or transaction bonus or similar compensation or benefit to any current or former director, officer, employee or other individual service provider, (iii) grant any cash, equity or equity-based awards, (iv) hire, engage, promote, temporarily layoff, furlough or terminate (other than for cause) any director, officer, employee or other individual service provider, (v) accelerate the time of vesting, funding or payment of, or increase or decrease, any compensation or benefit payable or provided to any current or former director, officer, employee or other individual service provider, (vi) waive or release any noncompetition, nonsolicitation, nondisclosure, noninterference, nondisparagement, or other restrictive covenant obligation of any current or former employee or independent contractor of the Company or its Subsidiaries, or (vii) implement or announce any facility closings, employee layoffs, furloughs, reductions in force, reductions in compensation or other such actions that could implicate WARN;

(h) forgive any loans to any current or former employees, officers, directors or other individual service providers;

(i) make any deposits or contributions of cash or other property or take any other action to fund or in any other way (through a grantor trust or otherwise) secure the payment of compensation or benefits under any of Employee Plans, other than deposits and contributions that are required pursuant to the terms of any such Employee Plans in effect as of the Agreement Date and set forth on Section 3.17(a) of the Company Disclosure Letter;

(j) enter into, amend, modify, terminate, negotiate or extend any Labor Agreement or recognize or certify any labor union, labor organization, works council, or group of employees as the bargaining representative for any employees of the Company or its Subsidiaries;

(k) acquire, sell, lease, exclusively license, encumber or dispose of any material property or assets in any single transaction or series of related transactions, except for (i) the sale of inventory in the ordinary course of business consistent with past practice, (ii) Permitted Liens and (iii) transactions in the ordinary course of business consistent with past practice and not in excess of $250,000 individually, or $500,000 in the aggregate;

(l) except as required by applicable Law or GAAP, make any material change in any of its accounting principles or practices;

(m) (i) make, revoke or change any material Tax elections, (ii) make any material Tax election that is inconsistent with past practice, (iii) settle or compromise any material deficiency or claim in respect of Taxes of the Company Group, (iv) file an amended income Tax Return or extend or waive any statute of limitation applicable to any material Tax claim or assessment outside the ordinary course of business, (v) enter into any closing agreement with any Governmental Authority with respect to any Tax or Tax Returns of the Company Group, (vi) fail to pay any U.S. federal income or other material Taxes when they are due (including estimated Taxes) or (vii) surrender a right to a material Tax refund;

(n) (i) enter into any Contract that, if in existence on the Agreement Date, would be a Company IP License or a Material Contract described in Section 3.14(a)(ii) (together, the “Company IP Contracts”), amend in any material respect any such Company IP Contract, or grant any release, waiver or relinquishment of any material rights under any such Company IP Contract, or (ii) enter into any Contract that, if in existence on the Agreement Date, would be a Material Contract described in (A) Section 3.14(a)(ix), Section 3.14(a)(x) or Section 3.14(a)(xi) (the “Company Relationship Contracts”), amend in any material respect any such Company Relationship Contract or grant any release or relinquishment of any material rights under any such Company Relationship Contract or (B) Section 3.14(a)(ii), or (iii) except in the ordinary course of business consistent with past practice, enter into any Contract that would be a Material Contract not described in sub-clauses (i) or (ii) of this Section 5.2(n), amend in any material respect any such Material Contract, as the case may be, or grant any release or relinquishment of any material rights under any such Material Contract;

(o) enter into any Company Material Real Property Lease, or modify or amend in an material manner, or exercise any right to renew any Company Material Real Property Lease;

(p) fail to maintain or allow to lapse, dispose of or abandon, including by failure to pay the required fees in any jurisdiction, any Company Owned Intellectual Property, or grant permission to enter into the public domain any material trade secrets included in the Company Owned Intellectual Property;

(q) grant any rights with respect to any material Company Intellectual Property (other than non-exclusive licenses granted in the ordinary course of business and Permitted Liens), divest any material Company Intellectual Property, or modify the standard warranty terms for Company Products or services or materially amend or modify any product or service warranty;

(r) acquire (by merger, consolidation or acquisition of stock) any other Person or any equity interest therein or enter into any joint venture, partnership or similar arrangement with any Person;

(s) authorize, incur or commit to incur any capital expenditure(s) that in the aggregate exceeds, in any given fiscal quarter, 110% of the amount set forth in the capital expenditure budget with respect to such fiscal quarter of the Company, as made available to Parent prior to the Agreement Date;

(t) settle or compromise any pending or threatened Legal Proceeding or pay, discharge or satisfy or agree to pay, discharge or satisfy any Liability in respect of any pending or threatened Legal Proceeding, other than the settlement, or compromise of Legal Proceedings or the payment, discharge or satisfaction of such Liabilities (i) not involving monetary damages exceeding $200,000 individually or $500,000 in the aggregate or (ii) where the amount paid or to be paid by the Company or any of its Subsidiaries is fully covered by insurance, and in the case of each of clauses (i) and (ii), where the settlement or compromise does not impose any restriction on the business or operations of the Company or any of its Subsidiaries or include any injunctive relief or admission of wrongdoing;

(u) enter into any Contract with any broker, finder, investment banker or other Person under which such Person is or may be entitled to any brokerage, finder’s or other similar fee or commission (whether in connection with the Transactions or otherwise);

(v) enter into any Contract or other arrangement or understanding that would be required to be disclosed under Item 404(a) of Regulation S-K;

(w) enter into or adopt any “poison pill” or similar stockholder rights plan; or

(x) enter into a Contract to do any of the foregoing, or announce an intention, enter into a formal or informal agreement or otherwise make a commitment to do any of the foregoing.

5.3 No Solicitation.

(a) No Solicitation or Negotiation. Except as expressly permitted by this Section 5.3, from the Agreement Date until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the

Company Merger Effective Time, the Company will, and will cause its Subsidiaries and its and their respective officers and directors, and will instruct and direct each of its other Representatives to cease and cause to be terminated any discussions or negotiations with any Third Person and its Representatives that are not expressly permitted by Section 5.3(b), promptly (and in any event, within three (3) Business Days of the Agreement Date) request the prompt return or destruction of all non-public information concerning the Company Group theretofore furnished to any such Person with whom a confidentiality agreement with respect to any Inquiry or offer or proposal that constitutes, or would reasonably be expected to lead to, an Acquisition Proposal was entered into prior to the date of this Agreement and will (A) cease providing any further information with respect to the Company or any Acquisition Proposal to any such Third Person or its Representatives; and (B) immediately terminate all access granted to any such Third Person and its Representatives to any physical or electronic data room (or any other diligence access). Except as expressly permitted by Section 5.3(b), from the Agreement Date until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the Company Merger Effective Time, the Company and its Subsidiaries will not, will cause their directors and officers not to, and will instruct and use reasonable best efforts to cause their other Representatives not to, directly or indirectly, (i) solicit, initiate, propose or induce the making, submission or announcement of, or knowingly encourage, facilitate or assist, any Inquiry or offer or proposal that constitutes, or would reasonably be expected to lead to, an Acquisition Proposal; (ii) furnish to any Third Person any non-public information relating to the Company Group or afford to any Third Person access to the business, properties, assets, books, records or other non-public information, or to any personnel, of the Company Group, in any such case with the intent to induce, or that could reasonably be expected to result in, or in response to, the making, submission or announcement of, or to knowingly encourage, facilitate or assist any Inquiry or offer or proposal that constitutes, or would reasonably be expected to lead to, an Acquisition Proposal; (iii) enter into, engage in, knowingly encourage, continue or otherwise participate in any discussions, communications or negotiations with any Third Person with respect to any Inquiry or offer or proposal that constitutes, or would reasonably be expected to lead to, an Acquisition Proposal; (iv) approve, endorse or recommend any offer or proposal that constitutes, or would reasonably be expected to lead to, an Acquisition Proposal or (v) enter into any letter of intent, agreement in principle, memorandum of understanding, merger agreement, acquisition agreement or other Contract relating to an Acquisition Transaction, other than an Acceptable Confidentiality Agreement (any such letter of intent, agreement in principle, memorandum of understanding, merger agreement, acquisition agreement or other Contract relating to an Acquisition Transaction (other than an Acceptable Confidentiality Agreement), an “Alternative Acquisition Agreement”). From the Agreement Date until the earlier to occur of the termination of this Agreement pursuant to Article VIII and the Company Merger Effective Time, the Company will be required to enforce, and will not be permitted to waive, terminate or modify, any provision of any standstill or confidentiality agreement that prohibits or purports to prohibit a proposal being made to the Company Board (or any committee thereof) (unless (i) the Company Board or the Special Committee has determined in good faith, based on the information then available, after consultation with its outside counsel, that failure to take such action would be inconsistent with its fiduciary duties under applicable Law and (ii) absent such action by the Company, the applicable provision would prevent any Person or group from making an unsolicited private Acquisition Proposal).

(b) Superior Proposals. Notwithstanding Section 5.3(a) but subject to compliance with the other provisions of this Section 5.3, prior to the Company’s receipt of the Requisite Stockholder Approval, the Company and the Company Board, acting upon the recommendation of the Special Committee, or the Special Committee may participate or engage in discussions or negotiations with, furnish any non-public information relating to the Company Group to, or afford access to the business, properties, assets, books, records or other non-public information, or to any personnel, of the Company Group pursuant to an Acceptable Confidentiality Agreement to any Person (or its Representatives) that has made or delivered to the Company a bona fide written Acquisition Proposal after the execution and delivery of this Agreement that did not directly or indirectly result from a breach of Section 5.3; provided that the Company Board, acting upon the recommendation of the Special Committee, or the Special Committee has determined in good faith based on the information then available (after consultation with its financial advisor and outside legal counsel) that such Acquisition Proposal either constitutes a Superior Proposal or could be reasonably expected to lead to a Superior Proposal, and the Company Board or the Special Committee has determined in good faith based on the information then available (after consultation with its financial advisor and outside legal counsel) that the failure to take the actions contemplated by this Section 5.3(b) would be inconsistent with its fiduciary duties pursuant to applicable Law; and provided, further, that the Company will provide to Parent and its Representatives any non-public information that is provided to any Person or its Representatives that was not previously made available to Parent prior to or concurrently with the time it is provided to such Person.

(c) No Change in Company Board Recommendation or Entry into an Alternative Acquisition Agreement. Except as provided by Section 5.3(d), at no time after the Agreement Date, and prior to the termination of this Agreement in accordance with its terms, may the Company Board or the Special Committee:

(i) (A) withhold, withdraw, amend, qualify or modify, or publicly propose to withhold, withdraw, amend, qualify or modify, the Company Board Recommendation, in each case, in a manner adverse to Parent (it being understood that it shall be considered a modification adverse to Parent if (1) any Acquisition Proposal structured as a tender or exchange offer is commenced and the Company Board fails to publicly recommend against acceptance of such tender or exchange offer by the Company Stockholders within ten (10) Business Days of commencement thereof pursuant to Rule 14d-2 of the Exchange Act or (2) any Acquisition Proposal is publicly announced (other than by the commencement of a tender or exchange offer) and the Company Board fails to issue a public press release within ten (10) Business Days of such public announcement reaffirming the Company Board Recommendation or stating that the Company Board Recommendation has not been changed); (B) adopt, authorize, approve, endorse, or otherwise declare advisable (or propose to adopt, authorize, approve, endorse, or otherwise declare advisable) an Acquisition Proposal; (C) fail to publicly reaffirm the Company Board Recommendation within three (3) Business Days after Parent so requests in writing (it being understood that the Company will have no obligation to make such reaffirmation on more than two (2) occasions); (D) fail to include the Company Board Recommendation in the Proxy Statement; (E) take or fail to take any formal action or make or fail to make any recommendation or public statement in connection with a tender or exchange offer, other than a recommendation against such offer or a “stop, look and listen” communication by the Company Board (or a committee thereof) to the Company Stockholders pursuant to Rule 14d-9(f) promulgated under the Exchange Act (or any substantially similar communication) (it being understood that the Company Board or the Special Committee may refrain from taking a position with respect to an Acquisition Proposal that is a tender offer or exchange offer until the close of business on the 10th Business Day after the commencement of a tender or exchange offer in connection with such Acquisition Proposal without such action being considered a violation of this Section 5.3;) or (F) formally resolve to effect, publicly announce an intention or resolution to, or agree to take any of the foregoing actions (any action described in clauses (A) through (F), a “Company Board Recommendation Change”); provided, however, that, for the avoidance of doubt, none of (1) a “stop, look and listen” communication by the Company Board or the Special Committee to the Company Stockholders pursuant to Rule 14d-9(f) promulgated under the Exchange Act (or any substantially similar communication) or (2) the delivery by the Company to Parent of any notice contemplated by Section 5.3(d), will constitute a Company Board Recommendation Change; or

(ii) cause or permit the Company Group to enter into an Alternative Acquisition Agreement.

(d) Company Board Recommendation Change; Entry into Alternative Acquisition Agreement. Prior to obtaining the Requisite Stockholder Approval:

(i) the Company Board or the Special Committee may effect a Company Board Recommendation Change of the type described in clauses (A), (C) and (D) of the definition thereof solely in response to any positive material event, fact, circumstance, development or occurrence that was (A) not known to, or reasonably foreseeable by, the Company Board or the Special Committee as of the Agreement Date but becomes known to the Company Board or the Special Committee, as applicable, after the

Agreement Date; and (B) does not relate to (w) any Inquiry or offer or proposal that constitutes, or could reasonably be expected to lead to, an Acquisition Proposal; (x)the fact, in and of itself, that the Company meets or exceeds any internal or published projections, forecasts, estimates or predictions of revenue, earnings or other financial or operating metrics for any period ending on or after the Agreement Date, or changes after the Agreement Date in the market price or trading volume of the Company Common Stock or the credit rating of the Company (it being understood that the underlying cause of any of the foregoing in this clause (x) may be considered and taken into account); (y) any fact relating to Parent or its Affiliates; or (z) any change in the composition of the Company Board (each such event, an “Intervening Event”), if the Company Board, acting upon the recommendation of the Special Committee, or the Special Committee, as applicable, determine in good faith based on the information then available (after consultation with its financial advisor and outside legal counsel) that the failure to do so would be inconsistent with its fiduciary duties pursuant to applicable Law and if and only if:

(A) the Company has provided prior written notice to Parent at least five (5) Business Days (the “Event Notice Period”) in advance to the effect that the Company Board or the Special Committee, as applicable, intends to effect a Company Board Recommendation Change pursuant to this Section 5.3(d)(i), which notice will specify the basis for such Company Board Recommendation Change, including a description of the Intervening Event in reasonable detail;

(B) the Company Group and its Representatives have complied with the requirements of and their obligations under, and not violated the provisions of, this Section 5.3;

(C) prior to effecting such Company Board Recommendation Change, the Company and its Representatives, during such Event Notice Period, must have (1) negotiated with Parent and its Representatives in good faith (to the extent that Parent desires to so negotiate) to allow Parent to offer such adjustments to the terms and conditions of this Agreement or the Equity Commitment Letter to obviate the need to effect a Company Board Recommendation Change for the Company Board (including the Special Committee) to comply with its fiduciary duties pursuant to applicable Law, in response to such Intervening Event and (2) taken into account any adjustments to the terms and conditions of this Agreement or the Equity Commitment Letter proposed by Parent and other information provided by Parent in response to the notice described in Section 5.3(d)(i)(A), in each case, that are offered in writing by Parent, no later than 11:59 p.m. (Eastern time) on the last day of the Event Notice Period; and

(D) following such Event Notice Period, the Company Board, acting upon the recommendation of the Special Committee, or the Special Committee, as applicable, (after consultation with its financial advisor and outside legal counsel and taking into account Parent’s proposed revisions to the terms and conditions of this Agreement or the Equity Commitment Letter) shall have determined in good faith based on the information then available that the failure of the Company Board or the Special Committee, as applicable, to make such a Company Board Recommendation Change would continue to be inconsistent with its fiduciary duties pursuant to applicable Law; provided that each time material modifications to the Intervening Event occur, the Company will be required to deliver a new written notice to Parent and to comply with the requirements of this Section 5.3(d)(i)(D) with respect to such new written notice (it being understood that the “Event Notice Period” in respect of such new written notice will be three (3) Business Days).

(ii) if the Company has received a bona fide written Acquisition Proposal that has not been withdrawn, and that the Company Board, acting upon the recommendation of the Special Committee, or the Special Committee has concluded in good faith based on the information then available (after consultation with its financial advisor and outside legal counsel) is a Superior Proposal, then the Company Board or the Special Committee, as applicable, may (x) effect a Company Board Recommendation Change with respect to such Superior Proposal; or (y) authorize the Company to terminate this Agreement pursuant to Section 8.1(h) to enter into an Alternative Acquisition Agreement with respect to such Superior Proposal substantially concurrently with the termination of this Agreement; provided, however, that the Company Board and the Special Committee shall not take any action described in the foregoing clauses (x) or (y) unless:

(A) the Company Board, acting upon the recommendation of the Special Committee, or the Special Committee, as applicable, determine in good faith based on the information then available (after consultation with its financial advisor and outside legal counsel) that the failure to do so would be inconsistent with its fiduciary duties pursuant to applicable Law;

(B) the Company Group and its Representatives have complied with the requirements of and their obligations under, and not violated the provisions of, this Section 5.3;

(C) (1) the Company has provided prior written notice to Parent at least four (4) Business Days in advance (the “Proposal Notice Period”) to the effect that the Company Board, acting upon the recommendation of the Special Committee, or the Special Committee, as applicable, has (I) received a bona fide Acquisition Proposal that has not been withdrawn; (II) concluded in good faith based on the information then available that such Acquisition Proposal constitutes a Superior Proposal; and (III) resolved to effect a Company Board Recommendation Change or to terminate this Agreement pursuant to Section 5.3(d)(ii) absent any revision to the terms and conditions of this Agreement, which notice will specify the basis for such Company Board Recommendation Change or termination, including the identity of the Person or “group” of Persons making such Acquisition Proposal, the material terms thereof and copies of all relevant documents relating to such Acquisition Proposal; and (2) prior to effecting such Company Board Recommendation Change or termination, the Company and its Representatives, during the Proposal Notice Period, must have (I) negotiated with Parent and its Representatives in good faith (to the extent that Parent desires to so negotiate) to offer such adjustments to the terms and conditions of this Agreement or the Equity Commitment Letter so that such Acquisition Proposal would cease to constitute a Superior Proposal; (II) taken into account any adjustments to the terms and conditions of this Agreement or the Equity Commitment Letter proposed by Parent and other information provided by Parent during the Proposal Notice Period, in each case, that are offered in writing by Parent, no later than 11:59 p.m. (Eastern time) on the last day of the Proposal Notice Period; and (III) permitted Parent and its Representatives to make a presentation to the Company Board or the Special Committee, as applicable, regarding this Agreement and any adjustments with respect thereto (to the extent Parent requests to make such a presentation); provided, however, that in the event of any material modifications to such Acquisition Proposal (it being understood that any change to the financial terms of such proposal shall be deemed a material modification), the Company will be required to deliver a new written notice to Parent and to comply with the requirements of this Section 5.3(d)(ii)(C) with respect to such new written notice (it being understood that the “Proposal Notice Period” in respect of such new written notice will be two (2) Business Days);

(D) following such Proposal Notice Period, including any subsequent Proposal Notice Period as provided in the final proviso of the foregoing Section 5.3(d)(ii)(C), the Company Board or the Special Committee, as applicable, (after consultation with its financial advisor and outside legal counsel and taking into account Parent’s proposed revisions to the terms and conditions of this Agreement or the Equity Commitment Letter and any other information provided by Parent) shall have determined that the failure of the Company Board or the Special Committee, as applicable, to make such a Company Board Recommendation Change or to terminate this Agreement would continue to be inconsistent with its fiduciary duties pursuant to applicable Law; and

(E) in the event of any termination of this Agreement in order to cause or permit the Company Group to enter into an Alternative Acquisition Agreement with respect to such Acquisition Proposal, the Company will have validly terminated this Agreement in accordance with Section 8.1(h), including paying the Company Termination Fee in accordance with Section 8.3(b)(iii).

(e) Notice. The Company shall promptly (and, in any event, within forty-eight (48) hours) notify Parent in writing if the Company, any of its Subsidiaries or any of their respective Representatives receives any Inquiry or offer or proposal that constitutes, or would reasonably be expected to lead to, an Acquisition Proposal, or any material revisions to the terms and conditions of any pending Acquisition Proposals, including the identity of the Person making such Inquiry, Acquisition Proposal, offer or proposal, a summary of the material terms and conditions and copies of any written materials and documents relating thereto provided to the Company or its Representatives. Thereafter, the Company must keep Parent informed, on a reasonably prompt basis, or upon Parent’s reasonable request (and in any event within forty-eight (48) hours thereafter), of the status (and supplementally provide the material terms) of any such Inquiries, Acquisition Proposals, offers or proposals (including any amendments thereto and any new, amended or revised written materials relating thereto provided by or to the Company or its Representatives) and inform Parent promptly (and in any event within forty-eight (48) hours) of any material correspondence with respect to such Inquiries, offers or proposals. The Company agrees that it shall not, and shall cause its Subsidiaries not to, enter into any confidentiality or other agreement subsequent to the Agreement Date which prohibits the Company from complying with this Section 5.3(e).

(f) Certain Disclosures. Nothing in this Agreement will prohibit the Company or the Company Board or the Special Committee from (i) taking and disclosing to the Company Stockholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or complying with Rule 14d-9 promulgated under the Exchange Act, including a “stop, look and listen” communication by the Company Board or the Special Committee to the Company Stockholders pursuant to Rule 14d-9(f) promulgated under the Exchange Act (or any substantially similar communication); (ii) complying with Item 1012(a) of Regulation M-A promulgated under the Exchange Act; or (iii) making any disclosure to the Company Stockholders with respect to an Acquisition Proposal as required by applicable Law, regulation or stock exchange rule or listing agreement; provided, that the Company Board or the Special Committee, as applicable, shall publicly reaffirm the Company Board Recommendation in such disclosure and nothing in the foregoing will be deemed to permit the Company or the Company Board or the Special Committee to effect a Company Board Recommendation Change other than in accordance with Section 5.3(d), and any public disclosure (other than any “stop, look and listen” statement) by the Company or the Company Board and the Special Committee thereof relating to any determination or other action by the Company Board or the Special Committee with respect to any Acquisition Proposal shall be deemed to be a Company Board Recommendation Change unless the Company Board or the Special Committee, as applicable, expressly publicly reaffirm the Company Board Recommendation in such disclosure; provided, further, that any such statement or disclosure made by the Company Board or the Special Committee pursuant to this Section 5.3(f) must be subject to the terms and conditions of this Agreement and will not limit or otherwise modify the effect, if any, that any such action has under this Agreement or the obligations of the Company or the Company Board or the Special Committee and the rights of Parent under this Section 5.3.

(g) Breach by Representatives. The Company agrees that any breach of this Section 5.3 by any of its Representatives, including any failure of such Representatives to comply with the terms of Section 5.3(a), shall be deemed to be a breach of this Agreement by the Company.

ARTICLE VI

ADDITIONAL COVENANTS

6.1 Required Action and Forbearance; Efforts.

(a) Reasonable Best Efforts. Upon the terms and subject to the conditions set forth in this Agreement, and subject to any different standard set forth herein with respect to any covenant or obligation, each of Parent and the Merger Subs, on the one hand, and the Company, on the other hand, shall, and shall cause their respective

Subsidiaries to, use their respective reasonable best efforts (i) to take (or cause to be taken) all actions, (ii) do (or cause to be done) all things and (iii) assist and cooperate with the other Parties in doing (or causing to be done) all things, in each case as are necessary, proper or advisable pursuant to applicable Law or otherwise to consummate and make effective, when required pursuant to Section 2.4, the Merger and the other Transactions, including by using reasonable best efforts to:

(i) cause the conditions to the Mergers set forth in Article VII to be satisfied; and

(ii) (A) obtain all consents, waivers, approvals, orders and authorizations from Governmental Authorities; and (B) make all registrations, declarations and filings with Governmental Authorities, in each case that are necessary or advisable to consummate the Merger.

(b) No Consent Fee. Notwithstanding anything to the contrary set forth in this Section 6.1 or elsewhere in this Agreement, no Company Group Member will be required to or will agree to the payment of a consent fee, “profit sharing” payment or other consideration (including increased or accelerated payments), in connection with the Merger, including in connection with obtaining any consent pursuant to any Material Contract; provided that nothing in this paragraph shall restrict the ability of the Company or any of its Subsidiaries to make any payment required to be made under the Credit Agreement or any other Loan Document (as defined therein), or any fee letter entered into in connection therewith, in each case, as in effect on the date hereof or otherwise as modified after the date hereof in accordance with this Agreement.

6.2 Proxy Statement, Schedule 13E-3 and Other Required SEC Filings.

(a) Proxy Statement. The Company will use its reasonable best efforts to as promptly as practicable following the Agreement Date, but in any event within twenty (20) days following the Agreement Date, prepare and file with the SEC a preliminary proxy statement relating to the Company Stockholder Meeting (as amended or supplemented, the “Proxy Statement”). Subject to Section 5.3, the Company must include the Company Board Recommendation in the Proxy Statement. The Company shall use its reasonable best efforts to have the Proxy Statement cleared by the SEC as promptly as reasonably practicable.

(b) Schedule 13E-3. The Company and Parent shall cooperate to, concurrently with the preparation and filing of the Proxy Statement, jointly prepare and file with the SEC a transaction statement on Schedule 13E-3 (such transaction statement, including any amendment or supplement thereto, the “Schedule 13E-3”) relating to the Transactions.

(c) Other Required Company Filing; Contents of Filings. If the Company determines that it is required to file any document other than the Proxy Statement and the Schedule 13E-3 with the SEC in connection with the Mergers pursuant to applicable Law (such document, as amended or supplemented, an “Other Required Company Filing”), then the Company will promptly prepare and file such Other Required Company Filing with the SEC. The Company will use its reasonable best efforts to cause the Proxy Statement, the Schedule 13E-3 (as to the Company) and any Other Required Company Filing to comply as to form in all material respects with the applicable requirements of the Exchange Act and the rules of the SEC and the NYSE. The Company may not file the Proxy Statement or any Other Required Company Filing with the SEC without first providing Parent and its counsel a reasonable opportunity to review and comment thereon, and the Company will give due consideration to all reasonable additions, deletions or changes suggested thereto by Parent or its counsel. The Company shall use its reasonable best efforts to ensure that on the date of filing, the date of mailing to the Company Stockholders (if applicable) and at the time of the Company Stockholder Meeting, none of the Proxy Statement, Schedule 13E-3 or any Other Required Company Filing will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Notwithstanding the foregoing, no representation, warranty, covenant or agreement is made by the Company with respect to any information supplied by Parent, the Merger Subs or any of their Affiliates for inclusion or incorporation by reference in the Proxy Statement, Schedule 13E-3 or any Other Required Company Filing. The Company shall use its reasonable best efforts to ensure that the information supplied by the Company for inclusion or incorporation by reference in any Other Required Parent Filings will not, at the time that such Other Required Parent Filing is filed with the SEC, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

(d) Other Required Parent Filing; Contents of Filings. If Parent, the Merger Subs or any of their respective Affiliates determines that it is required to file any document with the SEC other than the Schedule 13E-3 in connection with the Mergers or the Company Stockholder Meeting pursuant to applicable Law (an “Other Required Parent Filing”), then Parent and the Merger Subs will, and will cause their respective Affiliates to, promptly prepare and file such Other Required Parent Filing with the SEC. Parent and the Merger Subs will cause, and will cause their respective Affiliates to cause, the Schedule 13E-3 (as to the Parent and the Merger Subs) and any Other Required Parent Filing to comply as to form in all material respects with the applicable requirements of the Exchange Act and the rules of the SEC. Neither Parent or Merger Sub nor any of their respective Affiliates may file any Other Required Parent Filing (or any amendment thereto) with the SEC without first providing the Company and its counsel a reasonable opportunity to review and comment thereon, and Parent will give due consideration to all reasonable additions, deletions or changes suggested thereto by the Company or its counsel. Parent and the Merger Subs shall use their respective reasonable best efforts to ensure that on the date of filing, the date of mailing to the Company Stockholders (if applicable) and at the time of the Company Stockholder Meeting, none of the Schedule 13E-3 or any Other Required Parent Filing will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Notwithstanding the foregoing, no representation, warranty, covenant or agreement is made by Parent or the Merger Subs with respect to any information supplied by the Company for inclusion or incorporation by reference in the Schedule 13E-3 or any Other Required Parent Filing. Parent and the Merger Subs shall use their respective reasonable best efforts to ensure that the information supplied by Parent, the Merger Subs and their respective Affiliates for inclusion or incorporation by reference in the Proxy Statement, the Schedule 13E-3 or any Other Required Company Filing will not, at the time that the Proxy Statement, the Schedule 13E-3 or such Other Required Company Filing is filed with the SEC, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

(e) Furnishing Information. Each of the Company, on the one hand, and Parent and the Merger Subs, on the other hand, will, as promptly as practicable, use reasonable best efforts to furnish all information concerning it and its Affiliates, if applicable, as the other Party may reasonably request in connection with the preparation and filing with the SEC of the Proxy Statement, the Schedule 13E-3 and any Other Required Company Filing or any Other Required Parent Filing. If at any time prior to the Company Stockholder Meeting or any such filing, any information relating to the Company Group, Parent, the Merger Subs or any of their respective Affiliates should be discovered by the Company, on the one hand, or Parent or the Merger Subs, on the other hand, that should be set forth in an amendment or supplement to the Proxy Statement, the Schedule 13E-3 any Other Required Company Filing or any Other Required Parent Filing, as the case may be, so that such filing would not include any misstatement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, then the Party that discovers such information will promptly notify the other, and an appropriate amendment or supplement to such filing describing such information will be promptly prepared and filed with the SEC by the appropriate Party (with assistance from the other Party or Parties as appropriate and consistent with this Section 6.2) and, to the extent required by applicable Law or the SEC or its staff, disseminated to the Company Stockholders.

(f) Consultation Prior to Certain Communications. The Company and its Affiliates, on the one hand, and Parent, the Merger Subs and their respective Affiliates, on the other hand, may not communicate in writing with the SEC or its staff with respect to the Proxy Statement, Schedule 13E-3, any Other Required Company

Filing or any Other Required Parent Filing, as the case may be, without first providing the other Party a reasonable opportunity to review and comment on such written communication, and each Party will give due consideration to all reasonable additions, deletions or changes suggested thereto by the other Parties or their respective counsel.

(g) Notices. The Company, on the one hand, and Parent and the Merger Subs, on the other hand, will advise the other, and supply the other with copies of, promptly after it receives notice thereof, of (i) any receipt of a request by the SEC or its staff for any amendment or revisions to the Proxy Statement, Schedule 13E-3, any Other Required Company Filing or any Other Required Parent Filing, as the case may be, (ii) any receipt of comments from the SEC or its staff on the Proxy Statement, Schedule 13E-3, any Other Required Company Filing or any Other Required Parent Filing, as the case may be, or (iii) any receipt of a request by the SEC or its staff for additional information in connection therewith. Without limiting the application of Section 6.2(f), the Company shall use its reasonable best efforts to respond to as promptly as practicable, and resolve, any comments or requests from the SEC or its staff.

(h) Dissemination of Proxy Statement and the Schedule 13E-3. Subject to applicable Law, the Company will cause the Proxy Statement and the Schedule 13E-3 to be disseminated to the Company Stockholders as promptly as reasonably practicable following confirmation from the SEC that it will not review, or that it has completed its review of, the Proxy Statement, which confirmation will be deemed to occur if the SEC has not affirmatively notified the Company prior to the tenth calendar day after filing the Proxy Statement that the SEC will or will not be reviewing the Proxy Statement (and, in any event within five (5) Business Days following the confirmation or deemed confirmation from the SEC referred to above).

(i) Warrant Adjustment and Exercise. The Company shall use its reasonable best efforts (i) to take (or cause to be taken) all actions, (ii) do (or cause to be done) all things and (iii) assist and cooperate with the other Parties in doing (or causing to be done) all things, in each case as are necessary, proper or advisable to effectuate the Warrant Adjustment and any exercise of Company Warrants in accordance with the terms of the Warrant Agreement promptly after the Closing, including by (A) preparing communications to inform holders of the Company Warrants of the Warrant Adjustment and (B) coordinating with Continental Stock Transfer & Trust Company, as warrant agent of the Company Warrants, to disseminate such communications, receive and process the exercise of any Company Warrants and disburse funds to holders of such Company Warrants in each case in accordance with the terms of the Warrant Agreement and the Company Warrants. The Company may not file or disseminate any materials to holders of the Company Warrants without providing Parent and its counsel a reasonable opportunity to review and comment thereon and the Company shall give due consideration to all reasonable additions, deletions or changes suggested thereto by the other Parties and their respective counsel.

6.3 Company Stockholder Meeting.

(a) Call of Company Stockholder Meeting. Subject to the provisions of this Agreement, the Company will cause a “broker search” to be conducted in accordance with Rule 14a-13 of the Exchange Act within five (5) Business Days after the date of this Agreement and will promptly take all action necessary in accordance with the DGCL, the Charter, the Bylaws and the rules of the NYSE to establish a record date for (and the Company will not change the record date without the prior written consent of Parent (which consent will not be unreasonably withheld, conditioned or delayed)), duly call, give notice of, convene and hold the Company Stockholder Meeting as promptly as reasonably practicable following the mailing of the Proxy Statement to the Company Stockholders for the purpose of obtaining the Requisite Stockholder Approval. Subject to Section 5.3 and unless there has been a Company Board Recommendation Change in compliance with Section 5.3, the Company will use its reasonable best efforts to solicit proxies to obtain the Requisite Stockholder Approval. Without the prior written consent of Parent, obtaining the Requisite Stockholder Approval and adjournment shall be the only matters (other than procedural matters) which the Company shall propose to be acted on by the Company Stockholders at the Company Stockholder Meeting. For the avoidance of doubt, nothing in this Section 6.3(a) shall be deemed to terminate, waive or otherwise limit the rights of CORE or its Affiliated

Companies (in each case, as defined in the Charter) to call a special meeting of the stockholders of the Company pursuant to and in accordance with the Charter and the Bylaws.

(b) Adjournment of Company Stockholder Meeting. Notwithstanding anything to the contrary in this Agreement, the Company may (and, if requested by Parent, shall) postpone or adjourn the Company Stockholder Meeting if (i) there are holders of an insufficient number of shares of the Company Common Stock present or represented by proxy at the Company Stockholder Meeting to constitute a quorum at the Company Stockholder Meeting, (ii) to allow reasonable additional time for any supplemental or additional disclosure required to be disseminated to the Company Stockholders to be so disseminated and reviewed by the Company Stockholders, (iii) the Company is required to postpone or adjourn the Company Stockholder Meeting by applicable Law, order or a request from the SEC or its staff or (iv) to allow additional solicitation of votes, if proxies granted by the time of time of the Company Stockholder Meeting are insufficient to obtain the Requisite Stockholder Approval; provided that in no event shall the Company postpone or adjourn the Company Stockholder Meeting more than two times pursuant to clauses (i) or (iv) or for an aggregate period of time in excess of thirty (30) days from the date on which the Company Stockholder Meeting was originally scheduled, in each case without the prior written consent of Parent (which consent will not be unreasonably withheld, conditioned or delayed). In the event that the date of the Company Stockholder Meeting as originally called is for any reason adjourned or postponed or otherwise delayed, the Company agrees that, without the prior written consent of Parent (which consent will not be unreasonably withheld, conditioned or delayed), it shall use reasonable best efforts to implement such adjournment or postponement or other delay in such a way that the Company does not establish a new record date for the Company Stockholder Meeting, as so adjourned, postponed or delayed, except as required by applicable Law. Unless this Agreement is validly terminated in accordance with Section 8.1, the Company will submit this Agreement and the Mergers to the Company Stockholders at the Company Stockholder Meeting even if the Company Board or the Special Committee has effected a Company Board Recommendation Change.

6.4 Financing.

(a) On the terms and subject to the conditions of this Agreement, Parent shall use its reasonable best efforts to:

(i) maintain in effect the Equity Commitment Letter;

(ii) satisfy on a timely basis (taking into account the anticipated timing of the Closing) all conditions applicable to (and within control of) Parent in the Equity Commitment Letter;

(iii) comply with its material payment obligations under the Equity Commitment Letter in accordance with its terms; and

(iv) enforce its rights pursuant to the Equity Commitment Letter in accordance with the provisions of the Equity Commitment Letter and this Agreement.

(b) On the terms and subject to the conditions of this Agreement, each of Parent and the Merger Subs will not effect or permit any amendment or modification to be made to, or any waiver by Parent of any provision or remedy pursuant to, the Equity Commitment Letter, in each case, except as otherwise permitted by the terms of the Equity Commitment Letter.

(c) Parent and the Merger Subs shall give the Company prompt notice of, and keep the Company informed on a reasonably current basis and in reasonable detail of, (i) any actual or potential material breach, material default, termination or repudiation by any party to the Equity Commitment Letter of which Parent or a Merger Sub becomes aware, including the receipt of any written notice with respect thereto, and (ii) the occurrence of an event or development that would reasonably be expected to materially and adversely impact the ability of Parent or the Merger Subs to obtain all or a portion of the Equity Financing at or prior to the Closing.

(d) Notwithstanding anything to the contrary contained in this Agreement, nothing contained in this Section 6.4 will require, and in no event will the reasonable best efforts of Parent be deemed or construed to require Parent to (i) bring any enforcement action against any source of the Equity Financing to enforce its rights pursuant to the Equity Commitment Letter (it being understood that Parent will seek to enforce, including by bringing suit for specific performance, the Equity Commitment Letter if the Company seeks and is granted a decree of specific performance of the obligation to consummate the Mergers); or (ii) seek the Equity Financing from any source other than a counterparty to, or in any amount in excess of that contemplated by, the Equity Commitment Letter.

6.5 Intentionally Omitted.

6.6 Anti-Takeover Laws. Each of Parent and the Company and the Company Board (and any committee empowered to take such action, if applicable) will (a) take all actions within their power to ensure that no Takeover Statute is or becomes applicable to this Agreement, the Mergers or any of the Transactions; and (b) if any Takeover Statute becomes applicable to this Agreement, the Mergers or any of the other Transactions, take all action within their power to ensure that the Mergers and the other transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such statute or regulation on the Mergers and the other Transactions.

6.7 Access. At all times during the Interim Period, the Company will afford Parent and its Representatives reasonable access during normal business hours, upon reasonable advance notice, to the properties, books and records and personnel of the Company Group, except that the Company may restrict or otherwise prohibit access to any documents or information to the extent that (a) any applicable Law or Contract requires the Company to restrict or otherwise prohibit access to such documents or information; (b) access to such documents or information would give rise to a material risk of waiving any attorney-client privilege, work product doctrine or other privilege applicable to such documents or information; (c) access to a Contract to which any Company Group Member is a party or otherwise bound would violate or cause a material default pursuant to, or give a third Person the right terminate or accelerate the rights pursuant to, such Contract; (d) access would result in the disclosure of any trade secrets of Third Persons or (e) such documents or information are related to Legal Proceedings between the Company or its Affiliates, on the one hand, and Parent and its Affiliates (including Guarantor) on the other hand; provided that (in the case of clauses (a) through (d) only), the Company shall give notice to Parent of the fact that it is withholding such information or documents and thereafter the Company shall reasonably cooperate with Parent to allow the disclosure of such information (or as much of it as possible) in a manner that would not violate any of clauses (a) through (d). Any investigation conducted pursuant to the access contemplated by this Section 6.7 will be conducted in a manner that does not unreasonably interfere with the conduct of the business of the Company Group. Any access to the properties of the Company Group will be subject to the Company’s reasonable security measures and insurance requirements and will not include the right to perform invasive testing.

6.8 Section 16(b) Exemption. During the Interim Period, the Company will take all actions reasonably necessary to cause the Mergers, and any dispositions of equity securities of the Company (including derivative securities) in connection with the Mergers by each individual who is a director or executive officer of the Company to be exempt pursuant to Rule 16b-3 promulgated under the Exchange Act.

6.9 Directors’ and Officers’ Exculpation, Indemnification and Insurance.

(a) From and after the Company Merger Effective Time, the Surviving Corporation and Parent shall, to the fullest extent permitted by applicable Laws: (i) indemnify and hold harmless each present and former director and officer of the Company or any of its Subsidiaries and each Person who served as a director, officer, member, trustee or fiduciary of another corporation, partnership, joint venture, trust, pension or other employee benefit plan or enterprise at the request of or for the benefit of any Company Group Member (collectively, the “Covered Persons”) in connection with any D&O Claim and any losses, claims, damages, liabilities, judgments, fines, penalties, amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of any thereof) and out-of-pocket attorneys’ fees and all other out-of-pocket costs relating to or resulting from such D&O Claim. In addition, from and after the Company Merger Effective Time, each of the Surviving Corporation and Parent shall advance costs and expenses (including attorneys’ fees) as incurred by any Covered Person in connection with any D&O Claim after receipt by Parent of a written request for such advance to the fullest extent permitted under applicable Law; provided that the Person to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined (after exhausting all available appeals) that such Person is not entitled to indemnification. Any Covered Person wishing to claim indemnification under this Section 6.9, upon learning of any claim, action or proceeding in respect of which such indemnification will be sought, shall notify Parent thereof in writing.

(b) For not less than six (6) years from and after the Company Merger Effective Time, the certificate of incorporation and bylaws of the Surviving Corporation shall contain provisions no less favorable with respect to exculpation, limitations on liability of Covered Persons, indemnification of and advancement of expenses to Covered Persons than are set forth as of the Agreement Date in the Charter and the Bylaws, unless otherwise required by applicable Law. Following the Company Merger Effective Time, the indemnification Contracts, if any, in existence on the Agreement Date with any of the Covered Persons shall be assumed by the Surviving Corporation, without any further action, and shall continue in full force and effect in accordance with their terms.

(c) Prior to the Company Merger Effective Time, the Company shall purchase (and pay in full the aggregate premium for) a six (6)-year prepaid “tail” insurance policy (which policy by its express terms shall survive the Merger) of at least the same coverage and amounts and containing terms and conditions that are no less favorable to the covered individuals as the Company Group’s existing directors’ and officers’ insurance policy or policies with a claims period of six (6) years from the Company Merger Effective Time for D&O Claims arising from facts, acts, events or omissions that occurred on or prior to the Company Merger Effective Time; provided that the aggregate premium for such tail policy shall not exceed three hundred percent (300%) of the annual premium amount currently paid by the Company Group for such insurance (such amount being the “Maximum Premium”). If the Company fails to obtain such tail policy prior to the Company Merger Effective Time, the Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, obtain such a tail policy; provided, however, that the premium for such tail policy shall not exceed the Maximum Premium; provided, further, that if such tail policy cannot be obtained or can be obtained only by paying aggregate annual premiums in excess of the Maximum Premium, Parent, the Company or the Surviving Corporation shall only be required to obtain as much coverage as can be obtained by paying an annual premium equal to the Maximum Premium. Parent and the Surviving Corporation shall cause any such policy (whether obtained by Parent, the Company or the Surviving Corporation) to be maintained in full force and effect, for its full term, and Parent shall cause the Surviving Corporation to honor all its obligations thereunder.

(d) In the event that Parent or the Surviving Corporation (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) sells, transfers or otherwise conveys all or substantially all of its properties and assets to any Person, then proper provision shall be made so that such continuing or surviving corporation or entity or transferee of such assets (and their respective successors and assigns), as the case may be, shall assume the obligations set forth in this Section 6.9.

(e) The obligations under this Section 6.9 shall not be terminated or modified in any manner that is adverse to any Covered Persons (and their respective successors and assigns), it being expressly agreed that each Covered Person (including their respective successors and assigns) shall be a third-party beneficiary of this Section 6.9(e). In the event of any breach by the Surviving Corporation or Parent of this Section 6.9(e), the Surviving Corporation shall pay all reasonable expenses, including attorneys’ fees, that may be incurred by Covered Persons in enforcing the indemnity and other obligations provided in this Section 6.9(e) as such fees are incurred, upon the written request of such Covered Person.

6.10 [RESERVED].

6.11 Obligations of Merger Subs. Parent will take all action necessary to cause the Merger Subs, the Surviving LLC and the Surviving Corporation to perform their respective obligations pursuant to this Agreement and to consummate the Mergers upon the terms and subject to the conditions set forth in this Agreement. Parent and the Merger Subs will be jointly and severally liable for the failure by either of them to perform and discharge any of their respective covenants, agreements and obligations pursuant to this Agreement.

6.12 Public Statements and Disclosure. The initial press release concerning this Agreement and the Mergers of the Company, on the one hand, and Parent and the Merger Subs, on the other hand, will be a joint press release reasonably acceptable to Parent and the Company. At all times during the Interim Period, the Company (other than with respect to the portion of any communication relating to a Company Board Recommendation Change in compliance with Section 5.3), on the one hand, and Parent and the Merger Subs, on the other hand, will use their respective reasonable best efforts to consult with the other Parties before (a) participating in any media interviews; (b) engaging in any meetings or calls with analysts, institutional investors or other similar Persons; or (c) providing any statements that are public or are reasonably likely to become public, in any such case to the extent relating to the Mergers or the other Transactions, except that (x) Parent and the Company will not be obligated to engage in such consultation with respect to communications that are (i) required by applicable Law, regulation or stock exchange rule or listing agreement; (ii) principally directed to employees, suppliers, customers, partners or vendors so long as such communications are consistent with the previous press releases, public disclosures or public statements made jointly by the Parties (or individually if approved by the other Party); or (iii) solely to the extent related to a Superior Proposal or Company Board Recommendation Change in compliance with Section 5.3 and (y) Parent will not be obligated to engage in such consultation with respect to communications that are disclosures or communications by Parent, the Merger Subs and their Affiliates to existing or prospective general or limited partners, equity holders, members, managers and investors of such Person or any Affiliates of such Person, in each case who are subject to customary confidentiality restrictions.

6.13 Transaction Litigation. At all times during the Interim Period, the Company will provide Parent with prompt (and in any event, within forty-eight (48) hours) written notice of all Transaction Litigation (including by providing copies of all pleadings with respect thereto) and keep Parent reasonably informed with respect to the status thereof. The Company will (a) give Parent the opportunity to participate (at Parent’s expense) in the defense, settlement or prosecution of any Transaction Litigation; (b) reasonably cooperate and consult with Parent with respect to the defense, settlement and prosecution of any Transaction Litigation; and (c) provide Parent an opportunity to review and to propose comments to all filings or written responses to be made by the Company and give good-faith consideration to any comments proposed by Parent. The Company may not compromise, settle or come to an arrangement regarding, or agree to compromise, settle or come to an arrangement regarding, any Transaction Litigation unless Parent has consented thereto in writing. For the avoidance of doubt, any Legal Proceeding related to Dissenting Shares will be governed by Section 2.9(c).

6.14 Stock Exchange Delisting; Deregistration. At all times during the Interim Period, the Company will cooperate with Parent and use its reasonable best efforts to take, or cause to be taken, all actions and do, or cause to be done, all things reasonably necessary, proper or advisable on its part pursuant to applicable Law and the rules and regulations of the NYSE to cause (a) the delisting of the Company Class A Common Stock from the NYSE as promptly as practicable after the Company Merger Effective Time; and (b) the deregistration of the Company Class A Common Stock pursuant to the Exchange Act as promptly as practicable after such delisting.

6.15 [RESERVED].

6.16 Parent Vote. As soon as practicable following the execution and delivery of this Agreement (and in any event within twenty-four (24) hours), Parent, in its capacity as the sole stockholder of Company Merger Sub, will execute and deliver to Company Merger Sub and the Company the Company Merger Sub Stockholder Approval.

6.17 No Control of the Other Party’s Business. The Parties acknowledge and agree that the restrictions set forth in this Agreement are not intended to give Parent, Company Merger Sub or LLC Merger Sub, on the one hand, or the Company or OpCo LLC, on the other hand, directly or indirectly, the right to control or direct the business or operations of the other at any time prior to the LLC Merger Effective Time. Prior to the LLC Merger Effective Time, each of Parent and the Company will exercise, consistent with the terms, conditions and restrictions of this Agreement, complete control and supervision over their own business and operations.

6.18 [RESERVED].

6.19 Resignations. The Company shall cause to be delivered to Parent resignations executed by each director of the Company listed on Section 6.19 of the Parent Disclosure Letter, effective immediately after the Company Merger Effective Time.

6.20 Amendment to Tax Receivable Agreement. Concurrently with the execution of this Agreement and in accordance with the terms of the Tax Receivable Agreement, the Company shall execute the amendment to the TRA (the “TRA Amendment”) in the form attached hereto as Schedule 6.20.

6.21 Amendment to OpCo LLC Agreement. Concurrently with the execution of this Agreement and in accordance with the terms of the OpCo LLC Agreement, the Company, in its capacity as the Managing Member (as defined in the OpCo LLC Agreement) shall execute the amendment to the OpCo LLC Agreement (the “OpCo LLC Agreement Amendment”) in the form attached hereto as Schedule 6.21.

ARTICLE VII

CONDITIONS TO THE MERGERS

7.1 Conditions to Each Party’s Obligations to Effect the Mergers. The respective obligations of Parent, the Merger Subs and the Company to consummate the Mergers are subject to the satisfaction or waiver (where permissible pursuant to applicable Law) prior to the Closing of each of the following conditions:

(a) Requisite Stockholder Approval. The Company shall have received the Requisite Stockholder Approval at the Company Stockholder Meeting.

(b) No Prohibitive Laws or Injunctions. No temporary restraining order, preliminary or permanent injunction or other judgment or order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Mergers will be in effect, nor will any action have been taken by any Governmental Authority of competent jurisdiction, and no statute, rule, regulation or order will have been enacted, entered, enforced or deemed applicable to the Merger, that in each case prohibits, makes illegal, or enjoins the consummation of the Merger.

7.2 Conditions to the Obligations of Parent and the Merger Subs. The obligations of Parent and the Merger Subs to consummate the Mergers will be subject to the satisfaction or waiver (where permissible pursuant to applicable Law) prior to the Closing of each of the following conditions, any of which may be waived exclusively by Parent:

(a) Representations and Warranties.

(i) Other than the representations and warranties listed in clauses (ii), (iii) and (iv) in this Section 7.2(a), the representations and warranties of the Company set forth in Article III will be true and correct (without giving effect to any materiality, Company Material Adverse Effect or similar qualifications set forth therein) as of the Agreement Date and as of the Closing Date as if made at and as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty will be true and correct as of such earlier date), except for such failures to be true and correct that would not, individually or in the aggregate, have a Company Material Adverse Effect;

(ii) the representations and warranties set forth in Sections 3.1 (Organization and Qualification), Section 3.2 (Authority; Approvals and Enforceability), Section 3.3(a) (Non-Contravention), Section 3.5 (Company Capitalization) (other than clauses (a), (c), (d) and (e)), Section 3.6 (Subsidiaries), and Section 3.28 (Brokers, Finders and Financial Advisors) that (A) are not qualified by Company Material Adverse Effect or other materiality qualifications will be true and correct in all material respects as of the Closing Date as if made at and as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty will be true and correct in all material respects as of such earlier date); and (B) are qualified by Company Material Adverse Effect or other materiality qualifications will be true and correct in all respects (without disregarding such Company Material Adverse Effect or other materiality qualifications) as of the Agreement Date and as of the Closing Date as if made at and as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty will be true and correct in all respects as of such earlier date);

(iii) the representations and warranties set forth in Section 3.10(b) (No Material Adverse Effect) will be true and correct in all respects as of the Agreement Date and as of the Closing Date; and

(iv) the representations and warranties set forth in Section 3.5(a), (c), (d) and (e) will be true and correct as of the Agreement Date and as of the Closing Date as if made at and as of the Closing Date (in each case (A) without giving effect to any Company Material Adverse Effect or other materiality qualifications and (B) except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty will be true and correct as of such earlier date), except for any inaccuracies that are de minimis in nature and amount.

(b) Performance of Obligations of the Company. The Company and OpCo LLC shall have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by it at or prior to the Closing.

(c) Class A Unit Exchange. The Class A Unit Exchange shall have occurred in accordance with the terms of Section 2.1(a) and effective as of immediately prior to the LLC Merger Effective Time.

(d) Company Material Adverse Effect. Since the date of this Agreement, there shall not have occurred a Company Material Adverse Effect.

(e) FIRPTA Certificate. A certificate, duly completed and executed pursuant to Sections 1.897-2(h) and 1.1445-2(c) of the U.S. Treasury Regulations, certifying that an interest in the Company is not a United States real property interest within the meaning of Section 897 of the Code and a corresponding notice to the IRS from the Company pursuant to Sections 1.897-2(h)(2) and 1.1445-2(c)(3) of the U.S. Treasury Regulations.

(f) Officer’s Certificate. Parent and the Merger Subs will have received a certificate of the Company, validly executed for and on behalf of the Company and in its name by a duly authorized officer thereof, certifying that the conditions set forth in Section 7.2(a), Section 7.2(b), Section 7.2(c) and Section 7.2(d) have been satisfied.

7.3 Conditions to the Company’s Obligations to Effect the Mergers. The obligations of the Company to consummate the Mergers are subject to the satisfaction or waiver (where permissible pursuant to applicable Law) prior to the Closing of each of the following conditions, any of which may be waived exclusively by the Company:

(a) Representations and Warranties. The representations and warranties of Parent and the Merger Subs set forth in this Agreement will be true and correct (without giving effect to any materiality or similar qualifications set forth therein) on and as of the Closing Date with the same force and effect as if made on and as of such date, except for (i) any failure to be so true and correct that would not, individually or in the aggregate, reasonably be expected to prevent or materially delay the ability of Parent or the Merger Subs to perform their respective obligations under, or to consummate the transactions contemplated by, this Agreement; and (ii) those representations and warranties that address matters only as of a particular date, which representations will have been true and correct as of such particular date, except for any failure to be so true and correct that would not, individually or in the aggregate, reasonably be expected to prevent or materially delay the ability of Parent or the Merger Subs to perform their respective obligations under, or to consummate the transactions contemplated by, this Agreement.

(b) Performance of Obligations of Parent and the Merger Subs. Parent and the Merger Subs will have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by Parent and the Merger Subs at or prior to the Closing.

(c) Officer’s Certificate. The Company will have received a certificate of Parent and the Merger Subs, validly executed for and on behalf of Parent and the Merger Subs and in their respective names by a duly authorized officer thereof, certifying that the conditions set forth in Section 7.3(a) and Section 7.3(b) have been satisfied.

ARTICLE VIII

TERMINATION, AMENDMENT AND WAIVER

8.1 Termination. This Agreement may be validly terminated, and the Transactions may be abandoned, at any time prior to the Closing only as follows (it being understood and agreed that this Agreement may not be terminated for any other reason or on any other basis):

(a) by mutual written agreement of Parent and the Company;

(b) by either Parent or the Company if (i) any permanent injunction or other judgment or order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Mergers is in effect, or any action has been taken by any Governmental Authority of competent jurisdiction, that, in each case, prohibits, makes illegal or enjoins the consummation of the Mergers and has become final and non-appealable or (ii) any statute, rule or regulation has been enacted, entered, enforced or deemed applicable to the Mergers that prohibits, makes illegal or enjoins the consummation of the Mergers; provided that the right to terminate this Agreement pursuant to clause (i) of this Section 8.1(b) will not be available to any Party whose action or failure to act (which action or failure to act constitutes a breach by such Party of this Agreement) has been the primary cause of, or primarily resulted in, the occurrence of the failure of a condition to the consummation of the Mergers;

(c) by either Parent or the Company, at any time on or after 11:59 p.m., Eastern time, on July 31, 2024 (the “Termination Date”), whether prior to or after the receipt of the Requisite Stockholder Approval, unless the Company Merger Effective Time has occurred prior to such time; it being understood that the right to terminate this Agreement pursuant to this Section 8.1(c) will not be available to any Party whose action or failure to act (which action or failure to act constitutes a breach by such Party of this Agreement)has been the primary cause of, or primarily resulted in, the failure of the Company Merger Effective Time to have occurred prior to the Termination Date;

(d) by either Parent or the Company if the Company fails to obtain the Requisite Stockholder Approval at the Company Stockholder Meeting (or any adjournment or postponement thereof) at which a vote is taken on the Company Merger; provided, that the right to terminate this Agreement pursuant to this Section 8.1(d) shall not be available to any Party that has breached in any material respect any representation, warranty, covenant or agreement under this Agreement in any manner that shall have primarily caused or resulted in the failure to receive the Requisite Stockholder Approval;

(e) by Parent if the Company has breached or failed to perform any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform would result in a failure of a condition set forth in Section 7.1 or Section 7.2 to be satisfied, except that if such breach is capable of being cured by the Termination Date, Parent will not be entitled to terminate this Agreement pursuant to this Section 8.1(e) prior to the delivery by Parent to the Company of written notice of such breach, delivered at least thirty (30) days prior to such termination (or such shorter period of time as remains prior to the Termination Date, the shorter of such periods, the “Company Breach Notice Period”), stating Parent’s intention to terminate this Agreement pursuant to this Section 8.1(e) and the basis for such termination, it being understood that Parent will not be entitled to terminate this Agreement if (i) such breach has been cured within the Company Breach Notice Period or (ii) the Company has the valid right to terminate this Agreement pursuant to Section 8.1(g);

(f) by Parent, if at any time (i) the Company Board or the Special Committee has effected a Company Board Recommendation Change or (ii) the Company, its Affiliates or any of their respective Representatives shall have materially breached the obligations under Section 5.3;

(g) by the Company (whether prior to or after the receipt of the Requisite Stockholder Approval), if Parent or the Merger Subs have breached or failed to perform any of its respective representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform would result in a failure of a condition set forth in Section 7.1 or Section 7.3, except that if such breach is capable of being cured by the Termination Date, the Company will not be entitled to terminate this Agreement pursuant to this Section 8.1(g) prior to the delivery by the Company to Parent of written notice of such breach, delivered at least thirty (30) days prior to such termination (or such shorter period of time as remains prior to the Termination Date, the shorter of such periods, the “Parent Breach Notice Period”), stating the Company’s intention to terminate this Agreement pursuant to this Section 8.1(g) and the basis for such termination, it being understood that the Company will not be entitled to terminate this Agreement pursuant to this Section 8.1(g) if (i) such breach has been cured within the Parent Breach Notice Period or (ii) Parent has the valid right to terminate this Agreement pursuant to Section 8.1(e);

(h) by the Company if (i) the Company has received a Superior Proposal; (ii) the Company Board or the Special Committee has authorized the Company to enter into a definitive Alternative Acquisition Agreement to consummate the Acquisition Transaction contemplated by that Superior Proposal in accordance with Section 5.3; (iii) the Company has complied with its obligations under Section 5.3; and (iv) concurrently with such termination the Company pays the Company Termination Fee due to Parent in accordance with Section 8.3(b); or

(i) by the Company, at any time prior to the Company Merger Effective Time, if (A) all of the conditions set forth in Section 7.1 and Section 7.2 have been, and continue to be, satisfied (other than those conditions that by their terms are to be satisfied by actions taken at the Closing, each of which is capable of being satisfied at the Closing) or, to the extent permitted by Law, waived; (B) Parent and the Merger Subs shall have failed to consummate the Mergers by the time the Closing was required to occur under Section 2.4; (C) the Company has irrevocably notified Parent in writing that the Company stands ready, willing and able to consummate, and will consummate, the Mergers and the other Transactions; (D) the Company shall have given Parent written notice at least five (5) Business Days prior to such termination stating the Company’s intention to terminate this Agreement pursuant to this Section 8.1(i); and (E) the Mergers shall not have been consummated by the end of such five (5) Business Day period.

8.2 Manner and Notice of Termination; Effect of Termination.

(a) Manner of Termination. The Party terminating this Agreement pursuant to Section 8.1 (other than pursuant to Section 8.1(a)) must deliver prompt written notice thereof to the other Parties setting forth in reasonable detail the provision of Section 8.1 pursuant to which this Agreement is being terminated.

(b) Effect of Termination. Any proper and valid termination of this Agreement pursuant to Section 8.1 will be effective immediately upon the mutual written agreement of Parent and the Company or the delivery of written notice by the terminating Party to the other Parties, as applicable. In the event of the termination of this Agreement pursuant to Section 8.1, this Agreement will be of no further force or effect without liability of any Party (or any direct or indirect equity holder, controlling person, partner, member, manager, stockholder, director, officer, employee, Affiliate, agent or other Representative of such Party (including, with respect to Parent and the Merger Subs, any Non-Recourse Person) to the other Parties, as applicable, except that Section 6.12, this Section 8.2, Section 8.3 and Article IX (other than Section 9.8(b)) will each survive the termination of this Agreement in accordance with their respective terms. Notwithstanding the foregoing but subject to Section 8.3(e), nothing in this Agreement will relieve any Party from any liability for fraud or any Willful Breach of this Agreement prior to its termination.

8.3 Fees and Expenses.

(a) General. Except as set forth in this Section 8.3, all fees and expenses incurred in connection with this Agreement and the Transactions will be paid by the Party incurring such fees and expenses whether or not the Mergers is consummated. For the avoidance of doubt, Parent or the Surviving Corporation will be responsible for all fees and expenses of the Payment Agent.

(b) Company Payments.

(i) If (A) this Agreement is validly terminated pursuant to (x) Section 8.1(c) or (y) by Parent pursuant to Section 8.1(e) (each, an “Applicable Termination”); (B) following the execution and delivery of this Agreement and prior to an Applicable Termination, the Company has received an Acquisition Proposal or an Acquisition Proposal has been publicly made or disclosed and shall not have been publicly withdrawn; and (C) within twelve (12) months following such Applicable Termination, an Acquisition Transaction is consummated or the Company enters into a definitive agreement with respect to such Acquisition Transaction then the Company will, concurrently with the earlier of the execution of the definitive agreement and the consummation of such Acquisition Transaction, pay to Parent an amount equal to $813,771 (the “Company Termination Fee”), in accordance with the payment instructions which have been provided to the Company by Parent by written notice. For purposes of this Section 8.3(b)(i), all references to “20%” and “80%” in the definition of “Acquisition Transaction” will be deemed to be references to “50%.”

(ii) If this Agreement is validly terminated pursuant to clause (i) of Section 8.1(f), then the Company shall promptly (and in any event within three (3) Business Days) following such termination pay to Parent the Company Termination Fee in accordance with the payment instructions which have been provided to the Company by Parent by written notice.

(iii) If this Agreement is validly terminated pursuant to Section 8.1(h), then the Company shall prior to or contemporaneously with such termination pay to Parent the Company Termination Fee in accordance with the payment instructions which have been provided to the Company by Parent by written notice.

(c) Single Payment Only; Liquidated Damages. Parent acknowledges and agrees that in no event will the Company be required to pay the Company Termination Fee on more than one occasion, whether or not the Company Termination Fee may be payable pursuant to more than one provision of this Agreement at the same or at different times and upon the occurrence of different events. The Parties acknowledge and agree that (i) the agreements contained in this Section 8.3 are an integral part of the Transactions; (ii) the damages resulting from the termination of this Agreement under circumstances where the Company Termination Fee is payable are uncertain and incapable of accurate calculation; and (iii) without these agreements, the Parties would not enter into this Agreement. Therefore, the Company Termination Fee, if, as and when required to be paid pursuant to this Section 8.3 will not constitute a penalty but rather liquidated damages in a reasonable amount that will compensate the Party receiving such amount in the circumstances in which it is payable for the efforts and resources expended and opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the Transactions.

(d) Integral. The Parties acknowledge that the agreements contained in this Section 8.3 are an integral part of the Merger, and that, without these agreements, the Parties would not enter into this Agreement. Accordingly, if the Company fails to promptly pay any amount due pursuant to Section 8.3(a) and, in order to obtain such payment, Parent commences a Legal Proceeding that results in a judgment against the Company for the amount set forth in Section 8.3(a) then the Company will pay or cause to be paid to the other party the reasonable and documented out-of-pocket costs and expenses (including reasonable and documented attorneys’ fees) of Parent in connection with such Legal Proceeding, together with interest on such amount or portion thereof at an annual rate equal to the prime rate (as published in The Wall Street Journal (or other authoritative source to the extent no such figure is published by The Wall Street Journal) on the date that such payment or portion thereof was required to be made) plus five percent through the date that such payment or portion thereof was actually received, or a lesser rate that is the maximum permitted by applicable Law (collectively, “Enforcement Expenses”).

(e) Sole and Exclusive Remedy.

(i) Subject to the last sentence of this Section 8.3(e)(i), if this Agreement is validly terminated pursuant to Section 8.1, the Company’s right to specific performance pursuant to Section 9.8(b) of any surviving provisions will be the sole and exclusive remedy of the Company and the Company Related Parties against (A) Parent, the Merger Subs or the Guarantor or (B) the former, current and future holders of any equity, controlling persons, directors, officers, employees, agents, attorneys, Affiliates, members, managers, general or limited partners, stockholders and assignees of each of Parent and the Merger Subs (the Persons in clauses (A) and (B) collectively, the “Parent Related Parties”) in respect of this Agreement, any agreement executed in connection herewith and the transactions contemplated hereby and thereby, the termination of this Agreement, the failure to consummate the Mergers or any claims or actions under applicable Law arising out of any breach, termination or failure. None of the Parent Related Parties will have any liability or obligation to any of (1) the Company and its Affiliates; and (2) the former, current and future holders of any equity, controlling persons, directors, officers, employees, agents, attorneys, Affiliates, members, managers, general or limited partners, stockholders and assignees of each of the Company and its Affiliates (the Persons in clauses (1) and (2) collectively, the “Company Related Parties”) relating to or arising out of this Agreement, any agreement executed in connection herewith or the transactions contemplated hereby and thereby for any matters forming the basis of such termination (except that (x) the Parties (or their respective Affiliates) will remain obligated with respect to, and the Company may be entitled to remedies with respect to, Section 8.2 and Section 8.3(a), as applicable, and (y) the Guarantor will remain obligated, and the Company may be entitled to remedies with respect to, the Equity Commitment Letter in accordance with the terms thereof). In no event will any of the Company Related Parties seek or obtain, nor will they permit any of their Representatives or any other Person acting on their behalf to seek or obtain, nor will any Person be entitled to seek or obtain, any monetary damages of any kind, including consequential, special, indirect or punitive damages (other than pursuant to Section 8.3(a)), in excess of the Parent Liability Limitation, against the Parent Related Parties for, or with respect to, this Agreement or the Equity Commitment Letter or the transactions contemplated hereby and thereby (including any breach by any Guarantor, Parent or Merger Sub), the termination of this Agreement, the failure to consummate the

Mergers or any claims or actions under applicable Law arising out of any such breach, termination or failure. In no event will any Parent Related Party other than the Guarantor (solely as and to the extent provided in the Equity Commitment Letter), Parent and Merger Sub have any liability for monetary damages to the Company or any other Company Related Party relating to or arising out of this Agreement or the Transactions. Notwithstanding the foregoing, this Section 8.3(e)(i) will not relieve Parent from liability for any Willful Breach of this Agreement.

(ii) Subject to the last sentence of this Section 8.3(e)(ii), if this Agreement is validly terminated pursuant to Section 8.1, Parent’s receipt of the Company Termination Fee to the extent owed pursuant to Section 8.2(b), any Enforcement Expenses and Parent’s right to specific performance pursuant to Section 9.8(b) will be the sole and exclusive remedies of Parent, the Merger Subs, the Guarantor and the Parent Related Parties against the Company Related Parties in respect of this Agreement, any agreement executed in connection herewith and the transactions contemplated hereby and thereby, the termination of this Agreement, the failure to consummate the Mergers or any claims or actions under applicable Law arising out of any breach, termination or failure. Subject to the last sentence of this Section 8.3(e)(ii), upon payment of the Company Termination Fee to the extent owed pursuant to Section 8.3(b) and any Enforcement Expenses, none of the Company Related Parties will have any further liability or obligation to the Parent Related Parties relating to or arising out of this Agreement, any agreement executed in connection herewith or the transactions contemplated hereby and thereby or any matters forming the basis of such termination (except that the Parties (or their Affiliates) will remain obligated with respect to, and Parent may be entitled to remedies with respect to, Section 8.2 and Section 8.3(a), as applicable). In no event will any of the Parent Related Parties seek or obtain, nor will they permit any of their Representatives or any other Person acting on their behalf to seek or obtain, nor will any person be entitled to seek or obtain, any monetary damages of any kind, including consequential, special, indirect or punitive damages (other than the Company Termination Fee (if payable), any Enforcement Expenses or pursuant to Section 8.3(a), as applicable) against the Company Related Parties for, or with respect to, this Agreement and any agreement executed in connection herewith and the transaction contemplated hereby and thereby (including any breach by the Company), the termination of this Agreement, the failure to consummate the Mergers or any claims or actions under applicable Law arising out of any such breach, termination or failure. Notwithstanding the foregoing, this Section 8.3(e)(ii) will not relieve the Company Group from liability for any fraud or Willful Breach of this Agreement.

(iii) Notwithstanding anything in this Agreement to the contrary, under no circumstances will the collective monetary damages payable by Parent, the Merger Subs or any of their Affiliates for breaches under this Agreement or the Ancillary Agreements exceed an amount equal to $3,906,103 in the aggregate for all such breaches (the “Parent Liability Limitation”). In no event will the Company or any Company Related Party seek or obtain, nor will they permit any of their Representatives or any other Person acting on their behalf to seek or obtain, nor will any Person be entitled to seek or obtain, any monetary recovery or monetary award in excess of the Parent Liability Limitation against Parent or any Parent Related Party, and in no event will the Company or any of its Subsidiaries be entitled to seek or obtain any monetary damages of any kind, including consequential, special, indirect or punitive damages, in excess of the Parent Liability Limitation against Parent or any Parent Related Party for, or with respect to, this Agreement or the Ancillary Agreements or the transactions contemplated hereby and thereby (including any breach by Parent, Merger Subs or the Guarantor), the termination of this Agreement, the failure to consummate the Mergers or any claims or actions under applicable law arising out of any such breach, termination or failure. Other than the Guarantor’s obligations under the Equity Commitment Letter and other than the obligations of Parent and the Merger Subs under this Agreement and the Support Agreement, in no event will Parent, the Merger Subs, any of the Parent Related Parties or any other Person other than Parent, the Merger Subs or the Guarantor have any liability for monetary damages to the Company or any other Person relating to or arising out of this Agreement or the Mergers.

(f) Acknowledgement Regarding Specific Performance. Notwithstanding anything to the contrary in Section 8.3(e), it is agreed that Parent, the Merger Subs and the Company will be entitled to an injunction, specific performance or other equitable relief as provided in Section 9.8(a).

8.4 Amendment. Subject to applicable Law and subject to the other provisions of this Agreement, this Agreement may be amended by the Parties at any time by execution of an instrument in writing signed on behalf of each of Parent, the Merger Subs and the Company (pursuant to authorized action by the Company Board and the Special Committee), except that in the event that the Company has received the Requisite Stockholder Approval, no amendment may be made to this Agreement that requires the approval of the Company Stockholders pursuant to the DGCL without such approval.

8.5 Extension; Waiver. At any time and from time to time prior to the Company Merger Effective Time, any Party may, to the extent legally allowed and except as otherwise set forth herein, (a) extend the time for the performance of any of the obligations or other acts of the other Parties, as applicable; (b) waive any inaccuracies in the representations and warranties made to such Party contained herein or in any document delivered pursuant hereto; and (c) subject to the requirements of applicable Law, waive compliance with any of the agreements or conditions for the benefit of such Party contained herein. Any agreement on the part of a Party to any such extension or waiver will be valid only if set forth in an instrument in writing signed by such Party. Any delay in exercising any right pursuant to this Agreement will not constitute a waiver of such right.

8.6 Special Committee Matters. For all purposes related to this Agreement, the Company (prior to the Company Merger Effective Time) and the Company Board, as applicable, shall act, including with respect to the granting of any consent, permission, amendment, extension or waiver, the termination of this Agreement pursuant to Section 8.1, or the making of any determination, only as directed by the Special Committee or its designees. Prior to the Company Merger Effective Time, without the consent of the Special Committee, the Company Board shall not (a) eliminate, revoke or diminish the authority of the Special Committee or (b) remove or cause the removal of any director of the Company Board that is a member of the Special Committee as a member of the Special Committee. The Special Committee (and, for so long as the Special Committee is in existence, only the Special Committee) may pursue any Legal Proceeding with respect to breaches of this Agreement on behalf of the Company.

ARTICLE IX

GENERAL PROVISIONS

9.1 Survival of Representations, Warranties and Covenants. The representations, warranties and covenants of the Company, Parent and the Merger Subs contained in this Agreement will terminate at the Company Merger Effective Time, except that any covenants that by their terms survive the Company Merger Effective Time will survive the Company Merger Effective Time in accordance with their respective terms.

9.2 Notices. All notices and other communications hereunder must be in writing and will be deemed to have been duly delivered and received hereunder (i) four (4) Business Days after being sent by registered or certified mail, return receipt requested, postage prepaid; (ii) one (1) Business Day after being sent for next Business Day delivery, fees prepaid, via a reputable nationwide overnight courier service; or (iii) immediately upon delivery by hand or by email transmission, in each case to the intended recipient as set forth below:

(a)	if to Parent or the Merger Subs to:

c/o CORE Industrial Partners, LLC

110 N Wacker Drive

Suite 2000

Chicago, Illinois 60606

Attention: John May

Email:

with copies (which will not constitute notice) to:

Kirkland & Ellis LLP

300 North LaSalle

Chicago, Illinois 65654

Attention: Benjamin P. Clinger, P.C.

     Adam M. Wexner, P.C.

     Lee M. Blum

Email:

-and-

Kirkland & Ellis LLP

601 Lexington Avenue

New York, New York 10022

Attention: Edward J. Lee, P.C.

     Carlo Zenkner, P.C.

Email:

(b)	if to the Company or to OpCo LLC (prior to the Company Merger Effective Time) to:

Fathom Digital Manufacturing Corporation

1050 Walnut Ridge Drive

Hartland, WI 53029

Attention: Carey Chen, CEO

Email:

with copies (which will not constitute notice) to:

Winston & Strawn LLP

35 W. Wacker Drive

Chicago, Illinois 60601

Attention: Steven J. Gavin, Partner

Email:

-and-

Winston & Strawn LLP

200 Park Avenue

New York, New York 10166

Attention: Jason D. Osborn, Partner

Email:

-and-

Vedder Price P.C.

222 North LaSalle Street, Suite 2400

Chicago, Illinois 60601

Attention: Michael A. Nemeroff

Email:

Any notice received at the addressee’s location, or by email at the addressee’s email address on any day that is not a Business Day (or that is received after 5:00 p.m. at the addressee’s local time on a Business Day) will be deemed to have been received at 9:00 a.m., Eastern time, on the next Business Day. From time to time, any Party may provide notice to the other Parties of a change in its address or email address through a notice given in accordance with this Section 9.2, except that that notice of any change to the address, email address or any of the other details specified in or pursuant to this Section 9.2 will not be deemed to have been received until, and will be deemed to have been received upon, the later of the date (A) specified in such notice; or (B) that is five (5) Business Days after such notice would otherwise be deemed to have been received pursuant to this Section 9.2.

9.3 Assignment. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder, by operation of law or otherwise, without the prior written approval of the other Parties, except that Parent will have the right to assign all or any portion of its rights and obligations pursuant to this Agreement to its Affiliates, it being understood that such assignment will not (a) relieve Parent of any of its obligations hereunder, (b) affect the obligations of the parties to the Equity Commitment Letter, (c) impede or delay the consummation of the Transactions or (d) otherwise impede the rights of the holders of Company Common Stock. Any purported assignment of this Agreement without the consent required herein is null and void.

9.4 Intentionally Omitted.

9.5 Entire Agreement. This Agreement and the Ancillary Agreements constitute the entire agreement among the Parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the Parties and all common law duties with respect to the subject matter hereof.

9.6 Third-Party Beneficiaries. Except as set forth in Section 6.9, Section 8.3(e) and this Section 9.6, the Parties agree that their respective representations, warranties and covenants set forth in this Agreement are solely for the benefit of the other Parties in accordance with and subject to the terms of this Agreement. This Agreement is not intended to, and will not, confer upon any other Person any rights or remedies hereunder, except (a) as set forth in or contemplated by Section 6.9; and (b) from and after the Company Merger Effective Time, the rights of the holders of (i) shares of Company Common Stock to receive the Per Share Price set forth in Article II and (ii) Company Options to receive the Option Consideration, if any, pursuant to Section 2.10(a) and (iii) holders of Company Warrants to receive the consideration payable upon exercise of such Company Warrant pursuant to Section 2.10(f).

9.7 Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other Persons or circumstances will be interpreted so as reasonably to effect the intent of the Parties. The Parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

9.8 Remedies.

(a) Remedies Cumulative. Except as otherwise provided herein, and subject to the terms and conditions set forth herein, any and all remedies herein expressly conferred upon a Party will be deemed cumulative with and not exclusive of any other remedy conferred hereby or by law or equity upon such Party, and the exercise by a Party of any one remedy will not preclude the exercise of any other remedy.

(b) Specific Performance.

(i) The Parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy would occur in the event that the Parties do not timely perform the provisions of this Agreement (including any Party failing to take such actions as are required of it hereunder in order to consummate this Agreement) in accordance with its specified terms or otherwise breach such provisions. The Parties acknowledge and agree that, subject to the last two (2) sentences of this Section 9.8(b)(i), (A) the Parties will be entitled, in addition to any other remedy to which they are entitled at law or in equity, to an injunction, specific performance and other equitable relief to prevent breaches (or threatened breaches) of this Agreement and to enforce specifically the terms and provisions hereof (including the right of the Company to enforce the consummation of the Mergers and the Closing and to cause Parent to enforce the funding of the Equity Financing); (B) the provisions of Section 8.3 are not intended to and do not diminish or otherwise impair in any respect any Party’s right to an injunction, specific performance and other equitable relief; and (C) the right of specific enforcement is an integral part of the Mergers. Notwithstanding anything else to the contrary in this Agreement , it is explicitly agreed that the right of the Company to seek an injunction, specific performance or other equitable remedies in connection with enforcing Parent’s obligation to consummate the Mergers and the Closing and to cause the Equity Financing to be funded to fund the Required Amounts, any Damages Payment (as defined in the Equity Commitment Letter) and Debt Paydown Payment shall be subject to the requirements that (i) all of the conditions set forth in Section 7.1 and Section 7.2 have been satisfied (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or waiver (to the extent permitted hereunder) of such conditions) and the Closing is required to occur pursuant to Section 2.4, and (ii) the Company has irrevocably confirmed in writing that if the Equity Financing is funded, the Company is ready, willing and able to consummate the Mergers and the Closing and take all actions that are required of it by this Agreement to consummate the Mergers and the Closing pursuant to the terms of this Agreement on the date of such written notice and throughout the immediately subsequent five (5) Business Day period.

(ii) Subject to Section 8.3(f) and Section 9.8(b)(i), the Parties agree not to raise any objections to the granting of an injunction, specific performance or other equitable relief to prevent or restrain breaches or threatened breaches of this Agreement by the Company or OpCo LLC, on the one hand, or Parent and the Merger Subs, on the other hand. Any Party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement will not be required to provide any bond or other security in connection with such injunction or enforcement, and each Party irrevocably waives any right that it may have to require the obtaining, furnishing or posting of any such bond or other security.

9.9 Governing Law. This Agreement, the Ancillary Agreements, and all claims or causes of action (whether in contract, tort or otherwise) that may be based upon, arise out of or relate to this Agreement or any Ancillary Agreement, or the negotiation, execution or performance of this Agreement or any Ancillary Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement or any Ancillary Agreement or as an inducement to enter into this Agreement or any Ancillary Agreement, or the negotiation, execution or performance of this Agreement, any Ancillary Agreement or the Transactions), shall be governed by the internal Laws of the State of Delaware applicable to agreements made and to be performed entirely within such state, including its statute of limitations, without giving effect to its principles or rules of conflict of laws to the extent such principles or rules are not mandatorily applicable by statute and would require or permit the application of the Laws of another jurisdiction.

9.10 Consent to Jurisdiction.

(a) General Jurisdiction. Each of the Parties (i) irrevocably consents to the service of the summons and complaint and any other process (whether inside or outside the territorial jurisdiction of the Chosen Courts) in any Legal Proceeding that may be based upon, arise out of or relate to this Agreement or any Ancillary Agreement, or the negotiation, execution or performance of this Agreement or any Ancillary Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement or any Ancillary Agreement or as an inducement to enter into this Agreement or any Ancillary Agreement, or the negotiation, execution or performance of this Agreement, any

Ancillary Agreement or the Transactions (any such Legal Proceeding, a “Transaction Legal Proceeding”), for and on behalf of itself or any of its properties or assets, in accordance with Section 9.2 or in such other manner as may be permitted by applicable Law, and nothing in this Section 9.10 will affect the right of any Party to serve legal process in any other manner permitted by applicable Law; (ii) irrevocably and unconditionally consents and submits itself and its properties and assets in any Transaction Legal Proceeding to the exclusive general jurisdiction of the Court of Chancery of the State of Delaware and any state appellate court therefrom within the State of Delaware (or, if the Court of Chancery of the State of Delaware declines to accept jurisdiction over a particular matter, any federal court within the State of Delaware) (the “Chosen Courts”) in the event that any dispute or controversy arises out of this Agreement, any Ancillary Agreement or the transactions contemplated hereby or thereby; (iii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court; (iv) agrees that any Transaction Legal Proceeding will be brought, tried and determined only in the Chosen Courts; (v) waives any objection that it may now or hereafter have to the venue of any Transaction Legal Proceeding in the Chosen Courts or that such Legal Proceeding was brought in an inconvenient court and agrees not to plead or claim the same; and (vi) agrees that it will not bring any Transaction Legal Proceeding in any court other than the Chosen Courts. Each of Parent, the Merger Subs and the Company agrees that a final judgment in any Transaction Legal Proceeding in the Chosen Courts will be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law.

9.11 WAIVER OF JURY TRIAL. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY TRANSACTION LEGAL PROCEEDING IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT THAT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY TRANSACTION LEGAL PROCEEDING (WHETHER FOR BREACH OF CONTRACT, TORTIOUS CONDUCT OR OTHERWISE). EACH PARTY ACKNOWLEDGES AND AGREES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (ii) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER; (iii) IT MAKES THIS WAIVER VOLUNTARILY; AND (iv) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.11.

9.12 Company Disclosure Letter References. The Parties agree that the disclosure set forth in any particular section or subsection of the Company Disclosure Letter will be deemed to be an exception to (or, as applicable, a disclosure for purposes of) (a) the representations and warranties (or covenants, as applicable) of the Company that are set forth in the corresponding Section or subsection of this Agreement; and (b) any other representations and warranties (or covenants, as applicable) of the Company that are set forth in this Agreement, but in the case of this clause (b) only if the relevance of that disclosure as an exception to (or a disclosure for purposes of) such other representations and warranties (or covenants, as applicable) is reasonably apparent on the face of such disclosure.

9.13 Counterparts. This Agreement and any amendments hereto may be executed in one or more counterparts, all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties, it being understood that all Parties need not sign the same counterpart. Any such counterpart, to the extent delivered by .pdf, .tif, .gif, .jpg or similar attachment to electronic mail (any such delivery, an “Electronic Delivery”), will be treated in all manner and respects as an original executed counterpart and will be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No Party may raise the use of an Electronic Delivery to deliver a signature, or the fact that any signature or agreement or instrument was transmitted or communicated through the use of an Electronic Delivery, as a defense to the formation of a contract, and each Party forever waives any such defense, except to the extent such defense relates to lack of authenticity.

9.14 No Limitation. It is the intention of the Parties that, to the extent possible, unless provisions are mutually exclusive and effect cannot be given to both or all such provisions, the representations, warranties, covenants and closing conditions in this Agreement will be construed to be cumulative and that each representation, warranty, covenant and closing condition in this Agreement will be given full, separate and independent effect and nothing set forth in any provision herein will in any way be deemed to limit the scope, applicability or effect of any other provision hereof.

9.15 Disclaimer. The representations and warranties in this Agreement are the product of negotiations among the Parties and are for the sole contractual benefit of the Parties. Such representations and warranties may be made as of specific dates, only for purposes of the Agreement and for the benefit of the Parties. Such representations and warranties are subject to important exceptions and limitations agreed upon by the Parties, including being qualified by confidential disclosures, made for the purposes of allocating contractual risk between the Parties rather than establishing these matters as facts, and were made subject to a contractual standard of materiality that may differ from the standard generally applicable under federal securities Laws or under other contracts. Any inaccuracies in such representations and warranties are subject to waiver by the Parties in accordance with Section 8.5 without notice or liability to any other Person. Any information concerning the subject matter of such representations and warranties may have changed, and may continue to change, since the Agreement Date, and such subsequent information may or may not be fully reflected in the Company’s public reports. In some instances, the representations and warranties in this Agreement may represent an allocation among the Parties of contractual risks associated with particular matters regardless of the knowledge of any of such Parties. Any filing of this Agreement with the SEC or otherwise is only to provide investors with information regarding its terms and conditions and not to provide any other factual information regarding the Company or its business. Consequently, Persons other than the Parties may not rely upon the representations and warranties in this Agreement or any description thereof as characterizations of actual facts or circumstances as of the Agreement Date or as of any other date. The information in this Agreement should be considered together with the Company’s public reports filed with the SEC.

9.16 Non-Recourse Parent Parties. In no event will the Company or OpCo LLC, whether prior to or after termination of this Agreement, seek or obtain, nor will it permit any of its Representatives to seek or obtain, nor will any Person be entitled to seek or obtain, any monetary recovery or monetary award against any Non-Recourse Person (as defined in the Equity Commitment Letter) or file or assert any claim with respect to this Agreement, the Equity Commitment Letter or the transactions contemplated hereby and thereby (including any breach by the Guarantor, Parent or Merger Sub), the termination of this Agreement, the failure to consummate the Transactions or any claims or actions under applicable laws arising out of any such breach, termination or failure, other than from Parent or the Merger Subs to the extent expressly provided for in this Agreement, or any Guarantor to the extent expressly provided for in the Equity Commitment Letter.

[Signature page follows]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed and delivered by their respective duly authorized officers as of the date first written above.

FATHOM DIGITAL MANUFACTURING INTERMEDIATE, LLC

By:	/s/ John May
Name: John May
Title: President

FATHOM DIGITAL MANUFACTURING MERGER SUB, INC.

By:	/s/ John May
Name: John May
Title: President

FATHOM DIGITAL MANUFACTURING MERGER SUB 2, LLC

By:	/s/ John May
Name: John May
Title: President

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed and delivered by their respective duly authorized officers as of the date first written above.

FATHOM DIGITAL MANUFACTURING CORPORATION

By:	/s/ Carey Chen
Name: Carey Chen
Title: CEO

FATHOM HOLDCO, LLC

By:	/s/ Carey Chen
Name: Carey Chen
Title: CEO

Annex B

SUPPORT AGREEMENT

THIS SUPPORT AGREEMENT (this “Agreement”) is made and entered into as of February 16, 2024, by and among Fathom Digital Manufacturing Corporation, a Delaware corporation (the “Company”), Fathom Digital Manufacturing Intermediate, LLC, a Delaware limited liability company (“Parent”) and the undersigned stockholders of the Company (collectively, the “Supporting Holders,” and each, a “Supporting Holder”). All capitalized terms used but not defined herein shall have the meanings assigned to them in the Merger Agreement (as defined below).

WHEREAS, in order to induce the Company to enter into the proposed Agreement and Plan of Merger, dated as of the date hereof (the “Merger Agreement”), by and among the Company, Parent, Fathom Digital Manufacturing Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent, Fathom Digital Manufacturing Merger Sub 2, LLC, a Delaware limited liability company and a wholly-owned subsidiary of Company Merger Sub, and Fathom Holdco, LLC, a Delaware limited liability company, the Supporting Holders have agreed to enter into this Agreement with respect to the total number of shares of Company Common Stock set forth on Exhibit A (the “Covered Shares”) that are held beneficially and of record by the Supporting Holders as set forth next to each such Supporting Holder’s name on Exhibit A.

NOW, THEREFORE, the parties hereto agree as follows:

ARTICLE I

AGREEMENT TO VOTE

1.1 Voting.

(a) During the period commencing from the date hereof until the Termination Date (as defined below), each Supporting Holder hereby irrevocably and unconditionally agrees to consent to and vote (or cause to be voted), in person or by proxy at any meeting of the stockholders of the Company (including the Company Stockholder Meeting (and at any adjournment or postponement thereof)), however called, all Covered Shares owned by such Supporting Holder (i) in favor of the adoption of the Merger Agreement and the approval of the Company Merger; (ii) against any action, proposal, transaction or agreement that would reasonably be expected to result in a breach in any respect of any representation, warranty, covenant, obligation or agreement of the Company contained in the Merger Agreement; (iii) in favor of any proposal to adjourn or postpone such meeting to a later date if there are not sufficient votes to obtain the Requisite Stockholder Approval made in accordance with Section 6.3(b) of the Merger Agreement; and (iv) against (A) any Acquisition Proposal or (B) any other action or proposal involving the Company or any of its Subsidiaries that is intended, or would reasonably be expected, to prevent, materially impede or materially delay the consummation of the Merger Agreement, the Mergers or the other Transactions in any material respect or would reasonably be expected to result in any of the Company’s obligations under the Merger Agreement not being satisfied (the matters described in the foregoing clauses (i)-(iv), collectively, the “Supported Matters”). For the avoidance of doubt, other than with respect to the Supported Matters, no Supporting Holder has any obligation to vote the Covered Shares in any particular manner and, with respect to any matters other than the Supported Matters, each Supporting Holder shall be entitled to vote its Covered Shares in its sole discretion.

(b) Each Supporting Holder agrees not to, and shall cause its Affiliates not to, enter into any agreement, commitment or arrangement with any Person, the effect of which would be inconsistent with or violative of the provisions and agreements contained in Section 1.1(a).

1.2 Company Board Recommendation Change. In the event of a Company Board Recommendation Change made in compliance with the terms of the Merger Agreement, then during the pendency thereof, the aggregate number of shares of Company Common Stock that shall be considered Covered Shares hereunder shall be reduced (with such reduction applying to each Supporting Holder on a pro rata basis in accordance with each Supporting Holder’s relative Covered Shares) without any action by the Company, Parent or any Supporting Holder such that the Covered Shares shall represent in the aggregate (after such reduction) thirty-three percent (33%) of the total voting power of the outstanding shares of Company Common Stock, and upon such occurrence, all references to Covered Shares in Section 1.1 shall be deemed to be such reduced number of shares of Company Common Stock. For the avoidance of doubt, upon any Company Board Recommendation Change, each Supporting Holder shall be permitted to vote any shares of Company Common Stock held by such Supporting Holder that are no longer deemed “Covered Shares” pursuant to this Section 1.2 in its sole discretion.

ARTICLE II

REPRESENTATIONS AND WARRANTIES

Each Supporting Holder, severally for itself, hereby represents and warrants to the Company as follows:

2.1 Authorization. Such Supporting Holder is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. The execution, delivery and performance by such Supporting Holder of this Agreement and the consummation by such Supporting Holder of the transactions contemplated hereby are within the powers of such Supporting Holder and have been duly authorized by all necessary action. This Agreement has been duly and validly executed and delivered by such Supporting Holder and, assuming due execution and delivery by the Company and Parent, this Agreement constitutes a valid and binding agreement of such Supporting Holder enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

2.2 Non-Contravention. The execution, delivery and performance by such Supporting Holder of this Agreement and the consummation of the transactions contemplated hereby do not and will not (a) violate the certificate of incorporation, bylaws or other similar organizational documents of such Supporting Holder; (b) violate any applicable Law; (c) require any consent or other action by any Person under, constitute a default under, or give rise to any right of termination, cancellation or acceleration or to a loss of any benefit to which such Supporting Holder is entitled under any provision of any agreement or other instrument binding on such Supporting Holder or (d) result in the imposition of any Lien (other than Permitted Pledges or pursuant to this Agreement) on any Covered Shares, except in the case of each of clauses (a) through (d) as would not, individually or in the aggregate, reasonably be expected to prevent, materially delay or otherwise materially adversely affect the performance by such Supporting Holder of its obligations hereunder or prevent, materially delay or otherwise materially adversely affect the consummation of the transactions contemplated by this Agreement. For the avoidance of doubt, such Supporting Holder makes no representation or warranty pursuant to this Section 2.2 with respect to the consummation of the Mergers or any consequences thereof.

2.3 Ownership of Covered Shares. Subject to Section 3.1, such Supporting Holder (a) is, and at all times during the term of this Agreement will be, the record and/or beneficial owner of the Covered Shares specified in Exhibit A as being owned by such Supporting Holder (which Exhibit A may be modified pursuant to and in accordance with Section 3.1); (b) has, and at all times during the term of this Agreement will have, (i) sole investment or voting discretion with respect to such Covered Shares and (ii) full power and authority to vote on and consent to matters concerning such Covered Shares, or to exchange, assign, and transfer the Covered Shares; and (c) other than pursuant to this Agreement, such Covered Shares are, and at all times during the term of this Agreement will be, free and clear of any Lien (other than Permitted Pledges and any restrictions created under applicable federal or state securities laws) that would prevent in any way such Supporting Holder’s performance of its obligations contained in this Agreement at the time such obligations are required to be performed. The Covered Shares constitute all of the shares of Company Common Stock owned of record or beneficially by such Supporting Holders as of the date hereof. Except pursuant to this Agreement, none of such Covered Shares is subject to any voting trust or other agreement or arrangement with respect to the voting of such Covered Shares.

As of the date hereof, except pursuant to this Agreement, such Supporting Holder has not entered into any Contract granting another Person any right or obligation to purchase or otherwise acquire any of such Covered Shares prior to the Termination Date. As of the date hereof, no proxies have been given by such Supporting Holder in respect of any or all of such Covered Shares other than proxies which have been validly revoked prior to the date hereof.

2.4 No Litigation. As of the date of this Agreement, there is no Legal Proceeding pending against, or, to the knowledge of such Supporting Holder, threatened against, such Supporting Holder that would reasonably be expected, individually or in the aggregate, to materially impair or materially adversely affect the ability of such Supporting Holder to perform such Supporting Holder’s obligations hereunder or to consummate the transactions contemplated by this Agreement. As of the date of this Agreement, none of such Supporting Holder or any of its Affiliates is subject to any Order that would reasonably be expected, individually or in the aggregate, to materially impair or materially adversely affect the ability of such Supporting Holder to perform such Supporting Holder’s obligations hereunder or to consummate the transactions contemplated by this Agreement.

2.5 Finder’s Fees. Except as provided in the Merger Agreement , no investment banker, broker, finder or other intermediary is entitled to a fee or commission from the Company in respect of this Agreement based upon any arrangement or agreement made by or on behalf of such Supporting Holder.

ARTICLE III

COVENANTS

3.1 No Proxies for or Encumbrances on or Transfer of Covered Shares. Prior to the receipt of the Requisite Stockholder Approval, each Supporting Holder shall not, without the prior written consent of the Special Committee, directly or indirectly, (a) grant any proxies or enter into any voting trust or other agreement or arrangement with respect to the voting of any Covered Shares that is inconsistent with this Agreement; or (b) sell, assign, transfer, encumber or otherwise dispose of, directly or indirectly, or enter into any Contract (other than a Rollover Agreement with respect to Rollover Shares), option or other arrangement or understanding with respect to the direct or indirect sale, assignment, transfer, encumbrance or other disposition of, any Covered Shares (any of the foregoing, a “Transfer”). For purposes of this Agreement, a “Transfer” shall not include any Class A Exchange effected by the Supporting Holders or any receipt of Company Class A Common Stock in exchange for the surrender of Class A Units and Company Class B Common Stock in accordance with the terms of the OpCo LLC Agreement. Notwithstanding the foregoing, each Supporting Holder shall be allowed, without the prior written consent of the Special Committee, to Transfer any Covered Shares (x) to effect a pledge of the Covered Shares (including any existing pledge) to any financial institution in connection with any financing transaction (a “Permitted Pledge”) (so long as such pledge does not prevent or otherwise restrict such Supporting Holder from voting such Covered Shares in accordance with the terms of this Agreement prior to any default and foreclosure under the indebtedness underlying such pledge) or (y) to an Affiliate or any other entity that is controlled or managed, directly or indirectly, by CORE Industrial Partners, LLC, a Delaware limited liability company (“CORE”) or any of its Affiliates (an “Affiliate Transfer” and, together with any Permitted Pledges, the “Permitted Transfers”). Prior to the effectiveness of any Affiliate Transfer, the transferee to such Affiliate Transfer shall agree in writing to be bound by the terms hereof (together with appropriate modifications to Exhibit A) and thereafter the obligations of the transferor shall be of no further force and effect with respect to any Covered Shares so Transferred. Any attempted Transfer of Covered Shares in violation of this Section 3.1 shall be null and void.

3.2 Additional Shares.

(a) [Intentionally Omitted].

(b) Each Supporting Holder agrees that any shares of Company Common Stock and/or any other voting securities of the Company acquired (beneficially or of record) after the date hereof by it (including shares of

Company Common Stock acquired in connection with the Class A Unit Exchange or any exercise of convertible Equity Securities) or over which such Supporting Holder has the power to vote or direct the voting of (including any shares of Company Common Stock or other voting securities of the Company acquired by means of purchase, stock split, stock dividend or distribution, by reason of any recapitalization, reclassification, reincorporation, exchange of shares or the like, or issued upon the exercise of any equity awards or the conversion of any convertible securities) shall be deemed Covered Shares for all purposes under this Agreement and such Supporting Holder shall be subject to the terms and conditions of this Agreement with respect to such additional shares of Company Common Stock or other voting securities of the Company.

3.3 Waiver of Certain Actions.

(a) Each Supporting Holder hereby agrees not to commence, participate in or knowingly facilitate, and to take all reasonable actions to opt out of any class in any class action with respect to, any Legal Proceeding, derivative or otherwise, against the Company or any of its Affiliates, Subsidiaries or successors relating to the negotiation, execution or delivery of this Agreement or the Merger Agreement or of the consummation of the transactions contemplated thereby or hereby, including any claim challenging the validity of, or seeking to enjoin or delay the operation of, any provision of this Agreement or the Merger Agreement (including any claim seeking to enjoin or delay the consummation of the Transactions).

(b) Each Supporting Holder hereby irrevocably and unconditionally waives, and agrees not to exercise, assert or perfect, any rights of appraisal (including under Section 262 of the DGCL) or rights to dissent from the Mergers that each Supporting Holder may directly or indirectly have by virtue of ownership of the Covered Shares.

(c) Notwithstanding the foregoing, this Section 3.3 shall not apply to limit in any respect the right or ability of a party hereto (or any Affiliate of any such party) to enforce the provisions of this Agreement or the Merger Agreement.

3.4 Efforts. Each Supporting Holder (solely in its capacity as a stockholder of the Company as contemplated by Section 4.2) hereby agrees that it will, and will direct each of its Representatives acting on its behalf in such capacity to, (i) use its reasonable best efforts to cooperate with the Company and its Subsidiaries in avoiding any Default or Event of Default (as such terms are defined in the Credit Agreement) under the Credit Agreement and (ii) not intentionally cause the Company or any of its Subsidiaries to take any action which would reasonably be expected to result in a Default or Event of Default under the Credit Agreement; provided, however, that nothing in this Section 3.4 shall require any Supporting Holder or any Representative thereof to (x) make any loans, advances, capital contributions or investments to or in the Company or any of its Subsidiaries or (y) take any action to enable the Company or any of its Subsidiaries to cure any Default or Event of Default under the Credit Agreement.

ARTICLE IV

MISCELLANEOUS

4.1 Termination. This Agreement and all obligations of the parties hereunder shall automatically terminate upon the earliest to occur of (a) the mutual written consent of the parties hereto; provided, that the Company has previously obtained the approval of the Special Committee to terminate this Agreement; (b) the Company Merger Effective Time and (c) the termination of the Merger Agreement in accordance with its terms (the “Termination Date”); provided, however, that the provisions of this Article IV shall survive the termination of this Agreement. The representations and warranties contained in this Agreement and in any certificate or other writing delivered pursuant hereto shall not survive the Closing or the termination of this Agreement.

4.2 Stockholder Capacity. This Agreement is being entered into by each Supporting Holder solely in its capacity as a record and/or beneficial owner of the Covered Shares, and nothing in this Agreement shall restrict or limit the ability of such Supporting Holder or any Affiliate of such Supporting Holder (including any employees, investment professionals or advisors of CORE) who is a director, officer or employee of the Company to take (or omit to take) any action in his or her capacity as a director, officer or employee of the Company, including the exercise of fiduciary duties to the Company or its stockholders.

4.3 Further Assurances. Each of the parties hereto shall execute and deliver, or cause to be executed and delivered, all further documents and instruments and use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws, to consummate and make effective the transactions contemplated by this Agreement. In furtherance of the foregoing, (a) each Supporting Holder hereby authorizes the Company and Parent to publish and disclose in any announcement or disclosure and the Proxy Statement, as applicable, such Supporting Holder’s identity and the nature of such Supporting Holder’s obligations under this Agreement and (b) the Company hereby authorizes each Supporting Holder, Parent, CORE and their respective Affiliates to publish and disclose in any announcement or disclosure, any amendment to an information statement on Schedule 13D and the Schedule 13E-3, as applicable, the Company’s and each such Supporting Holder’s identity and the nature of such Supporting Holder’s obligations under this Agreement.

4.4 Amendments. Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement or, in the case of a waiver, by the party against whom the waiver is to be effective. Notwithstanding any provision to the contrary, no amendment or waiver of any provision of this Agreement shall be effective or made by the Company without first obtaining approval of the Special Committee.

4.5 Expenses. All costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense, whether or not the transactions contemplated hereby are consummated.

4.6 Successors and Assigns; No Third-Party Rights. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, that, other than pursuant to a Permitted Transfer, no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other parties hereto; provided, further, that with respect to any such consent granted by the Company, the Company shall have previously obtained the approval of the Special Committee. Except as set forth in Section 4.15, nothing in this Agreement is intended to confer on any Person (other than the parties hereto and their respective successors and assigns) any rights or remedies of any nature.

4.7 Governing Law. This Agreement, and all claims or causes of action (whether in contract, tort or otherwise) that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement, shall be governed by the internal Laws of the State of Delaware applicable to agreements made and to be performed entirely within such state, including its statute of limitations, without giving effect to its principles or rules of conflict of laws to the extent such principles or rules are not mandatorily applicable by statute and would require or permit the application of the Laws of another jurisdiction.

4.8 Consent to Jurisdiction. Each of the parties hereto (a) irrevocably consents to the service of the summons and complaint and any other process (whether inside or outside the territorial jurisdiction of the Chosen Courts) in any Legal Proceeding that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement, for and on behalf of itself or any of its properties or assets, in accordance with Section 4.10 or in such other manner as may be permitted by applicable Law, and nothing in this Section 4.8 will affect the right of any party hereto to serve legal process in any other manner permitted by applicable Law; (b) irrevocably and unconditionally consents and submits itself and its properties and assets in any such Legal Proceeding to the exclusive general jurisdiction of the Court of Chancery of the State of Delaware and any state appellate court therefrom within the State of Delaware (or, if the Court of Chancery of the State of Delaware declines to accept jurisdiction over a particular matter, any federal court within the State of Delaware) (the “Chosen Courts”) in the event that any dispute or controversy arises out of this Agreement or the transactions contemplated hereby; (c) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court; (d) agrees that any such Legal Proceeding will be brought, tried and determined only in the Chosen Courts; (e) waives any objection that it may now or hereafter have to the venue of any such Legal Proceeding in the Chosen Courts or that such Legal Proceeding was brought in an inconvenient court and agrees not to plead or claim the same and (f) agrees that it will not bring any such Legal Proceeding in any court other than the Chosen Courts. Each of the parties hereto agrees that a final judgment in any Legal Proceeding described herein in the Chosen Courts will be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law.

4.9 WAIVER OF JURY TRIAL. EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY LEGAL PROCEEDING RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT THAT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL PROCEEDING RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER FOR BREACH OF CONTRACT, TORTIOUS CONDUCT OR OTHERWISE). EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER; (C) IT MAKES THIS WAIVER VOLUNTARILY AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 4.9.

4.10 Notices. All notices and other communications hereunder must be in writing and will be deemed to have been duly delivered and received hereunder (x) four (4) Business Days after being sent by registered or certified mail, return receipt requested, postage prepaid; (y) one (1) Business Day after being sent for next Business Day delivery, fees prepaid, via a reputable nationwide overnight courier service or (z) immediately upon delivery by hand or by email transmission, in each case to the intended recipient as set forth below:

(a)	if to the Company to:

Fathom Digital Manufacturing Corporation

1050 Walnut Ridge Drive

Hartland, WI 53029

Attention: Carey Chen, CEO

Email:

with copies (which will not constitute notice) to:

Winston & Strawn LLP

35 W. Wacker Drive

Chicago, Illinois 60601

Attention: Steven J. Gavin, Partner

Email:

-and-

Winston & Strawn LLP

200 Park Avenue

New York, New York 10166

Attention: Jason D. Osborn, Partner

Email:

-and-

Vedder Price P.C.

222 North LaSalle Street, Suite 2400

Chicago, Illinois 60601

Attention: Michael A. Nemeroff

Email:

(b)	if to Parent or to any Supporting Holder to:

c/o CORE Industrial Partners, LLC

110 N Wacker Drive

Suite 2000

Chicago, Illinois 60606

Attention: John May

Email:

with copies (which will not constitute notice) to:

Kirkland & Ellis LLP

300 North LaSalle

Chicago, Illinois 65654

Attention: Benjamin P. Clinger, P.C.

     Adam M. Wexner, P.C.

     Lee M. Blum

Email:

-and-

Kirkland & Ellis LLP

601 Lexington Avenue

New York, New York 10022

Attention: Edward J. Lee, P.C.

     Carlo Zenkner, P.C.

Email:

Any notice received at the addressee’s location, or by email at the addressee’s email address on any day that is not a Business Day (or that is received after 5:00 p.m. at the addressee’s local time on a Business Day) will be deemed to have been received at 9:00 a.m., Eastern time, on the next Business Day. From time to time, any party hereto may provide notice to the other parties hereto of a change in its address or email address through a notice given in accordance with this Section 4.10, except that that notice of any change to the address, email address or any of the other details specified in or pursuant to this Section 4.10 will not be deemed to have been received until, and will be deemed to have been received upon, the later of the date (i) specified in such notice or (ii) that is five (5) Business Days after such notice would otherwise be deemed to have been received pursuant to this Section 4.10.

4.11 Counterparts. This Agreement and any amendments hereto may be executed in one or more counterparts, all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other parties hereto, it being understood that all parties hereto need not sign the same counterpart. Any such counterpart, to the extent delivered by .pdf, .tif, .gif, .jpg or similar attachment to electronic mail (any such delivery, an “Electronic Delivery”), will be treated in all manner and respects as an original executed counterpart and will be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No party hereto may raise the use of an Electronic Delivery to deliver a signature, or the fact that any signature or agreement or instrument was transmitted or communicated through the use of an Electronic Delivery, as a defense to the formation of a contract, and each party hereto forever waives any such defense, except to the extent such defense relates to lack of authenticity.

4.12 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party hereto. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

4.13 Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement is not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof in addition to any other remedy to which they are entitled at law or in equity.

4.14 Entire Agreement. This Agreement and the Merger Agreement constitute the entire agreement among the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties hereto and all common law duties with respect to the subject matter hereof.

4.15 Non-Recourse. This Agreement may only be enforced against, and any Legal Proceeding based upon, arising out of, or related to this Agreement, or the negotiation, execution or performance of this Agreement, may only be brought against the entities that are expressly named as parties hereto and then only with respect to the specific obligations set forth herein with respect to such party. No past, present or future director, officer, employee, incorporator, manager, member, general or limited partner, stockholder, equityholder, controlling person, Affiliate, agent, attorney or other Representative of any party hereto or any of their successors or permitted assigns or any direct or indirect director, officer, employee, incorporator, manager, member, general or limited partner, stockholder, equityholder, controlling person, Affiliate, agent, attorney, Representative, successor or permitted assign of any of the foregoing (each, a “Non-Recourse Party”), shall have any liability to any Supporting Holder, Parent or the Company for any obligations or liabilities of any party under this Agreement or for any Legal Proceeding (whether in tort, contract or otherwise) based on, in respect of or by reason of the transactions contemplated hereby or in respect of any written or oral representations made or alleged to be made in connection herewith. Each Non-Recourse Party is an express third-party beneficiary of this Section 4.15.

4.16 No Agreement Until Executed. This Agreement shall not be effective unless and until (a) the Company Board and the Special Committee have approved, for purposes of any applicable anti-takeover laws and regulations, and any applicable provision of the DGCL, the Charter, the Bylaws or any similar organizational document of the Company, the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Company Merger, (b) the Merger Agreement is executed by all parties thereto and (c) this Agreement is executed and delivered by all parties hereto.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their respective duly authorized officers as of the date first written above.

COMPANY:

FATHOM DIGITAL MANUFACTURING CORPORATION

By:	/s/ Carey Chen
Name: Carey Chen
Title: CEO

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their respective duly authorized officers as of the date first written above.

PARENT:

FATHOM DIGITAL MANUFACTURING INTERMEDIATE, LLC

By:	/s/ John May
Name: John May
Title: President

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their respective duly authorized officers as of the date first written above.

SUPPORTING HOLDERS:

CORE INDUSTRIAL PARTNERS FUND I, L.P.

BY: CORE INDUSTRIAL PARTNERS GP I, LLC
ITS: GENERAL PARTNER

By:	/s/ John May
Name: John May
Title: Managing Partner

CORE INDUSTRIAL PARTNERS FUND I PARALLEL, LP

BY: CORE INDUSTRIAL PARTNERS GP I, LLC
ITS: GENERAL PARTNER

By:	/s/ John May
Name: John May
Title: Managing Partner

Annex C

Confidential	February 15, 2024

Special Committee of the Board of Directors

 of Fathom Digital Manufacturing Corporation

1050 Walnut Ridge Drive

Hartland, WI 53029

Ladies and Gentlemen:

The special committee (the “Special Committee”) of the board of directors (the “Board of Directors”) of Fathom Digital Manufacturing Corporation (the “Company”) (solely in their capacity as members of the Special Committee, as authorized by the Board of Directors) has engaged Kroll, LLC (“Duff & Phelps”), operating through its Duff & Phelps Opinions Practice, to serve as an independent financial advisor to the Special Committee to provide an opinion (the “Opinion”) as of the date hereof as to the fairness, from a financial point of view, to the holders of Company Class A Common Stock (other than CORE Industrial Partners, LLC and its affiliates (“CORE”), those members of the Board of Directors who are employees of CORE, any person that the Company has determined to be an “officer” of the Company within the meaning of Rule 16a-1(f) of the Exchange Act, those Persons holding Rollover Shares and the holders of Excluded Shares, as defined herein) (collectively, the “Public Stockholders”) of the Per Share Price (as defined herein) to be received by such stockholders in the contemplated transaction described below (the “Proposed Transaction”) (without giving effect to any impact of the Proposed Transaction or any part thereof on any particular stockholder other than in its capacity as a stockholder of the Company). Capitalized terms used but not defined herein have the meanings set forth in the Merger Agreement (as defined herein).

Description of the Proposed Transaction

It is Duff & Phelps’ understanding that the Proposed Transaction involves the sale of the Company to CORE by means of mergers by and among Fathom Digital Manufacturing Intermediate, LLC, a Delaware limited liability company (“Parent”), Fathom Digital Manufacturing Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Company Merger Sub”), Fathom Digital Manufacturing Merger Sub 2, LLC, a Delaware limited liability company and a wholly-owned subsidiary of Company Merger Sub (“LLC Merger Sub” and, together with Company Merger Sub, the “Merger Subs”), Fathom Holdco, LLC, a Delaware limited liability company (“OpCo LLC”), and the Company. Specifically, under the terms of the Merger Agreement, LLC Merger Sub will merge with and into OpCo LLC with OpCo LLC surviving the merger as a partially-owned subsidiary of Company Merger Sub and, immediately following such merger, Company Merger Sub will merge with and into the Company with the Company surviving such merger as a wholly- owned subsidiary of Parent.

Each issued and outstanding share of Class A common stock, par value $0.0001, of the Company (the “Company Class A Common Stock”) (excluding the Company Class A Earnout Shares, the Owned Company Shares, and

Kroll, LLC
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kroll.com	Chicago, IL 60607

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Special Committee of the Board of Directors

Fathom Digital Manufacturing Corporation

February 15, 2024

the Dissenting Shares (collectively, the “Excluded Shares”)) shall be cancelled and extinguished and automatically converted into the right to receive cash in an amount equal to $4.75, without interest thereon (the “Per Share Price”). The terms and conditions of the Proposed Transaction are more fully set forth in the Merger Agreement.

Scope of Analysis

In connection with this Opinion, Duff & Phelps has made such reviews, analyses and inquiries as it has deemed necessary and appropriate under the circumstances. Duff & Phelps also took into account its assessment of general economic, market and financial conditions, as well as its experience in securities and business valuation, in general, and with respect to similar transactions, in particular. Duff & Phelps’ procedures, investigations, and financial analysis with respect to the preparation of this Opinion included, but were not limited to, the items summarized below:

1.	Reviewed the following documents:

a.

The Company’s registration statement on Form S-1 dated and filed with the Securities and Exchange Commission (“SEC”) on January 14, 2022, as amended and supplemented, audited financial statements included in the Company’s annual report on Form 10-K filed with the SEC for the year ended December 31, 2022, and the Company’s unaudited interim financial statements for the nine months ended September 30, 2023 included in the Company’s quarterly report on Form 10-Q filed with the SEC for the quarter ended September 30, 2023;

b.

Unaudited financial information for the Company for the years ended December 31, 2021 through December 31, 2023, which the Company’s management identified as being the most current financial statements available;

c.

Two sets of financial projections for the years ended December 31, 2024 through December 31, 2028 provided to Duff & Phelps by management of the Company. The first set of projections were provided to Duff & Phelps on December 20, 2023 (the “Scenario 1 Projections”) and the second set of projections were provided to Duff & Phelps on December 22, 2023 reflecting certain adjustments requested by the Special Committee (the “Scenario 2 Projections”, and together with the Scenario 1 Projections, the “Management Projections”). Duff & Phelps was instructed by the Company and the Special Committee to rely on the Management Projections for the purposes of this Opinion;

d.	Third Amendment dated as of November 13, 2023 to the Credit Agreement dated as of December 23, 2021;

e.

Other internal documents relating to the history, past and current operations, financial condition and prospects, and probable future outlook of the Company provided to Duff & Phelps by management of the Company; and

f.	Documents related to the Proposed Transaction, including:

i.

A draft dated February 14, 2024 of the Agreement and Plan of Merger by and among Fathom Digital Manufacturing Intermediate, LLC, Fathom Digital Manufacturing Merger Sub, Inc., Fathom Digital Manufacturing Merger Sub 2, LLC, Fathom Holdco, LLC and Fathom Digital Manufacturing Corporation (the Merger Agreement”),

ii.

A draft dated February 13, 2024 of the Form of Amendment No. 1 (the “TRA Amendment”) to the Amended and Restated Tax Receivable Agreement, dated as of April 4, 2023, by and among the Company and the Majority TRA Parties (as defined therein) (the “April 2023 TRA”),

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Special Committee of the Board of Directors

Fathom Digital Manufacturing Corporation

February 15, 2024

iii.	A draft dated February 12, 2024 of the Equity Commitment Letter to purchase securities between CORE and Parent,

iv.	A draft dated February 13, 2024 of the Form of Amendment No. 1 to the Second Amended and Restated Limited Liability Company Agreement of OpCo LLC,

v.	A draft dated February 15, 2024 of the Support Agreement by and among the Company, Parent, and the Supporting Holders (as defined therein), and

vi.	A draft dated February 13, 2024 of the Form of Second Amended and Restated Certificate of Incorporation of the Company.

2.	Discussed the information referred to above and the background and other elements of the Proposed Transaction with the Special Committee and the management of the Company;

3.	Reviewed the historical trading price and trading volume of the Company’s common stock;

4.

Performed certain valuation and comparative analyses using generally accepted valuation and analytical techniques, including a discounted cash flow analysis and an analysis of selected public companies that Duff & Phelps deemed relevant;

5.

Discussed with management of the Company and its advisors the steps undertaken in 2022 related to a formal review of strategic alternatives and an effort to sell the Company which did not result in any formal indications of interest or verbal offers; and

6.	Conducted such other analyses and considered such other factors as Duff & Phelps deemed appropriate.

Assumptions, Qualifications and Limiting Conditions

In performing its analyses and rendering this Opinion with respect to the Proposed Transaction, Duff & Phelps, with the consent of the Special Committee:

1.

Relied upon the accuracy, completeness, and fair presentation of all information, data, advice, opinions and representations obtained from public sources or provided to it from private sources, including Company management, including all financial, legal, regulatory, tax, accounting and other information provided to, discussed with or reviewed by it, and did not independently verify, or assume responsibility for the independent verification of, such information;

2.

Relied upon the fact that the Board of Directors, the Special Committee and the Company have been advised by counsel as to all legal matters with respect to the Proposed Transaction, including whether all procedures required by law to be taken in connection with the Proposed Transaction have been duly, validly and timely taken;

3.

Assumed that the Management Projections and any other estimates, evaluations, forecasts and projections and other pro forma information furnished to Duff & Phelps by Company management were reasonably prepared and based upon the best currently available information and good faith judgment of the person(s) furnishing the same, and Duff & Phelps has relied upon the Management Projections in arriving at this Opinion, assumes no responsibility for, and expresses no opinion with respect to, the Management Projections, or any other such projections, estimates, evaluations, forecasts and other pro forma information or any underlying assumptions;

4.	Assumed that information supplied and representations made by Company management are substantially accurate in all material respects regarding the Company and the Proposed Transaction;

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Special Committee of the Board of Directors

Fathom Digital Manufacturing Corporation

February 15, 2024

5.	Assumed that the representations and warranties made in Merger Agreement are substantially accurate in all material respects;

6.	Assumed that the final versions of all documents (including, without limitation, the Merger Agreement) reviewed by Duff & Phelps in draft form conform in all material respects to the drafts reviewed;

7.

Assumed that there has been no material change in the assets, liabilities, financial condition, results of operations, business, or prospects of the Company since the date of the most recent financial statements and other information made available to Duff & Phelps, including, without limitation, the Management Projections and that there is no information or facts that would make the information reviewed by Duff & Phelps incomplete or misleading, and has relied upon the assurances of Company management with regard thereto;

8.

Assumed that all of the conditions required to implement the Proposed Transaction will be satisfied and that the Proposed Transaction will be completed in a timely manner in accordance with the Merger Agreement without any material amendments thereto or any material waivers of any terms or conditions thereof;

9.

Assumed that the consummation of the Proposed Transaction will comply in all material respects with all applicable federal, state and local statutes, rules and regulations and that all governmental, regulatory or other consents and approvals necessary for the consummation of the Proposed Transaction will be obtained without any material adverse effect on the Company or the Proposed Transaction; and

10.

Assumed that there is no material liability in respect of the Company’s commitments under the April 2023 TRA given sufficient uncertainty regarding the Company’s ability to generate material pre-tax income and satisfy the required payments thereunder.

Duff & Phelps informed the Special Committee that, to the extent that any of the foregoing assumptions, representations or any of the facts on which this Opinion is based prove to be untrue in any respect material to Duff & Phelps’ analysis, this Opinion cannot be relied upon. Furthermore, in Duff & Phelps’ analysis and in connection with the preparation of this Opinion, Duff & Phelps has made numerous assumptions with respect to industry performance, general business, market and economic conditions and other matters, many of which are beyond the control of any party involved in the Proposed Transaction.

Duff & Phelps has prepared this Opinion effective as of the date hereof. This Opinion is necessarily based upon market, economic, financial and other conditions as they exist and can be evaluated as of the date hereof, and Duff & Phelps disclaims any undertaking or obligation to advise any person of any change in any fact or matter affecting this Opinion which may come or be brought to the attention of Duff & Phelps after the date hereof.

Duff & Phelps did not evaluate the Company’s solvency or conduct an independent appraisal or physical inspection of any specific assets or liabilities (contingent, derivative, off-balance sheet or otherwise), nor were we furnished with any such appraisals. Duff & Phelps is also not expressing any view or opinion as to the impact of the Proposed Transaction on the solvency or the viability of the Company or its ability to pay its obligations when they come due. Duff & Phelps has not been requested to, and did not, (i) initiate any discussions with, or solicit any indications of interest from, third parties with respect to the Proposed Transaction, the assets, businesses or operations of the Company, or any alternatives to the Proposed Transaction or (ii) advise the Company, the Special Committee, the Board of Directors or any other party with respect to alternatives to the Proposed Transaction.

Duff & Phelps is not expressing any view or rendering any opinion regarding the legal or tax consequences of the Proposed Transaction or any portion thereof to the Company, its stockholders or any other party, nor does this

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Special Committee of the Board of Directors

Fathom Digital Manufacturing Corporation

February 15, 2024

Opinion address the solvency, creditworthiness or fair value of the Company or any other participant in the Proposed Transaction under any applicable laws relating to bankruptcy, insolvency, fraudulent conveyance or similar matters.

Duff & Phelps is not expressing any opinion as to the market price or value of the Company Class A Common Stock (or anything else) after the announcement or the consummation of the Proposed Transaction or how any such shares may trade at any time after the date hereof. This Opinion should not be construed as a valuation opinion, credit rating, solvency opinion, an analysis of the Company’s creditworthiness, as tax advice, or as accounting advice. Duff & Phelps has not made, and assumes no responsibility to make, any representation, or render any opinion, as to any legal matter.

In rendering this Opinion, Duff & Phelps is not expressing any opinion with respect to the amount or nature of any compensation to any of the Company’s officers, directors, or employees, or any class of such persons, relative to the consideration to be received by the Public Stockholders in the Proposed Transaction, or with respect to the fairness of any such compensation.

This Opinion is furnished for the use and benefit of the Special Committee and the Board of Directors (in their capacities as such) in connection with their consideration of the Proposed Transaction. This Opinion (i) does not address the merits of the underlying business decision to enter into the Proposed Transaction versus any alternative strategy or transaction; (ii) does not address or express any view on any transaction, terms or arrangements related to the Proposed Transaction, including, without limitation, the TRA Amendment; (iii) is not a recommendation as to how the Company, the Special Committee, the Board of Directors or any stockholder or any other party should vote or act with respect to any matters relating to the Proposed Transaction, or whether to proceed with the Proposed Transaction or any related transaction, and (iv) does not indicate that the Per Share Price to be received is the best possibly attainable under any circumstances; instead, it merely states whether the Per Share Price to be received pursuant to the Proposed Transaction is within a range of fairness suggested by certain financial analyses. The decision as to whether to proceed with the Proposed Transaction or any related transaction may depend on an assessment of factors unrelated to the financial analysis on which this Opinion is based. This Opinion should not be construed as creating any fiduciary duty on the part of Duff & Phelps to any party.

Except for the Opinion expressed herein, Duff & Phelps does not express any view or opinion as to (i) any other term, aspect or implication of (x) the Proposed Transaction or the Merger Agreement or (y) any other agreement, transaction document or instrument contemplated by the Merger Agreement or to be entered into or amended in connection with the Proposed Transaction; or (ii) the fairness, financial or otherwise, of the Proposed Transaction to, or of any consideration to be paid to or received by, the holders of any class of securities of the Company.

This Opinion is solely that of Duff & Phelps, and Duff & Phelps’ liability in connection with this Opinion shall be limited in accordance with the terms set forth in the engagement letter between Duff & Phelps and the Special Committee dated November 27, 2023 (the “Engagement Letter”). This Opinion is confidential, and its use and disclosure are strictly limited in accordance with the terms set forth in the Engagement Letter.

Disclosure of Prior Relationships

Duff & Phelps has acted as financial advisor to the Special Committee and will receive a fee for its services. No portion of Duff & Phelps’ fee is contingent upon the conclusion expressed in this Opinion. As part of the engagement, Kroll Securities, LLC (“Kroll Securities”) also assisted the Special Committee with certain financial

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Special Committee of the Board of Directors

Fathom Digital Manufacturing Corporation

February 15, 2024

advisory services related to the Proposed Transaction for which a fee of approximately $30,000 will be paid upon the successful consummation of the Proposed Transaction. Pursuant to the terms of the Engagement Letter, a portion of Duff & Phelps’ fee was paid upon execution of the Engagement Letter, a portion of the fee was paid on December 4, 2023, and a portion of the fee is payable upon Duff & Phelps advising the Special Committee that it is prepared to deliver its Opinion after the Special Committee requests in writing that Duff & Phelps issue its Opinion. In addition, the Company has agreed to indemnify Duff & Phelps, Kroll Securities and certain related parties against certain liabilities, and to reimburse Duff & Phelps and Kroll Securities for certain expenses, arising in connection with or as a result of the engagement. Other than as noted above, during the two years preceding the date of this Opinion, Kroll, LLC has provided certain compliance risk and diligence services to CORE or portfolio companies of CORE. For these prior engagements, Kroll, LLC received customary fees, expense reimbursement, and indemnification.

Conclusion

Based upon and subject to the foregoing, Duff & Phelps is of the opinion that, as of the date hereof, the Per Share Price to be received by the Public Stockholders in the Proposed Transaction pursuant to the Merger Agreement is fair, from a financial point of view, to such stockholders (without giving effect to any impact of the Proposed Transaction or any part thereof on any particular stockholder other than in its capacity as a stockholder of the Company).

This Opinion has been approved by the Opinion Review Committee of Duff & Phelps.

Respectfully submitted,

Duff & Phelps Opinions Practice
Kroll, LLC

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Annex D

SECTION 262 OF THE GENERAL CORPORATION LAW OF THE STATE OF DELAWARE

§262 Appraisal rights

(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger, consolidation, conversion, transfer, domestication or continuance nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words; the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository; the words “beneficial owner” mean a person who is the beneficial owner of shares of stock held either in voting trust or by a nominee on behalf of such person; and the word “person” means any individual, corporation, partnership, unincorporated association or other entity.

(b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent, converting, transferring, domesticating or continuing corporation in a merger, consolidation, conversion, transfer, domestication or continuance to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263, § 264, § 266 or § 390 of this title (other than, in each case and solely with respect to a converted or domesticated corporation, a merger, consolidation, conversion, transfer, domestication or continuance authorized pursuant to and in accordance with the provisions of § 265 or § 388 of this title):

(1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders, or at the record date fixed to determine the stockholders entitled to consent pursuant to § 228 of this title, to act upon the agreement of merger or consolidation or the resolution providing for the conversion, transfer, domestication or continuance (or, in the case of a merger pursuant to § 251(h) of this title, as of immediately prior to the execution of the agreement of merger), were either: (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.

(2) Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent, converting, transferring, domesticating or continuing corporation if the holders thereof are required by the terms of an agreement of merger or consolidation, or by the terms of a resolution providing for conversion, transfer, domestication or continuance, pursuant to § 251, § 252, § 254, § 255, § 256, § 257, § 258, § 263, § 264, § 266 or § 390 of this title to accept for such stock anything except:

a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or of the converted entity or the entity resulting from a transfer, domestication or continuance if such entity is a corporation as a result of the conversion, transfer, domestication or continuance, or depository receipts in respect thereof;

b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger, consolidation, conversion, transfer, domestication or continuance will be either listed on a national securities exchange or held of record by more than 2,000 holders;

c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a. and b. of this section; or

d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a., b. and c. of this section.

D(3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(4) [Repealed.]

(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation, the sale of all or substantially all of the assets of the corporation or a conversion effected pursuant to § 266 of this title or a transfer, domestication or continuance effected pursuant to § 390 of this title. If the certificate of incorporation contains such a provision, the provisions of this section, including those set forth in subsections (d), (e), and (g) of this section, shall apply as nearly as is practicable.

(d) Appraisal rights shall be perfected as follows:

(1) If a proposed merger, consolidation, conversion, transfer, domestication or continuance for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations or the converting, transferring, domesticating or continuing corporation, and shall include in such notice either a copy of this section (and, if 1 of the constituent corporations or the converting corporation is a nonstock corporation, a copy of § 114 of this title) or information directing the stockholders to a publicly available electronic resource at which this section (and, § 114 of this title, if applicable) may be accessed without subscription or cost. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger, consolidation, conversion, transfer, domestication or continuance, a written demand for appraisal of such stockholder’s shares; provided that a demand may be delivered to the corporation by electronic transmission if directed to an information processing system (if any) expressly designated for that purpose in such notice. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger, consolidation, conversion, transfer, domestication or continuance shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger, consolidation, conversion, transfer, domestication or continuance, the surviving, resulting or converted entity shall notify each stockholder of each constituent or converting, transferring, domesticating or continuing corporation who has complied with this subsection and has not voted in favor of or consented to the merger, consolidation, conversion, transfer, domestication or continuance, and any beneficial owner who has demanded appraisal under paragraph (d)(3) of this section, of the date that the merger, consolidation or conversion has become effective; or

(2) If the merger, consolidation, conversion, transfer, domestication or continuance was approved pursuant to § 228, § 251(h), § 253, or § 267 of this title, then either a constituent, converting, transferring, domesticating or continuing corporation before the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, or the surviving, resulting or converted entity within 10 days after such effective date, shall notify each stockholder of any class or series of stock of such constituent, converting, transferring, domesticating or continuing corporation who is entitled to appraisal rights of the approval of the merger, consolidation, conversion, transfer, domestication or continuance and that appraisal rights are available for any or all shares of such class or series of stock of such constituent, converting, transferring, domesticating or continuing corporation, and shall include in such notice either a copy of this section (and, if 1 of the constituent corporations or the converting, transferring, domesticating or continuing corporation is a nonstock corporation, a copy of § 114 of this title) or information directing the stockholders to a publicly available electronic resource at which this section (and § 114 of this title, if applicable) may be accessed without subscription or cost. Such notice may, and, if given on or after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, shall, also notify such stockholders of the effective date of the merger, consolidation, conversion, transfer, domestication or continuance. Any stockholder entitled to appraisal rights may, within 20 days after the date of giving such notice or, in the case of a merger approved pursuant to § 251(h) of this title, within the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days after the date of giving such notice, demand in writing from the surviving, resulting or converted entity the appraisal of such holder’s shares; provided that a demand may be delivered to such entity by electronic transmission if directed to an information processing system (if any) expressly designated for that purpose in such notice. Such demand will be sufficient if it reasonably informs such entity of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, either (i) each such constituent corporation or the converting, transferring, domesticating or continuing corporation shall send a second notice before the effective date of the merger, consolidation, conversion, transfer, domestication or continuance notifying each of the holders of any class or series of stock of such constituent, converting, transferring, domesticating or continuing corporation that are entitled to appraisal rights of the effective date of the merger, consolidation, conversion, transfer, domestication or continuance or (ii) the surviving, resulting or converted entity shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice or, in the case of a merger approved pursuant to § 251(h) of this title, later than the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection and any beneficial owner who has demanded appraisal under paragraph (d)(3) of this section. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation or entity that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation or the converting, transferring, domesticating or continuing corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(3) Notwithstanding subsection (a) of this section (but subject to this paragraph (d)(3)), a beneficial owner may, in such person’s name, demand in writing an appraisal of such beneficial owner’s shares in accordance with either paragraph (d)(1) or (2) of this section, as applicable; provided that (i) such beneficial owner continuously owns such shares through the effective date of the merger, consolidation, conversion, transfer, domestication or continuance and otherwise satisfies the requirements applicable to a stockholder under the first sentence of subsection (a) of this section and (ii) the demand made by such beneficial owner reasonably identifies the holder of record of the shares for which the demand is made, is accompanied by documentary evidence of such beneficial owner’s beneficial ownership of stock and a statement that such documentary evidence is a true and correct copy of what it purports to be, and provides an address at which such beneficial owner consents to receive notices given by the surviving, resulting or converted entity hereunder and to be set forth on the verified list required by subsection (f) of this section.

(e) Within 120 days after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, the surviving, resulting or converted entity, or any person who has complied with subsections (a) and (d) of this section and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, any person entitled to appraisal rights who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such person’s demand for appraisal and to accept the terms offered upon the merger, consolidation, conversion, transfer, domestication or continuance. Within 120 days after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, any person who has complied with the requirements of subsections (a) and (d) of this section, upon request given in writing (or by electronic transmission directed to an information processing system (if any) expressly designated for that purpose in the notice of appraisal), shall be entitled to receive from the surviving, resulting or converted entity a statement setting forth the aggregate number of shares not voted in favor of the merger, consolidation, conversion, transfer, domestication or continuance (or, in the case of a merger approved pursuant to § 251(h) of this title, the aggregate number of shares (other than any excluded stock (as defined in § 251(h)(6)d. of this title)) that were the subject of, and were not tendered into, and accepted for purchase or exchange in, the offer referred to in § 251(h)(2) of this title)), and, in either case, with respect to which demands for appraisal have been received and the aggregate number of stockholders or beneficial owners holding or owning such shares (provided that, where a beneficial owner makes a demand pursuant to paragraph (d)(3) of this section, the record holder of such shares shall not be considered a separate stockholder holding such shares for purposes of such aggregate number). Such statement shall be given to the person within 10 days after such person’s request for such a statement is received by the surviving, resulting or converted entity or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section, whichever is later.

(f) Upon the filing of any such petition by any person other than the surviving, resulting or converted entity, service of a copy thereof shall be made upon such entity, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all persons who have demanded appraisal for their shares and with whom agreements as to the value of their shares have not been reached by such entity. If the petition shall be filed by the surviving, resulting or converted entity, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving, resulting or converted entity and to the persons shown on the list at the addresses therein stated. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving, resulting or converted entity.

(g) At the hearing on such petition, the Court shall determine the persons who have complied with this section and who have become entitled to appraisal rights. The Court may require the persons who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any person fails to comply with such direction, the Court may dismiss the proceedings as to such person. If immediately before the merger, consolidation, conversion, transfer, domestication or continuance the shares of the class or series of stock of the constituent, converting, transferring, domesticating or continuing corporation as to which appraisal rights are available were listed on a national securities exchange, the Court shall dismiss the proceedings as to all holders of such shares who are otherwise entitled to appraisal rights unless (1) the total number of shares entitled to appraisal exceeds 1% of the outstanding shares of the class or series eligible for appraisal, (2) the value of the consideration provided in the merger, consolidation, conversion, transfer, domestication or continuance for such total number of shares exceeds $1 million, or (3) the merger was approved pursuant to § 253 or § 267 of this title.

(h) After the Court determines the persons entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger, consolidation, conversion, transfer, domestication or continuance, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, and except as provided in this subsection, interest from the effective date of the merger, consolidation, conversion, transfer, domestication or continuance through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger, consolidation or conversion and the date of payment of the judgment. At any time before the entry of judgment in the proceedings, the surviving, resulting or converted entity may pay to each person entitled to appraisal an amount in cash, in which case interest shall accrue thereafter as provided herein only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Court, and (2) interest theretofore accrued, unless paid at that time. Upon application by the surviving, resulting or converted entity or by any person entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the persons entitled to an appraisal. Any person whose name appears on the list filed by the surviving, resulting or converted entity pursuant to subsection (f) of this section may participate fully in all proceedings until it is finally determined that such person is not entitled to appraisal rights under this section.

(i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving, resulting or converted entity to the persons entitled thereto. Payment shall be so made to each such person upon such terms and conditions as the Court may order. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving, resulting or converted entity be an entity of this State or of any state.

(j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a person whose name appears on the list filed by the surviving, resulting or converted entity pursuant to subsection (f) of this section who participated in the proceeding and incurred expenses in connection therewith, the Court may order all or a portion of such expenses, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal not dismissed pursuant to subsection (k) of this section or subject to such an award pursuant to a reservation of jurisdiction under subsection (k) of this section.

(k) Subject to the remainder of this subsection, from and after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, no person who has demanded appraisal rights with respect to some or all of such person’s shares as provided in subsection (d) of this section shall be entitled to vote such shares for any purpose or to receive payment of dividends or other distributions on such shares (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger, consolidation, conversion, transfer, domestication or continuance). If a person who has made a demand for an appraisal in accordance with this section shall deliver to the surviving, resulting or converted entity a written withdrawal of such person’s demand for an appraisal in respect of some or all of such person’s shares in accordance with subsection (e) of this section, either within 60 days after such effective date or thereafter with the written approval of the corporation, then the right of such person to an appraisal of the shares subject to the withdrawal shall cease. Notwithstanding the foregoing, an appraisal proceeding in the Court of Chancery shall not be dismissed as to any person without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just, including without limitation, a reservation of jurisdiction for any application to the Court made under subsection (j) of this section; provided, however that this provision shall not affect the right of any person who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such person’s demand for appraisal and to accept the terms offered upon the merger, consolidation, conversion, transfer, domestication or continuance within 60 days after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, as set forth in subsection (e) of this section. If a petition for an appraisal is not filed within the time provided in subsection (e) of this section, the right to appraisal with respect to all shares shall cease.

(l) The shares or other equity interests of the surviving, resulting or converted entity to which the shares of stock subject to appraisal under this section would have otherwise converted but for an appraisal demand made in accordance with this section shall have the status of authorized but not outstanding shares of stock or other equity interests of the surviving, resulting or converted entity, unless and until the person that has demanded appraisal is no longer entitled to appraisal pursuant to this section.

[End of Section 262]

PRELIMINARY COPY - SUBJECT TO COMPLETION - DATED APRIL 15, 2024

FATHOM DIGITAL MANUFACTURING CORP

ATTN: MARK FROST

1050 WALNUT RIDGE DRIVE

HARTLAND, WI 53029

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/FATH2024SM

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V35157-TBD KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

FATHOM DIGITAL MANUFACTURING CORP

The Board of Directors of Fathom recommends you vote "FOR" proposals 1 and 2:	For	Against	Abstain

1.  To approve and adopt the Agreement and Plan of Merger, dated as of February 16, 2024 (as it may be amended from time to time, the “Merger Agreement”), by and among Fathom Digital Manufacturing Intermediate, LLC, a Delaware limited liability company, Fathom Digital Manufacturing Merger Sub, Inc., a Delaware corporation (“Merger Sub”), Fathom Digital Manufacturing Merger Sub 2, LLC, a Delaware limited liability company, Fathom Holdco, LLC, a Delaware limited liability company, and Fathom Digital Manufacturing Corporation, a Delaware corporation (“Fathom”), pursuant to which, among other things, Merger Sub will merge with and into Fathom, with Fathom surviving the merger as the surviving corporation (the “Merger Agreement Proposal”).

	☐	☐	☐

2.  To approve one or more proposals to adjourn the Special Meeting, if necessary or appropriate, including adjournments to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the Merger Agreement Proposal.

	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:

The Notice and Proxy Statement is available at www.proxyvote.com.

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V35158-TBD

FATHOM DIGITAL MANUFACTURING CORP

Special Meeting Of Stockholders

[TBD], 2024 [TBD] AM CT

This Proxy Is Solicited On Behalf Of The Board Of Directors

The stockholder(s) hereby appoint(s) Carey Chen and Mark Frost, or either of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of FATHOM DIGITAL MANUFACTURING CORP that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders to be held at [TBD] am CT, on [TBD], [TBD], 2024, virtually at www.virtualshareholdermeeting.com/FATH2024SM, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side